As filed with the Securities and Exchange Commission on December 6, 2002

                    Registration Statement No. 33-__________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                -------------------------------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)

             INDIANA                                       35-1544218
  (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                    Identification No.)
                                      6712
            (Primary Standard Industrial Classification Code Number)

                             200 East Jackson Street
                              Muncie, Indiana 47305
                                 (765) 747-1500
    (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                ------------------------------------------------

                                 With copies to:


Larry R. Helms                 David R. Prechtel, Esq.        M. Patricia Oliver, Esq.
Senior Vice President          Bingham McHale LLP             Squire, Sanders
First Merchants Corporation    2700 Market Tower               & Dempsey L.L.P.
200 East Jackson Street        10 West Market Street          4900 Key Tower
Muncie, Indiana 47305          Indianapolis, Indiana 46204    127 Public Square
(765) 747-1530                 (317) 635-8900                 Cleveland, Ohio 44114
                                                              (216) 479-8500

(Name, address, including ZIP Code,
and telephone number, including area
code, of agent for service)

      Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and upon the effective time of the merger described in the accompanying Proxy Statement-Prospectus.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
Title of each class             Amount             Proposed                   Proposed               Amount of
of securities                   to be          maximum offering           maximum aggregate         registration
to be registered             registered(1)     price per unit(2)          offering price(2)            fee(3)
----------------------------------------------------------------------------------------------------------------------
Common Stock,                Up to
  no par value             2,097,337 shares         $26.98                   $56,586,587               $5,206

(1) This represents the maximum number of shares to be offered to CNBC Bancorp shareholders.

(2) The maximum offering price is based on an estimate solely for the purpose of calculating the registration fee and has been calculated in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, using the average of the high and low prices of the CNBC Bancorp common shares as reported on the NASDAQ SmallCap Market on December 4, 2002 ($27.25) for all 2,076,572 CNBC Bancorp common shares to be exchanged in the merger. The proposed maximum offering price per unit has been determined by dividing the proposed maximum offering price by the number of shares being registered.

(3) The registration fee of $5,206 for the securities registered hereby has been calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, as $56,586,587 multiplied by .000092.

                -------------------------------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                  CNBC BANCORP

                           YOUR VOTE IS VERY IMPORTANT

               PROSPECTUS OF FIRST MERCHANTS CORPORATION FOR UP TO
                        2,097,337 SHARES OF COMMON STOCK
                                       AND
                         PROXY STATEMENT OF CNBC BANCORP

Dear Shareholders of CNBC Bancorp:

      The Board of Directors of CNBC Bancorp (CNBC) and the Board of Directors of First Merchants Corporation (First Merchants) have agreed to merge CNBC into First Merchants. This proposed strategic business combination will create a company with approximately 70 banking branches and combined assets of $3 billion, $2.3 billion in loans, $2.3 billion in deposits and total shareholders' equity of $316 million.

      In the merger, each CNBC common share that you own will be converted into the right to receive, at your election, either 1.01 shares of First Merchants common stock, subject to possible upward or downward adjustment of the conversion ratio as provided in the Merger Agreement and described in this document, or $29.57 in cash. The amount of cash payable in connection with the merger is subject to various limitations and prorations. Under certain circumstances, an election to receive cash may be converted, in whole or in part, into an election to receive First Merchants common stock. First Merchants will pay cash for any fractional share interests resulting from an exchange of your shares.

      We cannot complete the merger unless the shareholders of CNBC approve it. CNBC will hold a special meeting of its shareholders to vote on adoption of the Merger Agreement. Your vote is very important. Whether or not you plan to attend the special shareholders meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. Not returning your card or not instructing your broker how to vote any shares held for you in "street name" will have the same effect as a vote against the merger.

      The date, time and place of the special shareholders meeting is as follows:

        ________________, ________________, 2003, __:__ _.m., local time
                                  CNBC Bancorp
                            3650 Olentangy River Road
                                 Columbus, Ohio

      This document provides you with detailed information about this meeting and the proposed merger. You can also obtain information about CNBC and First Merchants from publicly available documents that our companies have filed with the Securities and Exchange Commission. First Merchants common stock is quoted and traded on the NASDAQ National Market System under the symbol "FRME." CNBC common shares are quoted and traded on the NASDAQ SmallCap Market System under the symbol "CNBD."

      We strongly support the merger of our companies. The CNBC Board of Directors recommends that you vote in favor of the merger.

     Thomas D. McAuliffe                           Michael L. Cox
   Chairman and President               President and Chief Executive Officer
        CNBC BANCORP                         FIRST MERCHANTS CORPORATION

      For a discussion of certain risk factors which you should consider in evaluating the merger, see "Risk Factors" beginning on page 27. We encourage you to read this entire document carefully.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued pursuant to this proxy statement-prospectus or determined if this proxy statement-prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      These securities are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other federal or state governmental agency.

                 Proxy Statement-Prospectus dated _______, 2003.
                 and first mailed to shareholders on ________, 2003.

                                  CNBC BANCORP
                            3650 Olentangy River Road
                              Columbus, Ohio 43214


                          NOTICE OF SPECIAL MEETING OF
                           SHAREHOLDERS TO BE HELD ON
                                __________, 2003

To Our Shareholders:

      We will hold a special meeting of the shareholders of CNBC Bancorp on ___________, _______________, 2003, at _:__ _.m. local time, at CNBC Bancorp located at 3650 Olentangy River Road, Columbus, Ohio.

      The purposes of the special meeting are the following:

      1. To consider and vote upon a proposal to adopt the Agreement of Reorganization and Merger dated August 28, 2002, between First Merchants Corporation and CNBC Bancorp, and to approve the transactions contemplated thereby. Pursuant to the Merger Agreement, CNBC Bancorp will merge into First Merchants Corporation and Commerce National Bank, CNBC Retirement Services, Inc., and CNBC Statutory Trust I will become wholly-owned subsidiaries of First Merchants Corporation. The merger is more fully described in this proxy statement-prospectus and the Merger Agreement is attached as Appendix A to this proxy statement-prospectus; and

      2. To transact such other business which may properly be presented at the special meeting or any adjournment or postponement of the special meeting.

      We have fixed the close of business on ________, 2003, as the record date for determining those shareholders who are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Adoption of the Merger Agreement requires the affirmative vote of at least a majority of the outstanding CNBC Bancorp common shares.

      Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                     By Order of the Board of Directors


                                     Thomas D. McAuliffe, Chairman of the Board
                                                               ___________, 2003
                                                                  Columbus, Ohio

                             ADDITIONAL INFORMATION

      This document incorporates important business and financial information about First Merchants Corporation (First Merchants) and CNBC Bancorp (CNBC) from other documents filed with the Securities and Exchange Commission that are not delivered with or included in this document. This information (including documents incorporated by reference) is available to you without charge upon your written or oral request. You may request these documents in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

  First Merchants Corporation                   CNBC Bancorp
  200 East Jackson Street                       3650 Olentangy River Road
  Muncie, Indiana 47305                         Columbus, Ohio 43214
  Attention:  Larry R. Helms,                   Attention:  John A. Romelfanger,
   Senior Vice President, General Counsel        Vice President and Secretary
   and Secretary                                Telephone:  (614) 583-2200
  Telephone:  (765) 747-1530

      If you would like to request documents, please do so by ______________, 2003, in order to receive them before the meeting.

          See "Where You Can Find ADDITIONAL Information" on page 104.

                           FORWARD-LOOKING STATEMENTS

      This document contains certain forward-looking statements with respect to the financial condition, results of operations, and business of First Merchants and CNBC and of First Merchants following completion of the merger. These statements are based on the beliefs and assumptions of each company's management, and on information currently available to management. Forward-looking statements are generally preceded by, followed by, or include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions.

      In particular, we have made statements in this document relating to the cost savings and revenue enhancements that are expected to be realized from the merger and the expected effect of the merger on First Merchants' financial performance. These forward-looking statements describe certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors:

      o expected cost savings from the merger that may not be fully realized;

      o deposit attrition, customer loss, or revenue loss following the merger may be greater than expected;

      o competitive pressure in the banking industry may increase significantly;

      o costs or difficulties related to the integration of the businesses of First Merchants and CNBC may be greater than expected;

      o     changes in the interest rate environment may reduce margins;

      o general economic conditions may continue to decline, either nationally or regionally, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; and

      o changes may occur in the regulatory environment, business conditions, inflation rate and the securities market.

      Management of First Merchants and CNBC believe these forward-looking statements are reasonable. However, you should not place undue reliance on such forward-looking statements, which are based on current expectations. Further information on other factors that could affect the financial results of First Merchants after the merger is included in the Securities and Exchange Commission filings incorporated by reference in this document. See "WHERE YOU CAN FIND ADDITIONAL INFORMATION" on page 104.

      Forward-looking statements are not guarantees of performance. They involve risks, uncertainties, and assumptions. The future results and shareholder values of First Merchants following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond

First Merchants' and CNBC's ability to control or predict. For those statements, First Merchants and CNBC claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
FORWARD-LOOKING STATEMENTS.......................................................(precedes Table of Contents)

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE
SHAREHOLDERS MEETING........................................................................................1

SUMMARY.....................................................................................................5
    The Companies...........................................................................................5
    The Merger..............................................................................................6
    Reasons for the Merger..................................................................................6
    Opinion of Financial Advisor............................................................................7
    What CNBC Shareholders Will Receive.....................................................................7
    Conversion Ratio Adjustment.............................................................................7
    Recommendation to Shareholders..........................................................................8
    The Shareholders Meeting................................................................................8
    Record Date; Votes Required.............................................................................8
    Dissenters' Rights......................................................................................9
    What We Need to Do to Complete the Merger...............................................................9
    Regulatory Approval.....................................................................................9
    Conduct of Business Pending Merger.....................................................................10
    Agreements of First Merchants..........................................................................10
    Management and Operations After the Merger.............................................................10
    Interests of Directors and Officers in the Merger That Are Different
            From Your Interests............................................................................11
    Voting Agreement.......................................................................................11
    Termination of the Merger..............................................................................11
    Certain Federal Income Tax Consequences................................................................12
    Accounting Treatment...................................................................................13
    Restrictions Placed on the Sale of First Merchants Stock Issued to
            Certain CNBC Shareholders......................................................................13
    Comparative Rights of First Merchants Shareholders and CNBC
            Shareholders...................................................................................13
    Recent Developments ...................................................................................14
    Comparative Market Price Information...................................................................14
    Comparative Per Share Data.............................................................................16

SELECTED HISTORICAL AND UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL DATA................................................................................19

RISK FACTORS...............................................................................................27

THE CNBC SPECIAL MEETING...................................................................................31
    General Information....................................................................................31

    Matters To Be Considered...............................................................................31
    Votes Required.........................................................................................31
    Proxies................................................................................................32
    Solicitation of Proxies................................................................................32
    Recommendation of the Board of Directors...............................................................33
    Other Matters..........................................................................................33

THE MERGER.................................................................................................34
    Description of the Merger..............................................................................34
    Background of the Merger...............................................................................34
    First Merchants' Reasons for the Merger................................................................37
    CNBC's Reasons for the Merger..........................................................................37
    Recommendation of the Board of Directors...............................................................38
    Opinion of CNBC's Financial Advisor....................................................................38
    Exchange of CNBC Common Shares.........................................................................46
    Conversion Ratio Adjustment............................................................................49
    Rights of Dissenting Shareholders......................................................................51
    Resale of First Merchants Common Stock by CNBC Affiliates..............................................52
    Representations and Warranties.........................................................................52
    Conditions to Completion of the Merger.................................................................55
    Termination; Waiver; Amendment.........................................................................57
    Restrictions Affecting CNBC Prior to Completion of the Merger..........................................59
    Regulatory Approval....................................................................................60
    Effective Date of the Merger...........................................................................61
    Fees and Expenses......................................................................................61
    Management After the Merger............................................................................62
    Indemnification and Insurance..........................................................................63
    Treatment of Options to Acquire CNBC Common Shares.....................................................63
    Employee Benefit Plans.................................................................................64
    Interests of Certain Persons in the Merger.............................................................65
    Voting Agreement.......................................................................................67
    NASDAQ National Market Listing.........................................................................67
    Accounting Treatment...................................................................................67
    Registration Statement.................................................................................67

FEDERAL INCOME TAX CONSEQUENCES............................................................................68
    Tax Consequences to CNBC and First Merchants...........................................................68
    Tax Consequences to CNBC Shareholders..................................................................68
    Tax Opinions...........................................................................................71
    Reporting Requirements.................................................................................72
    Backup Withholding.....................................................................................72

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL
INFORMATION................................................................................................73

DESCRIPTION OF FIRST MERCHANTS.............................................................................83
    Business...............................................................................................83
    Acquisition Policy and Pending Transactions............................................................84
    Recent Developments....................................................................................84
    Incorporation of Certain Information by Reference......................................................84

DESCRIPTION OF CNBC........................................................................................86
    Business...............................................................................................86
    Incorporation of Certain Information by Reference......................................................86

COMPARISON OF COMMON STOCK.................................................................................87
    Governing Law..........................................................................................87
    Authorized But Unissued Shares.........................................................................87
    Preemptive Rights......................................................................................88
    Dividend Rights........................................................................................88
    Voting Rights..........................................................................................90
    Articles of Incorporation and Bylaw or Code of Regulation Amendments...................................91
    Special Meetings of Shareholders.......................................................................92
    Number of Directors and Term of Office.................................................................92
    Nomination of Directors................................................................................93
    Removal of Directors...................................................................................94
    Dissenters' Rights.....................................................................................95
    Liquidation Rights.....................................................................................96
    Redemption.............................................................................................96
    Anti-Takeover Provisions...............................................................................97
    Director Liability....................................................................................100
    Indemnification of Directors, Officers and Employees..................................................101
    Anti-Greenmail........................................................................................102

LEGAL MATTERS.............................................................................................102

EXPERTS...................................................................................................102

INDEMNIFICATION...........................................................................................103

SHAREHOLDER PROPOSALS.....................................................................................103

WHERE YOU CAN FIND ADDITIONAL INFORMATION.................................................................104

APPENDICES
      A.    Agreement of Reorganization and Merger........................................................A-1

      B.    Ohio Revised Code ss. 1701.84 and 1701.85 (Persons entitled to relief as dissenting shareholders; Dissenting shareholder's demand for fair cash value of shares)................................................................B-1


      C.    Fairness Opinion of Stifel, Nicholas & Company, Incorporated..................................C-1

      D.    CNBC Bancorp's Annual Report to Shareholders for
            the year ended December 31, 2001..............................................................D-1

      E.    CNBC Bancorp's Quarterly Report on Form 10-QSB for the
            quarter ended September 30, 2002..............................................................E-1

                              QUESTIONS AND ANSWERS
                  ABOUT THE MERGER AND THE SHAREHOLDERS MEETING

Q:    Why are CNBC and First Merchants proposing to merge?

A: We believe the merger is in the best interests of CNBC and our shareholders. CNBC and First Merchants believe that the merger will bring together two complementary institutions to create a strategically, operationally and financially strong company that is positioned for further growth. We believe the merger will also enhance our capabilities to provide banking and financial services to our customers and strengthen the competitive position of the combined organization.

      You should review the background and reasons for the merger described in greater detail at pages 34 and 37.

Q:    What will CNBC shareholders receive in the merger?

A: For each CNBC common share you own before the merger, you will have the right to elect, on a share-by-share basis, to receive:

      o 1.01 shares of First Merchants common stock (subject to adjustment as provided in the Merger Agreement), or

      o     $29.57 in cash.

      CNBC shareholders may elect to receive First Merchants common stock for some or all of their shares and/or cash for some or all of their shares. First Merchants will also pay cash in lieu of issuing fractional shares. The Merger Agreement provides that First Merchants is not required to pay more than $24,561,693 in cash to CNBC shareholders. If CNBC shareholder elections result in cash elections of $24,561,693 or more, your elections may be subject to proration as described under "THE MERGER - Exchange of CNBC Common Shares" on page 46. As a result of the proration, you may receive a lesser amount of cash and a greater amount of First Merchants common stock than you elected. It is also possible that you may receive no cash and all stock.

      As of _________, 2003, the closing price for a share of First Merchants common stock was $____________ and for a CNBC common share was $____________. You should obtain current market prices for shares of First Merchants common stock and CNBC common shares. First Merchants common stock is quoted and traded on the NASDAQ National Market System under the symbol "FRME." CNBC common shares are quoted and traded on the NASDAQ SmallCap Market System under the symbol "CNBD."

Q:    What risks should I consider before I vote on the merger?

A:    You should review "RISK FACTORS" beginning on page 27.

Q:    When is the merger expected to be completed?

A: We are working to complete the merger as quickly as possible. We must first obtain the necessary regulatory approval and the approval of CNBC shareholders at the special shareholders meeting. We currently expect to complete the merger during the first quarter of 2003.

Q:    What are the tax consequences of the merger to me?

A: We have structured the merger so that First Merchants, CNBC and CNBC shareholders will not recognize any gain or loss for federal income tax purposes on the exchange of CNBC shares for First Merchants shares in the merger. However, to the extent a CNBC shareholder receives cash (other than for fractional shares) instead of First Merchants common stock, any gain such CNBC shareholder realizes on the exchange will be taxed, but not in an amount in excess of the cash received. To the extent a CNBC shareholder receives cash in lieu of a fractional share of First Merchants common stock, the shareholder may also be required to recognize gain. At the closing, each of CNBC and First Merchants are to receive an opinion confirming these tax consequences. See "Federal Income Tax Consequences" beginning on page 68. Your tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Q:    Will I have dissenters' rights?

A: CNBC shareholders will be able to dissent from the proposed merger, but only by strictly complying with the applicable provisions of the Ohio Revised Code. See "THE MERGER- Rights of Dissenting Shareholders" beginning on page 51 and Appendix B.

Q:    What do I need to do now?

A: You should carefully read and consider the information contained in this document and any information incorporated by reference. Then, please fill out, sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special shareholders meeting. If a returned proxy card is signed but does not specify a choice, your proxy will be voted "FOR" the merger proposal considered at the meeting. You should also complete your Election Form to specify the type of merger consideration you prefer (or provide instructions to your broker if you hold your shares in "street name").

Q:    What if I don't vote or I abstain from voting?

A: If you do not vote or you abstain from voting, it will count as a "NO" vote on the merger.

Q: If my shares are held by my broker in "street name," will my broker vote my shares for me?

A: You should follow the directions provided by your broker to vote your shares. Your broker will vote your shares only if you instruct your broker on how to vote. If you do not provide your broker with instructions on how to vote your shares held in "street name," your broker will not be permitted to vote your shares, which will have the effect of a "NO" vote on the merger.

Q:    May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to CNBC at or before the special meeting. You should submit your notice of revocation or new proxy card to CNBC Bancorp, 3650 Olentangy River Road, Columbus, Ohio 43214, Attention: John A. Romelfanger. Third, you may attend the meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must request a ballot and vote the ballot at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:    How do I elect the form of payment that I prefer?

A: An Election Form is enclosed with this document. You should complete the Election Form and send it in the envelope provided to the election agent, First Merchants Bank, National Association. For you to make an effective election, your properly executed Election Form must be received by First Merchants Bank, National Association before 5:00 p.m. local time on __________, 2003, the election deadline. Please read the instructions on the Election Form prior to completing the form.

      If you do not return a completed, properly executed Election Form by the election deadline, then you will receive First Merchants common stock for all of your CNBC common shares.

Q:    Which form of payment should I choose? Why?

A: The form of payment you should elect will depend upon your personal financial and tax circumstances. We urge you to consult your financial or tax advisor if you have any questions about the form of payment you should elect.

Q:    Can I change my election?

A: Yes. You can change your election by submitting a new Election Form to First Merchants Bank, National Association, Attn: Brian Edwards. It must be received prior to the election deadline set forth on the Election Form. After the election deadline, no changes may be made.

Q: Are shareholders guaranteed they will receive the form of merger consideration - cash, common stock or a combination thereof - they request on their Election Forms?

A: No. There is a limit on the aggregate amount of cash First Merchants is required to pay for CNBC's outstanding shares. Because First Merchants is not required to pay more than $24,561,693 in cash to CNBC shareholders (a value which correlates to approximately 40% of CNBC's outstanding shares), it is possible that some shareholders may receive a form of consideration they did not elect. For example, if you elect to receive all or a portion of cash and the holders of more than approximately 40% of the outstanding CNBC common shares elect to receive cash, you may receive all or a portion of First Merchants common stock instead of the cash you elected. Please read a more complete description of the proration procedures under "THE MERGER - Exchange of CNBC Common Shares" on page 46.

      There is no restriction on the percentage of First Merchants common stock elections that may be made. All the holders of CNBC's outstanding common shares electing to receive First Merchants common stock will receive stock.

Q:    Should I send in my stock certificate(s) now?

A: No. After the merger is completed, CNBC shareholders will receive written instructions from First Merchants for exchanging their stock certificates for the consideration to be received by them in the merger.

                                     SUMMARY

This summary highlights selected information from this proxy statement-prospectus. Because this is a summary, it does not contain all of the information that is important to you. You should carefully read this entire document, its appendices and the documents we have referred you to before you decide how to vote. See "Where You Can Find Additional Information" on page 104 for a description of documents that we incorporate by reference into this document. Each item in this summary includes a page reference that directs you to a more complete description in this document of the topic discussed.

The Companies (pages 83 and 86)

First Merchants Corporation
200 East Jackson Street
Muncie, Indiana  47305
(765) 747-1500

      First Merchants is a multi-bank holding company and a financial holding company, incorporated under Indiana law and headquartered in Muncie, Indiana. First Merchants has nine banking subsidiaries: First Merchants Bank, National Association; First United Bank; The Madison Community Bank; The Union County National Bank of Liberty; The Randolph County Bank; The First National Bank of Portland; Decatur Bank & Trust Company; Frances Slocum Bank and Trust Company; and Lafayette Bank and Trust Company. Through these subsidiaries, First Merchants operates a general banking business. First Merchants also owns various non-bank subsidiaries that engage in the title insurance and settlement services business, the reinsurance business and the full-service property casualty, personal and healthcare insurance business.

      At September 30, 2002, on a consolidated basis, First Merchants had assets of approximately $2.6 billion, deposits of approximately $2.0 billion, and stockholders' equity of approximately $260 million. First Merchants common stock is quoted and traded on the NASDAQ National Market System under the symbol "FRME." See "DESCRIPTION OF FIRST MERCHANTS" on page 83.

CNBC Bancorp
3650 Olentangy River Road
Columbus, Ohio 43214
(614) 583-2200

      CNBC is a financial holding company and a one bank holding company incorporated under Ohio law and headquartered in Columbus, Ohio. Commerce National Bank is a wholly-owned subsidiary of CNBC. Commerce National Bank is a full-service national bank, primarily serving small- to medium-sized businesses located in the Columbus, Ohio metropolitan area. CNBC also owns CNBC Retirement Services, Inc. and CNBC

      Statutory Trust I. CNBC Retirement Services, Inc. provides investment, administration and accounting services to individuals and business retirement plans. CNBC Statutory Trust I is a non-operating special purpose subsidiary of CNBC that was formed in 2001 to complete an issuance of trust preferred securities.

      At September 30, 2002, on a consolidated basis, CNBC had assets of approximately $324 million, deposits of approximately $258 million, and shareholders' equity of approximately $24 million. CNBC common stock is quoted and traded on the NASDAQ SmallCap Market System under the symbol "CNBD." See "DESCRIPTION OF CNBC" on page 86.

The Merger (page 34)

      We have attached the Agreement of Reorganization and Merger (Merger Agreement) to this document as Appendix A. Please read the Merger Agreement. It is the legal document that governs the merger.

      CNBC will merge with First Merchants and, thereafter, CNBC will cease to exist. After the merger, Commerce National Bank, CNBC Retirement Services, Inc. and CNBC Statutory Trust I will become wholly-owned subsidiaries of First Merchants. We hope to complete the merger during the first quarter of 2003.

Reasons for the Merger (page 37)

      First Merchants. First Merchants' Board of Directors considered a number of financial and nonfinancial factors in making its decision to merge with CNBC, including its respect for the ability and integrity of the CNBC Board of Directors, management and staff. The Board believes that expanding First Merchants' operations in the Columbus, Ohio market in which CNBC operates offers long-term strategic benefits to First Merchants.

      CNBC. In considering the merger with First Merchants, your Board of Directors collected and evaluated a variety of economic, financial and market information regarding First Merchants and its subsidiaries, their respective businesses and First Merchants' reputation and future prospects. In the opinion of CNBC's Board of Directors, favorable factors included:

      o the attractiveness of First Merchants' offer from a financial perspective;

      o First Merchants' management, the compatibility of its markets to those of CNBC and enhanced products and services for CNBC customers;

      o     increased liquidity to CNBC shareholders;

      o an agreement to retain Commerce National Bank as a separate bank subsidiary for at least 5 years; and

      o     the level of dividends paid by First Merchants to its shareholders.

      In addition, your Board of Directors considered the opinion of CNBC's financial advisor Stifel, Nicolaus & Company, Incorporated (Stifel), that the consideration to be received by the CNBC shareholders under the Merger Agreement is fair from a financial point of view.

Opinion of Financial Advisor (page 38)

      The Board of Directors of CNBC received the written opinion of Stifel dated August 27, 2002, stating that the terms of the merger are fair from a financial point of view to the CNBC shareholders. We have attached a copy of the fairness opinion to this document as Appendix C. CNBC shareholders should read the fairness opinion in its entirety.

What CNBC Shareholders Will Receive (page 46)

      As a CNBC shareholder, each of your CNBC common shares will be converted into the right to receive, at your election, either (i) 1.01 shares of First Merchants common stock, subject to possible upward or downward adjustment of the conversion ratio as provided in the Merger Agreement, or
      (ii) $29.57 in cash. You may also elect to receive a combination of First Merchants common stock and cash for your shares. The amount of cash payable in connection with the merger is subject to various limitations and prorations. Under certain circumstances, an election to receive cash may be converted into an election to receive all or a portion of First Merchants common stock. Cash will be paid in lieu of issuing any fractional shares of First Merchants common stock.

      Because the conversion ratio is fixed within certain parameters and because the market price of common stock of First Merchants will fluctuate, the market value of the stock of First Merchants you will receive in the merger is not fixed. See "SUMMARY - Comparative Market Price Information" on page 14.

Conversion Ratio Adjustment (page 49)

      As mentioned above, the 1.01 conversion ratio is subject to possible upward or downward adjustment, if a chain of certain events occurs. The first of those events is that the average of the mid-point between the bid and ask prices of First Merchants common stock as reported in Bloomberg, L.P. for the 30 NASDAQ trading days preceding the 5th calendar day prior to the effective date of the merger must be either less than $22.61 or greater than $30.59. This calculation is defined in the Merger Agreement as the First Merchants Average Price. Since this calculation will be made just prior to the effective date of the merger, it is not possible to determine the First Merchants Average Price as of the date of this proxy statement-prospectus. The Merger Agreement may be terminated by CNBC if the First Merchants Average Price falls below $22.61 or by First Merchants if the First Merchants Average Price increases above $30.59. The second event that must occur in order for the conversion ratio to be adjusted is either CNBC or First Merchants must exercise its right to terminate the Merger Agreement based on fluctuation of the First Merchants Average Price. Finally, if either party exercises its right to terminate the Merger Agreement based on fluctuation of the First Merchants Average Price, then the other party has the right to adjust the conversion ratio according to a formula to avoid termination of the Merger Agreement. For a more detailed discussion of how the conversion ratio can be adjusted, see "THE MERGER - Conversion Ratio Adjustment."

Recommendation to Shareholders (pages 33 and 38)

      The Board of Directors of CNBC believes that the merger is in your best interests and recommends that you vote "FOR" the proposal to adopt the Merger Agreement.

The Shareholders Meeting (page 31)

      The special meeting of CNBC shareholders will be held on ___________, _______ __, 2003, at _:__ _.m. local time, at CNBC Bancorp located at 3650 Olentangy River Road, Columbus, Ohio. You will be asked at the special meeting to consider and vote upon the adoption of the Merger Agreement and to act upon any other items of business that may be properly submitted to vote at the special meeting.

Record Date; Votes Required (page 31)

      You may vote at the CNBC special meeting of shareholders if you owned common shares of CNBC at the close of business on _______, 2003. You are entitled to cast one vote for each common share you owned on that date. The holders of at least a majority of the outstanding CNBC common shares must vote in favor of adoption of the Merger Agreement. You can vote your shares by attending the special meeting or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope.

      As of ______, 2003, CNBC's executive officers, directors and their affiliates owned ______ shares or approximately ______% of the CNBC common shares outstanding. Each member of the Board of Directors of CNBC and their affiliates as of August 28, 2002, the date the Merger Agreement was executed, signed a voting agreement with First Merchants to cause all CNBC common shares owned by them of record or beneficially to be voted in favor of the merger. As of __________, 2003, the members of the CNBC Board of Directors and their affiliates owned ________ shares or approximately ____% of the CNBC common shares outstanding.

Dissenters' Rights (page 51)

      For shareholders of CNBC, if the merger is consummated, Ohio law permits you to dissent from the merger and have the fair cash value of your shares appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including giving CNBC certain notices and not voting your shares in favor of the merger. You will not receive any common stock in First Merchants if you dissent and follow all of the required procedures. Instead, you will only receive the fair value of your CNBC common shares in cash. The relevant sections of Ohio law governing this process are attached to this document as Appendix B. See "THE MERGER - Rights of Dissenting Shareholders" on page 51 and Appendix B.

What We Need to Do to Complete the Merger (page 55)

      Completion of the merger depends on a number of conditions being met. In addition to our compliance with the Merger Agreement, these conditions include among others:

      o     adoption of the Merger Agreement by the shareholders of CNBC;

      o approval of the merger by the Board of Governors of the Federal Reserve System and the expiration of any regulatory waiting period;

      o the receipt by CNBC of an opinion of Squire, Sanders & Dempsey L.L.P., that the merger will be treated, for U.S. federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by CNBC shareholders in the merger to the extent they receive shares of First Merchants common stock as consideration for their CNBC common shares;

      o the receipt by First Merchants of an opinion of Bingham McHale LLP, that the merger will be treated, for U.S. federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

      o other customary conditions and obligations of the parties set forth in the Merger Agreement.

Regulatory Approval (page 60)

      The merger must be approved by the Board of Governors of the Federal Reserve System (Federal Reserve). We have filed the required application with the Federal Reserve. We cannot assure you as to when or whether the approval will be received.

Conduct of Business Pending Merger (page 59)

      Under the Merger Agreement, CNBC must carry on its business in the ordinary course and may not take certain extraordinary actions without first obtaining First Merchants' approval.

      We have agreed that CNBC will continue to pay quarterly dividends at no more than the current rate of $0.10 per share until the merger closes. We will each cooperate to insure that CNBC shareholders will receive only one quarterly dividend for the quarter in which the merger closes, and not one from both First Merchants and CNBC.

Agreements of First Merchants (pages 55, 60, 62, 63 and 64)

      In the Merger Agreement, First Merchants has agreed to:

      o Proceed and use its best efforts to obtain any consents and approvals and use its best efforts to raise any additional capital that may be required in order to obtain regulatory approval of the merger. See "THE MERGER - Regulatory Approval" on page 60.

      o Continue to operate Commerce National Bank as a separate operating subsidiary for at least five years after the effective date of the merger and offer existing directors the opportunity to remain directors of Commerce National Bank for the remainder of their current one-year term. See "THE MERGER - Management After the Merger" on page 62.

      o Cover CNBC and subsidiaries' employees, no later than January 1, 2004, under any tax-qualified retirement plan that First Merchants maintains for its employees, so long as such employees meet any applicable participation requirements, and provide for waiver of all restrictions and limitations for pre-existing conditions under First Merchants health plans. See "THE MERGER - Employee Benefit Plans" on page 64.

      o Take the action necessary to cause Thomas D. McAuliffe (or such other person as shall be agreed to by First Merchants and CNBC) to be nominated for a position on the First Merchants Board of Directors for a three-year term. See "THE MERGER - Management After the Merger" on page 62.

      o Provide, or allow for, director and officer liability insurance and indemnification. See "THE MERGER - Indemnification and Insurance" on page 63.

Management and Operations After the Merger (page 62)

      CNBC's corporate existence will cease after the merger. Accordingly, directors and officers of CNBC will not serve in such capacities after the effective date of the merger. The directors and officers of Commerce National Bank will continue in their respective positions after the merger.

      Upon completion of the merger, the current officers and directors of First Merchants will continue to serve in such capacities. In addition, Thomas
      D. McAuliffe, who currently serves as Chairman of the Board and President of CNBC and Chief Executive Officer of Commerce National Bank (or such other person as agreed to by First Merchants and CNBC) will be nominated for election to the Board of Directors of First Merchants to serve for a 3-year term following the merger.

Interests of Directors and Officers in the Merger That Are Different From Your Interests (page 65)

      Some of CNBC's directors and officers have interests in the merger that may differ from, or that may be in addition to, your interests as CNBC shareholders. As mentioned above, it is expected Mr. McAuliffe will be nominated for a director position at First Merchants after the merger. Certain officers and directors of CNBC will have executive employment and change of control agreements with First Merchants after the merger.

      The members of your Board of Directors knew about these additional interests, and considered them, when they approved the Merger Agreement.

Voting Agreement (page 67)

      All members of the Board of Directors of CNBC and their affiliates executed a voting agreement with First Merchants as of the date of the Merger Agreement whereby such directors and their affiliates have agreed to vote all of their CNBC common shares in favor of the merger.

Termination of the Merger (page 57)

      We can mutually agree to terminate the Merger Agreement before we complete the merger. In addition, either of us acting alone can terminate the Merger Agreement under the circumstances described on page 57.

      CNBC has agreed to pay First Merchants the amount of $1,200,000 in liquidated damages if:

      o CNBC's Board of Directors terminates the Merger Agreement in the exercise of its fiduciary duties after receipt of an unsolicited acquisition proposal from a third party;

      o First Merchants terminates the Merger Agreement because CNBC's Board of Directors withdraws or modifies its recommendation to CNBC's shareholders to vote for the merger following receipt of a written proposal for an acquisition from a third party; or

      o First Merchants terminates the Merger Agreement because CNBC fails to give First Merchants written notice that it intends to furnish information to or enter into discussions or negotiations with a third party relating to a proposed acquisition of CNBC or Commerce National Bank, or if CNBC, within 20 days after giving such written notice to First Merchants of CNBC's intent to furnish information to or enter into discussions or negotiations with another person or entity, does not terminate all discussions, negotiations and information exchanges related to such acquisition proposal.

Certain Federal Income Tax Consequences (page 68)

      Whether you will recognize income, gain, or loss, for federal income tax purposes as a result of the merger will depend upon whether you receive solely First Merchants common stock, part First Merchants common stock and part cash, or solely cash for your CNBC common shares. No gain or loss, for federal income tax purposes, will be recognized by you if you receive only shares of First Merchants stock. However, gain or loss, for federal income tax purposes, will be recognized for cash payments received by you in lieu of fractional share interests resulting from the conversion ratio.

      If you receive part cash (other than cash for fractional shares as discussed above) and part First Merchants stock for your shares, you will recognize gain only, for federal income tax purposes, and whether such gain is treated as a capital gain or dividend varies based on your particular circumstances. No loss (other than for fractional shares) will be recognized by you if you receive part cash and part First Merchants stock for your shares.

      If a CNBC shareholder (who holds his CNBC common shares as a capital asset) receiving both First Merchants stock and cash:

      o     Exchanges at least 15% of his CNBC common shares for cash, and

      o     Will not be involved in the management of First Merchants, and

      o     Does not own First Merchants shares, and

      o Is not related (as defined in attribution rules of Section 318 of the Code) to another person (i) who owns shares of First Merchants, or (ii) who is a CNBC shareholder exchanging more than 85% of his CNBC common shares for First Merchants stock;

      such CNBC shareholder's taxable gain on the exchange should be treated as a capital gain, and not as a dividend.

      It is expected that most CNBC shareholders who do not meet all these requirements will nonetheless be entitled to treat their taxable gain as capital gain, and not ordinary income. However, because such treatment is dependent upon the shareholder's individual circumstances (as well as on the percentage of CNBC common shares that are exchanged for cash), each CNBC shareholder who does not meet all these criteria is strongly urged to consult with their own tax advisor regarding their particular tax treatment of the cash he or she will receive in the merger.

      Unless treated as a dividend, gain or loss, for federal income tax purposes, will be recognized, however, with respect to cash payments received by you if you receive only cash. Unless treated as a dividend, gain or loss will also be recognized with respect to cash payments received by you if you perfect your dissenters' rights.

      Determining the actual tax consequences of the merger to you can be complicated. You are urged to consult with your own tax advisors with respect to the tax consequences of the merger to you.

      CNBC's obligation to complete the merger is conditioned on its receipt of a legal opinion about the federal income tax consequences of the merger. The opinion will not, however, bind the Internal Revenue Service which could take a different view.

      For a more detailed description of certain federal income tax consequences of the merger to CNBC shareholders, see "FEDERAL INCOME TAX CONSEQUENCES" on page 68.

Accounting Treatment (page 67)

      The merger will be accounted for as a purchase transaction. As a result, CNBC's assets and liabilities will be recorded by First Merchants at their estimated fair values. Any excess payment by First Merchants over the fair market value of the net assets and identifiable intangibles of CNBC will be recorded as goodwill on the financial statements of First Merchants.

Restrictions Placed on the Sale of First Merchants Stock Issued to Certain CNBC Shareholders (page 52)

      Certain resale restrictions apply to the sale or transfer of the shares of First Merchants common stock issued to directors, executive officers and 10% shareholders of CNBC in exchange for their CNBC common shares.

Comparative Rights of First Merchants Shareholders and CNBC Shareholders (page 87)

      The rights of shareholders of First Merchants and CNBC differ in some respects. The rights of holders of First Merchants common stock are governed by Indiana law and First Merchants Articles of Incorporation and Bylaws. Your rights as holders of CNBC common shares are governed by Ohio law and CNBC's Articles of Incorporation and Code of Regulations. Upon completion of the merger, CNBC shareholders who receive First Merchants common stock will take such stock subject to its terms and conditions.

      See "COMPARISION OF COMMON STOCK" on page 87 to learn more about the material differences between the rights of holders of First Merchants common stock and holders of CNBC common shares.

Recent Developments (page 84)

      On April 1, 2002, Lafayette Bancorporation, Lafayette, Indiana (Lafayette) was merged into First Merchants pursuant to the terms of an Agreement of Reorganization and Merger dated October 14, 2001, by and between Lafayette and First Merchants. As a result of the merger, Lafayette's wholly-owned subsidiary, Lafayette Bank and Trust Company, became a wholly-owned subsidiary of First Merchants. Upon consummation of the merger, Lafayette shareholders received First Merchants' common stock and/or cash with an aggregate value of approximately $115.8 million, with an aggregate of approximately 2,772,861 shares of First Merchants common stock being issued to Lafayette shareholders and an aggregate of approximately $50,871,000 in cash being paid to Lafayette shareholders.

      On January ___, 2003, First Merchants formed Merchants Trust Company, National Association (Merchants Trust), as a wholly-owned national banking subsidiary. Upon formation, the trust departments of the following subsidiaries of First Merchants: First Merchants Bank, National Association, Lafayette Bank and Trust Company and The First National Bank of Portland were consolidated by transferring their operations into Merchants Trust.

Comparative Market Price Information

      Shares of First Merchants common stock are quoted and traded on the NASDAQ National Market System under the symbol "FRME." CNBC common shares are quoted and traded on the NASDAQ SmallCap Market System under the symbol "CNBD." The following table presents quotation information for First Merchants common stock on the NASDAQ National Market System and for CNBC common stock on the NASDAQ SmallCap Market System on August 27, 2002, the business day before the merger was publicly announced, and _________, 2003, the last practicable trading day for which information was available prior to the date of this proxy statement-prospectus.

                  First Merchants Common Stock                                      CNBC Common Shares
                  ----------------------------                                      ------------------

                                                   (Dollars Per Share)

                           High             Low           Close           High              Low            Close
                           ----             ---           -----           ----              ---            -----
August 27, 2002           $26.58          $25.61         $25.74          $24.02           $22.25          $24.01

_________, 2003         $_________      $_________     $_________      $_________       $_________      $_________


      The market value of the aggregate consideration that CNBC shareholders will receive in the merger is approximately $54 million (or $26.00 per CNBC common share) based on 2,076,572 CNBC common shares outstanding, First Merchants' closing stock price of $25.74 on August 27, 2002, the business day before the merger was publicly announced, and all CNBC common shares being exchanged for shares of First Merchants common stock in the merger. The assumption of 2,076,572 CNBC common shares outstanding was calculated by adding the outstanding stock options and the outstanding common shares as of August 27, 2002, and then subtracting treasury shares which will be repurchased with the cash received by CNBC as a result of the option exercise. Using this same First Merchants' closing stock price and number of outstanding CNBC common shares, but assuming that 60% of CNBC's common shares are exchanged for First Merchants common stock and 40% of CNBC's common shares are exchanged for cash in the merger, the market value of the aggregate consideration that CNBC shareholders will receive in the merger is approximately $57 million (or $27.43 per CNBC common share).

      The market value of the aggregate consideration that CNBC shareholders will receive in the merger is approximately $_____ million (or $___ per CNBC common share) based on First Merchants' closing stock price of $____ on ________, 2003, the last practicable trading day for which information was available prior to the date of this proxy statement-prospectus, and all CNBC common shares being exchanged for shares of First Merchants common stock in the merger. Using this same First Merchants' closing stock price and number of outstanding CNBC common shares, but assuming that 60% of CNBC's common shares are exchanged for First Merchants common stock and 40% of CNBC's common shares are exchanged for cash in the merger, the market value of the aggregate consideration that CNBC shareholders will receive in the merger is approximately $____ million (or $___ per CNBC common share).

      Also set forth below for each of the closing prices of First Merchants common stock on August 27, 2002, and ______________, 2003, is the equivalent pro forma price of CNBC common shares, which we determined by multiplying the applicable price of First Merchants common stock by the number of shares of First Merchants common stock we are issuing for a CNBC common share in the merger, which is the conversion ratio of 1.01. The equivalent pro forma price of CNBC common shares shows the implied value to be received in the merger by CNBC shareholders who receive First Merchants common stock in exchange for a CNBC common share on these dates.

                  First Merchants                 CNBC              CNBC Equivalent
                   Common Stock              Common Shares             Pro Forma
                   ------------              -------------             ---------
August 27, 2002        $25.74                    $24.01                 $26.00
________, 2003         $_____                    $_____                 $_____

      We urge you to obtain current market quotations for First Merchants common stock and CNBC common shares. We expect that the market price of First Merchants common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the market price of First Merchants common stock is subject to fluctuation, the value of the shares of First Merchants common stock that CNBC shareholders will receive in the merger may increase or decrease prior to and after the merger, while the conversion ratio is fixed within certain parameters. CNBC shareholders who receive cash will receive a fixed amount of $29.57 per share.

Comparative Per Share Data

      The following table shows historical information about our companies' earnings per share, dividends per share and book value per share, and similar information reflecting the merger, which we refer to as "pro forma" information. In presenting the comparative pro forma information, we have assumed that we were merged through the periods shown in the table. The pro forma information reflects the "purchase" method of accounting. The information is presented under two separate assumptions relating to the level of CNBC common shares which are exchanged for First Merchants common stock in the merger. The financial information presented under "Alternative A" was compiled assuming 100% of the outstanding CNBC common shares are exchanged for shares of First Merchants common stock in the merger. The financial information presented under "Alternative B" was compiled assuming 60% of the outstanding CNBC common shares are exchanged for shares of First Merchants common stock and 40% of the outstanding CNBC common shares are exchanged for cash in the merger. For a more detailed description of these assumptions and how we derived the First Merchants and CNBC pro forma data, see "Notes to Unaudited Pro Forma Summary of Selected Consolidated Financial Data" on page 25 and "UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION" on page 73.

      The information listed as "equivalent pro forma" was obtained by multiplying the pro forma amounts by the conversion ratio of 1.01. This information is presented to reflect the value of shares of First Merchants common stock that CNBC shareholders will receive in the merger for each share of CNBC common stock exchanged.

      We expect that we will incur reorganization and restructuring expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under two sets of assumptions, does not take into account these expected expenses or these anticipated financial benefits, and does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the merged company would have been had our companies been merged during the periods presented.

      The information in the following table is based on historical financial information of CNBC and of First Merchants which are included in each company's respective prior Securities and Exchange Commission filings. The historical financial information of First Merchants has been incorporated into this document by reference. Certain historical financial information for CNBC is included in this document as Appendices D and E. Additional historical financial information of CNBC has been incorporated into this document by reference. See "Where You Can Find Additional Information" on page 104 for a description of documents that we incorporate by reference into this document and how to obtain copies of them.

                            FIRST MERCHANTS AND CNBC
                     HISTORICAL AND PRO FORMA PER SHARE DATA

                                                                              First Merchants
                                                           ----------------------------------------------------------
                                                           Historical (5)                    Pro Forma
                                                           --------------     ---------------------------------------
                                                                              Alternative A(1)       Alternative B(2)
                                                                              ----------------       ----------------
Net income per share
  Nine months ended September 30, 2002
         Basic ...........................                    $ 1.39              $ 1.21                 $ 1.22
         Diluted .........................                      1.37                1.20                   1.21
     Twelve months ended December 31, 2001
         Basic ...........................                      1.71                1.69                   1.70
         Diluted .........................                      1.69                1.68                   1.69

Cash dividends per share
  Nine months ended September 30, 2002 ...                    $  .69              $  .69                 $  .69
  Twelve months ended December 31, 2001 ..                       .88                 .88                    .88

Book value per share
    At September 30, 2002 ................                    $15.93              $17.16                 $16.70
    At December 31, 2001 .................                     13.47                 N/A                    N/A


                                                                                   CNBC
                                                           ---------------------------------------------------------------
                                                            Historical                    Equivalent Pro Forma
                                                            ----------       ---------------------------------------------
                                                                             Alternative A(1)(3)       Alternative B(2)(4)
                                                                             -------------------       -------------------
Net income per share
  Nine months ended September 30, 2002
         Basic ...........................                   $ 1.19                $ 1.22                    $ 1.23
         Diluted .........................                     1.15                  1.21                      1.22
     Twelve months ended December 31, 2001
         Basic ...........................                     1.62                $ 1.71                    $ 1.72
         Diluted .........................                     1.57                  1.70                      1.71

Cash dividends per share
  Nine months ended September 30, 2002 ...                   $  .30                $  .70                    $  .70
  Twelve months ended December 31, 2001 ..                      .36                   .89                       .89

Book value per share
    At September 30, 2002 ................                   $12.25                $17.33                    $16.87
    At December 31, 2001 .................                    11.51                   N/A                       N/A

      -------------

      (1) See Note (1) in "Notes to Unaudited Pro Forma Summary of Selected Consolidated Financial Data" on page 25.

      (2) See Note (2) in "Notes to Unaudited Pro Forma Summary of Selected Consolidated Financial Data" on page 25.

      (3) Calculated by multiplying the First Merchants Pro Forma - Alternative A combined per share data by the assumed conversion ratio of 1.01.

      (4) Calculated by multiplying the First Merchants Pro Forma - Alternative B combined per share data by the assumed conversion ratio of 1.01.

      (5) The First Merchants December 31, 2001 historical per share data has been restated to give effect to the 5% stock dividend effected August, 2002.

                   SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                           CONSOLIDATED FINANCIAL DATA

      The following tables set forth certain summary historical consolidated financial data for First Merchants and CNBC. First Merchants' and CNBC's balance sheet data and income statement data as of and for the five years in the period ended December 31, 2001 are taken from each of their respective audited consolidated financial statements. First Merchants' and CNBC's balance sheet data and income statement data as of and for the nine months ended September 30, 2002 and 2001 are taken from their respective unaudited consolidated financial statements. Results for the nine months ended September 30, 2002 do not necessarily indicate results for the entire year.

      The following tables also set forth certain summary unaudited pro forma consolidated financial information for First Merchants and CNBC reflecting the merger. The income statement information presented gives effect to the merger as if it occurred on the first day of each period presented. The balance sheet information presented gives effect to the merger as if it occurred on September 30, 2002. The information is presented under two separate assumptions relating to the level of CNBC common shares which are exchanged for First Merchants common stock in the merger. The financial information presented under "Alternative A" was compiled assuming 100% of the outstanding CNBC common shares are exchanged for shares of First Merchants common stock in the merger. The financial information presented under "Alternative B" was compiled assuming 60% of the outstanding CNBC common shares are exchanged for shares of First Merchants common stock and 40% of the outstanding CNBC common shares are exchanged for cash in the merger. For a more detailed description of these assumptions, see "Notes to Unaudited Pro Forma Summary of Selected Consolidated Financial Data" on page 25.

      The pro forma information reflects the "purchase" method of accounting, with CNBC's assets and liabilities recorded at their estimated fair values as of September 30, 2002. The actual fair value adjustments to the assets and the liabilities of CNBC will be made on the basis of appraisals and evaluations that will be made as of the date the merger is completed. Thus, the actual fair value adjustments may differ significantly from those reflected in these pro forma financial statements. In the opinion of First Merchants' management, the estimates used in the preparation of these pro forma financial statements are reasonable under the circumstances.

      We expect that we will incur reorganization and restructuring expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under two sets of assumptions, does not take into account these expected expenses or these anticipated financial benefits, and does not attempt to predict or suggest future results.

      This selected financial data is only a summary and you should read it in conjunction with First Merchants' consolidated financial statements and related notes incorporated into this document by reference and CNBC's consolidated financial statements and related notes included in this document as Appendices D and E and incorporated into this document by reference, and in conjunction with the Unaudited Pro Forma Combined Consolidated Financial Information appearing on page 73 in this document. See "Where You can Find Additional Information" on page 104 for a description of documents that we incorporate by reference into this document and how to obtain copies of such documents.

                                 FIRST MERCHANTS
    FIVE YEAR SUMMARY OF SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA (1)
                (Dollars In Thousands, Except Per Share Amounts)

                                     For the Nine Months
                                      Ended September 30                         For the Years Ended December 31
                                      ------------------       ------------------------------------------------------------------

                                     2002(4)        2001          2001          2000          1999          1998          1997
                                     -------        ----          ----          ----          ----          ----          ----
    Summary of Operations
Interest income                    $  107,417    $   90,913    $  120,435    $  116,528    $  100,463    $   94,161    $   88,184
Interest expense                       39,629        43,691        56,074        60,546        46,898        44,465        41,392
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------
Net interest income                    67,788        47,222        64,361        55,982        53,565        49,696        46,792
Provision for loan losses               4,297         2,371         3,576         2,625         2,241         2,372         1,735
Noninterest income                     19,861        13,642        18,543        16,634        14,573        12,880        10,146
Noninterest expense                    51,129        32,959        45,195        40,083        36,710        32,741        30,016
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------
Net income before income tax           32,223        25,234        34,133        29,908        29,187        27,463        25,187
Income tax expense                     10,983         8,834        11,924         9,968        10,099         9,556         8,704
                                   ----------    ----------    ----------    ----------    ----------    ----------    ----------
Net Income                         $   21,240    $   16,700    $   22,209    $   19,940    $   19,088    $   17,907    $   16,483
                                   ==========    ==========    ==========    ==========    ==========    ==========    ==========

    Per Share Data (2)
Net income
         Basic                     $     1.39    $     1.29    $     1.71    $     1.59    $     1.44    $     1.36    $     1.27
         Diluted                         1.37          1.28          1.69          1.58          1.43          1.34          1.25
Cash dividends (3)                       0.69          0.64          0.88          0.82          0.76          0.70          0.63

    Balances End of Period
Total assets                       $2,629,486    $1,761,671    $1,787,035    $1,621,063    $1,474,048    $1,362,527    $1,181,359
Total loans                         1,994,038     1,361,638     1,359,893     1,175,586       998,895       890,356       838,658
Total deposits                      2,019,735     1,388,570     1,421,251     1,288,299     1,147,203     1,085,952       976,972
Securities sold under repurchase
  agreements (long-term  portion)      22,900        32,500        32,500        32,500        35,000        48,836             0
Trust preferred securities             53,188             0             0             0             0             0             0
Federal home loan bank advances       173,432       116,623       103,499        93,182        73,514        47,067        25,500
Stockholders' equity                  259,873       177,585       179,128       156,063       126,296       153,891       141,794

    Selected Ratios
Return on average assets                 1.22%         1.35%         1.31%         1.30%         1.37%         1.43%         1.43%
Return on average equity                12.45%        13.66%        13.36%        14.10%        12.75%        12.09%        12.12%

(1) On April 1, 1999, First Merchants issued 1,211,422 shares of its common stock in exchange for all of the outstanding shares of Jay Financial Corporation, Portland, Indiana. On April 21, 1999, First Merchants issued 893,733 shares of its common stock in exchange for all of the outstanding shares of Anderson Community Bank, Anderson, Indiana. On August 1, 1996, First Merchants issued 1,558,965 shares of its common stock in exchange for all of the outstanding shares of Union National Bancorp, Liberty, Indiana. On October 2, 1996, First Merchants issued 935,535 shares of its common stock in exchange for all of the outstanding shares of Randolph County Bancorp, Winchester, Indiana. All of such transactions were accounted for under the pooling-of-interests method of accounting. The financial information for First Merchants presented above has been restated to reflect these poolings-of-interests and reports the financial condition and results of operations as though First Merchants had been combined with Jay Financial Corporation, Anderson Community Bank, Union National Bancorp and Randolph County Bancorp as of January 1, 1996.

(2)   Restated for all stock dividends and splits.

(3) Dividends per share are for First Merchants only, not restated for pooling transactions.

(4) On April 1, 2002, First Merchants consummated the merger of Lafayette Bancorporation, Lafayette, Indiana into First Merchants. As a result of such merger, Lafayette Bank and Trust Company, a wholly-owned subsidiary of Lafayette Bancorporation, became a subsidiary of First Merchants. The historical consolidated financial data for the nine months ended September 30, 2002, includes the financial information and results of operations of Lafayette Bank and Trust Company as a subsidiary of First Merchants for the period from April 1, 2002 through September 30, 2002.

                                      CNBC
      FIVE YEAR SUMMARY OF SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                (Dollars In Thousands, Except Per Share Amounts)

                                              For the Nine Months
                                               Ended September 30                    For the Years Ended December 31
                                              -------------------        --------------------------------------------------------
                                               2002         2001         2001         2000         1999         1998         1997
                                               ----         ----         ----         ----         ----         ----         ----
     Summary of Operations
Interest income                              $ 14,329     $ 15,800     $ 20,713     $ 18,904     $ 15,152     $ 12,727     $  9,730
Interest expense                                6,075        7,742        9,819        9,474        7,065        6,221        4,624
                                             --------     --------     --------     --------     --------     --------     --------
Net interest income                             8,254        8,058       10,894        9,430        8,087        6,506        5,106
Provision for loan losses                         399          469          660          412          509          480          386
Noninterest income                                585          541          798          542          361          248          189
Noninterest expense                             4,814        4,362        5,918        4,960        4,250        3,481        2,769
                                             --------     --------     --------     --------     --------     --------     --------
Net income before income tax                    3,626        3,768        5,114        4,600        3,689        2,793        2,140
Income tax expense                              1,253        1,310        1,778        1,590        1,291          969          745
                                             --------     --------     --------     --------     --------     --------     --------
Net Income                                   $  2,373     $  2,458     $  3,336     $  3,010     $  2,398     $  1,824     $  1,395
                                             ========     ========     ========     ========     ========     ========     ========
     Per Share Data (1)
Net income
         Basic                               $   1.19     $   1.19     $   1.62     $   1.50     $   1.28     $   1.09     $   0.87
         Diluted                                 1.15         1.16         1.57         1.42         1.17         0.99         0.81
Cash dividends                                   0.30         0.18         0.36         0.32         0.27         0.23         0.17

     Balances End of Period
Total assets                                 $323,918     $280,969     $296,184     $263,900     $202,928     $175,113     $139,325
Total loans                                   273,607      239,061      244,801      217,436      175,670      148,881      117,078
Total deposits                                258,270      229,648      243,158      218,875      169,068      151,480      119,105
Securities sold under repurchase
 agreements (long-term  portion)                    0            0            0            0            0            0            0
Trust preferred securities                      4,000        4,000        4,000            0            0            0            0
Federal home loan bank advances                36,007       23,044       23,922       20,483       11,685        8,685        6,860
Stockholders' equity                           24,402       23,117       23,284       21,510       19,105       11,972       10,482

    Selected Ratios
Return on average assets                         1.06%        1.22%        1.22%        1.31%        1.21%        1.16%        1.20%
Return on average equity                        13.21%       14.43%       14.53%       14.70%       14.82%       16.12%       15.18%

---------------
(1) Restated for all stock dividends and splits.

                                 FIRST MERCHANTS
       UNAUDITED PRO FORMA SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
                (Dollars In Thousands, Except Per Share Amounts)

                                 For The Nine Months Ended September 30, 2002(3)         For The Year Ended December 31, 2001
                                 --------------------------------------------            ------------------------------------

                                     Alternative A(1)        Alternative B(2)            Alternative A(1)      Alternative B(2)
                                     ----------------        ----------------            ----------------      ----------------
     Summary of Operations
Interest income                        $  132,480              $  132,480                    $193,687              $193,687
Interest expense                           50,092                  51,686                      92,918                95,043
                                       ----------              ----------                    --------              --------
Net interest income                        82,388                  80,794                     100,769                98,644
Provision for loan losses                   6,311                   6,311                       5,461                 5,461
Noninterest income                         22,669                  22,669                      26,795                26,795
Noninterest expense                        65,450                  65,450                      76,130                76,130
                                       ----------              ----------                    --------              --------
Net income before income tax               33,296                  31,702                      45,973                43,848
Income tax expense                         10,981                  10,335                      15,446                14,585
                                       ----------              ----------                    --------              --------
Net income                             $   22,315              $   21,367                    $ 30,527              $ 29,263
                                       ==========              ==========                    ========              ========

     Per Share Data
Net income
      Basic                            $     1.21              $     1.22                    $   1.69              $   1.70
      Diluted                                1.20                    1.21                        1.68                  1.69
Cash dividends declared                       .69                     .69                         .88                   .88
Book value at end of period                 17.16                   16.70

     Balances End of Period
Total assets                           $2,990,162              $2,992,754
Earning assets                          2,671,890               2,671,890
Investment securities                     350,062                 350,062
Loans, net                              2,251,975               2,251,975
Total deposits                          2,280,352               2,280,352
Indebtedness
   Borrowings                             312,737                 314,381
   Trust preferred securities              58,996                  82,352
Stockholders' equity                      315,893                 293,485
Allowance for loan losses                  25,892                  25,892

----------

Notes to Unaudited Pro Forma Summary of Selected Financial Data appear on the following page.

                NOTES TO UNAUDITED PRO FORMA SUMMARY OF SELECTED
                           CONSOLIDATED FINANCIAL DATA
                (Dollars in Thousands, Except Per Share Amounts)

(1) Alternative A -- Issuance of 2,097,337 shares of First Merchants common stock:

Assumes 2,076,572 shares (100%) of CNBC common shares become subject to stock elections and no shares become subject to cash elections. The average of the closing prices of First Merchants common stock on August 26, 27, 28, 29 and 30, 2002, the two days before public announcement of the merger, the day of such public announcement, and the two days after such public announcement, was $26.71. Such amount is less than $30.59 per share and greater than $22.61 per share. Accordingly, it has been assumed for the purposes of this pro forma consolidated financial data that there will be no adjustment to the conversion ratio and 1.01 shares of First Merchants common stock will be issued for each share of CNBC common stock subject to a stock election. Whether the conversion ratio is actually adjusted will be determined at the time of closing of the merger pursuant to the adjustment mechanism described in greater detail in "THE MERGER - Conversion Ratio Adjustment," on page 49. Assuming 100% of the outstanding CNBC common shares become subject to elections to receive First Merchants common stock, no cash payments would be made to CNBC shareholders except to the extent cash payments are made in lieu of the issuance of fractional shares resulting from the 1.01 conversion ratio. Based on such assumptions and a $26.71 per share price for First Merchants common stock, the purchase price is computed as follows:

      Common stock (2,097,337 shares at stated value of $.125 per share)   $   262
      Capital surplus (2,097,337 shares at $26.585 per share) ..........    55,758
               Total stock issued (2,097,337 shares at $26.71 per share)    56,020
      Transaction costs (estimated) ....................................       400
      Cash price .......................................................         0
                                                                           -------

              Total purchase price .....................................   $56,420
                                                                           =======

(2) Alternative B - Issuance of 1,258,402 shares of First Merchants common stock:

Assumes 1,245,943 CNBC common shares (60%) become subject to stock elections and 830,629 CNBC common shares (40%) become subject to cash elections. The average of the closing prices of First Merchants common stock on August 26, 27, 28, 29, and 30, 2002, the two days before public announcement of the merger, the day of such public announcement, and the two days after such public announcement, was $26.71. Such amount is less than $30.59 per share and greater than $22.61 per share. Accordingly, it has been assumed that there would be no adjustment to the conversion ratio and 1.01 shares of First Merchants common stock would be issued for each CNBC common share subject to a stock election and $29.57 cash is issued for each CNBC common share subject to a cash election. Whether the conversion ratio is actually adjusted will be determined at the time of closing of the merger pursuant to the adjustment mechanism described in greater detail in "THE MERGER - Conversion Ratio Adjustment," on page 49. Assuming 60% of the outstanding CNBC common shares become subject to elections to receive First Merchants common stock and a $26.71 per share price for First Merchants common stock, the purchase price is computed as follows:

      Common stock (1,258,402 shares at stated value of $.125 per share)   $   157
      Capital surplus (1,258,402 shares at $26.585 per share) ..........    33,454
               Total stock issued (1,258,402 shares at $26.71 per share)    33,611
      Cash price:
               830,629 CNBC common shares at $29.57 per share ..........    24,562
      Transaction costs (estimated) ....................................       400
                                                                           -------
                       Total purchase price ............................   $58,573
                                                                           =======

(3) See Note (4) to "SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA - First Merchants Five Year Summary of Selected Historical Consolidated Financial Data" on page 21.

                                  RISK FACTORS

      In addition to the other information in this document, you should carefully consider the following risk factors in determining whether to vote to adopt the Merger Agreement and the merger.

      o The integration of CNBC's business with First Merchants' business may be difficult.

      Even though First Merchants has acquired other financial services businesses in the past, it has not completed an acquisition with a company located outside of Indiana. Furthermore, First Merchants recently completed, on April 1, 2002, a merger with Lafayette Bancorporation through which it acquired Lafayette Bank and Trust Company. The Lafayette merger is the largest acquisition ever completed by First Merchants. The success of the merger with CNBC will depend on a number of factors, including, but not limited to, the merged company's ability to:

      o integrate CNBC's operations with the operations of First Merchants while simultaneously completing the integration of Lafayette Bank and Trust Company into its consolidated operations;

      o maintain existing relationships with First Merchants' depositors and the depositors of CNBC to minimize withdrawals of deposits subsequent to the acquisition;

      o maintain and enhance existing relationships with borrowers from First Merchants and CNBC;

      o achieve projected net income of CNBC and expected cost savings and revenue enhancements from the merged company;

      o control the incremental non-interest expense to maintain overall operating efficiencies;

      o retain and attract key and qualified management, lending and other banking personnel; and

      o compete effectively in the communities served by First Merchants and CNBC, and in nearby communities.

      The merged company's failure to successfully integrate CNBC and Lafayette Bank and Trust Company with First Merchants may adversely affect its financial condition and results of operations.

      o CNBC shareholders who elect cash may instead receive First Merchants common stock.

      The Merger Agreement provides that CNBC shareholders may elect to receive all First Merchants common stock for their shares, all cash for their shares or a combination of First Merchants common stock for a portion of their shares and cash for a portion of their shares. Although CNBC shareholders will have the opportunity to elect the form of merger consideration they prefer to receive, the Merger Agreement provides that First Merchants is not required to pay more than $24,561,693 in aggregate cash payments in connection with the merger. You may not receive all or a portion of the cash merger consideration you elect. This may result in adverse financial or tax consequences to you. You will not know the amount of cash you will receive until after we complete the merger.

      If it is necessary to reduce the amount of cash elections under the Merger Agreement, the 10 cash elections covering the largest number of CNBC common shares would be converted to stock elections on a pro rata basis only to the extent necessary to reduce the aggregate cash payment to less than $24,561,693. Depending on the amount of cash elections, it is possible that converting the 10 largest cash elections entirely to First Merchants common stock would not be sufficient. If that should occur, the next 10 largest cash elections would be prorated. This methodology would continue until the aggregate cash payment is less than $24,561,693. Therefore, if more cash elections are made than are permitted under the Merger Agreement, those shareholders making the largest cash elections would be more likely to have a portion or all of their cash elections converted to First Merchants common stock.

      o The value of merger consideration for those CNBC shareholders who receive First Merchants common stock will fluctuate.

      If the merger is completed, CNBC shareholders who do not receive $29.57 in cash per share for their CNBC common shares will receive a number of shares of First Merchants common stock based on a fixed exchange ratio of 1.01 shares of First Merchants common stock for each CNBC common share, subject to the possibility of an adjustment upward or downward to the conversion ratio as provided in the Merger Agreement. Because the market value of First Merchants common stock may fluctuate, the value of the consideration you receive for your shares may also fluctuate. The market value of First Merchants common stock could fluctuate for any number of reasons, including those specific to First Merchants and those that influence trading prices of equity securities generally.

      We urge you to obtain current market quotations for First Merchants common stock and CNBC common shares because the value of the shares you receive may be more or less than the value of such shares as of the date of this document.

      o The merged company will have increased its leverage and reduced its borrowing capacity.

      To fund the cash paid to CNBC shareholders in the merger, First Merchants expects to incur approximately $25 million of additional indebtedness through a private offering of trust preferred securities. Increased indebtedness may reduce the merged company's flexibility to respond to changing business and economic conditions or fund the capital expenditure or working capital needs of its subsidiaries. In addition, covenants the merged company makes in connection with the financing may limit the merged company's ability to incur additional indebtedness, and the leverage may cause potential lenders to be unwilling to loan funds to the merged company in the future. To the extent permitted by the merged company's regulators, it will require greater dividends from its subsidiaries than those historically received in order to satisfy its debt service requirements. If its subsidiaries pay dividends to the merged company, they will have less capital to address their capital expenditures and working capital needs.

      o The merged company's allowance for loan losses may not be adequate to cover actual loan losses.

      The merged company's loan customers may not repay their loans according to their terms, and the customers' collateral securing the payment of their loans may be insufficient to assure repayment. Approximately 50% of the merged company's loans are comprised of commercial real estate and commercial lines of credit and term loans, which can result in higher loan loss experience than residential loans in economic downturns. The underwriting, review and monitoring that will be performed by the merged company's officers and directors cannot eliminate all of the risks related to these loans.

      Each of First Merchants and CNBC make various assumptions and judgments about the collectibility of loan portfolios and provide allowances for potential losses based on a number of factors. If the assumptions are wrong, the allowance for loan losses may not be sufficient to cover the merged company's loan losses. The merged company may have to increase the allowance in the future. Increases in the merged company's allowance for loan losses would decrease its net income.

      o Changes in interest rates may reduce the merged company's net interest income.

      Like other financial institutions, the merged company's net interest income is its primary revenue source. Net interest income is the difference between interest earned on loans and investments and interest expense incurred on deposits and other borrowings. The merged company's net interest income will be affected by changes in market rates of interest, the interest rate sensitivity of its assets and liabilities, prepayments on its loans and investments and limits on increases in the rates of interest charged on its residential real estate loans.

      The merged company will not be able to predict or control changes in market rates of interest. Market rates of interest are affected by regional and local economic conditions, as well as monetary policies of the Federal Reserve Board. The following factors also may affect market interest rates:

      o     inflation;

      o     slow or stagnant economic growth or recession;

      o     unemployment;

      o     money supply;

      o     international disorders;

      o     instability in domestic and foreign financial markets; and

      o     others factors beyond the merged company's control.

      Each of First Merchants and CNBC has policies and procedures designed to manage the risks from changes in market interest rates; however, despite risk management, changes in interest rates could adversely affect the merged company's results of operations and financial condition.

      o Changes in economic conditions and the geographic concentration of the merged company's markets could adversely affect the merged company's financial condition.

      The merged company's success will depend to a great extent upon the general economic conditions of the Central Indiana and Central Ohio areas. Unlike larger banks that are more geographically diversified, the merged company will provide banking and financial services to customers primarily in the Central Indiana and Central Ohio areas. Favorable economic conditions may not exist in the merged company's markets.

      An economic slowdown could have the following consequences:

      o     Loan delinquencies may increase;

      o     Problem assets and foreclosures may increase;

      o Demand for the products and services of CNBC and First Merchants may decline; and

      o Collateral for loans made by CNBC and First Merchants may decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with existing loans.

      o     Anti-takeover defenses may delay or prevent future mergers.

      Provisions contained in First Merchants' Articles of Incorporation and Bylaws and certain provisions of Indiana law could make it more difficult for a third party to acquire First Merchants, even if doing so might be beneficial to First Merchants shareholders. See "COMPARISON OF COMMON STOCK - Anti-Takeover Provisions" on page 97. These provisions could limit the price that some investors might be willing to pay in the future for shares of First Merchants common stock and may have the effect of delaying or preventing a change in control.

                            THE CNBC SPECIAL MEETING

                       Special Meeting of Shareholders of
                                  CNBC Bancorp

General Information

      We are furnishing this document to the shareholders of CNBC in connection with the solicitation by the Board of Directors of CNBC of proxies for use at the CNBC special meeting of shareholders to be held on __________, _____ __, 2003, at _:__ _.m., local time, at CNBC Bancorp located at 3650 Olentangy River Road, Columbus, Ohio 43214. This document is first being mailed to CNBC shareholders on _____, 2003, and includes the notice of CNBC special meeting, and is accompanied by a form of proxy and an Election Form.

Matters To Be Considered

      The purposes of the special meeting are for you to consider and vote upon adoption of the Merger Agreement, by and between First Merchants and CNBC, and to consider and vote upon any other matters that properly come before the special meeting or any adjournment or postponement of the special meeting. Pursuant to the Merger Agreement, CNBC will merge into First Merchants, and Commerce National Bank will become a wholly-owned subsidiary of First Merchants. In addition, CNBC's other subsidiaries, CNBC Retirement Services, Inc. and CNBC Statutory Trust I, will also become subsidiaries of First Merchants. The Merger Agreement is attached to this document as Appendix A and is incorporated in this document by this reference. For a description of the Merger Agreement, see "THE MERGER," beginning on page 34.

Votes Required

      Adoption of the Merger Agreement requires the affirmative vote of at least a majority of the outstanding CNBC common shares. CNBC has fixed ______, 2003, as the record date for determining those CNBC shareholders entitled to notice of, and to vote at, the special meeting. Accordingly, if you were a CNBC shareholder of record at the close of business on _______, 2003, you will be entitled to notice of and to vote at the special meeting. If you are not the record holder of your shares and instead hold your shares in a "street name" through a bank, broker or other record holder, that person will vote your shares in accordance with the instructions you provide them on the enclosed proxy. Each CNBC common share you own on the record date entitles you to one vote on each matter presented at the special meeting. At the close of business on the record date of ___________, 2003, there were approximately _________ CNBC common shares outstanding held by approximately ____ shareholders.

      As of the record date, CNBC's executive officers, directors and their affiliates had voting power with respect to an aggregate of _______ shares or approximately ______% of the CNBC common shares outstanding. Each member of the Board of Directors of CNBC and their affiliates as of August 28, 2002, the date the Merger Agreement was executed, signed a voting agreement with First Merchants to cause all CNBC common shares owned by them of record or beneficially to be voted in favor of the merger. See "THE MERGER - Voting Agreement" on page 67. As of the record date, the members of the CNBC Board of Directors and their affiliates had power to vote an aggregate of _______ CNBC common shares outstanding. In addition, we also currently expect that the executive officers of CNBC will vote all of their shares in favor of the proposal to adopt the Merger Agreement.

Proxies

      If you are a CNBC shareholder, you should have received a proxy card for use at the CNBC special meeting with this proxy statement-prospectus. The accompanying proxy card is for your use at the special meeting if you are unable or do not wish to attend the special meeting in person. The shares represented by proxies properly signed and returned will be voted at the special meeting as instructed by the CNBC shareholders giving the proxies. Proxy cards that are properly signed and returned but do not have voting instructions will be voted "FOR" adoption of the Merger Agreement.

      If you deliver a properly signed proxy card, you may revoke your proxy at any time before it is exercised by:

      o delivering to the Secretary of CNBC at or prior to the special meeting a written notice of revocation addressed to John A. Romelfanger, CNBC Bancorp, 3650 Olentangy River Road, Columbus, Ohio 43214; or

      o delivering to CNBC at or prior to the special meeting a properly executed proxy having a later date; or

      o     voting in person by ballot at the special shareholders meeting.

      Therefore, your right to attend the special meeting and vote in person will not be affected by executing a proxy. If your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring an account statement and authorization from your nominee so that you may vote your shares in person or by proxy at the special meeting. In addition, to be effective, CNBC must receive the revocation before the proxy is exercised.

      Because adoption of the Merger Agreement requires the affirmative vote of at least a majority of the outstanding CNBC common shares, abstentions and broker non-votes will have the same effect as voting against adoption of the Merger Agreement. Accordingly, your Board of Directors urges all CNBC shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. You should not send stock certificates with your proxy card.

Solicitation of Proxies

      CNBC will bear the entire cost of soliciting proxies from CNBC shareholders. In addition, CNBC will bear the cost of printing and mailing this document. CNBC will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of stock held by them and secure their voting instructions, if necessary. CNBC will reimburse these banks, brokers and other record holders for their reasonable expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of CNBC, who will not be specially compensated for such soliciting. In soliciting proxies, the directors, officers and employees of CNBC have no authority to make any representations and warranties about the merger or the Merger Agreement in addition to or contrary to the provisions stated in this document. No statement made by a director, officer or employee of CNBC regarding the merger or the Merger Agreement should be relied upon except as expressly stated in this document.

Recommendation of the Board of Directors

      Your Board of Directors has approved the Merger Agreement and the merger. Your Board believes that the merger is fair to and in the best interests of CNBC and its shareholders. Your Board recommends that the CNBC shareholders vote "FOR" the Merger Agreement. See "THE MERGER - CNBC's Reasons for the Merger" and "THE MERGER - Recommendation of the Board of Directors."

Other Matters

      The special meeting of CNBC shareholders has been called for the purposes set forth in the Notice to CNBC shareholders included in this document. Your Board of Directors is unaware of any other matter for action by shareholders at the special meeting other than the proposal to adopt the Merger Agreement. However, the enclosed proxy will give discretionary authority to the persons named in the proxy with respect to matters which are not known to your Board of Directors as of the date hereof and which may properly come before the special meeting. It is the intention of the persons named in the proxy to vote with respect to such matters in accordance with the recommendations of the management of CNBC.

                                   THE MERGER

At the special meeting, the shareholders of CNBC will consider and vote upon adoption of the Merger Agreement. The following summary highlights some of the terms of the Merger Agreement. Because this is a summary of the Merger Agreement, it does not contain a description of all of the terms of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement. To understand the merger, you should read carefully the entire Merger Agreement, which is attached to this document as Appendix A and is incorporated herein by reference.

Description of the Merger

      Under the terms of the Merger Agreement, CNBC will merge with First Merchants and the separate corporate existence of CNBC will cease. As a result of the merger, Commerce National Bank (Commerce Bank) will become a wholly-owned subsidiary of First Merchants. First Merchants will continue to operate Commerce Bank as a separate subsidiary for at least 5 years after the merger under its current name or a substantially similar name. In addition, CNBC's other subsidiaries, CNBC Retirement Services, Inc., and CNBC Statutory Trust I, will become wholly-owned subsidiaries of First Merchants. The Articles of Incorporation and Bylaws of First Merchants, as in effect prior to the merger, will continue to be the Articles of Incorporation and Bylaws of First Merchants after the merger.

Background of the Merger

      Since the inception of Commerce Bank and CNBC, one of the long- term goals of management has been to improve the liquidity of CNBC common shares. More recent initiatives by management to achieve this goal include:

      o April, 1999: Completion of a public offering of common shares, which raised $5 million in new capital. Following completion of the offering, CNBC became an SEC registrant, with appropriate public financial reporting responsibilities.

      o January, 2000: Approval of a formal, ongoing stock repurchase program. To date, in excess of 120,000 shares have been repurchased by CNBC in the open market totaling almost $2.5 million.

      o February, 2001: Issuance of $4 million in trust preferred securities. Approximately $2 million of these proceeds were used to fund stock repurchases.

      o     July, 2001: Registration on the NASDAQ SmallCap Market System.

      In spite of these efforts by management, prior to the announcement of the merger, the average monthly trading volume for CNBC common shares had been only about 1/2 percent of total shares outstanding. The Board remained concerned about the depth of the market for CNBC common shares and the possible impact on its price should larger amounts of common shares be sold in the marketplace.

      In July, 2001, Tom McAuliffe, Chairman and President, requested that a special committee of Board members be formed with the purpose of investigating strategic initiatives that could address the issue of stock liquidity. It was determined that the Mergers and Acquisition Committee (the "M&A Committee"), comprised of Board members Tom McAuliffe, Mark Corna, Dave Ryan, Kent Rinker, George Gummer and John Romelfanger would begin a process to evaluate these issues.

      In August, 2001, the M&A Committee met with the partner from Squire, Sanders & Dempsey L.L.P. who has been primary legal counsel to CNBC. The purpose of this meeting was to determine our general direction and confirm our responsibilities to shareholders, employees and customers as we began the process. Our attorney discussed our fiduciary duties and the ability under Ohio law to fully consider the impact of our strategic direction on shareholders, employees and customers. Mr. McAuliffe suggested we meet with a selected group of investment banking firms to discuss their views on our strategic alternatives. Each member shared his expectations for what this process should achieve. General conclusions during this session included a consensus that there was not a "sense of urgency" to this process. Given overall stock market conditions, CNBC common shares have performed well throughout our history. It was also a consensus that an outright sale of CNBC, which would involve the transformation of Commerce Bank into a branch of a larger bank, was not something the directors wanted to pursue at this time based on the probable impact on employees and customers.

      In September and October 2001, the M&A Committee met with two investment banking firms, Friedman, Billings and Ramsey and Stifel. Both firms provided a detailed analysis of the current financial services market and possible strategic initiatives to improve the liquidity of CNBC common shares. These initiatives included raising additional capital through an underwritten public offering and utilizing a significant portion of the proceeds to purchase stock of significant shareholders, purchasing another financial services organization, merging with another financial organization or being acquired by another company.

      In November, 2001, the M&A Committee met to discuss the results of meetings with the investment banking firms. It was the unanimous decision of the committee that we should proceed with the strategic evaluation process discussed by Stifel. The M&A Committee established the following general objectives as guidance to determine the companies we would approach in this process:

      o     Improve liquidity for CNBC shareholders;

      o     Achieve appropriate consideration for shareholders;

      o Retain autonomy in customer service issues and continue Commerce Bank's small business focus;

      o Preserve jobs and provide new employee growth opportunities; o Select a strategic partner with a solid financial history; and

      o Provide potential for new services, specifically in the areas of trust and investment management services

      The process would involve identifying potential partners that would merge with CNBC to achieve all or substantially all of the above objectives. The potential partner could range from an organization similar in size to CNBC or larger. The committee authorized Mr. McAuliffe and Mr. Romelfanger to develop a proposed engagement with Stifel for presentation and approval by the full Board of Directors at our regularly scheduled December Board meeting.

      In December, 2001, the Board of Directors reviewed the proposed engagement of Stifel and the six profile characteristics that would be used to identify and screen potential partners. The Board unanimously approved executing the engagement letter with Stifel to proceed with this process. On the day following the Board meeting, the engagement letter was executed and nine organizations were approved by CNBC management for contact by Stifel.

      During the months of February and March, 2002, Mr. McAuliffe and Mr. Romelfanger met with five different financial organizations (of the nine approved) to discuss a possible merger, including First Merchants. The remaining four organizations approved were not interested in discussing a possible merger with CNBC at that time. Throughout the process, the full Board of Directors was updated monthly on the progress and results of our process.

      Of the five organizations, both Mr. McAuliffe and Mr. Romelfanger concluded that First Merchants was likely the best fit for consideration as a merger partner. In May, 2002, Mr. McAuliffe, Mr. Romelfanger, Mr. Rinker, Mr. Corna and Mr. Ryan attended a meeting in Muncie to engage in discussions with First Merchants. In attendance for First Merchants were Mike Cox, President and Chief Executive Officer, Stefan Anderson, Chairman and Roger Arwood, President of First Merchants Bank, National Association. Mr. Cox led a slide presentation and discussion on First Merchants and Mr. Arwood discussed their plans for trust and investment management services. Many questions were raised by members of both organizations regarding business philosophies and practices.

      In June, 2002, the M&A Committee met to discuss the meeting with First Merchants. A representative of Stifel also was in attendance. At the completion of discussion, it was agreed that Stifel should approach First Merchants about the potential terms of a merger between the two companies. In mid July, 2002, First Merchants presented a non-binding letter of intent to CNBC to merge the companies.

      During the first three weeks of August, 2002, drafts of the Merger Agreement were reviewed, negotiated and revised by the management and directors of CNBC, First Merchants and the advisors to CNBC and First Merchants. On August 13, 2002, the First Merchants Board of Directors approved the terms of the Merger Agreement and authorized its executive officers to complete any further negotiations of the terms of the Merger Agreement within certain parameters. On August 27, 2002, final terms of the Merger Agreement were reached and the CNBC and Commerce Bank Boards of Directors, legal counsel and Stifel met to review the final documents. At this meeting, legal counsel reviewed in detail the terms of the Merger Agreement and the directors' fiduciary duties under Ohio law. Stifel issued its written opinion, dated as of August 27, 2002, that the transaction was fair to CNBC shareholders from a financial point of view. Following this discussion of the proposed merger, the CNBC Board of Directors voted to approve the Merger Agreement. First Merchants and CNBC executed the Merger Agreement on August 28, 2002, and issued press releases publicly announcing the proposed merger.

First Merchants' Reasons for the Merger

      In reaching its decision to approve the Merger Agreement and the merger, the First Merchants Board of Directors considered a number of factors concerning First Merchants' benefits from the merger. Without assigning any relative or specific weights to the factors, the First Merchants Board considered the following material factors:

            o First Merchants' respect for the ability and integrity of the CNBC Board of Directors, management, and staff, and their affiliates;

            o First Merchants' belief that expanding its operations in the Columbus, Ohio market area served by CNBC offers important long-term strategic benefits to First Merchants;

            o a review of (i) the business, operations, earnings, and financial condition including the capital levels and asset quality, of CNBC on a historical, prospective, and pro forma basis in comparison to other financial institutions in the area, (ii) the demographic, economic, and financial characteristics of the market in which CNBC operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on a historical and prospective basis, and (iii) the results of First Merchants' due diligence review of CNBC; and

            o a variety of factors affecting and relating to the overall strategic focus of First Merchants, including First Merchants' desire to expand into contiguous markets outside the State of Indiana.

CNBC's Reasons for the Merger

      In reaching its decision to approve the Merger Agreement, your Board of Directors considered the following factors:

            o The prospects of CNBC and First Merchants, as separate institutions and as combined;

            o the ability to offer additional services to Commerce Bank customers with First Merchants' increased lending capacity, enhanced trust and investment management services and commercial insurance business;

            o First Merchants' agreement to operate Commerce Bank as a wholly-owned subsidiary of First Merchants for a period of at least 5 years;

            o the opinion of Stifel indicating that the consideration to be received by CNBC's shareholders under the Merger Agreement is fair from a financial point of view.

            o the possibility of increased liquidity through ownership of First Merchants common stock as compared to CNBC common shares because First Merchants common stock has historically had average trading volumes significantly higher than CNBC common shares;

            o the anticipated tax-free nature of the merger to the shareholders of CNBC receiving First Merchants common stock in exchange for their CNBC common shares;

            o     the level of dividends paid by First Merchants; and

            o     an analysis of alternatives to CNBC merging with First
                  Merchants.

      Your Board of Directors also considered the effect the merger would have on Commerce Bank's customers and employees and the communities served by Commerce Bank. First Merchants' historical practice of retaining employees of acquired institutions with competitive salary and benefit programs was considered, as was the opportunity for training, education, growth and advancement of Commerce Bank's employees within First Merchants or one of its subsidiaries. The CNBC Board examined First Merchants' continuing commitment to the communities served by the institutions it has previously acquired. Additionally, as a subsidiary of First Merchants, Commerce Bank would be able to offer more products and services to its customers because of First Merchants' greater resources, especially in the areas of trust and investment management services.

      Based upon the foregoing factors, your Board of Directors unanimously approved the Merger Agreement. In view of the variety of factors considered by the Board of Directors, the Board did not quantify or otherwise attempt to assign relative weights to the factors considered in making its determination, nor did it evaluate whether these factors were of equal importance. In considering the factors described above, individual members of the Board of Directors may have given different weight to the various factors.

Recommendation of the Board of Directors

      Your Board of Directors has carefully considered and unanimously approved the Merger Agreement and recommends to CNBC shareholders that you vote FOR the adoption of the Merger Agreement.

Opinion of CNBC's Financial Advisor

      CNBC has retained Stifel as its financial advisor in connection with the merger because Stifel is a nationally recognized investment-banking firm with substantial expertise in transactions similar to the merger. Stifel is an investment banking and securities firm with membership on all principal United States securities exchanges. As part of its investment banking activities, Stifel is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

      In connection with the August 27, 2002 meeting of the board of directors of CNBC, Stifel rendered its opinion that, as of such date, the consideration pursuant to the agreement was fair to the holders of CNBC common shares from a financial point of view. On August 16th, First Merchants declared a 5% stock dividend payable to its shareholders of record on August 30, 2002. Stifel's analysis and related opinion were delivered after the declaration of the dividend, but prior to issuance, and were based on the pre-dividend exchange ratio of 0.96. Stifel's analysis considered that the Merger Agreement describes the adjustment of the exchange ratio from 0.96 to 1.01 due to this stock dividend. The full text of Stifel's opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix C to this proxy statement-prospectus and is incorporated herein by reference, and should be read in its entirety in connection with this proxy statement-prospectus. The summary of the opinion of Stifel set forth in this proxy statement-prospectus is qualified in its entirety by reference to the full text of such opinion.

      No limitations were imposed by CNBC on the scope of Stifel's investigation or the procedures to be followed by Stifel in rendering its opinion. Stifel was not requested to and did not make any recommendation to CNBC's board of directors as to the form or amount of the consideration to be paid to CNBC or its shareholders, which was determined through arm's length negotiations between the parties. In arriving at its opinion, Stifel did not ascribe a specific range of values to CNBC. Its opinion is based on the financial and comparative analyses described below. Stifel's opinion was directed solely to CNBC's board of directors for its use in connection with its consideration of the merger. Stifel's opinion addressed only the fairness of the consideration to be received from a financial point of view, did not address any other aspect of the merger, and was not intended to be and does not constitute a recommendation to any shareholder of CNBC as to how such shareholder should vote with respect to the merger. Stifel was not requested to opine as to, and its opinion does not address, CNBC's underlying business decision to proceed with or effect the merger or the relative merits of the merger compared to any alternative transaction that might be available to CNBC.

      In connection with its August 27, 2002 opinion and its written opinion dated the date hereof, Stifel, among other things:

      o reviewed the form of the merger agreement as executed on August 28, 2002;

      o reviewed the financial statements of CNBC and First Merchants included in their respective 10-Ks for the five years ended December 31, 2001 and their respective 10-Qs for the quarter ended June 30, 2002;

      o reviewed certain internal financial analyses and forecasts for CNBC and First Merchants prepared by their respective managements;

      o conducted conversations with CNBC's and First Merchants' senior management regarding recent developments and management's financial forecasts for CNBC and First Merchants;

      o spoke to members of CNBC's and First Merchants' senior management regarding factors which affect each entity's business;

      o compared certain financial and securities data of CNBC and First Merchants with various other companies whose securities are traded in public markets and reviewed the historical stock prices and trading volumes of the common stock of CNBC and First Merchants;

      o     reviewed the financial terms of certain other business combinations;
            and

      o conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion.

      Stifel also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the commercial banking industry generally.

      In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it or that was otherwise reviewed by it and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel (including without limitation, projected cost savings and operating synergies resulting from the merger), Stifel assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of CNBC and First Merchants as to the future operating and financial performance of CNBC and First Merchants, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which Stifel could form its opinion. Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either CNBC or First Merchants since the date of the last financial statements made available to it. Stifel also assumed, without independent verification and with CNBC's consent, that the aggregate allowances for loan losses set forth in the financial statements of CNBC and First Merchants are in the aggregate adequate to cover all such losses. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of CNBC's or First Merchants' assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did it review loan or credit files of CNBC or First Merchants. Stifel relied on advice of CNBC's counsel as to all legal matters with respect to CNBC, the agreement and the transactions and other matters contained or contemplated therein. Stifel assumed, with CNBC's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived.

      In rendering its opinion, Stifel assumed that the merger will be consummated as provided in the agreement, will constitute a tax-free reorganization as contemplated by the agreement and will be accounted for under the purchase accounting method. Stifel's opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion, and did not imply any conclusion as to the price or trading range of the CNBC common shares or the First Merchants common stock, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

      The financial forecasts furnished to Stifel for CNBC and First Merchants and estimates of cost savings and operating synergies resulting from the merger were prepared by the managements of CNBC and First Merchants and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a matter of policy, CNBC and First Merchants do not publicly disclose internal management forecasts, projections or estimates of the type furnished to Stifel in connection with its analysis of the financial terms of the merger, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of either CNBC or First Merchants, including, without limitation, factors related to the integration of CNBC and First Merchants and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

      In connection with rendering its August 27, 2002 opinion, Stifel performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of CNBC or First Merchants. Any estimates contained in Stifel's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel's analyses was identical to CNBC or First Merchants or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other. The analyses described below does not purport to be indicative of actual future results, or to reflect the prices at which CNBC common shares or First Merchants common stock may trade in the public markets.

      The following is a summary of the financial analysis performed by Stifel in connection with providing its opinion on August 27, 2002.

      Pro Forma Effect of the Merger. Stifel reviewed certain estimated future operating and financial information developed by CNBC and First Merchants and certain estimated future operating and financial information for the pro forma combined entity resulting from the merger for the twelve month periods ended December 31, 2003 and December 31, 2004. Based on this analysis, Stifel compared certain of CNBC's estimated future per share results with such estimated figures for the pro forma combined entity. On a pro forma basis, the merger is forecast to be accretive to CNBC's earnings per share for the twelve month periods ended December 31, 2003 and December 31, 2004. Stifel also reviewed certain historical financial information in order to determine the effect of the merger on CNBC's book value and tangible book value. Based on this analysis, at June 30, 2002, on a pro forma basis the merger is forecast to be accretive to CNBC's book value per share and dilutive to CNBC's tangible book value per share. Stifel also compared CNBC's stand-alone common stock dividends per share with such estimated figures for the pro forma combined entity. On a pro forma basis, the merger is forecast to be accretive to CNBC's dividends per share.

      Analysis of Bank Merger Transactions. Stifel analyzed certain information relating to recent transactions in the banking industry, consisting of (1) 160 acquisitions announced between June 30, 2001 and August 16, 2002, involving sellers in all regions of the United States with announced transactions values and excluding merger of equals transactions, referred to below as Group A, (2) 46 acquisitions announced between June 30, 2001 and August 16, 2002, involving sellers in the midwestern region of the United States with announced transactions values and excluding merger of equals transactions, referred to below as Group B, and (3) 13 selected acquisitions announced between August 1, 2000 and August 16, 2002, involving sellers in the United States with announced transactions values between $29 million and $300 million and excluding merger of equals transactions, referred to below as Group C. Stifel calculated the following ratios with respect to the merger and the selected transactions:

                                              CNBC/                      Group A Selected Transactions
                                              First
                                            Merchants
                                                                    25th                                      75th
Ratios                                                           Percentile             Median             Percentile
------                                                           ----------             ------             ----------

Deal Price Per Share/ Book Value
Per Share                                     232.2%               141.5%               176.8%               221.8%
Deal Price Per Share/Tangible Book
Value Per Share                               232.4%               144.3%               179.3%               226.5%
Adjusted Deal Price/6.50% Equity              253.9%               157.3%               207.3%               269.9%
Deal Price Per Share/Last 12
Months Earnings Per Share                      16.8x                15.7x                18.9x                24.4x
Deal Price/Assets                              18.8%                13.2%                16.8%                21.1%
Premium over Tangible Book
Value/Deposits                                 12.8%                 4.9%                 8.4%                13.7%
Deal Price/Deposits                            24.1%                15.4%                20.4%                24.6%


                                               CNBC/                     Group B Selected Transactions
                                               First
                                             Merchants
                                                                   25th                                   75th
Ratios                                                          Percentile           Median            Percentile
------                                                          ----------           ------            ----------
Deal Price Per Share/ Book Value
Per Share                                      232.2%             126.3%             152.7%              196.2%
Deal Price Per Share/Tangible Book
Value Per Share                                232.4%             126.8%             176.7%              204.5%
Adjusted Deal Price/6.50% Equity               253.9%             139.5%             180.0%              216.8%
Deal Price Per Share/Last 12
Months Earnings Per Share                       16.8x              15.2x              18.0x               22.5x
Deal Price/Assets                               18.8%              12.5%              15.0%               19.6%
Premium over Tangible Book
Value/Deposits                                  12.8%               3.3%               6.2%               11.5%
Deal Price/Deposits                             24.1%              15.3%              18.8%               23.0%


                                               CNBC/
                                               First
                                              Merchants                  Group C Selected Transactions
                                                                   25th                                   75th
Ratios                                                          Percentile           Median            Percentile
------                                                          ----------           ------            ----------
Deal Price Per Share/ Book Value
Per Share                                      232.2%             172.4%             193.9%              244.4%
Deal Price Per Share/Tangible Book
Value Per Share                                232.4%             179.3%             225.8%              255.3%
Adjusted Deal Price/6.50% Equity               253.9%             208.7%             218.8%              267.8%
Deal Price Per Share/Last 12
Months Earnings Per Share                       16.8x              16.0x              16.6x               18.6x
Deal Price Per Share/2002
Estimated Earnings Per Share                    15.9x              15.3x              16.3x               18.5x
Deal Price/Assets                               18.8%              15.2%              17.9%               21.8%
Premium over Tangible Book
Value/Deposits                                  12.8%               9.4%              12.7%               14.3%
Deal Price/Deposits                             24.1%              19.1%              21.5%               28.1%

      This analysis resulted in a range of imputed values for CNBC common shares of between $20.63 and $30.42 based on the median multiples for Group A, between $17.81 and $28.91 based on the median multiples for Group B, and between $22.62 and $27.76 based on the median multiples for Group C.

      Present Value Analysis. Applying discounted cash flow analysis to the theoretical future earnings and dividends of CNBC, Stifel compared the consideration to be received in exchange for one share of CNBC common stock under the terms of the agreement as executed on August 28, 2002 to the calculated future value of one share of CNBC's common stock on a stand-alone basis. The analysis was based upon management's projected earnings growth, a range of assumed price/earnings ratios, and a 12.5%, 15.0%, 17.5% and 20.0% discount rate. Stifel selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for other publicly traded comparable commercial banks. The stand-alone present value of CNBC's common shares calculated on this basis ranged from $17.00 to $29.00 per share.

      Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Stifel estimated the net present value of the future streams of after-tax cash flow that CNBC could produce to benefit a potential acquiror, referred to below as dividendable net income. In this analysis, Stifel assumed that CNBC would perform in accordance with management's estimates and calculated assumed after-tax distributions to a potential acquiror such that its tangible common equity ratio would be maintained at 6.5 percent of assets. Stifel calculated the sum of the assumed perpetual dividendable net income streams per share beginning in the year 2002, discounted to present values at assumed discount rates ranging from 12.5% to 17.5%. This discounted cash flow analysis indicated an implied equity value reference range of $24.25 to $45.43 per share of CNBC's common stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of CNBC's common shares may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated revenue enhancements, earnings growth rates, dividend payout rates and discount rates.

      Contribution Analysis. Stifel reviewed certain financial information for CNBC and First Merchants for the twelve month period ended December 31, 2001, six month period ended June 30, 2002 and three month period ended June 30, 2002 including net interest income, non-interest income, non-interest expense, net income. In addition, Stifel reviewed financial information at June 30, 2002 for total assets, total loans, loan loss reserves, total deposits, total equity and total tangible equity. Stifel also reviewed projected net income for the twelve month periods ended December 31, 2002 and December 31, 2003 and projected cash net income for the twelve month period ended December 31, 2003 for CNBC and First Merchants prepared by their respective managements. Stifel then compared the financial information for CNBC to the pro forma combined figures for CNBC and First Merchants. The contribution analysis for these financials indicated that CNBC would contribute between 2% and 14% of the pro forma combined figures for CNBC and First Merchants. This analysis resulted in a range of imputed values for CNBC common shares of between $4.90 and $33.50 based on CNBC's contribution to the pro forma combined figures for CNBC and First Merchants.

      Analysis of Premium to Market Price for Merger Transactions. Stifel analyzed the premiums paid to the then current market price one day, one week and one month prior to the date of announcement of a transaction for 494 transactions in the bank and thrift industries announced in the United States between August 13, 1997 and August 16, 2002. Stifel calculated the following ratios with respect to the merger and such transactions:

                                                               CNBC/
                                                               First            Transactions Announced Between
                                                             Merchants                 8/13/97 & 8/16/02
                                                                              25th                          75th
Market Premium Data                                                        Percentile       Median       Percentile
-------------------                                                        ----------       ------       ----------
Premium to stock price 1 day prior to announcement             19.1%          12.5%          25.9%          42.9%
Premium to stock price 1 week prior to announcement            23.1%          17.1%          30.1%          46.4%
Premium to stock price 1 month prior to announcement           38.2%          19.8%          34.7%          51.9%

      This analysis resulted in a range of imputed values for CNBC common shares of between $26.40 and $28.63 based on the median premiums for such transactions.

      Comparison of Selected Companies. Stifel reviewed and compared certain multiples and ratios for the merger with a peer group of 8 selected banks with assets between $500 million and $1.1 billion which Stifel deemed to be relevant. The group of selected banks consisted of DCB Financial Corporation, Macatawa Bank Corporation, Mercantile Bank Corporation, Monroe Bancorp, NB&T Financial Group, Inc., Bank of the Ozarks, Inc., S.Y. Bancorp, Inc., and Wayne Bancorp, Inc. In order to calculate a range of imputed values for a CNBC common share, Stifel applied a 34.7% control premium to the trading prices of the selected group of comparable companies and compared the resulting theoretical offer price to each of book value, tangible book value, adjusted 6.5% equity, estimated 2002 earnings, estimated 2003 earnings as provided by Institutional Brokers Estimate System ("IBES"), assets, tangible book value to deposits and deposits. Stifel then applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results of CNBC. This analysis resulted in a range of imputed values for CNBC common shares of between $18.55 and $54.82 based on the minimum and maximum multiples and ratios for the peer group. The 34.7% control premium selected by Stifel was based on a 5 year analysis of market premiums paid in bank and thrift merger transactions.

      Additionally, Stifel calculated the following ratios with respect to the 8 selected comparable companies after application of the 34.7% control premium:

                                               CNBC/
                                               First
                                              Merchants              8 Selected Comparable Companies
Ratios                                                              Minimum                   Maximum
------                                                              -------                   -------
Deal Price Per Share/ Book Value
Per Share                                      232.2%                159.0%                    424.3%
Deal Price Per Share/Tangible Book
Value Per Share                                232.4%                179.4%                    427.9%
Adjusted Deal Price/6.50% Equity               253.9%                172.9%                    506.3%
Deal Price Per Share/Estimated
2002 Earnings Per Share                         15.9x                 12.3x                     23.3x
Deal Price Per Share/Estimated
2003 Earnings Per Share                         14.0x                 11.0x                     20.5x
Deal Price/Assets                               18.8%                 14.0%                     36.6%
Premium over Tangible Book
Value/Deposits                                  12.8%                  8.5%                     31.7%
Deal Price/Deposits                             24.1%                 20.0%                     43.8%

      As described above, Stifel's opinion was among the many factors taken into consideration by the CNBC board of directors in making its determination to approve the merger.

      Pursuant to the terms of Stifel's engagement, CNBC paid Stifel a nonrefundable cash fee of $100,000 upon the signing of the definitive agreement. In addition, CNBC has agreed to pay Stifel a fee of 1.25% of the total aggregate consideration paid in the transaction, less the fees already paid, subject to and conditioned upon consummation of the merger. CNBC has also agreed to reimburse Stifel for certain out-of-pocket expenses and has agreed to indemnify Stifel, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

      During the past year, Stifel has traded equity securities of CNBC and First Merchants for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, in April, 2002, Stifel acted as an underwriter for First Merchants in its public offering of approximately $53 million of trust preferred securities, for which Stifel was paid approximately $929,564 in underwriting commissions. First Merchants is also contemplating using Stifel as placement agent for the private placement of up to $25 million in trust preferred securities to fund the cash consideration payable to CNBC shareholders in connection with the merger. For its services as placement agent, Stifel would be paid approximately $750,000.

Exchange of CNBC Common Shares

      As of the effective date of the merger, you will be entitled to receive for each outstanding CNBC common share you own, other than for shares as to which dissenters' rights have been exercised, at your election, either (i) 1.01 shares of First Merchants common stock (Option 1), or

(ii) $29.57 in cash (Option 2). You may also elect to receive a combination of First Merchants common stock and cash for your shares. The 1.01 conversion ratio is subject to upward or downward adjustment under certain circumstances. See "THE MERGER - Conversion Ratio Adjustment."

      You should obtain current market quotations for First Merchants common stock and CNBC common shares. We expect that the market price of First Merchants common stock will fluctuate between the date of this document and the date of the merger and thereafter. Because the number of shares of First Merchants common stock which you may elect to receive in exchange for each of your CNBC shares is fixed, subject to upward or downward adjustment as described below, and the market price of First Merchants common stock may fluctuate, the value of the shares of First Merchants common stock that you may elect to receive in the merger may increase or decrease prior to and after the merger.

      If First Merchants changes the number of outstanding shares of First Merchants common stock before the merger through any stock split, stock dividend, recapitalization or similar transaction, then First Merchants will proportionately adjust the 1.01 conversion ratio. First Merchants declared a 5% stock dividend on its shares of common stock payable on September 13, 2002, to shareholders of First Merchants of record on August 30, 2002. The conversion ratio of 1.01 takes into account such 5% stock dividend.

      An Election Form is being mailed to you along with this document. You must elect either Option 1 (stock) or Option 2 (cash) with respect to each of the CNBC common shares you own by completing the Election Form. You may elect a combination of Option 1 (stock) or Option 2 (cash) for your CNBC common shares. To be effective, First Merchants Bank, National Association, must receive a properly completed Election Form by 5:00 p.m. local time on ______, 2003.

      If a properly completed Election Form is not timely received for your CNBC shares, you will be treated as if you elected Option 1 (stock) for all shares you own.

      In the event the elections submitted by CNBC shareholders under Option 2
(cash) would entitle CNBC's shareholders to receive in the aggregate less than $24,561,693 in cash, all valid Option 1 (stock) elections and Option 2 (cash) elections of CNBC shareholders shall be honored. In the event (i) the elections submitted by CNBC shareholders under Option 2 (cash) would entitle CNBC shareholders to receive in the aggregate $24,561,693 or more in cash or (ii) the merger would not satisfy the "continuity of interest" rule applicable to tax-free reorganizations under the Internal Revenue Code of 1986, as amended (Continuity of Interest Rule), due to the amount of cash that would be issuable in connection with the merger, certain of the Option 2 (cash) elections of the CNBC shareholders shall be converted into Option 1 (stock) elections.

      The 10 Option 2 (cash) elections covering the largest number of CNBC common shares will be converted into Option 1 (stock) elections on a pro rata basis first; provided that such Option 2 (cash) elections shall be converted into Option 1 (stock) elections only to the extent necessary so that the total remaining number of CNBC common shares outstanding covered by Option 2 (cash) elections is such that the merger will result in cash payments of less than

$24,561,693 in the aggregate and will satisfy the Continuity of Interest Rule. In the event the conversion of the 10 largest Option 2 (cash) elections (in their entirety) to the Option 1 (stock) elections does not result in the merger satisfying the Continuity of Interest Rule and cash payments of less than $24,561,693, the next 10 largest Option 2 (cash) elections shall also be converted into Option 1 (stock) elections on the same pro rata basis as applied to the 10 largest Option 2 (cash) elections. This methodology will continue to be applied to Option 2 (cash) elections until the remaining number of CNBC shares covered by Option 2 (cash) elections is such that the merger will result in cash payments of less than $24,561,693 and will satisfy the Continuity of Interest Rule. As a result of such provisions, certain CNBC shareholders may receive less or no cash and more or all First Merchants common stock for their shares than they elected based on the choices made by the other CNBC shareholders.

      First Merchants will not issue fractional shares of First Merchants common stock to CNBC shareholders. Each CNBC shareholder who otherwise would be entitled to a fractional interest in a First Merchants share as a result of the conversion ratio will be paid a cash amount for the fractional interest. The amount of cash CNBC shareholders will receive for any fractional interest will be calculated by multiplying the fractional interest by the average of the mid-point between the bid and ask prices of the common stock of First Merchants as reported in Bloomberg, L.P., for the 30 NASDAQ trading days preceding the 5th calendar day prior to the effective date of the merger (First Merchants Average Price).

      If you hold your CNBC common shares in a "street name" through a bank or broker, your bank or broker is responsible for ensuring that the certificate or certificates representing your shares are properly surrendered and that the appropriate amount of cash or number of First Merchants shares are credited to your account. However, you must complete and return the Election Form to your bank or broker for transmittal to First Merchants Bank, National Association,
Attn: Brian Edwards.

      After completion of the merger, your stock certificates previously representing CNBC common shares will represent only the right for you to receive shares of First Merchants common stock and/or cash, as applicable. Prior to the surrender of CNBC stock certificates for exchange subsequent to completion of the merger, the holders of such shares entitled to receive shares of First Merchants common stock will not be entitled to receive payment of dividends or other distributions declared on such shares of First Merchants common stock. However, upon the subsequent exchange of such certificates, First Merchants will pay, without interest, any accumulated dividends or distributions previously declared and withheld on the shares of First Merchants common stock. On the effective date of the merger, the stock transfer books of CNBC will be closed and no transfer of CNBC common shares will be made thereafter. If, after the effective date of the merger, you present certificates representing CNBC common shares for registration or transfer, the certificates will be cancelled and exchanged for shares of First Merchants' common stock and/or cash, as applicable.

      Following completion of the merger, First Merchants will mail a letter of transmittal to each CNBC shareholder. This transmittal letter will contain instructions on how to surrender your certificates representing CNBC common shares. You should not return your CNBC stock certificates with the enclosed proxy or Election Form, but should retain them until you receive a letter of transmittal from First Merchants.

      First Merchants will distribute stock certificates representing shares of First Merchants common stock and/or cash payments to each former shareholder of CNBC within 15 business days after the later of (i) the effective date of the merger or (ii) the date the shareholder delivers his/her/its CNBC stock certificates to First Merchants accompanied by a properly completed and executed letter of transmittal. Delivery of CNBC shares for conversion will not be taken until after completion of the merger. First Merchants Bank, National Association, will act as conversion agent in the merger.

      If your certificate for your CNBC common shares has been lost, stolen or destroyed, First Merchants will issue the First Merchants common stock and/or make any cash payments to you after First Merchants receives from you an agreement to indemnify First Merchants against loss from such lost, stolen or destroyed certificate and an affidavit evidencing the loss, theft or destruction of your certificates.

Conversion Ratio Adjustment

      If the First Merchants Average Price (as defined above in the preceding section) is less than or greater than certain target prices set forth in the Merger Agreement, then First Merchants and CNBC have the right to terminate the Merger Agreement. See "THE MERGER - Termination; Waiver; Amendment" on page 57. If either party exercises its right of termination, the other party then has the right to adjust the conversion ratio. If adjusted, the new conversion ratio will be determined by taking the target price triggering the adjustment times the existing conversion ratio of 1.01, divided by the First Merchants Average Price. Provided below are a description of the target prices triggering a possible termination of the Merger Agreement or adjustment in the conversion ratio, followed by a scenario detailing how the conversion ratio may be adjusted. The scenarios are provided only as examples to assist you in understanding the conversion ratio adjustment provisions.

      First, if the First Merchants Average Price is less than $22.61, then CNBC may terminate the Merger Agreement. If CNBC's Board exercises its right to terminate the Merger Agreement, it must give written notice to First Merchants of its election to terminate the merger within 24 hours after the 5th day prior to the closing date of the merger. Within 2 business days after the receipt of such notice, First Merchants may elect to increase the conversion ratio to equal a number equal to $22.61 times the existing conversion ratio of 1.01, divided by the First Merchants Average Price. If First Merchants elects to adjust the conversion ratio, the Merger Agreement will remain in effect with the adjusted conversion ratio and will not be terminated. If First Merchants does not elect to adjust the conversion ratio within such 2 business days, then the Merger Agreement will terminate.

            SCENARIO 1: If the First Merchants Average Price is $20.00 (which is less than $22.61) and CNBC's Board elects to terminate the Merger Agreement by providing the required notice, then, at First Merchants' election, the conversion ratio would be adjusted as follows by First Merchants and CNBC:

                                    22.61 x 1.01 = 1.14
                                    ------------
                                       20.00

            Thus, the adjusted conversion ratio would be 1.14 to 1, which would impact the number of shares of First Merchants common stock you would receive under Option 1. The amount of cash to be received under Option 2 would not be changed. Thus, under this scenario, after adjustment, you would be entitled to receive for each outstanding CNBC common share you own at your election, either (i) 1.14 shares of First Merchants common stock under Option 1, or (ii) $29.57 in cash under Option 2.

      Second, if the First Merchants Average Price is greater than $30.59, then First Merchants may terminate the Merger Agreement. If First Merchants' Board exercises its right to terminate the Merger Agreement, it must give written notice to CNBC of its election to terminate the merger within 24 hours after the 5th day prior to the closing date of the merger. Within 2 business days after the receipt of such notice, CNBC may elect to decrease the conversion ratio to equal a number equal to $30.59 times the existing conversion ratio of 1.01, divided by the First Merchants Average Price. If CNBC elects to adjust the conversion ratio, the Merger Agreement will remain in effect with the adjusted conversion ratio and will not be terminated. If CNBC does not elect to adjust the conversion ratio within such 2 business days, then the Merger Agreement will terminate.

            SCENARIO 2: If the First Merchants Average Price is $32.00 (which is greater than $30.59) and First Merchants Board elects to terminate the Merger Agreement by providing the required notice, then, at CNBC's election, the conversion ratio would be adjusted as follows by First Merchants and CNBC:

                                    30.59 x 1.01 = 0.97
                                    ------------
                                        32.00

            Thus, the adjusted conversion ratio would be 0.97 to 1, which would impact the number of shares of First Merchants common stock you would receive under Option 1. The amount of cash to be received under Option 2 would not be changed. Thus, under this scenario, after adjustment, you would be entitled to receive for each outstanding CNBC common share you own at your election, either (i) 0.97 shares of First Merchants common stock under Option 1, or (ii) $29.57 in cash under Option 2.

      The scenarios set forth above are provided as examples only and do not reflect what the actual First Merchants Average Price will be. The scenarios have been included in this document to help you understand how the conversion ratio adjustment works at various arbitrarily chosen prices. First Merchants and CNBC will determine if an adjustment to the conversion ratio will be made in the 5 days preceding completion of the merger.

Rights of Dissenting Shareholders

      If the merger is consummated, you will have certain rights under the Ohio Revised Code to dissent and to demand to receive payment in cash of the "fair cash value" of your CNBC common shares. If you vote in favor of adoption of the merger, you will not be entitled to relief as a dissenting shareholder. In order to qualify for rights as a dissenting shareholder, you must:

      o have been a record holder of CNBC common shares on ________ __, 2003, the record date for the special shareholders' meeting;

      o     not have voted your common shares in favor of the merger; and

      o deliver to CNBC, not later than 10 days after the date of the special shareholders meeting at which the Merger Agreement is adopted, a written demand for payment of the fair cash value of your CNBC common shares. Your written demand must state your address, the number and class of the shares for which you are demanding payment, and the amount you claim is the fair cash value of your shares.

      A vote against adoption of the merger will not satisfy the requirement of a written demand of payment.

      After receiving your written demand for payment, CNBC may then request that you submit to CNBC your certificates representing your CNBC common shares. If requested, you must submit the certificates to CNBC within 15 days from the date of the sending of such request so that CNBC may endorse them with a legend stating that a demand for the fair cash value of such CNBC common shares has been made. Your failure to deliver such certificates within the 15-day period terminates your rights as a dissenting shareholder under Ohio law, at the option of CNBC.

      If you and CNBC cannot come to an agreement on the fair cash value of your CNBC common shares, either you, CNBC or First Merchants, as the surviving corporation to the merger, may file a complaint in the Court of Common Pleas of Franklin County, Ohio requesting a determination of the fair cash value. If an agreement on the fair cash value of your shares has not been reached and no complaint is filed within 3 months following your delivery of a written demand for payment to CNBC, your rights as a dissenting shareholder under Ohio law will terminate.

      The foregoing is a summary of the statutory rights of dissenting shareholders under the Ohio Revised Code and does not purport to be a complete statement of the procedures to be followed by a CNBC shareholder desiring to exercise dissenters' rights. This summary is qualified in its entirety by reference to the full text of Section 1701.84 and Section 1701.85 of the Ohio Revised Code included herein as Appendix B and incorporated herein by this reference. The preservation and exercise of dissenters' rights are conditioned on strict adherence to the applicable provisions of the Ohio Revised Code.

      If you wish to exercise dissenters' rights for the merger and you fail to comply with the statutory requirements under the Ohio Revised Code for exercising dissenters' rights, you will lose such rights. Accordingly, CNBC shareholders who may wish to exercise dissenters' rights should consider seeking independent legal advice.

Resale of First Merchants Common Stock by CNBC Affiliates

      Shares of First Merchants common stock to be issued to CNBC shareholders in the merger have been registered under the Securities Act of 1933, as amended (Securities Act). These shares may be traded freely and without restriction by those CNBC shareholders not considered to be "affiliates" (as defined below). However, certain restrictions apply to the transfer of First Merchants shares owned by any shareholder deemed a CNBC "affiliate" under Rule 145 of the Securities Act. Shares held by any person who is an "affiliate" of CNBC at the time the merger is submitted for vote at the special meeting will not, under existing law, be permitted to sell or transfer those shares without:

      o further registration under the Securities Act of the shares of First Merchants common stock to be transferred;

      o compliance with Rule 145 promulgated under the Securities Act which permits limited sales in certain circumstances; or

      o the availability of another exemption from registration of such shares.

      The Merger Agreement provides that CNBC will provide First Merchants with a list identifying each affiliate of CNBC. Directors, executive officers and 10% shareholders are generally deemed to be "affiliates" for purposes of Rule 145 of the Securities Act. The Merger Agreement also requires that each CNBC affiliate deliver to First Merchants a written transfer restriction agreement prior to completion of the merger. The transfer restriction agreement provides that the affiliate will not sell, pledge, transfer or otherwise dispose of any shares of First Merchants common stock to be received unless done pursuant to an effective registration statement under the Securities Act or pursuant to Rule 145 or another exemption from the registration requirements under the Securities Act. The certificates representing First Merchants common stock issued to CNBC affiliates in the merger may contain a legend indicating these resale restrictions.

         This is only a general statement of certain restrictions regarding the sale or transfer of the shares of First Merchants common stock to be issued in the merger. If you are or may be an affiliate of CNBC, you should confer with legal counsel regarding the transfer restrictions that may apply.

Representations and Warranties

         The Merger Agreement contains some customary representations and warranties made both by CNBC and First Merchants, including representations and warranties relating to:


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

      o     due organization and existence;

      o corporate power and authorization to enter into the transactions contemplated by the Merger Agreement;

      o     capitalization;

      o governmental filings, notices, authorizations, consents and approvals required in connection with the transactions contemplated by the Merger Agreement;

      o third party filings, notices, authorizations, consents and approvals required in connection with the transactions contemplated by the Merger Agreement;

      o     corporate books and records;

      o     compliance with law;

      o accuracy of statements made as part of representations and warranties in the Merger Agreement;

      o     litigation and pending proceedings;

      o     financial statements;

      o     absence of certain material changes or events;

      o     absence of undisclosed liabilities;

      o     absence of default under material contracts and agreements;

      o     loans and investments;

      o     employee benefits plans and plan compliance;

      o     taxes, returns and reports;

      o     deposit insurance with the Federal Deposit Insurance Corporation;

      o     reports to regulatory agencies;

      o     environmental matters;

      o compliance with the securities laws and filings with the Securities and Exchange Commission; and

      o     brokerage fees.

      In addition, CNBC made certain additional representations and warranties to First Merchants relating to:

      o     subsidiaries;

      o     title to assets;

      o     certain obligations to employees;

      o     properties owned and leased by CNBC;

      o     shareholder rights plans; and

      o     indemnification agreements.

      The representations and warranties in the Merger Agreement will not survive the effective date of the merger or the termination of the Merger Agreement. After the effective date of the merger or termination of the Merger Agreement, neither CNBC and the officers and directors of CNBC and its subsidiaries nor First Merchants and its officers and directors will have any liability for any of their representations and warranties made in the Merger Agreement unless a breach of a representation or warranty is willful or in the case of fraud.

Conditions to Completion of the Merger

      First Merchants' and CNBC's obligations to complete the merger are subject to the satisfaction of the following conditions, among other things, at or prior to the effective date of the merger:

      o     the adoption of the Merger Agreement by the shareholders of CNBC;

      o the registration statement relating to the issuance of First Merchants common stock being declared effective by the SEC and First Merchants receiving any state securities and blue sky approvals required for the offer and sale of First Merchants common stock to CNBC shareholders;

      o notification to the Nasdaq Stock Market, Inc. regarding the shares of First Merchants common stock to be issued to the CNBC shareholders in connection with the merger;

      o the receipt of the approval of the Board of Governors of the Federal Reserve System of the merger and the expiration of any regulatory waiting period prior to consummation of the merger;

      o there being no order, decree or injunction of any court or agency in effect which enjoins or prohibits the consummation of the merger; and

      o the receipt of all consents and approvals of persons other than governmental and regulatory authorities that are required for consummation of the merger.

      The obligation of First Merchants to consummate the merger is also subject to fulfillment of other conditions, including the following:

      o the receipt of an opinion of First Merchants' counsel, Bingham McHale LLP, that the merger will be treated as a "reorganization" for the purposes of Section 368 of the Internal Revenue Code of 1986, as amended;

      o the representations and warranties of CNBC set forth in the Merger Agreement being true and correct as of the effective date of the merger or any inaccuracies in any such representations and warranties of CNBC set forth in the Merger Agreement not having a material adverse effect on the financial position, results of operations or business of CNBC and its subsidiaries taken as a whole;

      o the performance in all material respects by CNBC of all obligations required by the Merger Agreement to be performed by it at or prior to the effective date of the merger;

      o the receipt by First Merchants of certain agreements from affiliates of CNBC regarding the resale of any First Merchants common stock received in the merger;

      o the receipt by First Merchants of an officer's certificate, a legal opinion and various closing documents;

      o the exercise of all of the outstanding stock options of CNBC, no stock options being outstanding and all stock option plans of CNBC having been terminated;

      o CNBC having no more than 2,076,572 shares of common stock issued and outstanding as of the effective date of the merger; and

      o Thomas D. McAuliffe and John A. Romelfanger having entered into executive employment agreements and change in control agreements with First Merchants prior to the effective date of the merger.

      The obligation of CNBC to consummate the merger is also subject to the fulfillment of other conditions, including the following:

      o the receipt of an opinion of CNBC's counsel, Squire, Sanders & Dempsey L.L.P., that the merger will be treated as a "reorganization" for purposes of Section 368 of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by CNBC shareholders to the extent they receive shares of First Merchants common stock as consideration for CNBC common shares;

      o the representations and warranties of First Merchants set forth in the Merger Agreement being true and correct as of the effective date of the merger or any inaccuracies in any such representations and warranties of First Merchants set forth in the Merger Agreement not having a material adverse effect on the financial position, results of operations or business of First Merchants and its subsidiaries taken as a whole;

      o the performance in all material respects by First Merchants of all obligations required to be performed by it under the Merger Agreement at or prior to the effective date of the merger;

      o the receipt by CNBC of an officer's certificate, a legal opinion and various closing documents; and

      o First Merchants having entered into executive employment agreements and change in control agreements with Thomas D. McAuliffe and John
            A. Romelfanger prior to the effective date of the merger.

      The conditions to completion of the merger are subject to waiver by the party benefiting from such condition. The conditions may also be altered by the written agreement of both parties. If these conditions are not satisfied or waived, First Merchants and/or CNBC may terminate the Merger Agreement. See "THE MERGER - Termination; Waiver; Amendment," "THE MERGER - Resale of First Merchants Common Stock by CNBC Affiliates," "THE

MERGER - Regulatory Approval," "THE MERGER - Interests of Certain Persons in the Merger," "FEDERAL INCOME TAX CONSEQUENCES," and Appendix A.

Termination; Waiver; Amendment

      First Merchants and CNBC may terminate the Merger Agreement at any time before the merger is completed, including after the CNBC shareholders have adopted the Merger Agreement, if one of the events which gives the party the right to terminate occurs. The Merger Agreement may be terminated:

      1) by mutual consent of First Merchants and CNBC in writing, if the Board of Directors of each company approves termination of the Merger Agreement by a vote of a majority of its members;

      2) by either First Merchants or CNBC, if there has been a breach by the other of any of the covenants or any of the representations or warranties set forth in the Merger Agreement, which is not cured within 30 days following written notice given by the non-breaching party to the party committing the breach, provided the breach, individually or in the aggregate with other breaches, would result in a material adverse effect on the financial position, results of operations or business of the other party and its subsidiaries taken as a whole;

      3) by either First Merchants or CNBC, if there has been the occurrence of an event, fact or circumstance which has or may have a material and adverse effect on the financial position, results of operations or business of the other party and its subsidiaries taken as a whole;

      4) by either First Merchants or CNBC, if the terminating party determines in its sole discretion that completion of the merger is inadvisable or impracticable due to the commencement of material litigation or proceedings against one of the parties;

      5) by either First Merchants or CNBC, if the merger has not been completed by April 30, 2003 (provided that the terminating party is not then in material breach of the Merger Agreement);

      6) by First Merchants, in the event that the average of the mid-point between the bid and ask prices of First Merchants common stock as reported in Bloomberg, L.P. for the 30 trading days preceding the 5th calendar day prior to the effective date of the merger is greater than $30.59 and CNBC does not elect to adjust the conversion ratio, as described in more detail in this document under "THE MERGER - Conversion Ratio Adjustment";

      7) by CNBC, in the event that the average of the mid-point between the bid and ask prices of First Merchants common stock as reported in Bloomberg, L.P. for the 30 trading days preceding the 5th calendar day prior to the effective date of the merger is less than $22.61 and First Merchants does not elect to adjust the conversion ratio, as described in more detail in this document under "THE MERGER - Conversion Ratio Adjustment";

      8) by First Merchants, if CNBC fails to give First Merchants written notice that it intends to furnish information to or enter into discussions or negotiations with a third party relating to a proposed acquisition of CNBC or Commerce Bank prior to engaging in discussions or negotiations, or if CNBC, within 20 days after giving written notice to First Merchants of CNBC's intent to furnish information to or enter into discussions or negotiations with another person or entity, does not terminate all discussions, negotiations and information exchanges related to such acquisition proposal and provide First Merchants with written notice of such termination;

      9) by First Merchants, if CNBC's Board of Directors withdraws or modifies its recommendation to CNBC's shareholders to vote in favor of the merger following receipt of a written proposal for an acquisition from a third party;

      10) by CNBC, if CNBC's Board of Directors determines, in the appropriate discharge of its fiduciary duties, that it must terminate the Merger Agreement following receipt of an unsolicited acquisition proposal from a third party;

      11) by either First Merchants or CNBC, if such party is unable to satisfy the conditions precedent to the merger by April 30, 2003 (providing such party is not then in material breach of the Merger Agreement); or

      12) by CNBC, if First Merchants enters into a definitive agreement in which it is the company to be acquired which would result in a change in control of First Merchants or require approval pursuant to the Bank Holding Company Act of 1956, as amended.

      Upon termination for any of these reasons, the Merger Agreement will be void and of no further force or effect. However, if either First Merchants or CNBC willfully breaches any of the provisions of the Merger Agreement, then the other party will be entitled to recover appropriate damages for the breach. Notwithstanding the foregoing, if First Merchants terminates the Merger Agreement after CNBC takes the action described in items 8 or 9 above or if CNBC terminates the Merger Agreement in accordance with item 10 above, CNBC must pay First Merchants $1,200,000 as liquidated damages to reimburse First Merchants for the considerable time and expense invested by First Merchants in furtherance of the merger in lieu of the damages described above.

      First Merchants and CNBC can agree to amend the Merger Agreement and can waive their right to require the other party to adhere to the terms and conditions of the Merger Agreement, where the law allows. However, First Merchants and CNBC cannot amend the Merger Agreement after the CNBC shareholders adopt the Merger Agreement without their further approval if the amendment would decrease the merger consideration or have a material adverse effect on the CNBC shareholders.


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

Restrictions Affecting CNBC Prior to Completion of the Merger

      The Merger Agreement contains a number of restrictions regarding the conduct of the business of CNBC and its subsidiaries, including Commerce Bank, until the merger is completed. Among other items, CNBC and its subsidiaries may not take or agree to take any of the following actions, without the prior written consent of First Merchants:

      o change their capital structure including redeeming any CNBC common shares;

      o authorize any additional class of stock or issue or authorize the issuance of stock other than or in addition to the stock which was issued and outstanding as of August 28, 2002, except for the issuance of CNBC common stock upon the exercise of CNBC stock options outstanding as of August 28, 2002, up to a maximum number of outstanding CNBC common shares of 2,076,572;

      o declare or pay any dividends, authorize a stock split or make any other distribution to their shareholders, except that (i) CNBC's subsidiaries may pay cash dividends to CNBC to pay CNBC's expenses of operation and payment of fees and expenses incurred in connection with the merger, and (ii) CNBC may pay a cash dividend of no more than $0.10 per share for any quarter prior to completion of the merger, except that no dividend may be paid during the quarter in which the merger is completed, if, during this quarter, CNBC shareholders will be entitled to receive dividends on their shares of First Merchants common stock received pursuant to the merger;

      o merge, combine, consolidate with or sell their assets or securities to any other person or entity or effect a share exchange or enter into any transaction not in the ordinary course of business;

      o incur any indebtedness for borrowed money or assume, guarantee, endorse or become responsible or liable for the obligations of any other individual or entity, except in the ordinary course of business consistent with past practice;

      o incur any liability or obligation, make any commitment, payment or disbursement, enter into any contract or agreement, or acquire or dispose of any property or asset having a fair market value in excess of $50,000 (except for property acquired or disposed of in connection with foreclosures of mortgages, enforcement of security interests and loans in the ordinary course of business or acceptance of deposits and borrowings in the ordinary course of business);

      o subject any of their assets or properties to any mortgage, lien, or encumbrance;

      o promote or increase or decrease the rate of compensation or enter into any agreement to promote or increase or decrease the rate of compensation of any director, officer, or employee of CNBC or it subsidiaries, except for promotions and increases in the ordinary course of business and in accordance with their past practices;

      o amend their Articles of Incorporation or Association, Code of Regulations, By-Laws, Certificate of Trust or Trust Agreement, as applicable, from those in effect on August 28, 2002;

      o modify, amend or institute new employment practices or enter into, renew or extend any employment or severance agreement with any present or former directors, officers or employees of CNBC or its subsidiaries;

      o give, dispose, sell, convey, assign, hypothecate, pledge, encumber or otherwise transfer or grant a security interest in any common stock of any of CNBC's subsidiaries;

      o execute, create, institute, modify or amend any employee benefit plan or agreement for current or former directors, officers or employees of CNBC or its subsidiaries, change the level of benefits or payments under any such employee benefit plan or agreement or increase or decrease any severance or termination pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or as specifically provided in the Merger Agreement; or

      o fail to make additions to Commerce Bank's reserve for loan losses or any other reserve account in the ordinary course of business and in accordance with past practices.

      In addition, until the merger is consummated or the Merger Agreement is terminated, CNBC and its subsidiaries shall carry on their business substantially in the same manner as previously conducted and use their reasonable best efforts to preserve their business organizations and existing business relationships intact.

Regulatory Approval

      The merger requires prior approval of the Board of Governors of the Federal Reserve System, under the Bank Holding Company Act of 1956, as amended. An application has been filed with the Federal Reserve. We cannot assure you as to when or whether the approval will be received.

      In reviewing the Federal Reserve application, the Federal Reserve considers various factors including:

      o the financial and managerial resources and future prospects of First Merchants and its subsidiaries;

      o     the competitive effects of the merger; and

      o the effect of the merger on the convenience and needs of the community served by Commerce Bank.

      The Federal Reserve may not approve the merger if it finds that the effect of the merger substantially lessens competition, tends to create a monopoly or results in a restraint of trade, unless the Federal Reserve finds that the anti-competitive effects of the proposed merger are outweighed by the public interest and the probable effect of the merger in meeting the convenience and needs of the communities to be served.

      After the Federal Reserve's approval is received, the merger cannot be completed for 30 days. During this 30 day waiting period, the United States Department of Justice has the authority to challenge the merger on antitrust grounds. With the approval of the Federal Reserve and the Department of Justice, the waiting period can be reduced to 15 days.

      The approval of the Federal Reserve is not the opinion of such regulatory authority that the merger is favorable to the CNBC shareholders from a financial point of view or that such regulatory authority has considered the adequacy of the terms of the merger. The approval in no way constitutes an endorsement or a recommendation of the merger by the Federal Reserve.

Effective Date of the Merger

      The merger will be consummated if the Merger Agreement is adopted by the CNBC shareholders, all required consents and approvals are obtained and all other conditions to the merger are either satisfied or waived. The merger will become effective when Articles of Merger are filed with the Secretary of State of the State of Indiana and a Certificate of Merger is filed with the Secretary of State of the State of Ohio or at such later date and time as may be specified in the Articles and Certificate of Merger. The closing of the merger will occur in the month in which any applicable waiting period following the last approval of the merger expires or on such other date as agreed to by the parties. We currently anticipate that the merger will be completed during the first quarter of 2003. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approval or in satisfying the conditions to completion of the merger. CNBC and First Merchants have the right to terminate the Merger Agreement if the merger is not completed by April 30, 2003.

Fees and Expenses

      First Merchants and CNBC will pay their own fees, costs, and expenses incurred in connection with the merger. For CNBC, these costs will include the printing and postage expenses for this document in connection with the CNBC special shareholders meeting. In addition, CNBC will pay for the cost of the opinion of CNBC's financial advisor.


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

Management After the Merger

      First Merchants will be the surviving corporation in the merger and CNBC's separate corporate existence will cease. Accordingly, the directors and officers of CNBC will no longer serve in such capacities after the completion of the merger.

      Commerce Bank will operate as a separate bank subsidiary of First Merchants for at least five years. The directors of Commerce Bank immediately prior to the merger will continue to be the directors of Commerce Bank following the merger until they resign or until their successors are duly elected and qualified. Commerce Bank directors who desire to continue to serve in that capacity shall serve for at least the remainder of the 1-year terms to which they have been elected. However, Commerce Bank's directors will be subject to First Merchants' policy of mandatory retirement at age 70, but the policy of mandatory retirement will not apply to any of Commerce Bank's current directors until 24 months after completion of the merger. Thus, 24 months after the merger, all directors of Commerce Bank age 70 or older will retire.

      The officers of Commerce Bank immediately prior to the merger will continue to be the officers of Commerce Bank following the merger until they resign or until their successors are duly elected and qualified. In addition, First Merchants has agreed to enter into, prior to the effective date of the merger, executive employment agreements and change in control agreements with Thomas D. McAuliffe, currently the Chairman of the Board and President of CNBC and Chief Executive Officer of Commerce Bank, and John A. Romelfanger, currently Vice President and Secretary of CNBC and a director and Chief Operating Officer of Commerce Bank. These executive employment agreements and change in control agreements will supersede their current employment agreements with Commerce Bank. The terms of these executive employment agreements and change in control agreements have not yet been finalized, but will be on terms and conditions agreed to by Messrs. McAuliffe and Romelfanger, respectively, and First Merchants. See "THE MERGER - Interest of Certain Persons in the Merger".

      The directors of First Merchants immediately prior to the merger will continue to be the directors of First Merchants following the merger until they resign or until their respective successors are duly elected and qualified. In addition, Thomas D. McAuliffe, or such other person as agreed to by First Merchants and CNBC, will either (i) be nominated for election as a member of the First Merchants Board of Directors for a 3 year term at the first annual meeting of First Merchants' shareholders following the merger, or (ii) be appointed as a director at the First Merchants Board's first meeting following completion of the merger. As an appointed director, Mr. McAuliffe, or such other person as agreed to, would serve as a director until the next annual meeting of First Merchants shareholders and then be nominated for election to a 3-year term as a director at such annual meeting. The option that will be chosen is the one that can be accomplished first and will depend on the timing of the merger's completion.

      The officers of First Merchants immediately prior to the merger will continue to be the officers of First Merchants following the merger until they resign or until their successors are duly elected and qualified.

Indemnification and Insurance

      First Merchants has agreed to indemnify and hold harmless each present and former director and officer of CNBC and its subsidiaries for 6 years after the effective date of the merger in connection with any losses arising out of the fact that any such person is or was a director or officer of CNBC or its subsidiaries at or prior to the effective date of the merger, including all indemnified liabilities based on, or arising out of, or pertaining to the merger or the transactions contemplated by the Merger Agreement, to the full extent permitted under Ohio law, and by First Merchants or CNBC's Articles of Incorporation, Code of Regulations or By-Laws as in effect on August 28, 2002 (whichever was more favorable to such officers and directors).

      In addition, prior to the effective date of the merger, CNBC has agreed to purchase and pay for tail coverage on its director's and officer's liability insurance policy for a period of at least 3 years from the effective date of the merger to cover the present and former directors and officers of CNBC and its subsidiaries, which tail coverage will provide directors and officers with coverage on substantially similar terms as currently provided by CNBC and its subsidiaries. However, CNBC has no obligation to pay more than 2 times the current annual amount spent by CNBC and its subsidiaries to maintain its current director's and officer's insurance coverage. In the event CNBC is unable to obtain such tail coverage, First Merchants has agreed to use its reasonable best efforts to include CNBC's and its subsidiaries' present and former directors and officers on its existing insurance, which will provide the directors and officers with coverage on substantially similar terms as currently provided by CNBC to such directors and officers for claims based on activity prior to the effective date of the merger. However, First Merchants has no obligation to pay more than 2 times the current annual amount spent by CNBC and its subsidiaries to maintain its current directors' and officers' insurance coverage. If First Merchants is unable to obtain the coverage described above, First Merchants has agreed to use its reasonable best efforts to obtain as much comparable insurance as is available for 2 times the current annual amount spent by CNBC and its subsidiaries.

      After the merger, CNBC and its subsidiaries' officers, directors and employees who become officers, directors or employees of First Merchants or its subsidiaries shall have the same directors and officers insurance coverage and indemnification protection that First Merchants provides to other officers, directors and employees of First Merchants or its subsidiaries.

Treatment of Options to Acquire CNBC Common Shares

      Under CNBC's 2002 and 1999 Stock Option Plans, all outstanding stock options that have not vested become vested and immediately exercisable in full in connection with the merger.

      The Merger Agreement provides that CNBC will use its best efforts to cause each outstanding stock option to acquire CNBC common shares to be exercised by the optionee on the effective date of the merger. CNBC has agreed to terminate its stock option plans on or prior to the effective date of the merger. If necessary, CNBC has also agreed to use its best efforts to obtain consents from holders of vested unexercised options that remain outstanding on the effective date of the merger, if any, to permit termination of such options.

      On the effective date of the merger, every stock option holder will have the right to receive an amount equal to $29.57 less the applicable exercise price per CNBC common share multiplied by the number of CNBC common shares issuable upon exercise of such stock option. CNBC will pay all such cash amounts to stock option holders on the effective date of the merger. These cash payments do not impact the cash limitation of $24,561,693 stipulated in the Merger Agreement. In the Merger Agreement, CNBC has agreed to use its best efforts to cause each exercised non-qualified stock option to be exchanged for a cash payment.

      Stock option holders may exercise their vested stock options prior to the effective date of the merger by paying the option exercise price to CNBC in cash. Alternatively, CNBC has structured a "net issuance" stock option exercise for those stock option holders that desire to exercise their vested stock options prior to the merger effective date. For holders electing this alternative, the CNBC common shares issued to the holder will equal the amount of shares issuable under the stock option less the sum of the total exercise price plus estimated taxes due upon exercise divided by the current market price of CNBC shares, rounded to a whole number.

      CNBC has committed to having no more than 2,076,572 common shares outstanding immediately prior to the merger. CNBC has further agreed not to issue additional stock options or stock appreciation rights after the date of the Merger Agreement.

Employee Benefit Plans

      o     General

      Following the effective date of the merger, employees of CNBC's subsidiaries will receive employee benefits that in the aggregate are substantially similar to the employee benefits provided to those employees by CNBC or its subsidiaries on the effective date of the merger. The service of an employee of CNBC or its subsidiaries with CNBC or its subsidiaries will be treated as service with First Merchants for purposes of determining entry into a First Merchants employee benefit plan. However, service of an employee of CNBC or its subsidiaries with CNBC or its subsidiaries will not be treated as service with First Merchants for purposes of benefit accrual under any employee pension plan of First Merchants; in that case, service of a CNBC or subsidiary employee with the subsidiaries will be recognized only on or after the effective date of the merger.

      o     Coverage under First Merchants' Health Plan

      First Merchants has agreed to waive all restrictions and limitations for pre-existing conditions of employees of CNBC's subsidiaries who become participants in First Merchants' health plan as described in the preceding paragraph.

      o     Treatment of Tax-Qualified Retirement Plans

      In lieu of CNBC's subsidiaries' current tax-qualified retirement plan, the Merger Agreement provides that First Merchants will cover employees of CNBC's subsidiaries under any tax-qualified retirement plans which First Merchants maintains for its employees no later than January 1, 2004, provided that each such individual employee meets the applicable participation requirements of such plan. Until that time, CNBC's subsidiaries' current tax-qualified retirement plan will be maintained by First Merchants at the same level with respect to benefit accruals as provided for on the effective date of the merger. Once CNBC's subsidiaries' employees are covered under First Merchants' tax-qualified retirement plans, First Merchants, in its sole discretion, may decide to terminate CNBC's and its subsidiaries' tax-qualified retirement plan or to merge such tax-qualified retirement plan into First Merchants' plans.

      o     COBRA Coverage

      First Merchants has agreed to be responsible for providing COBRA continuation coverage to any qualified employee or former employee of CNBC or its subsidiaries and to their respective qualified beneficiaries on and after the effective date of the merger, regardless of when the qualifying event occurred.

Interests of Certain Persons in the Merger

      When considering the recommendation of your Board of Directors, you should be aware that certain of the directors and officers of CNBC have interests in the merger other than their interests as CNBC shareholders, pursuant to certain agreements and understandings that are reflected in the Merger Agreement. These interests are different from, or may conflict with, your interests as CNBC shareholders. The members of your Board of Directors and the First Merchants Board of Directors knew about these additional interests, and considered them, when they approved the Merger Agreement. Except as described below, to the knowledge of CNBC, the officers and directors of CNBC do not have any material interest in the merger apart from their interests as shareholders.

      o Appointment of Thomas D. McAuliffe to the First Merchants Board of Directors

      In the Merger Agreement, First Merchants has agreed that it will cause Thomas D. McAuliffe, who currently serves as Chairman of the Board and President of CNBC and Chief Executive Officer of Commerce Bank, or such other person as agreed to by First Merchants and CNBC, to be nominated for election to the First Merchants Board of Directors for a 3 year term at the first annual meeting of First Merchants' shareholders following the merger. Mr. McAuliffe will not be separately compensated for his services as a director of First Merchants. If the First Merchants Board meets after the merger but before the next annual meeting of First Merchants' shareholders, the Board shall appoint Mr. McAuliffe or such other person as agreed to as a director to serve until the next annual meeting of First Merchants' shareholders and then nominate him for election to a 3 year term as a director at such annual meeting. See "THE MERGER - Management After the Merger."

      o     Positions as Officers and Directors of Commerce Bank

      The Merger Agreement provides that the officers and directors of Commerce Bank immediately prior to the merger will remain the officers and directors of Commerce Bank after the merger until they resign or until their successors are duly elected and qualified. Commerce Bank directors who desire to continue to serve in that capacity shall serve for at least the remainder of the 1 year term to which they have been elected.

      All four executive officers of Commerce Bank have employment agreements with Commerce Bank and CNBC. Except for employment agreements with Thomas D. McAuliffe and John A. Romelfanger, these employment agreements will remain in place after the merger.

      Only Mr. McAuliffe and Mr. Romelfanger have employment agreements that include change in control provisions. Their agreements require a funded severance benefit in the event of a change in control and provide for an ongoing deferred compensation program. Under the terms of these employment agreements, after the effective date of a change in control, both Mr. McAuliffe and Mr. Romelfanger would receive their respective severance benefits if their employment with Commerce Bank would be terminated for any reason, including a voluntary resignation. First Merchants has agreed, prior to the effective date of the merger, to enter into change in control agreements substantially similar to those executed with other key executive officers of First Merchants. Additionally, First Merchants has agreed to establish a trust for the purpose of maintaining the funded severance benefits for Mr. McAuliffe and Mr. Romelfanger (as determined by their existing employment agreements). Mr. McAuliffe and Mr. Romelfanger will receive payments from the trust under the following circumstances:

      o If either of them are "effectively discharged", either through termination by First Merchants or an adverse change in their job duties or compensation, or

      o As long as they continue to be employed by Commerce Bank, they will be paid the amounts held for their benefit in the trust in substantially equal annual installments over five years, beginning with the effective date of the merger.

      In addition, the deferred compensation programs for Mr. McAuliffe and Mr. Romelfanger will be terminated as of the effective date of the merger and all funds accrued to date will be paid to them.

         The terms of the new change in control agreements have not yet been finalized as of the date of this proxy statement-prospectus. The execution of the new change in control agreements with, and establishment of the trust for the benefit of, Mr. McAuliffe and Mr. Romelfanger is a condition that must be met prior to the completion of the merger. See "THE MERGER-Management After the Merger."

      o     Indemnification and Insurance of CNBC and its Subsidiaries' Officers

      The directors and officers of CNBC and its subsidiaries will benefit from the insurance and indemnification obligations of First Merchants set forth in the Merger Agreement, which benefits are described above. See "THE MERGER - Indemnification and Insurance of CNBC and its Subsidiaries' Directors and Officers".

      o     Treatment of CNBC Stock Options

      The Merger Agreement provides that CNBC shall use its best efforts to cause each option to acquire CNBC common shares to be exercised prior to the merger. Approximately 21,400 stock options held by officers and employees of CNBC will vest early as a result of the merger. All of the officers of CNBC and Commerce Bank have unvested stock options as of the date hereof. Upon exercise of these stock options in accordance with the terms of the Merger Agreement, each of these individuals will either own additional CNBC common shares at the time of the merger and be entitled to receive the merger consideration for such additional CNBC common shares upon consummation of the merger or will receive a cash payment from CNBC prior to or at the time of the merger. See "THE MERGER - Treatment of Options to Acquire CNBC Common Shares."

Voting Agreement

      Each member of the Board of Directors of CNBC and their respective affiliates have executed a voting agreement with First Merchants as of the date of the Merger Agreement whereby the directors and their affiliates have agreed to vote all of their CNBC common shares in favor of the merger with First Merchants.

NASDAQ National Market Listing

      First Merchants will file a notification with the Nasdaq Stock Market, Inc., regarding the issuance of First Merchants common stock in the merger. This notification must be made for the merger to proceed.

Accounting Treatment

      The merger will be accounted for as a purchase transaction for accounting and financial reporting purposes. As a result, CNBC's assets and liabilities will be recorded by First Merchants on its books at their fair market values and added to those of First Merchants. Any excess payment by First Merchants over the fair market value of the net assets and identifiable intangibles of CNBC will be recorded as goodwill on the financial statements of First Merchants.

Registration Statement

      First Merchants has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission registering under the Securities Act the shares of First Merchants common stock to be issued pursuant to the merger. While First Merchants common stock is quoted and traded on the NASDAQ National Market System, it is exempt from the statutory registration requirements of each state in the United States. Therefore, First Merchants has not taken any steps to register its stock under state laws.

                         FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material federal income tax consequences of the merger. The following represents general information only and is based on the Internal Revenue Code of 1986, as amended (Code), the regulations thereunder, published rulings and decisions, all as currently in effect and which may be subject to change, and case law. The discussion does not purport to cover all federal income tax consequences relating to the merger and does not contain any information with respect to state, local or foreign tax laws.

      Assuming the merger of CNBC into First Merchants is completed as described in the Merger Agreement and constitutes a statutory merger under Indiana and Ohio law, then for United States federal income tax purposes, the merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code. The following is a summary of the federal income tax consequences of the merger:

Tax Consequences to CNBC and First Merchants

      CNBC and First Merchants will not recognize gain or loss as a result of the merger for federal income tax purposes. Code Sections 361(a) and 1032. In addition, the basis of the assets of CNBC acquired by First Merchants in the merger will be the same as the basis of such assets in the hands of CNBC immediately prior to the merger. Code Section 362(b).

Tax Consequences to CNBC Shareholders

      o     CNBC Shareholders Receiving Solely First Merchants Common Stock

      In general, a CNBC shareholder who receives only First Merchants common stock in exchange for CNBC common shares will not recognize any gain or loss on the exchange for federal income tax purposes. Code Section 354(a)(1). However, gain or loss for federal income tax purposes will be recognized with respect to cash payments received by a CNBC shareholder in lieu of fractional share interests resulting from the conversion ratio. See "Cash Received for Fractional Shares" below for a more detailed discussion of the tax consequences of the receipt of cash in lieu of fractional share interests of First Merchants common stock.

      The basis of First Merchants common stock received (including any fractional share interests deemed received as described below) by CNBC shareholders in exchange for their CNBC common stock will be equal to the shareholder's basis in the CNBC common stock exchanged, decreased by any cash received, and increased by any gain recognized on the exchange. Code Section 358(a)(1).

      In addition, the holding period of the First Merchants common stock received (including any fractional share interests deemed received as described below) will include the holding period of CNBC common stock surrendered in the exchange, provided that the CNBC common stock was held as a capital asset on the date of the merger. Code Section 1223(1).

      o     Cash Received For Fractional Shares

      Gain or loss for federal income tax purposes will be recognized with respect to cash payments received by a CNBC shareholder in lieu of fractional share interests resulting from the conversion ratio. A CNBC shareholder who receives cash for a fractional share interest of First Merchants common stock as a result of the conversion ratio should be treated (consistent with the case of Commissioner v. Clark, described below) as having received such fraction of a share of First Merchants common stock and then as having received cash in redemption of the fractional share interest, subject to the provisions and limitations of Section 302 of the Code. The CNBC shareholder will recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the basis of the CNBC common shares allocable to the fractional interest. This capital gain or loss will be long term gain or loss if, as of the date of the merger, the CNBC shareholder has held such CNBC common shares for more than 1 year.

      o CNBC Shareholders Receiving Part Cash And Part First Merchants Common Stock

      A CNBC shareholder who receives part cash and part First Merchants common stock in exchange for CNBC common shares will recognize gain to the extent of cash received. Code Sections 354(a)(1) and 356(a)(1). Whether such gain is capital gain or a dividend will be determined under Section 302 of the Code, as interpreted in the Supreme Court's decision in Commissioner v. Clark, 109 S.Ct. 1455 (1989).

      Any realized gain (the recognition of which is limited to the amount of cash received) will be eligible for capital gain treatment (assuming the shareholder's shares of common stock are held as a capital asset by the shareholder) unless such receipt of cash has the effect of a distribution of a dividend, as provided in Section 356 of the Code, in which case such gain will be taxable as ordinary income to the extent of the shareholder's ratable share of CNBC's accumulated earnings and profits. Any capital gain will be long-term capital gain if, as of the date of the exchange, the shareholder's holding period for such shares is greater than one year.

      If a CNBC shareholder (who holds his CNBC common shares as a capital asset) receiving both First Merchants stock and cash:

      o     Exchanges at least 15% of his CNBC common shares for cash, and

      o     Will not be involved in the management of First Merchants, and

      o     Does not own First Merchants shares, and

      o Is not related (as defined in attribution rules of Section 318 of the Code) to another person (i) who owns shares of First Merchants, or (ii) who is a CNBC shareholder exchanging more than 85% of his CNBC common shares for First Merchants stock;

such CNBC shareholder's taxable gain on the exchange should be treated as a capital gain, and not as a dividend.

      It is expected that most CNBC shareholders who do not meet all these requirements will nonetheless be entitled to treat their taxable gain as capital gain, and not ordinary income. However, because such treatment is dependent upon the shareholder's individual circumstances (as well as on the percentage of CNBC shares that are exchanged for cash), each CNBC shareholder who does not meet all these criteria is strongly urged to consult with their own tax advisor regarding their particular tax treatment of the cash they will receive in the merger. See "Treatment of Taxable Gain as Dividend Income or Capital Gain" below for a more detailed discussion of the circumstances under which the taxable gain recognized by a CNBC shareholder will be treated as dividend income and not as a capital gain.

      The aggregate tax basis of the First Merchants common stock received by a CNBC shareholder will be equal to the tax basis of CNBC common shares surrendered in exchange therefor, decreased by the amount of cash received, and increased by the amount of gain (including any amount which is characterized as a dividend) which was recognized on the exchange, provided the CNBC common shares were held as a capital asset as of the effective date of the merger.
Section 358 of the Code. The holding period of the First Merchants common stock received by a CNBC shareholder will be the same as the period of the CNBC common shares surrendered in exchange therefor, provided that the CNBC common shares were held as capital assets as of the effective date of the merger. Section 1223(1) of the Code.

      No loss will be recognized by a CNBC shareholder on receipt of First Merchants common stock and cash in exchange for CNBC common shares. Code Section 356.

      o     CNBC Shareholders Receiving All Cash

      A CNBC shareholder receiving all cash will recognize capital gain or loss measured by the difference between the amount of cash received and the basis of the CNBC common shares surrendered unless (because of the attribution rules of Section 318 of the Code) such gain is treated as a dividend under Code Section
302. See "Treatment of Taxable Gain as Dividend Income or Capital Gain" below for a more detailed discussion of the circumstances under which the taxable gain recognized by a CNBC shareholder will be treated as dividend income and not as a capital gain.

      o     Treatment of Taxable Gain as Dividend Income or Capital Gain

      The discussion below is guidance on issues that need to be considered if it is unclear whether an individual CNBC shareholder is required to treat his taxable gain in connection with the merger as dividend income or capital gain.

      The stock redemption provisions of Section 302 of the Code, as interpreted by the United States Supreme Court in the Commissioner v. Clark case, apply in determining whether cash received by a CNBC shareholder pursuant to the merger has the effect of a dividend under Section 356 of the Code (Hypothetical Redemption Analysis). Under the Hypothetical Redemption Analysis, a CNBC shareholder will be treated as if the portion of the CNBC common stock exchanged for cash in the merger instead had been exchanged for shares of First Merchants common stock (Hypothetical Shares), followed immediately by a redemption of the

Hypothetical Shares by First Merchants for cash (Hypothetical Redemption). Under the principles of Section 302 of the Code, a CNBC shareholder will recognize capital gain rather than dividend income with respect to the cash received if the Hypothetical Redemption is (1) "substantially disproportionate," or (2) "not essentially equivalent to a dividend" with respect to such shareholder. In applying the principles of Section 302 of the Code, the constructive ownership rules of Section 318 of the Code will apply in comparing a shareholder's ownership interest in First Merchants both immediately after the merger (but before the Hypothetical Redemption) and after the Hypothetical Redemption.

      The Hypothetical Redemption by First Merchants of the Hypothetical Shares for cash would be "substantially disproportionate," and therefore, would not have the effect of a distribution of a dividend with respect to a CNBC shareholder, if the percentage of First Merchants common stock actually and constructively owned by such shareholder immediately after the Hypothetical Redemption is less than 80% of the percentage of First Merchants common stock actually, hypothetically, and constructively owned by such shareholder immediately before the Hypothetical Redemption.

      Whether the Hypothetical Redemption by First Merchants of the Hypothetical Shares for cash is "not essentially equivalent to a dividend" with respect to a CNBC shareholder will depend upon such shareholder's particular circumstances. However, the Hypothetical Redemption must, in any event, result in a "meaningful reduction" in such shareholder's percentage ownership of First Merchants common stock. In determining whether the Hypothetical Redemption by First Merchants results in a meaningful reduction in the shareholder's percentage ownership of First Merchants common stock, and therefore does not have the effect of a distribution of a dividend, a CNBC shareholder should compare his or her interest in First Merchants (including interest owned actually, hypothetically, and constructively) immediately after the merger (but before the Hypothetical Redemption) to his or her interest after the Hypothetical Redemption. The Internal Revenue Service has indicated, in Rev. Rul. 76-385, 1976-2 C.B. 92, that a shareholder in a publicly held corporation whose relative stock interest in the corporation is minimal and who exercises no "control" over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction, if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the shareholder's actual and constructive ownership before and after the redemption. In Revenue Ruling 76-385, the Internal Revenue Service found a reduction from ..0001118% to .0001081% to be a meaningful reduction.

Tax Opinions

      First Merchants has requested the law firm of Bingham McHale LLP to render an opinion to First Merchants that the merger to be effected pursuant to the Merger Agreement constitutes a tax-free reorganization under the Code. CNBC has requested the law firm of Squire, Sanders & Dempsey L.L.P. to render an opinion to CNBC that the merger to be effected pursuant to the Merger Agreement constitutes a tax-free reorganization under the Code and that no gain or loss will be recognized by shareholders of CNBC to the extent they receive shares of First Merchants common stock in the merger in exchange for their CNBC shares, other than gain or loss to be recognized as to cash received in lieu of fractional share interests and cash received in exchange for CNBC common shares. Under the Merger Agreement, receipt of their opinion with respect to the above consequences is a condition to completion of the merger for each of First Merchants and CNBC. In rendering its opinion, each of Bingham McHale LLP and Squire, Sanders & Dempsey L.L.P. will rely upon representations made by the management of First Merchants and CNBC. However, these opinions will not bind the Internal Revenue Service, which could take a different view. No ruling on the merger has been sought from the Internal Revenue Service regarding the tax-free nature of the merger.

Reporting Requirements

      CNBC shareholders are required to file a statement with their United States federal income tax return setting forth their tax basis in the CNBC common stock exchanged in the merger and the fair market value of the First Merchants common stock and the amount of cash received in the merger. In addition, CNBC shareholders will be required to retain permanent records relating to these facts.

Backup Withholding

      Cash payments made to CNBC shareholders pursuant to the merger may, under certain circumstances, be subject to backup withholding at a rate of 30%. There is no withholding for CNBC shareholders who provide First Merchants Bank, National Association, the conversion agent, with their correct United States federal taxpayer identification number and who certify that no loss of exemption from backup withholding has occurred on the Internal Revenue Service Form W-9 or its substitute. A Substitute Form W-9 is included as part of the Election Form accompanying this proxy statement-prospectus. Certain categories of CNBC shareholders (for example, corporations and some foreign individuals) are not subject to backup withholding. In order for a foreign individual to qualify as an exempt recipient, such individual must generally provide First Merchants Bank, National Association, as the conversion agent, with a completed Internal Revenue Service Form W-8BEN or its substitute. Any amounts withheld from a CNBC shareholder under the backup withholding rules are not an additional tax. Rather, any such amounts will be allowed as a credit or refund against such shareholder's United States federal income tax liability provided that the shareholder furnishes to the Internal Revenue Service all required information.

      The Internal Revenue Service has not verified the federal income tax consequences discussion set forth above. The foregoing is only a general description of the material federal income tax consequences of the merger and does not consider the facts and circumstances of any particular CNBC shareholder. First Merchants and CNBC urge you to consult with your own tax advisor with respect to the specific tax consequences to you of the merger, including the application and effect of existing and proposed federal, state, local, foreign and other tax laws.

                          UNAUDITED PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL INFORMATION

      The following is the unaudited pro forma combined financial information for First Merchants and for CNBC giving effect to the merger. The information is presented under two separate assumptions relating to the level of CNBC common shares which are exchanged for First Merchants common stock in the merger. The financial information presented under "Alternative A" was compiled assuming 100% of the outstanding CNBC common shares are exchanged for shares of First Merchants common stock in the merger. The financial information presented under "Alternative B" was compiled assuming 60% of the outstanding CNBC common shares are exchanged for shares of First Merchants common stock and 40% of the outstanding CNBC common shares are exchanged for cash in the merger. For a more detailed description of these assumptions, see "Notes to Unaudited Pro Forma Summary of Selected Consolidated Financial Data" on page 25.

      The balance sheet information presented gives effect to the merger as if it occurred on September 30, 2002. The income statement information presented gives effect to the merger as if it occurred on the first day of each period presented. The income statement information also includes the results of operations of Lafayette Bancorporation for the year ended December 31, 2001 and for the period between January 1, 2002 and its merger with First Merchants on April 1, 2002.

      The pro forma combined figures are simply arithmetical combinations of First Merchants' and CNBC's separate financial results in order to assist you in analyzing the future prospects of First Merchants. The pro forma combined figures illustrate the possible scope of the change in First Merchants' historical figures caused by the merger. You should not assume that First Merchants and CNBC would have achieved the pro forma combined results if the merger had actually occurred during the periods presented.

      The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any potential savings that are expected to result from the consolidation of the operations of First Merchants and CNBC, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. See "FORWARD-LOOKING STATEMENTS" and "RISK FACTORS-The Integration Of CNBC's Business With First Merchants' Business May Be Difficult."

      The pro forma information reflects the "purchase" method of accounting, with CNBC's assets and liabilities recorded at their estimated fair values as of September 30, 2002. The actual fair value adjustments to the assets and the liabilities of CNBC will be made on the basis of appraisals and evaluations that will be made as of the date the merger is completed. Thus, the actual fair value adjustments may differ significantly from those reflected in these pro forma financial statements. In the opinion of First Merchants' management, the estimates used in the preparation of these pro forma financial statements are reasonable under the circumstances.

      You should read the unaudited pro forma combined consolidated financial information in conjunction with the accompanying notes and with First Merchants' historical financial statements and related notes which are incorporated by reference in this document and CNBC's historical financial statements and related notes which are included as part of this document as Appendices D and E and incorporated by reference in this document.

        UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002
                        ALTERNATIVE A--100% STOCK ISSUED
                                 (In Thousands)

                                                         First
                                                       Merchants         CNBC         Pro forma           Pro forma
                                                      Corporation      Bancorp       Adjustments          Combined
                                                     --------------------------------------------------------------
Assets
Cash and due from banks ........................      $   73,223      $  15,470       $ (1,200)  (3)     $   87,093
                                                                                          (400)  (4)
Interest-bearing deposits ......................                            294                                 294
Federal funds sold .............................           8,750         23,028                              31,778
                                                      ----------------------------------------           ----------
  Cash and cash equivalents ....................          81,973         38,792         (1,600)             119,165
Interest-bearing time deposits .................          10,222                                             10,222
Investment securities
  Available for sale ...........................         335,968          4,610                             340,578
  Held to maturity .............................           9,484                                              9,484
                                                      ----------------------------------------           ----------
    Total investment securities ................         345,452          4,610                             350,062
Mortgage loans held for sale ...................          14,089                                             14,089
Loans, net of allowance ........................       1,971,891        273,607          6,477   (5)      2,251,975
Premises and equipment .........................          39,179          1,183                              40,362
Federal Reserve and FHLB stock .................          11,097          2,373                              13,470
Interest Receivable ............................          18,622          1,105                              19,727
Core deposits intangible .......................          20,329                         6,115   (7)         26,444
Goodwill .......................................          86,424                        22,746   (6)        109,170
Other assets ...................................          30,208          2,248          3,020   (8)         35,476
                                                      ----------------------------------------           ----------

     Total assets ..............................      $2,629,486      $ 323,918       $ 36,758           $2,990,162
                                                      ========================================           ==========

Liabilities
Deposits
  Noninterest-bearing ..........................      $  246,410      $  36,585       $                  $  282,995
  Interest-bearing .............................       1,773,325        221,685          2,347   (5)      1,997,357
                                                      ----------------------------------------           ----------
     Total deposits ............................       2,019,735        258,270          2,347            2,280,352
Borrowings .....................................         275,745         36,007          2,629   (5)        314,381
Trust preferred ................................          53,188          4,000            164   (5)         57,352
Other liabilities ..............................          20,945          1,239                              22,184
                                                      ----------------------------------------           ----------
      Total liabilities ........................       2,369,613        299,516          5,140            2,674,269
                                                      ----------------------------------------           ----------

Stockholders' equity
  Common stock .................................           2,039         14,506        (14,506) (10)          2,301
                                                                                           262  (11)
  Additional paid in capital ...................         116,204                        55,758  (11)        171,962
  Retained earnings ............................         135,266         11,743        (11,743) (10)        135,266
  Treasury stock ...............................                         (1,884)         1,884  (10)
  Accumulated comprehensive income .............           6,364             37            (37) (10)          6,364
                                                      ----------------------------------------           ----------
      Total stockholders' equity ...............         259,873         24,402         31,618              315,893
                                                      ----------------------------------------           ----------
      Total liabilities and stockholders equity       $2,629,486      $ 323,918       $ 36,758           $2,990,162
                                                      ========================================           ==========

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

     UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      For The Year Ended December 31, 2001
                        Alternative A--100% Stock Issued
                (In Thousands except Share and Per Share Amounts)

                                                                        Lafayette Bancorporation
                                                      First            ------------------------
                                                    Merchants                            Pro forma
                                                   Corporation        Historical        Adjustments
                                                   ----------------------------------------------------
Interest Income
  Loans receivable ..........................      $    103,561       $   46,853          $  (129)  (12)
  Investment securities .....................            15,310            5,030
  Other .....................................             1,564            1,781
                                                   ----------------------------------------------
     Total interest income ..................           120,435           53,664             (129)
                                                   ----------------------------------------------

Interest Expense
  Deposits ..................................            45,856           22,650           (2,503)  (12)
  Securities sold under repurchase agreements             3,208            1,506
  Borrowings ................................             7,010            2,747             (135)  (12)
                                                                                            4,964   (15)
                                                   ----------------------------------------------
     Total interest expense .................            56,074           26,903            2,326
                                                   ----------------------------------------------

Net Interest Income .........................            64,361           26,761           (2,455)
   Provision for loan losses ................             3,576            1,225
                                                   ----------------------------------------------
Net interest income after provision for
  loan losses ...............................            60,785           25,536           (2,455)
                                                   ----------------------------------------------

Other Income
   Fiduciary activities .....................             5,429            1,264
   Service charges on deposit accounts ......             5,729            2,352
   Other customer fees ......................             3,166            1,080
   Net realized gains (losses) on sales of
     available-for-sale securities ..........              (200)
   Commission income ........................             1,945              398
   Other income .............................             2,474            2,360
                                                   ----------------------------------------------
     Total other income .....................            18,543            7,454
                                                   ----------------------------------------------

Other expenses
   Salaries and employee benefits ...........            24,711           12,908
   Net occupancy expenses ...................             2,729            1,293              (49)  (16)
   Equipment expenses .......................             4,521            1,914
   Goodwill amortization ....................             1,003              716             (716)  (17)
   Core deposit and other intangible
     amortization ...........................               679                             2,249   (13)
   Other expenses ...........................            11,552            5,343
                                                   ----------------------------------------------
     Total other expenses ...................            45,195           22,174            1,484
                                                   ----------------------------------------------

Income before income tax ....................            34,133           10,816           (3,939)
   Income tax expense .......................            11,924            3,401           (1,596)  (18)
                                                   ----------------------------------------------
Net Income ..................................      $     22,209       $    7,415          $(2,343)
                                                   ==============================================
     Per Share Data
       Basic earnings per common share ......      $       1.71       $     1.87
       Diluted earnings per common share ....              1.69             1.84
       Average common shares-basic ..........        13,019,984        3,959,582
       Average common shares-diluted ........        13,113,795        4,020,795


                                                          CNBC Bancorp
                                                  -------------------------
                                                                  Pro forma           Pro forma
                                                   Historical    Adjustments           Combined
                                                  -----------------------------------------------
Interest Income
  Loans receivable ..........................      $   19,508      $  (996)  (12)    $    168,797
  Investment securities .....................             434                              20,774
  Other .....................................             771                               4,116
                                                   ----------------------------------------------
     Total interest income ..................          20,713         (996)               193,687
                                                   ----------------------------------------------

Interest Expense
  Deposits ..................................           8,137       (1,565)  (12)          72,575
  Securities sold under repurchase agreements                                               4,714
  Borrowings ................................           1,682         (639)  (12)          15,629

                                                   ----------------------------------------------
     Total interest expense .................           9,819       (2,204)                92,918
                                                   ----------------------------------------------

Net Interest Income .........................          10,894        1,208                100,769
   Provision for loan losses ................             660                               5,461
                                                   ----------------------------------------------
Net interest income after provision for
  loan losses ...............................          10,234        1,208                 95,308
                                                   ----------------------------------------------

Other Income
   Fiduciary activities .....................                                               6,693
   Service charges on deposit accounts ......             219                               8,300
   Other customer fees ......................                                               4,246
   Net realized gains (losses) on sales of
     available-for-sale securities ..........              18                                (182)
   Commission income ........................             273                               2,616
   Other income .............................             288                               5,122
                                                   ----------------------------------------------
     Total other income .....................             798                              26,795
                                                   ----------------------------------------------

Other expenses
   Salaries and employee benefits ...........           3,805                              41,424
   Net occupancy expenses ...................             401                               4,374
   Equipment expenses .......................                                               6,435
   Goodwill amortization ....................                                               1,003
   Core deposit and other intangible
     amortization ...........................                        1,359   (13)           4,287
   Other expenses ...........................           1,712                              18,607
                                                   ----------------------------------------------
     Total other expenses ...................           5,918        1,359                 76,130
                                                   ----------------------------------------------

Income before income tax ....................           5,114         (151)                45,973
   Income tax expense .......................           1,778          (61)  (18)          15,446
                                                   ----------------------------------------------
Net Income ..................................      $    3,336      $   (90)          $     30,527
                                                   ==============================================
     Per Share Data
       Basic earnings per common share ......      $     1.62                        $       1.69
       Diluted earnings per common share ....            1.57                                1.68
       Average common shares-basic ..........       2,052,939                          18,029,034
       Average common shares-diluted ........       2,118,850                          18,122,845

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

     UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  For The Nine Months Ended September 30, 2002
                        Alternative A--100% Stock Issued
                (In Thousands except Share and Per Share Amounts)

                                                                  Lafayette Bancorporation
                                                   First        -----------------------------
                                                 Merchants      Historical         Pro forma
                                                Corporation         (2)           Adjustments
                                                ---------------------------------------------------
Interest Income
  Loans receivable                              $    94,907      $  9,998           $   (32)  (12)
  Investment securities                              11,436         1,331
  Other                                               1,074           121
                                                -------------------------------------------
     Total interest income                          107,417        11,450               (32)
                                                -------------------------------------------

Interest Expense
  Deposits                                           29,766         3,973              (512)  (12)
  Securities sold under repurchase
    agreements                                                        134
Borrowings                                            9,863           602               (34)  (12)
                                                                                      1,222   (15)
                                                -------------------------------------------
     Total interest expense                          39,629         4,709               676
                                                -------------------------------------------

Net Interest Income                                  67,788         6,741              (708)
   Provision for loan losses                          4,297         1,615                     (19)
                                                -------------------------------------------
Net interest income after provision for
  loan losses                                        63,491         5,126              (708)
                                                -------------------------------------------

Other Income
   Fiduciary activities                               4,471           323
   Service charges on deposit accounts                6,635           742
   Other customer fees                                2,328           451
   Net realized gains (losses) on sales of
     available-for-sale securities                      162
   Commission income                                  1,617           575
   Other income                                       4,648           132
                                                -------------------------------------------
     Total other income                              19,861         2,223
                                                -------------------------------------------

Other expenses
   Salaries and employee benefits                    28,301         3,651
   Net occupancy expenses                             2,699           346               (12)  (16)
   Equipment expenses                                 4,848           914
   Core deposit and other intangible                  1,837           171               511   (13)
     amortization                                                                      (171)  (17)
   Other expenses                                    13,444         3,205
                                                -------------------------------------------
     Total other expenses                            51,129         8,287               328
                                                -------------------------------------------

Income before income tax                             32,223          (938)           (1,036)
   Income tax expense                                10,983          (600)             (420)  (18)
                                                -------------------------------------------
Net Income                                      $    21,240      $   (338)          $  (616)
                                                ===========================================

     Per Share Data
       Basic earnings per common share          $      1.39      $  (0.08)
       Diluted earnings per common share               1.37         (0.08)
       Average common shares-basic               15,340,528
       Average common shares-diluted             15,482,682


                                                      CNBC Bancorp
                                                -------------------------
                                                               Pro forma           Pro forma
                                                Historical    Adjustments          Combined
                                                ---------------------------------------------
Interest Income
  Loans receivable                              $   13,890      $  (685)  (12)    $   118,078
  Investment securities                                231                             12,998
  Other                                                209                              1,404
                                                ---------------------------------------------
     Total interest income                          14,330         (685)              132,480
                                                ---------------------------------------------

Interest Expense
  Deposits                                           4,556         (581)  (12)         37,202
  Securities sold under repurchase
    agreements                                                                            134
  Borrowings                                         1,519         (416)  (12)         12,756

                                                ---------------------------------------------
     Total interest expense                          6,075         (997)               50,092
                                                ---------------------------------------------

Net Interest Income                                  8,255          312                82,388
   Provision for loan losses                           399                              6,311
                                                ---------------------------------------------
Net interest income after provision for
  loan losses                                        7,856          312                76,077
                                                ---------------------------------------------

Other Income
   Fiduciary activities                                                                 4,794
   Service charges on deposit accounts                 208                              7,585
   Other customer fees                                                                  2,779
   Net realized gains (losses) on sales of
     available-for-sale securities                       7                                169
   Commission income                                   217                              2,409
   Other income                                        153                              4,933
                                                ---------------------------------------------
     Total other income                                585                             22,669
                                                ---------------------------------------------

Other expenses
   Salaries and employee benefits                    3,024                             34,976
   Net occupancy expenses                              370                              3,403
   Equipment expenses                                                                   5,762
   Core deposit and other intangible                                892  (13)           3,240
     amortization
   Other expenses                                    1,420                             18,069
                                                ---------------------------------------------
     Total other expenses                            4,814          892                65,450
                                                ---------------------------------------------

Income before income tax                             3,627         (580)               33,296
   Income tax expense                                1,253         (235) (18)          10,981
                                                ---------------------------------------------
Net Income                                      $    2,374      $  (345)          $    22,315
                                                =============================================

     Per Share Data
       Basic earnings per common share          $     1.19                        $      1.21
       Diluted earnings per common share              1.15                               1.20
       Average common shares-basic               2,000,068                         18,408,437
       Average common shares-diluted             2,071,400                         18,550,591

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

        UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002
                         ALTERNATIVE B-60% STOCK ISSUED
                             (Dollars In Thousands)

                                                        First
                                                      Merchants       CNBC             Pro forma          Pro forma
                                                     Corporation     Bancorp          Adjustments         Combined
                                                     --------------------------------------------------------------
Assets
Cash and due from banks ........................     $   73,223     $  15,470          $ (1,200)  (3)    $   87,531
                                                                                           (400)  (4)
                                                                                            438   (1)
Interest-bearing deposits ......................                          294                                   294
Federal funds sold .............................          8,750        23,028                                31,778
                                                     ------------------------------------------          ----------
  Cash and cash equivalents ....................         81,973        38,792            (1,162)            119,603
Interest-bearing time deposits .................         10,222                                              10,222
Investment securities
  Available for sale ...........................        335,968         4,610                               340,578
  Held to maturity .............................          9,484                                               9,484
                                                     ------------------------------------------          ----------
    Total investment securities ................        345,452         4,610                               350,062
Mortgage loans held for sale ...................         14,089                                              14,089
Loans, net of allowance ........................      1,971,891       273,607             6,477   (5)     2,251,975
Premises and equipment .........................         39,179         1,183                                40,362
Federal Reserve and FHLB stock .................         11,097         2,373                                13,470
Interest Receivable ............................         18,622         1,105                                19,727
Core deposit intangible ........................         20,329                           6,115   (7)        26,444
Goodwill .......................................         86,424                          24,900   (6)       111,324
Other assets ...................................         30,208         2,248             3,020   (8)        35,476
                                                     ------------------------------------------          ----------
     Total assets ..............................     $2,629,486     $ 323,918          $ 39,350          $2,992,754
                                                     ==========================================          ==========

Liabilities
Deposits
  Noninterest-bearing ..........................     $  246,410     $  36,585          $                 $  282,995
  Interest-bearing .............................      1,773,325       221,685             2,347   (5)     1,997,357
                                                     ------------------------------------------          ----------
     Total deposits ............................      2,019,735       258,270             2,347           2,280,352
Borrowings .....................................        275,745        36,007             2,629   (5)       314,381
Trust preferred ................................         53,188         4,000               164   (5)
                                                                                         25,000   (9)        82,352
Other liabilities ..............................         20,945         1,239                                22,184
                                                     ------------------------------------------          ----------
      Total liabilities ........................      2,369,613       299,516            30,140           2,699,269
                                                     ------------------------------------------          ----------

Stockholders' equity
  Common stock .................................          2,039        14,506           (14,506)  (10)        2,196
                                                                                            157   (11)
  Additional paid in capital ...................        116,204                          33,455   (11)      149,659
  Retained earnings ............................        135,266        11,743           (11,743)  (10)      135,266
  Treasury stock ...............................                       (1,884)            1,884   (10)
  Accumulated comprehensive income .............          6,364            37               (37)  (10)        6,364
                                                     ------------------------------------------          ----------
      Total stockholders' equity ...............        259,873        24,402             9,210             293,485
                                                     ------------------------------------------          ----------
      Total liabilities and stockholders' equity     $2,629,486     $ 323,918          $ 39,350          $2,992,754
                                                     ==========================================          ==========

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

     UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      For The Year Ended December 31, 2001
                         Alternative B--60% Stock Issued
                (In Thousands except Share and Per Share Amounts)

                                                                   Lafayette Bancorporation
                                                  First            ------------------------
                                                Merchants                           Pro forma
                                               Corporation       Historical        Adjustments
                                              -------------------------------------------------------
Interest Income
  Loans receivable                             $    103,561      $   46,853         $  (129)  (12)
  Investment securities                              15,310           5,030
  Other                                               1,564           1,781
                                               --------------------------------------------
     Total interest income                          120,435          53,664            (129)  (12)
                                               --------------------------------------------

Interest Expense
  Deposits                                           45,856          22,650          (2,503)  (12)
  Securities sold under repurchase
    agreements                                        3,208           1,506
  Borrowings                                          7,010           2,747            (135)  (12)
                                                                                      4,964   (15)
                                               --------------------------------------------
     Total interest expense                          56,074          26,903           2,326
                                               --------------------------------------------

Net Interest Income                                  64,361          26,761          (2,455)
   Provision for loan losses                          3,576           1,225
                                               --------------------------------------------
Net interest income after provision for
  loan losses                                        60,785          25,536          (2,455)
                                               --------------------------------------------

Other Income
   Fiduciary activities                               5,429           1,264
   Service charges on deposit accounts                5,729           2,352
   Other customer fees                                3,166           1,080
   Net realized gains (losses) on sales of
     available-for-sale securities                     (200)
   Commission income                                  1,945             398
   Other income                                       2,474           2,360
                                               --------------------------------------------
     Total other income                              18,543           7,454
                                               --------------------------------------------

Other expenses
   Salaries and employee benefits                    24,711          12,908
   Net occupancy expenses                             2,729           1,293             (49)  (16)
   Equipment expenses                                 4,521           1,914
   Goodwill amortization                              1,003             716            (716)  (17)
   Core deposit and other intangible
     amortization                                       679                           2,249   (13)
   Other expenses                                    11,552           5,343
                                               --------------------------------------------
     Total other expenses                            45,195          22,174           1,484
                                               --------------------------------------------

Income before income tax                             34,133          10,816          (3,939)
   Income tax expense                                11,924           3,401          (1,596)  (18)
                                               --------------------------------------------
Net Income                                     $     22,209      $    7,415         $(2,343)
                                               ============================================

     Per Share Data
       Basic earnings per common share         $       1.71      $     1.87
       Diluted earnings per common share               1.69            1.84
       Average common shares-basic               13,019,984       3,959,582
       Average common shares-diluted             13,113,795       4,020,795


                                                      CNBC Bancorp
                                               ----------------------------
                                                                  Pro forma           Pro forma
                                               Historical        Adjustments          Combined
                                               -------------------------------------------------
Interest Income
  Loans receivable                             $   19,508         $   (996)  (12)   $    168,797
  Investment securities                               434                                 20,774
  Other                                               771                                  4,116
                                               -------------------------------------------------
     Total interest income                         20,713             (996)              193,687
                                               -------------------------------------------------

Interest Expense
  Deposits                                          8,137           (1,565)  (12)         72,575
  Securities sold under repurchase
    agreements                                                                             4,714
  Borrowings                                        1,682             (639)  (12)
                                                                     2,125   (14)         17,754
                                               -------------------------------------------------
     Total interest expense                         9,819              (79)               95,043
                                               -------------------------------------------------

Net Interest Income                                10,894             (917)               98,644
   Provision for loan losses                          660                                  5,461
                                               -------------------------------------------------
Net interest income after provision for
  loan losses                                      10,234             (917)               93,183
                                               -------------------------------------------------

Other Income
   Fiduciary activities                                                                    6,693
   Service charges on deposit accounts                219                                  8,300
   Other customer fees                                                                     4,246
   Net realized gains (losses) on sales of
     available-for-sale securities                     18                                   (182)
   Commission income                                  273                                  2,616
   Other income                                       288                                  5,122
                                               -------------------------------------------------
     Total other income                               798                                 26,795
                                               -------------------------------------------------

Other expenses
   Salaries and employee benefits                   3,805                                 41,424
   Net occupancy expenses                             401                                  4,374
   Equipment expenses                                                                      6,435
   Goodwill amortization                                                                   1,003
   Core deposit and other intangible
     amortization                                                    1,359   (13)          4,287
   Other expenses                                   1,712                                 18,607
                                               -------------------------------------------------
     Total other expenses                           5,918            1,359                76,130
                                               -------------------------------------------------

Income before income tax                            5,114           (2,276)               43,848
   Income tax expense                               1,778             (922)  (18)         14,585
                                               -------------------------------------------------
Net Income                                     $    3,336         $ (1,354)         $     29,263
                                               =================================================

     Per Share Data
       Basic earnings per common share         $     1.62                           $       1.70
       Diluted earnings per common share             1.57                                   1.69
       Average common shares-basic              2,052,939                             17,190,099
       Average common shares-diluted            2,118,850                             17,283,910

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

     UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  For The Nine Months Ended September 30, 2002
                         Alternative B--60% Stock Issued
                (In Thousands except Share and Per Share Amounts)

                                                             Lafayette Bancorporation
                                                 First      --------------------------
                                               Merchants    Historical       Pro forma
                                              Corporation      (2)          Adjustments
                                              -----------------------------------------------
Interest Income
  Loans receivable                            $    94,907    $  9,998         $   (32)  (12)
  Investment securities                            11,436       1,331
  Other                                             1,074         121
                                              ---------------------------------------
     Total interest income                        107,417      11,450             (32)
                                              ---------------------------------------

Interest Expense
  Deposits                                         29,766       3,973            (512)  (12)
  Securities sold under repurchase
    agreements                                                    134
  Borrowings                                        9,863         602             (34)  (12)
                                                                                1,222   (15)
                                              ---------------------------------------
     Total interest expense                        39,629       4,709             676
                                              ---------------------------------------

Net Interest Income                                67,788       6,741            (708)
   Provision for loan losses                        4,297       1,615                   (19)
                                              ---------------------------------------
Net interest income after provision for
  loan losses                                      63,491       5,126            (708)
                                              ---------------------------------------

Other Income
   Fiduciary activities                             4,471         323
   Service charges on deposit accounts              6,635         742
   Other customer fees                              2,328         451
   Net realized gains (losses) on sales of
     available-for-sale securities                    162
   Commission income                                1,617         575
   Other income                                     4,648         132
                                              ---------------------------------------
     Total other income                            19,861       2,223
                                              ---------------------------------------

Other expenses
   Salaries and employee benefits                  28,301       3,651
   Net occupancy expenses                           2,699         346             (12)  (16)
   Equipment expenses                               4,848         914
   Core deposit and other intangible                1,837         171             511   (13)
     amortization                                                                (171)  (17)
   Other expenses                                  13,444       3,205
                                              ---------------------------------------
     Total other expenses                          51,129       8,287             328
                                              ---------------------------------------

Income before income tax                           32,223        (938)         (1,036)
   Income tax expense                              10,983        (600)           (420)  (18)
                                              ---------------------------------------
Net Income                                    $    21,240    $   (338)        $  (616)
                                              =======================================

     Per Share Data
       Basic earnings per common share        $      1.39    $  (0.08)
       Diluted earnings per common share             1.37       (0.08)
       Average common shares-basic             15,340,528
       Average common shares-diluted           15,482,682


     UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  For The Nine Months Ended September 30, 2002
                         Alternative B--60% Stock Issued
                (In Thousands except Share and Per Share Amounts)


                                                     CNBC Bancorp
                                              ----------------------------
                                                                Pro forma         Pro forma
                                              Historical       Adjustments        Combined
                                             -----------------------------------------------
Interest Income
  Loans receivable                            $   13,890        $   (685)  (12)  $   118,078
  Investment securities                              231                              12,998
  Other                                              209                               1,404
                                              ----------------------------------------------
     Total interest income                        14,330            (685)            132,480
                                              ----------------------------------------------

Interest Expense
  Deposits                                         4,556            (581)  (12)       37,202
  Securities sold under repurchase
    agreements                                                                           134
  Borrowings                                       1,519            (416)  (12)
                                                                   1,594   (14)       14,350
                                              ----------------------------------------------
     Total interest expense                        6,075             597              51,686
                                              ----------------------------------------------

Net Interest Income                                8,255          (1,282)             80,794
   Provision for loan losses                         399                               6,311
                                              ----------------------------------------------
Net interest income after provision for
  loan losses                                      7,856          (1,282)             74,483
                                              ----------------------------------------------

Other Income
   Fiduciary activities                                                                4,794
   Service charges on deposit accounts               208                               7,585
   Other customer fees                                                                 2,779
   Net realized gains (losses) on sales of
     available-for-sale securities                     7                                 169
   Commission income                                 217                               2,409
   Other income                                      153                               4,933
                                              ----------------------------------------------
     Total other income                              585                              22,669
                                              ----------------------------------------------

Other expenses
   Salaries and employee benefits                  3,024                              34,976
   Net occupancy expenses                            370                               3,403
   Equipment expenses                                                                  5,762
   Core deposit and other intangible                                 892  (13)         3,240
     amortization
   Other expenses                                  1,420                              18,069
                                              ----------------------------------------------
     Total other expenses                          4,814             892              65,450
                                              ----------------------------------------------

Income before income tax                           3,627          (2,174)             31,702
   Income tax expense                              1,253            (881)  (18)       10,335
                                              ----------------------------------------------
Net Income                                    $    2,374        $ (1,293)        $    21,367
                                              ==============================================

     Per Share Data
       Basic earnings per common share        $     1.19                         $      1.22
       Diluted earnings per common share            1.15                                1.21
       Average common shares-basic             2,000,068                          17,569,502
       Average common shares-diluted           2,071,400                          17,711,656

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

    Notes to Unaudited Pro Forma Combined Consolidated Financial Information

Note 1 - Basis of Presentation

      First Merchants has agreed to acquire CNBC for a fixed exchange ratio of
      1.01 shares of First Merchants stock for each CNBC common share, subject to possible upward or downward adjustment as provided for in the Merger Agreement, or a fixed payment of $29.57 per share for each share of CNBC stock up to 2,076,572 shares. The acquisition will be accounted for under the purchase method of accounting and, accordingly, the assets and liabilities of CNBC have been marked to estimated fair value based upon conditions as of September 30, 2002. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at the time.

Note 2 - Pro Forma Adjustments

(1) To record the proceeds from issuance of mandatorily redeemable capital securities of subsidiary trust in excess of cash payment necessary for CNBC common shares.

(2) Represents the activity of Lafayette Bancorporation for the period of January 1, 2002 through March 31, 2002. Activity of Lafayette Bank and Trust Company for the period of April 1, 2002 through September 30, 2002 is included in the operations of First Merchants for that period. (3) To record payment by CNBC for estimated transaction costs.

(4)   To record payment by First Merchants for estimated transaction costs.

(5) To adjust interest-earning assets and interest-bearing liabilities of CNBC to approximate fair value.

(6) To record goodwill for the cost of acquisition over the estimated fair value of net assets acquired as follows:

                                                                          Alternative A        Alternative B
      Purchase Price:
        Common stock                                                         $    262             $    157
        Additional paid in capital                                             55,758               33,455
        Acquisition costs                                                         400                  400
        Cash paid to CNBC shareholders                                                              24,562
                                                                             --------             --------
               Total purchase price paid                                       56,420               58,574
                                                                             --------             --------

      Allocated to:
        Historical book value of CNBC's net assets                             24,402               24,402
        Record transaction costs of CNBC                                       (1,200)              (1,200)
                                                                             --------             --------
      Adjusted book value of CNBC                                              23,202               23,202
                                                                             --------             --------

        Core deposit intangible                                                 6,115                6,115

      Adjustments to record assets and liabilities at fair value:

        Loans                                                                   6,477                6,477
        Deposits                                                               (2,347)              (2,347)
        Borrowings                                                             (2,793)              (2,793)
        Deferred taxes                                                          3,020                3,020
                                                                             --------             --------
               Total allocation                                                10,472               10,472
                                                                             --------             --------

      Goodwill                                                               $ 22,746             $ 24,900
                                                                             ========             ========

      Additional intangible assets may be identified and recorded, as appropriate, at the merger date based upon the information available at that time.


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

(7)   To record core deposit intangible.

(8)   To record deferred taxes on the purchase accounting adjustments.

(9) To record additional issuance of mandatorily redeemable capital securities of subsidiary trust to fund the cash payment of $29.57 per share for CNBC common shares.

(10)  To eliminate CNBC's equity accounts.

(11) To record issuance of 2,097,337 shares of First Merchants stock under Alternative A and the issuance of 1,258,402 shares of First Merchants stock under Alternative B.

(12) To record effect of amortization of purchase accounting adjustments in a manner that approximates the level yield method. (Lafayette purchase accounting adjustment amortization is based upon actual purchase accounting adjustments recorded by First Merchants on April 1, 2002.)

(13)  To record amortization of core deposit premium.

(14) To record interest expense on issuance of mandatorily redeemable capital securities of subsidiary trust related to the cash payment for CNBC common shares.

(15) To record interest expense on additional borrowings related to the acquisition of Lafayette Bancorporation.

(16) To record amortization of purchase accounting adjustment related to premises and equipment.

(17) To eliminate Lafayette Bancorporation's amortization of core deposit intangible and goodwill.

(18) To record tax effect of purchase accounting adjustments at an effective rate of 40.525%.

(19) Lafayette Bancorporation changed the methodology of determining the allowance for loan losses effective January 1, 2002 to conform to the methodology utilized by First Merchants.


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

                         DESCRIPTION OF FIRST MERCHANTS

Business

      First Merchants, headquartered in Muncie, Indiana, is a multi-bank holding company organized in 1982 under the laws of the State of Indiana. First Merchants is also a financial holding company.

      First Merchants was originally formed as the bank holding company for First Merchants Bank, National Association. Since that time, First Merchants has acquired Pendleton Banking Company, First United Bank, The Union County National Bank of Liberty, The Randolph County Bank, The First National Bank of Portland, Anderson Community Bank, Decatur Bank & Trust Company, Frances Slocum Bank & Trust Company and Lafayette Bank and Trust Company. Each of such banks operates as a wholly-owned subsidiary of First Merchants with the exception of Pendleton Banking Company and Anderson Community Bank which were merged and operate under the name "The Madison Community Bank."

      First Merchants presently conducts its commercial banking business in Delaware, Hamilton, Adams, Madison, Henry, Union, Wayne, Fayette, Randolph, Jay, Wabash, Miami, Howard, Tippecanoe, Jasper, White, Carroll, and Boone counties in the State of Indiana and Butler County in the State of Ohio, through the 69 offices of its 9 bank subsidiaries. These banks provide a wide range of commercial banking services, including:

      o     demand, savings and time deposits;

      o agricultural, commercial, industrial, consumer and real estate loans;

      o     installment credit lending;

      o     safe deposit facilities;

      o     collections;

      o     fiduciary and trust services; and

      o     other general services related to the banking business.

      First Merchants' bank subsidiaries make and service both secured and unsecured loans to individuals, firms and corporations. Their installment loan departments make direct loans to individuals and purchase installment obligations from retailers without recourse.

      Through various nonbank subsidiaries, First Merchants also engages in the general insurance agency business, the title insurance agency business and the reinsurance of credit life, accident and health insurance.

      As of September 30, 2002, First Merchants had consolidated assets of approximately $2.6 billion, consolidated deposits of approximately $2.0 billion, and stockholders' equity of approximately $260 million.

      First Merchants' principal office is located at 200 East Jackson Street, Muncie, Indiana 47305. Its telephone number is (765) 747-1500.

Acquisition Policy and Pending Transactions

      First Merchants anticipates that it will continue its policy of geographic expansion of its banking business through the acquisition of additional financial institutions whose operations are consistent with its community banking philosophy. First Merchants' management routinely explores opportunities to acquire financial institutions and other financial services-related businesses and to enter into strategic alliances to expand the scope of its services and its customer base. As of the date of this document, First Merchants is not a party to any other agreement relating to an acquisition of additional financial institutions, other than the Merger Agreement with CNBC.

Recent Developments

      On April 1, 2002, Lafayette Bancorporation, Lafayette, Indiana (Lafayette) was merged into First Merchants pursuant to the terms of an Agreement of Reorganization and Merger dated October 14, 2001, by and between Lafayette and First Merchants. As a result of the merger, Lafayette's wholly-owned subsidiary, Lafayette Bank and Trust Company, became a wholly-owned subsidiary of First Merchants. Upon consummation of the merger, Lafayette shareholders received First Merchants' common stock and/or cash with an aggregate value of approximately $115.8 million, with an aggregate of approximately 2,772,861 shares of First Merchants common stock being issued to Lafayette shareholders and an aggregate of approximately $50,871,000 in cash being paid to Lafayette shareholders.

      On January ___, 2003, First Merchants formed Merchants Trust Company, National Association (Merchants Trust), as a wholly-owned national banking subsidiary. Upon formation, the trust departments of the following subsidiaries of First Merchants: First Merchants Bank, National Association, Lafayette Bank and Trust Company and The First National Bank of Portland were consolidated by transferring their operations into Merchants Trust.

Incorporation of Certain Information by Reference

      The foregoing information concerning First Merchants does not purport to be complete. Certain additional information relating to First Merchants' business, management, executive officer and director compensation, voting securities and certain relationships is incorporated by reference in this document from other documents filed by First Merchants with the Securities and Exchange Commission and listed under "WHERE YOU CAN FIND ADDITIONAL INFORMATION" in this document. If you desire copies of any of these documents, you may contact First Merchants at its address or telephone number indicated under "WHERE YOU CAN FIND ADDITIONAL INFORMATION" on page 104.

                               DESCRIPTION OF CNBC

Business

      CNBC is an Ohio corporation that was incorporated in 1996. It is a financial holding company and a registered bank holding company that owns all of the issued and outstanding common stock of Commerce National Bank (Commerce
Bank). CNBC's executive office is located in Columbus, Ohio and its business consists primarily of the ownership, supervision and control of Commerce Bank. The common stock of Commerce Bank is CNBC's principal asset and dividends paid by Commerce Bank are CNBC's principal source of income.

      Commerce Bank is a nationally chartered bank that was established in 1991 and has been in continuous operation since that date. Commerce Bank is a full-service national bank primarily serving small- to medium-sized businesses located in the Central, Ohio metropolitan area. Commerce Bank provides various commercial and consumer banking services to its customers through one office located in Franklin County, Ohio. These services include:

      o     demand, savings and time deposits;

      o     commercial, consumer and real estate loans;

      o     safe deposit facilities;

      o     installment credit lending; and

      o     other general services related to the banking business.

      CNBC also has two wholly-owned nonbank subsidiaries, CNBC Retirement Services, Inc. and CNBC Statutory Trust I. CNBC Retirement Services, Inc. was acquired by CNBC in 2000, and provides investment, administration and accounting services to individuals and business retirement plans. CNBC Statutory Trust I is a non-operating subsidiary of CNBC, which was formed as a special purpose subsidiary in 2001 to issue trust preferred securities.

      As of September 30, 2002, CNBC had consolidated assets of approximately $324 million, consolidated deposits of approximately $258 million, and stockholders' equity of approximately $24 million.

Incorporation of Certain Information by Reference

      The foregoing information concerning CNBC does not purport to be complete. Certain additional information relating to CNBC's business, management, executive officer and director compensation, voting securities and certain relationships is incorporated by reference in this document from documents filed by CNBC with the Securities and Exchange Commission and from documents which are included in this document in Appendices D and E. See "WHERE YOU CAN FIND ADDITIONAL INFORMATION" in this document on page 104.

                           COMPARISON OF COMMON STOCK

The following summary comparison of First Merchants common stock and CNBC common shares includes the material features of such stocks and the material differences in the rights of holders of shares of such stocks. Because this is a summary, it does not contain all of the information that is important to you and is qualified in its entirety by reference to First Merchants' Articles of Incorporation and By-Laws and CNBC`s Articles of Incorporation and Code of Regulations.

Governing Law

      Following the merger, the rights of former CNBC shareholders who receive First Merchants common stock in the merger will be governed by the laws of the State of Indiana, the state in which First Merchants is incorporated, and by First Merchants' Articles of Incorporation and By-Laws. The rights of CNBC shareholders are presently governed by the laws of the State of Ohio, the state in which CNBC is incorporated, and by CNBC's Articles of Incorporation and Code of Regulations. The rights of CNBC shareholders differ in certain respects from the rights they will have as First Merchants shareholders. The following is a brief discussion of certain of those material differences.

Authorized But Unissued Shares

      o     First Merchants

      First Merchants' Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, of which ________________ shares were outstanding as of ______________, 2003. First Merchants' Board of Directors may authorize the issuance of additional shares of common stock up to the amounts authorized in First Merchants' Articles of Incorporation without shareholder approval. First Merchants has 500,000 shares of preferred stock authorized. These shares are available to be issued, without prior shareholder approval, in classes with the rights, privileges and preferences determined for each class by the Board of Directors of First Merchants. No shares of preferred stock are presently outstanding.

      As of _______________, 2003, First Merchants had _____________ shares of its common stock reserved and remaining available for issuance under its 1999 Employee Stock Purchase Plan; ______________ shares of its common stock reserved and remaining available for issuance under its 1999 Long-term Equity Incentive Plan; and _______________ shares of its common stock reserved and remaining available for issuance under its Dividend Reinvestment and Stock Purchase Plan. In addition, as of ________________, 2003, First Merchants had ____________
options granted, but unexercised, under its 1989 Stock Option Plan and ____________ options granted, but unexercised, under its 1994 Stock Option Plan, with shares reserved and remaining available equal to the outstanding options under each plan.

      The issuance of additional shares of First Merchants common stock or the issuance of First Merchants preferred stock may adversely affect the interests of First Merchants shareholders by diluting their voting and ownership interests.

      o     CNBC

      CNBC's Articles of Incorporation authorize the issuance of 3,000,000 common shares, without par value, of which ___________ shares were outstanding as of ____________, 2003. CNBC has authorized 200,000 shares of serial preferred stock, with a par value of $10.00 per share. The shares of serial preferred stock are available to be issued in different classes with rights, privileges and preferences determined for each class by the Board of Directors. No serial preferred shares are outstanding. CNBC's Board of Directors may authorize the issuance of additional shares of common or serial preferred stock up to the amounts authorized in CNBC's Articles of Incorporation without shareholder approval.

      As of __________________, 2003, CNBC had ___________ common shares reserved and remaining available for issuance under its 2002 Stock Option Plan and ________________ common shares reserved and remaining available for issuance under its 1999 Stock Option Plan.

Preemptive Rights

      o     First Merchants

      As permitted by Indiana law, First Merchants' Articles of Incorporation do not provide for preemptive rights for shareholders to subscribe for any new or additional First Merchants shares of common stock. Preemptive rights may be granted to First Merchants shareholders if First Merchants' Articles of Incorporation are amended to permit such rights.

      o     CNBC

      Under Ohio law, subject to certain limitations, shareholders of corporations incorporated prior to March 17, 2000 (CNBC was incorporated in 1996) have preemptive rights unless the corporation's articles of incorporation provide otherwise. CNBC's Articles of Incorporation have eliminated preemptive rights for shareholders.

Dividend Rights

      o     First Merchants

      The holders of First Merchants common stock are entitled to dividends and other distributions when, as and if declared by its Boards of Directors. Generally, First Merchants may not pay a dividend if, after giving effect to the dividend:

      o First Merchants would not be able to pay its debts as they become due in the usual course of business; or

      o First Merchants' total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy preferential rights of shareholders payable upon dissolution.

      The amount of dividends, if any, that may be declared by First Merchants in the future will necessarily depend upon many factors, including, among other things, future earnings, capital requirements, business conditions and capital levels of subsidiaries (since First Merchants is primarily dependent upon dividends paid by its subsidiaries for revenues), the discretion of First Merchants' Board of Directors and other factors that may be appropriate in determining dividend policies.

      First Merchants' national bank subsidiaries and its Indiana-chartered bank subsidiaries may pay cash dividends to First Merchants on their common stock only out of adjusted retained net profits for the year in which the dividend is paid and the two preceding years.

      First Merchants' bank subsidiaries will ordinarily be restricted to paying dividends in a lesser amount to First Merchants than is legally permissible because of the need for the banks to maintain adequate capital consistent with the capital adequacy guidelines promulgated by the banks' principal federal regulatory authorities. If a bank's capital levels are deemed inadequate by the regulatory authorities, payment of dividends to its parent holding company may be prohibited. First Merchants' present bank subsidiaries are not currently subject to such a restriction.

      o     CNBC

      Under Ohio law, CNBC's Board of Directors may declare dividends on the outstanding CNBC common shares. Generally, CNBC may not pay a dividend if the dividend exceeds the combination of the surplus of CNBC and the difference between:

      o the reduction in surplus that results from the immediate recognition of the transition obligations under statement of financial accounting standards no. 106 (SFAS no. 106), issued by the financial accounting standards board; and

      o the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend if the corporation had elected to amortize its recognition of the transition obligation under SFAS no. 106.

      Ohio law also places other restrictions on the payment of dividends by CNBC, including the following:

      o dividends may not be paid to shareholders of any class in violation of the rights of shareholders of any other class;

      o dividends may not be paid when the corporation is insolvent or when there is reasonable ground to believe that payment of the dividend would result in insolvency; and

      o if any portion of a dividend is paid out of capital surplus, the corporation must notify each shareholder receiving the dividend of the kind of surplus out of which the dividend is being paid.

      Similar to First Merchants, Commerce Bank may pay cash dividends to CNBC on its common stock only out of adjusted retained net profits for the year in which the dividend is paid and the two preceding years. As with First Merchants, Commerce Bank will ordinarily be restricted to paying dividends to CNBC in a lesser amount than is legally permissible because of the need for Commerce Bank to maintain adequate capital consistent with the capital adequacy guidelines. If a bank's capital levels are deemed inadequate by the regulatory authorities, payment of dividends to its parent holding company may be prohibited. Presently, Commerce Bank is not subject to any such restriction.

Voting Rights

      o     First Merchants

      The holders of the outstanding shares of First Merchants common stock are entitled to one vote per share on all matters presented for shareholder vote. First Merchants shareholders do not have cumulative voting rights in the election of directors. Under cumulative voting, the number of shares a shareholder is entitled to vote is multiplied by the number of directors to be elected to the board. A shareholder may then cast this number of votes for the election of directors. A shareholder may cast all of his/her/its votes for one candidate or distribute them among two or more candidates.

      Indiana law generally requires that mergers, consolidations, sales, leases, exchanges or other dispositions of all or substantially all of the assets of a corporation be approved by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the shareholders meeting, subject to provision in the corporation's articles of incorporation requiring a higher percentage vote. First Merchants' Articles of Incorporation provide that certain business combinations may, under certain circumstances, require approval of more than a majority of the outstanding voting shares of First Merchants common stock. See "COMPARISON OF COMMON STOCK - Anti-Takeover Provisions."

      o     CNBC

      The holders of outstanding CNBC common shares are entitled to one vote per share on all matters presented for shareholder vote. Under Ohio law, you have the right to make a request, in accordance with applicable procedures, to cumulate your votes in the election of directors unless a corporation's articles of incorporation are amended to eliminate that right. CNBC's Articles of Incorporation have not been amended to eliminate cumulative voting in the election of its Directors.

      Under Ohio law, mergers must generally be approved by the affirmative vote of shareholders who hold two-thirds (2/3) of the outstanding shares entitled to vote on the merger unless the corporation's articles of incorporation provide for a greater or lesser vote; however, the articles of incorporation must require the vote of at least a majority of outstanding shares entitled to vote. CNBC's Articles of Incorporation have reduced the shareholder vote required to approve a merger to a majority of the outstanding shares entitled to vote.

Articles of Incorporation and Bylaw or Code of Regulation Amendments

      o     First Merchants

      Indiana law generally requires shareholder approval for most amendments to a corporation's articles of incorporation by a majority of a quorum at a shareholder's meeting (and, in certain cases, a majority of all shares held by any voting group entitled to vote). However, Indiana law permits a corporation in its articles of incorporation to specify a higher shareholder vote requirement for certain amendments. First Merchants' Articles of Incorporation require a super-majority shareholder vote of 75% of its outstanding shares of common stock for the amendment of certain significant provisions and a majority of its outstanding shares for all other amendments. See "COMPARISON OF COMMON STOCK - Number of Directors and Term of Office," "COMPARISON OF COMMON STOCK - Removal of Directors," and "COMPARISON OF COMMON STOCK - Anti-Takeover Provisions."

      Indiana law permits a board of directors to amend a corporation's by-laws unless the articles of incorporation provide otherwise. First Merchants' By-Laws may generally be amended by an affirmative vote of a majority of the entire Board of Directors. However, several provisions of First Merchants' By-Laws require two-thirds (2/3) vote of the entire Board of Directors to approve amendments, including the provision regarding removal of directors and setting the number and classes of directors. In addition, First Merchants' Articles of Incorporation provide that its By-Laws may not be amended to repeal, modify or amend certain provisions of its Articles of Incorporation.

      o     CNBC

      Under Ohio law, shareholders may adopt amendments to the articles of incorporation by the affirmative vote of two-thirds (2/3) of the shares entitled to vote on the proposal unless the corporation's articles of incorporation provide for a greater or lesser vote; however, the articles of incorporation must require the vote of at least a majority of shares entitled to vote. CNBC's Articles of Incorporation provide that, except for specific provisions relating to an amendment with respect to CNBC serial preferred shares or control share acquisitions, shareholders may amend the Articles of Incorporation by the affirmative vote of a majority of the outstanding CNBC common shares. If, however, the amendment to the Articles of Incorporation is inconsistent with or would have the effect of amending certain provisions of the Code of Regulations, then adoption of the amendment would require the same vote as would be required to amend the Code of Regulations. Amendments to the provisions of CNBC's Articles of Incorporation affecting control share acquisitions require the approval of 75% of the outstanding voting shares. Amendments to the provisions of CNBC's Articles of Incorporation affecting its serial preferred shares require the affirmative vote of two-thirds (2/3) of the outstanding serial preferred shares.

      Under Ohio law, shareholders may amend or adopt regulations consistent with the law and the corporation's articles of incorporation, by the affirmative vote of a majority of shares entitled to vote if done at a shareholders meeting. For shareholders to amend the code of regulations without a meeting requires the affirmative vote of the holders of two-thirds (2/3) of the shares entitled to vote on the proposal. Ohio law provides that a corporation's articles of incorporation or code of regulations may increase or decrease the required shareholder vote, but may not allow approval by less than a majority of the voting power. With few exceptions, CNBC's Code of Regulations requires the affirmative vote of a majority of shares entitled to vote to amend the Code of Regulations. Any amendment to CNBC's Code of Regulations with respect to the number, classification, election, term of office or removal of directors requires the affirmative vote of at least 75% of the shares entitled to vote.

Special Meetings of Shareholders

      o     First Merchants

      First Merchants' By-Laws provide that a special meeting of shareholders may be called by the Board of Directors, the President, at the written request of a majority of the Board of Directors or at the written request of shareholders holding at least one-fourth (1/4) of all shares outstanding and entitled to vote on business for which the meeting is called.

      o     CNBC

      Pursuant to Ohio law and CNBC's Code of Regulations, a special meeting of shareholders may be called by the President, a Vice President, the directors by action at a meeting, a majority of the directors acting without a meeting or the holders of CNBC common shares representing at least 50% of the outstanding shares entitled to vote at the special meeting.

Number of Directors and Term of Office

      o     First Merchants

      First Merchants' Articles of Incorporation provide that the number of directors shall be set in the By-Laws by the Board of Directors and shall be at least 9 and no more than 21. First Merchants' Articles of Incorporation also provide for classes of directors with staggered terms. Amendment of this provision of First Merchants' Articles of Incorporation requires the approval of three-fourths (3/4) of the voting stock. First Merchants' By-Laws specify that the number of directors is 16. The By-Laws provide that the number of directors may be amended only by a two-thirds (2/3) vote of the entire Board of Directors. Consistent with its Articles of Incorporation, First Merchants' By-Laws provide that the Board of Directors is divided into 3 classes with 5 directors in 2 of the classes and 6 directors in the other class. The directors in each class are elected for 3-year staggered terms. Thus, approximately only one-third (1/3) of First Merchants' Board of Directors is elected at each annual meeting of shareholders. Because First Merchants' Board of Directors is divided into classes, a majority of First Merchants' directors can be replaced only after 2 annual meetings of shareholders. A two-thirds (2/3) vote of the entire Board of Directors is required to amend this provision of First Merchants' By-Laws.

      o     CNBC

      Under Ohio law, a corporation's articles of incorporation or code of regulations determines the number of directors, but, in most circumstances, the number may not be less than 3. Unless the articles of incorporation or code of regulations provide otherwise, the shareholders may fix or change the number of directors at a shareholders meeting for the election of directors by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. CNBC's Code of Regulations provide for no less than 9 and no more than 25 directors, the specific number of which is established by a majority of the CNBC shareholders or a majority of the Board of Directors from time-to-time. The CNBC Board of Directors has established the current number of directors at 17. Under Ohio law, a corporation's articles of incorporation or code of regulations may provide for the classification of directors into either 2 or 3 classes so long as no director serves a term of office greater than 3 years. CNBC's Code of Regulations classifies the board of directors into 3 classes with approximately 1/3 of the directors elected each year. Because CNBC's Board of Directors is divided into classes, a majority of CNBC's directors can be replaced only after 2 annual meetings of shareholders. A vote of 75% of the outstanding voting shares is required to amend this provision of CNBC's Code of Regulations.

Nomination of Directors

      o     First Merchants

      Under First Merchants' By-Laws, either the Board of Directors or any shareholder entitled to vote in the election of directors may nominate a candidate for the Board of Directors. Nominations, other than those made by or on behalf of existing management of First Merchants, must be made in writing and must be mailed to the President at First Merchants' principal executive offices no less than 10 and no more than 50 days prior to the shareholders meeting at which directors are to be elected. A notice to First Merchants nominating any person must set forth:

      o     the name and address of each nominee;

      o     the principal occupation of each nominee;

      o the total number of shares of First Merchants capital stock that will be voted for each nominee;

      o     the name and residence address of the notifying shareholder;

      o the number of shares of capital stock of First Merchants owned by the notifying shareholder; and

      o any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

      o     CNBC

      Similarly, under CNBC's Code of Regulations, the Board of Directors or any shareholder entitled to vote in the election of directors may nominate a candidate for the Board of Directors. Shareholder nominations must be made in writing and must include the written consent of each proposed nominee to serve as a director if elected. Shareholder nominations and the required consents must be received at CNBC's principal executive offices no less than 60 and no more than 90 days prior to the shareholders meeting at which directors are to be elected. If, however, notice of the meeting is mailed or disclosed to shareholders less than 75 days before the meeting date, shareholder nominations and required consents must be received by the close of business on the 15th day after notice is mailed or public disclosure is made. A shareholder's notice to CNBC nominating any person who is not an incumbent director must set forth:

      o     as to the nominee:

            o the name, age, business address and residence address of each nominee;

            o     the principal occupation or employment of each nominee;

            o the class and number of CNBC common shares that are beneficially owned by each nominee; and

            o any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

      o     as to the notifying shareholder:

            o     the name and record address of such shareholder; and

            o     the number of shares beneficially owned by such shareholder.

Removal of Directors

      o     First Merchants

      First Merchants' Articles of Incorporation and By-Laws provide that any director or all directors may be removed, with or without cause, at a meeting of shareholders upon the vote of the holders of not less than two-thirds (2/3) of the outstanding shares entitled to vote on the election of directors. However, if two-thirds (2/3) of the entire Board of Directors recommends removal of a director to the shareholders, then such director may be removed by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the election of directors at a shareholders meeting. A two-thirds (2/3) vote of the entire Board of Directors is required to amend this provision of First Merchants' By-Laws. Amendment of this provision of


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

First Merchants' Articles of Incorporation requires the approval of three-fourths (3/4) of the voting stock.

      o     CNBC

      CNBC's Code of Regulations provide that any director or all directors may be removed, with or without cause, at an annual meeting of shareholders or a special meeting called expressly for that purpose upon the affirmative vote of seventy-five percent (75%) of the outstanding shares entitled to vote on the election of directors. Amendment of this provision of CNBC's Code of Regulations requires the approval of seventy-five percent (75%) of the outstanding voting stock.

Dissenters' Rights

      o     First Merchants

      Under Indiana law, a shareholder of a corporation is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the following events:

      o Consummation of a plan of merger to which the corporation is a party, if shareholder approval is required and the shareholder is entitled to vote thereon;

      o Consummation of a plan of share exchange by which the corporation's shares will be acquired, if the shareholder is entitled to vote on the plan;

      o Consummation of a sale or exchange of all, or substantially all, the property of the corporation other than in the usual course of business, if the shareholder is entitled to vote on the sale or exchange;

      o     Approval of a control share acquisition under Indiana law; and

      o Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares.

      Under Indiana law, dissenters' rights are not available to holders of shares with respect to any transaction if the shares were registered in a national securities exchange or traded on the NASDAQ National Market System. Thus, First Merchants shareholders do not presently have dissenters' rights because First Merchants' shares are traded on the NASDAQ National Market System.

      o     CNBC

      Under Ohio law, shareholders are entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of certain mergers and other transactions. For a detailed discussion of the dissenters' rights of CNBC shareholders in connection with the merger, see the discussion under "THE MERGER - Rights of Dissenting Shareholders" on page 51 and also Appendix B hereto.

Liquidation Rights

      o     First Merchants

      In the event of any liquidation or dissolution of First Merchants, its shareholders are entitled to receive pro rata, according to the number of shares held, any assets distributable to shareholders, subject to the payment of First Merchants' liabilities and any rights of creditors and holders of shares of First Merchants preferred stock then outstanding.

      o     CNBC

      In the event of any liquidation or dissolution of CNBC, its shareholders are entitled to receive pro rata, according to the number of shares held, any assets distributable to shareholders, subject to the payment of CNBC's liabilities and any rights of creditors and holders of shares of CNBC serial preferred stock then outstanding.

Redemption

      o     First Merchants

      Under Indiana law, First Merchants may redeem or acquire shares of its common stock with funds legally available therefor, and shares so acquired constitute authorized but unissued shares. First Merchants may not redeem or acquire its shares of common stock if, after such redemption, it would not be able to pay its debts as they become due. Additionally, First Merchants may not redeem its shares if its total assets would be less than the sum of its total liabilities plus preferential rights of shareholders payable upon dissolution.

      In addition, as a bank holding company, First Merchants must give prior notice to the Federal Reserve if the consideration to be paid by First Merchants for any redemption or acquisition of its shares, when aggregated with the consideration paid for all redemptions or acquisitions for the preceding 12 months, equals or exceeds 10% of its consolidated net worth, unless First Merchants is well-capitalized before and after the redemption, is well-managed and is not subject to any unresolved supervisory issues.

      o     CNBC

      Under Ohio law, CNBC may not redeem its shares if, immediately thereafter, its assets would be less than its liabilities plus its stated capital, if any, if CNBC is insolvent, or if there is


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reasonable ground to believe that by such purchase or redemption CNBC would be rendered insolvent.

      As a bank holding company, CNBC is subject to the same restrictions on redemption as First Merchants.

Anti-Takeover Provisions

      The anti-takeover measures applicable to First Merchants and CNBC described below may have the effect of discouraging a person or other entity from acquiring control of either company. These measures may have the effect of discouraging certain tender offers for shares of their common stock which might otherwise be made at premium prices or certain other acquisition transactions which might be viewed favorably by a significant number of shareholders.

      o     First Merchants

      Under Indiana law, any 10% shareholder of an Indiana corporation, with a class of voting shares registered under Section 12 of the Securities Exchange Act of 1934, such as First Merchants, is prohibited for a period of 5 years from completing a business combination with the corporation unless, prior to the acquisition of such 10% interest, the board of directors approved either the acquisition of such interest or the proposed business combination. If such prior approval is not obtained, the corporation and a 10% shareholder may not consummate a business combination unless all provisions of the articles of incorporation are complied with and either a majority of disinterested shareholders approve the transaction or all shareholders receive a price per share as determined by Indiana law. A corporation may specifically adopt application of the business combination provision in its Articles of Incorporation and obtain the protection provided by this provision.

      An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combination provision, but such an election remains ineffective for 18 months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the election. First Merchants has adopted the protection provided by the business combination provision of Indiana law.

      In addition to the business combination provision, Indiana law also contains a "control share acquisition" provision which, although different in structure from the business combination provision, may have a similar effect of discouraging or making more difficult a hostile takeover of an Indiana corporation. This provision also may have the effect of discouraging premium bids for outstanding shares. Under this provision, unless otherwise provided in the corporation's articles of incorporation or by-laws, if a shareholder acquires a certain amount of shares, approval of a majority of the disinterested shareholders must be obtained before the acquiring shareholder may vote the control shares. Under certain circumstances, the shares held by the acquiror may be redeemed by the corporation at the fair market value of the shares as determined by the control share acquisition provision. First Merchants is subject to the control share acquisition provision. The constitutional validity of the control share acquisition statute has been challenged in the past and has been upheld by the United States Supreme Court.

      The control share acquisition provision does not apply to a plan of affiliation and merger if the corporation complies with the applicable merger provisions and is a party to the agreement of merger or plan of share exchange.

      In addition to the protection afforded by Indiana law, First Merchants' Articles of Incorporation provide that the directors of First Merchants are divided into 3 classes, each serving 3-year terms with one class to be elected at each annual meeting of shareholders. First Merchants' Articles of Incorporation also provide that directors may be removed with or without cause by a two-thirds (2/3) vote of the shares entitled to vote. However, if the Board by two-thirds (2/3) vote recommends removal of a director, that director may be removed by a majority of the shares entitled to vote. These provisions help prevent hostile shareholders from replacing a majority of the Board of Directors at one time. In addition, both of these provisions of First Merchants' Articles of Incorporation regarding directors may only be amended by approval of three-fourths (3/4) of the voting stock.

      First Merchants' Articles of Incorporation also require the approval of the holders of three-fourths (3/4) of the voting stock to approve certain business combinations involving any shareholder holding more than 10% of the voting stock unless the transaction is approved by a two-thirds (2/3) vote of the Board or the shareholders are to receive fair consideration for their shares. "Business combination" is defined to include mergers, consolidations, sales, leases, liquidations, dissolutions, certain reorganizations, and agreements relating to the foregoing. "Fair consideration" generally means, an amount per share equal to the higher of (a) the highest per share price paid for the First Merchants common stock in the 2 years preceding the business combination, and (b) the per share book value for First Merchants common stock. In the event two-thirds (2/3) Board approval is obtained or fair consideration is to be paid, then approval of the business combination would only require the approval of the holders of two-thirds (2/3) of the voting stock. Amendment of this provision of First Merchants' Articles of Incorporation requires the approval of three-fourths (3/4) of the voting stock.

      The existence of authorized but unissued common stock and preferred stock of First Merchants may also have an anti-takeover effect. The issuance of additional First Merchants shares with sufficient voting power could have a dilutive effect on its stock and may result in the defeat of an attempt to acquire control of First Merchants. The Board of Directors may issue shares of common stock and/or preferred stock at any time without shareholder approval. Prior to issuance, the Board of Directors would determine the relative rights, preferences, limitations and restrictions of the preferred stock. The Board of Directors would also determine whether any voting rights would attach to the preferred stock. The Board of Directors has no present plans to issue any preferred stock or common stock other than the common stock to be issued in the merger. The issuance of preferred or common stock in the future could result in the dilution of ownership and control of First Merchants by shareholders. Since First Merchants shareholders have no preemptive rights, there is no guarantee that shareholders would have an opportunity to purchase any of the preferred or common stock when and if it is issued.

      o     CNBC

      Ohio law contains a control share acquisition provision that applies to a corporation unless the corporation's articles of incorporation or code of regulations state that the control share acquisition provision does not apply. The Ohio control share acquisition provision prohibits a control share acquisition unless the shareholders of the corporation approve the acquisition by vote of a majority of shares represented at the meeting and of a majority of disinterested shares represented at the meeting. A control share acquisition is the acquisition, directly or indirectly, by a person of shares that, when added to the voting power the person already has, would entitle the person to cast, for the first time, a percentage of votes within particular ranges as defined by statute or the articles of incorporation.

      CNBC's Articles of Incorporation provide that the relevant statutory control share acquisition provision does not apply to CNBC, but do provide for similar shareholder approval in the event of a control share acquisition.

      Under Ohio law, an issuing public corporation is prohibited from entering into a "Chapter 1704 transaction," as defined below, with the direct or indirect beneficial owner of 10% or more of the corporation's shares for at least 3 years after the shareholder attains 10% ownership unless, before the shareholder attains 10% ownership, the board of directors approves either the Chapter 1704 transaction or the purchase of shares resulting in 10% ownership. A Chapter 1704 transaction is broadly defined to include, among other things:

      o a merger or consolidation involving the corporation and the 10% shareholder;

      o a sale or purchase of substantial assets between the corporation and the 10% shareholder;

      o a reclassification, recapitalization or other transaction proposed by the 10% shareholder that results in an increase in the proportion of shares beneficially owned by the 10% shareholder; and

      o the receipt by the 10% shareholder of a loan, guarantee, other financial assistance or tax benefit not received proportionately by all shareholders.

      Ohio law restricts these types of transactions between a corporation and a 10% shareholder even after the 3-year period. At that time, such a transaction may proceed only if:

      o the board of directors had approved the purchase of shares that gave the shareholder the 10% ownership;

      o the transaction is approved by the holders of shares of the corporation with at least two-thirds (2/3) of the voting power of the corporation, or such other percent as the articles of incorporation specify, and at least a majority of the disinterested shares; or

      o the transaction results in shareholders other than the 10% shareholder receiving a prescribed fair price plus interest for their shares.

CNBC is currently subject to this provision of Ohio law.

      In addition, CNBC's Code of Regulations provides that the directors of CNBC are divided into 3 classes, each serving 3-year terms with one class to be elected at each annual meeting of shareholders. CNBC's Code of Regulations also provides that directors may be removed with or without cause by the consent of seventy-five percent (75%) of the shares entitled to vote. These provisions help prevent hostile shareholders from replacing a majority of the Board of Directors at one time. In addition, both of these provisions of CNBC's Code of Regulations regarding directors may only be amended by the consent of seventy-five percent (75%) of the shares entitled to vote.

      The existence of authorized but unissued common and serial preferred stock of CNBC may also have an anti-takeover effect. The issuance of additional CNBC shares with sufficient voting power could have a dilutive effect on its stock and may result in the defeat of an attempt to acquire control of CNBC. The Board of Directors may issue shares of common stock and/or serial preferred stock at any time without shareholder approval. The serial preferred stock also has preferential rights to the common stock in terms of approval of corporate action, payment of dividends and payment of distributions upon liquidation, dissolution or winding up of CNBC. The Board of Directors has no present plans to issue any serial preferred stock or additional common stock. The issuance of serial preferred or common stock in the future could result in the dilution of ownership and control of CNBC by shareholders. Since CNBC shareholders have no preemptive rights, there is no guarantee that shareholders would have an opportunity to purchase any of the serial preferred or common stock when and if it is issued.

Director Liability

      o     First Merchants

      Under Indiana law, a director of First Merchants will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless:

      o The director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation; and

      o Such breach or failure to perform constitutes willful misconduct or recklessness.

      o     CNBC

      Under Ohio law, a director of an Ohio corporation shall not be found to have violated his or her fiduciary duties to the corporation or its shareholders unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, under Ohio law, a director is liable in damages for any action or failure to act as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the corporation's articles of incorporation or code of regulations make this provision inapplicable by specific reference. CNBC's Articles of Incorporation and Code of Regulations do not make this provision inapplicable.

Indemnification of Directors, Officers and Employees

      o     First Merchants

      Under Indiana law and First Merchants' Articles of Incorporation, First Merchants may indemnify any director, officer, employee or agent for any and all liability and expense incurred in connection with a proceeding which such person is involved in by reason of such person's position with First Merchants in which
(a) the person is wholly successful or (b) the person acted in good faith in what the person reasonably believed to be in or at least not opposed to the best interests of First Merchants. If the proceeding is a criminal proceeding, the person must have had no reasonable cause to believe that the person's conduct was unlawful. If the person is wholly successful with respect to the claim or proceeding, the indemnification by First Merchants is mandatory. Finally, First Merchants' Articles of Incorporation permit First Merchants to advance expenses to a person prior to final disposition of the proceeding if the person undertakes to repay any advanced amounts, if it is ultimately determined that he or she is not entitled to indemnification, or if the person furnishes to First Merchants a written affirmation of the person's good faith belief that he or she is entitled to indemnification.

      o     CNBC

      Under Ohio law, generally, a corporation may indemnify any director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed action or suit related to the person's position with the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires a corporation to indemnify any person for reasonable expenses incurred if he or she was successful in the defense of any action, suit or proceeding or part thereof. Ohio law and CNBC's Code of Regulations prohibit indemnification of a person finally judged to have been knowingly fraudulent or deliberately dishonest or who has acted with willful misconduct or in violation of applicable law. Finally, Ohio law requires a corporation to provide expenses to a person in advance of final disposition of the action, suit or proceeding if the person undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to indemnification. CNBC's Code of Regulations provides for indemnification to the fullest extent permitted by law.


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

Anti-Greenmail

      o     First Merchants

      Indiana law and First Merchants' Articles of Incorporation and By-Laws do not contain an anti-greenmail provision.

      o     CNBC

      Under Ohio law, subject to certain exceptions, a corporation may recover any profit realized from the disposition of equity securities by a person who, within 18 months before disposition, made a proposal or publicly disclosed the intention or possibility of making a proposal to acquire control of the corporation. Ohio law allows a corporation to opt out of this provision by specifically stating in its articles of incorporation or code of regulations that this provision does not apply. CNBC is currently subject to this provision of Ohio law.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Merger Agreement will be passed upon for First Merchants by the law firm of Bingham McHale LLP, 2700 Market Tower, 10 West Market Street, Indianapolis, Indiana 46204 and for CNBC by the law firm of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304.

                                     EXPERTS

      The audited consolidated financial statements of First Merchants and its affiliates, incorporated by reference into this document, have been audited by BKD, LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon, and have been so incorporated by reference in this document in reliance upon such report of BKD, LLP given on the authority of such firm as experts in auditing and accounting. Olive LLP and Baird, Kurtz & Dobson merged effective June 1, 2001, to become BKD, LLP.

      The audited consolidated financial statements of CNBC for the five years ended December 31, 2001 and 2000, included herein and attached hereto as Appendix D, have been audited by Crowe, Chizek and Company LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon, and have been so included herein and attached hereto as Appendix D, in reliance upon such report of Crowe, Chizek and Company LLP given on the authority of such firm as experts in auditing and accounting.

      Representatives of Crowe, Chizek and Company LLP are not expected to be present at the CNBC special shareholders meeting.


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

                                 INDEMNIFICATION

      As an Indiana corporation, First Merchants is subject to Indiana law.
Section 23-1-37-1 et seq. of the Indiana Business Corporation Law contains detailed provisions on indemnification of directors and officers of an Indiana corporation against expenses, judgments, settlements, penalties and fines incurred with respect to certain proceedings.

      First Merchants' Articles of Incorporation, as amended, and By-Laws, as amended, provide that First Merchants will indemnify any person who is or was a director, officer or employee of First Merchants or of any other corporation for which he is or was serving in any capacity at the request of First Merchants against all liability and expense that may be incurred in connection with, resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of First Merchants or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of First Merchants is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of First Merchants (acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such action) or independent legal counsel finds that he has met the standards of conduct set forth above. This indemnification is to the full extent and according to the procedures and requirements of Indiana law.

      The directors and officers of First Merchants are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Merchants pursuant to the foregoing provisions, First Merchants has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                              SHAREHOLDER PROPOSALS

      Any proposal which a First Merchants shareholder intends to have presented at the 2003 annual meeting of First Merchants and included in the proxy statement and form of proxy relating to that meeting must have been received by the Secretary of First Merchants at First Merchants' principal office no later than October 29, 2002, for inclusion in First Merchants' proxy statement and form of proxy relating to that meeting. Shareholder proposals, if any, intended to be presented at the 2003 annual meeting of First Merchants that were not submitted for inclusion in the proxy statement will be considered untimely unless they are received by the Secretary of First Merchants at First Merchants' principal office by January 9, 2003.

      Any shareholder who intended to present a proposal at the 2003 Annual Meeting of Shareholders must have delivered the proposal to CNBC no later than November 21, 2002, in order to have the proposal included in CNBC's proxy material for that meeting. Any shareholder proposal submitted other than for inclusion in CNBC's proxy materials for that meeting must be delivered to CNBC not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If a shareholder proposal is not received during this time period, such proposal will be considered untimely. CNBC may vote in its discretion all of the shares for which it has received proxies for the 2003 Annual Meeting of Shareholders as to any untimely shareholder proposals.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      First Merchants has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the common stock of First Merchants being offered in the merger. This proxy statement-prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to First Merchants and the securities offered by this proxy statement-prospectus, reference is made to the registration statement. Statements contained in this proxy statement-prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Securities and Exchange Commission.

      First Merchants and CNBC file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. You may also inspect and copy these materials at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain additional information about First Merchants on its website at http://www.firstmerchants.com. You may also obtain additional information about CNBC on its website at http://www.cnbcbank.com.

      Both First Merchants and CNBC "incorporate by reference" into this proxy statement-prospectus the information in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this proxy statement-prospectus. Some information contained in this proxy statement-prospectus updates the information


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

incorporated by reference and some information we file subsequently with the Securities and Exchange Commission will automatically update this proxy statement-prospectus.

      First Merchants incorporates by reference the documents and information listed below:

      o First Merchants' Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

      o First Merchants' Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

      o First Merchants' Current Report on Form 8-K filed on April 2, 2002, announcing the consummation of the merger of Lafayette Bancorporation with First Merchants;

      o First Merchants' Current Report on Form 8-K filed on April 19, 2002, announcing issuance by First Merchants Capital Trust I of 1,850,000 8.75% Cumulative Trust Preferred Securities;

      o First Merchants' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

      o First Merchants' Current Report on Form 8-K filed on August 16, 2002, announcing a 5% stock dividend declared on shares of its outstanding common stock;

      o First Merchants' Current Report on Form 8-K filed on August 28, 2002, announcing the execution of the Merger Agreement with CNBC;

      o First Merchants' Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

      o The information under the following captions in First Merchants' Form 10-K for the fiscal year ended December 31, 2001: (a) "Directors and Executive Officers of the Registrant" at page 27, (b) "Executive Compensation" at page 27, and (c) "Certain Relationships and Related Transactions" at page 27; and

      o The description of First Merchants common stock set forth in the registration statement filed by First Merchants pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

      First Merchants also incorporates by reference any filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this proxy statement-prospectus and before the date of the CNBC shareholders meeting.

      CNBC incorporates by reference the documents and information listed below:

      o CNBC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

      o CNBC's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;

      o CNBC's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002;

      o CNBC's Current Report on Form 8-K filed on August 28, 2002, announcing the execution of the Merger Agreement with First Merchants;

      o CNBC's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002;

      o The following information in the specified pages of CNBC's Annual Report to Shareholders for its fiscal year ended December 31, 2001:
            (a) "Description of Business" at page 3, (b) "Market for Registrant's Common Equity and Related Shareholder Matters" at page 12, (c) "Selected Financial Data" at page 2, and (d) "Management's Discussion and Analysis of Financial Condition and Results of Operations" at pages 6-12; and

      o The following information under the following captions in CNBC's Form 10-KSB for the fiscal year ended December 31, 2001: (a) "Security Ownership of Certain Beneficial Owners and Management" at page 12, (b) "Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act" at page 12, (c) "Executive Compensation" at page 12, and (d) "Certain Relationships and Related Transactions" at page 12.

      You may request, either orally or in writing, a copy of the documents incorporated by reference in this proxy statement-prospectus without charge by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

      First Merchants Corporation               CNBC Bancorp
      200 East Jackson Street                   3650 Olentangy River Road
      Muncie, Indiana 47305                     Columbus, Ohio 43214
      Attention:  Larry R. Helms,               Attention: John A. Romelfanger,
       Senior Vice President, General Counsel    Vice President and Secretary
       and Secretary                            Telephone:  (614) 583-2200
      Telephone:  (765) 747-1530

      If you would like to request documents, please do so by _____, 2003, in order to receive them before the meeting.

      You should rely only on the information incorporated by reference or provided in this proxy statement-prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this proxy statement-prospectus is accurate as of any date other than the date on the front of this document. If any material change occurs during the period that this proxy statement-prospectus is required to be delivered, this proxy statement-prospectus will be supplemented or amended.

      All information regarding First Merchants in this proxy statement-prospectus has been provided by First Merchants and all information in this proxy statement-prospectus regarding CNBC has been provided by CNBC.


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                                   APPENDIX A

                     AGREEMENT OF REORGANIZATION AND MERGER

                                     BETWEEN

                           FIRST MERCHANTS CORPORATION

                                       AND

                                  CNBC BANCORP

      THIS AGREEMENT OF REORGANIZATION AND MERGER (the "Agreement"), is entered into as of this 28th day of August, 2002, by and between FIRST MERCHANTS CORPORATION ("First Merchants") and CNBC BANCORP ("CNBC").

                              W I T N E S S E T H:

      WHEREAS, First Merchants is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Muncie, Delaware County, Indiana;

      WHEREAS, CNBC is a corporation duly organized and existing under the laws of the State of Ohio and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal place of business in Worthington, Franklin County, Ohio;

      WHEREAS, Commerce National Bank (the "Bank") is a national bank duly organized and existing under the laws of the United States and a wholly-owned subsidiary of CNBC with its principal banking office in Worthington, Franklin County, Ohio;

      WHEREAS, CNBC Retirement Services, Inc. ("CNBC Retirement Services") is a corporation duly organized and existing under the laws of the State of Ohio and a wholly-owned subsidiary of CNBC with its principal place of business in Worthington, Franklin County, Ohio;

      WHEREAS, CNBC Statutory Trust I ("CNBC Trust") is a statutory business trust duly organized and existing under the laws of the State of Connecticut and a wholly-owned subsidiary of CNBC with its principal place of business in Worthington, Franklin County, Ohio;

      WHEREAS, the Bank, CNBC Retirement Services and CNBC Trust are hereinafter collectively referred to as the "Subsidiaries" and individually as a "Subsidiary";

      WHEREAS, it is the desire of First Merchants and CNBC to effect a transaction whereby the Subsidiaries will become wholly-owned subsidiaries of First Merchants through a statutory merger of CNBC with and into First Merchants; and

      WHEREAS, a majority of the entire Board of Directors of First Merchants and a majority of the entire Board of Directors of CNBC have approved this Agreement, designated it as a plan of reorganization within the provisions of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and authorized its execution.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, First Merchants and CNBC hereby make this Agreement and prescribe the terms and conditions of the merger of CNBC with and into First Merchants and the mode of carrying the transaction into effect as follows:

                                    SECTION 1

                                   The Merger

      1.01. Merger. Subject to the terms and conditions of this Agreement, on the Effective Date (as defined in Section 11 hereof), CNBC shall be merged with and into First Merchants, which shall be the "Continuing Company" and shall continue its corporate existence under the laws of the State of Indiana, pursuant to the provisions of and with the effect provided in Indiana Code Chapter 23-1-40 and Ohio Revised Code Section 1701.79 (the "Merger").

      1.02. Right to Revise Merger. First Merchants may, at any time, change the method of effecting the Merger if and to the extent First Merchants deems such change to be desirable; provided, however, that no such change, modification or amendment shall (a) provide for the merger of the Bank with and into a subsidiary of First Merchants or another entity; (b) alter or change the amount or kind of consideration to be received by the shareholders of CNBC specified in
Section 3 hereof as a result of the Merger, except in accordance with the terms of Section 3 hereof; (c) adversely affect the tax treatment to the shareholders of CNBC; or (d) materially impede or delay receipt of any approvals referred to in this Agreement or the consummation of the transactions contemplated by this Agreement.

                                    SECTION 2

                              Effect Of The Merger

      Upon the Merger becoming effective:

      2.01. General Description. The separate existence of CNBC shall cease and the Continuing Company shall possess all of the assets of CNBC, including all of the issued and outstanding shares of capital stock of the Subsidiaries and all of its rights, privileges, immunities, powers, and franchises, and shall assume all of the duties and liabilities of CNBC.

      2.02. Name, Offices, and Management. The name of the Continuing Company shall continue to be "First Merchants Corporation." Its principal banking office shall be located at 200 E. Jackson Street, Muncie, Indiana. Except as otherwise provided in Section 8.06 hereof, the Board of Directors of the Continuing Company, until such time as their successors have been elected and qualified, shall consist of the current Board of Directors of First Merchants. The officers of First Merchants immediately prior to the Effective Date shall continue as the officers of the Continuing Company.

      2.03. Capital Structure. The amount of capital stock of the Continuing Company shall not be less than the capital stock of First Merchants immediately prior to the Effective Date, increased by the amount of capital stock issued in accordance with Section 3 hereof.

      2.04. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of the Continuing Company shall be those of First Merchants immediately prior to the Effective Date until the same shall be further amended as provided by law.

      2.05. Assets and Liabilities. The title to all assets, real estate and other property owned by First Merchants and CNBC shall vest in the Continuing Company without reversion or impairment. All liabilities of CNBC shall be assumed by the Continuing Company.

      2.06. Statutory Agent. The Continuing Company hereby consents to be sued and served with process in the State of Ohio and hereby irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Continuing Company any obligation of CNBC or to enforce the rights of a dissenting shareholder of CNBC.

      2.07. Qualification to do Business. As of the date of this Agreement, the Continuing Company intends to qualify to do business in the State of Ohio as of the Effective Date of the Merger and may appoint CT Corporation, located at 1300 East Ninth Street, Cleveland, Ohio 44114, as its agent for service of process, notice or demand.

      2.08. Additional Actions. If, at any time after the Effective Date, the Continuing Company shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable
(a) to vest, perfect or confirm, of record or otherwise, in the Continuing Company its right, title or interest in, to or under any of the rights, properties or assets of CNBC or the Subsidiaries, or (b) otherwise carry out the purposes of this Agreement, CNBC and the Subsidiaries and their respective officers and directors shall be deemed to have granted to the Continuing Company an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Continuing Company and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Continuing Company are authorized in the name of CNBC or the Subsidiaries or otherwise to take any and all such action.


                                    SECTION 3

                               Consideration To Be
                       Distributed To Shareholders Of CNBC

      3.01. Consideration. Upon and by reason of the Merger becoming effective, the shareholders of CNBC of record on the Effective Date who have not dissented to the Merger in accordance with Ohio Revised Code ss. 1701.84 and ss. 1701.85, as amended, shall be entitled to receive in exchange for CNBC's common shares held and at their election (subject to the limitations and prorations set forth in this Section 3) either (i) 1.01 (the "Conversion Ratio") shares of First Merchants' common stock for each CNBC common share held ("Option 1"), or (ii) cash in the amount of $29.57 for each CNBC common share held, subject to the provisions and limitations of Section
3.07 ("Option 2"). A CNBC shareholder shall be entitled to elect Option 1 for all shares held of record, Option 2 for all shares held of record or Option 1 for a portion of the shares held of record and Option 2 for a portion of the shares held of record. The Conversion Ratio shall be subject to adjustment as set forth in Sections 3.03 and 3.04.

      3.02. No Fractional First Merchants Common Shares. Certificates for fractional shares of common stock of First Merchants shall not be issued in respect of fractional interests arising from the Conversion Ratio. Each CNBC shareholder who would otherwise have been entitled to a fraction of a First Merchants share, upon surrender of all such shareholder's certificates representing CNBC's common shares, shall be paid in cash (without interest) in an amount equal to the fraction of the First Merchants Average Price (as defined below). No such shareholder of CNBC shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

      3.03. Recapitalization. If, between the date of this Agreement and the Effective Date, First Merchants issues a stock dividend with respect to its shares of common stock, combines, subdivides, reclassifies or splits up its outstanding shares or takes any similar recapitalization action, then the Conversion Ratio shall be adjusted so that each CNBC shareholder electing Option 1 shall receive such number of First Merchants shares as represents the same percentage of outstanding shares of First Merchants common stock at the Effective Date as would have been represented by the number of shares such shareholder would have received if the recapitalization had not occurred. First Merchants and CNBC acknowledge that First Merchants declared a 5% stock dividend on its shares of common stock payable on September 13, 2002 to shareholders of record on August 30, 2002, and that the Conversion Ratio set forth in Section
3.01 hereof and the dollar amounts set forth in Sections 3.04(b) and 3.04(c) hereof take such stock dividend into account and shall not be adjusted as a result thereof.

      3.04. Termination Rights.

            (a) As used in this Section 3.04, the term "First Merchants Average Price" shall mean the average of the mid point between the bid and ask prices of the common stock of First Merchants as reported in Bloomberg, L.P. for the thirty (30) days that First Merchants common stock trades on NASDAQ preceding the fifth (5th) calendar day prior to the Effective Date (the "Determination Date"). The First Merchants Average Price and the dollar amounts set forth in Sections 3.04(b) and 3.04(c) shall be appropriately and proportionately adjusted to reflect any share adjustment as contemplated by Section 3.03 hereof.

            (b) CNBC may terminate this Agreement if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors if the First Merchants Average Price shall be less than $22.61; subject to the following two provisions. If CNBC elects to exercise its right of termination pursuant to the immediately preceding sentence, it shall give written notice to First Merchants within twenty-four (24) hours of the Determination Date. Within two business days after the date of receipt of such notice, First Merchants shall have the option of adjusting the Conversion Ratio to equal a number equal to a quotient, the numerator of which is the product of $22.61 and the Conversion Ratio (as then in effect) and the denominator of which is the First Merchants Average Price. If First Merchants makes an election contemplated by the preceding sentence, it shall give prompt written notice to CNBC of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 3.04(b) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this
      Section 3.04(b).

            (c) First Merchants may terminate this Agreement if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors if the First Merchants Average Price shall be greater than $30.59; subject to the following two provisions. If First Merchants elects to exercise its right of termination pursuant to the immediately preceding sentence, it shall give written notice to CNBC within twenty-four (24) hours of the Determination Date. Within two business days after the date of receipt of such notice, CNBC shall have the option of adjusting the Conversion Ratio to equal a number equal to a quotient, the numerator of which is the product of $30.59 and the Conversion Ratio (as then in effect) and the denominator of which is the First Merchants Average Price. If CNBC makes an election contemplated by the preceding sentence, it shall give prompt written notice to First Merchants of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 3.04(c) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 3.04(c).

      3.05. Election. An election form (the "Election Form") shall be mailed to each record holder of CNBC's common shares as of the record date fixed for the special shareholders' meeting at which the Merger will be submitted to a vote of CNBC's shareholders (the "Special Record Date"). In addition, reasonable efforts will be made to make the Election Form available to all persons who become shareholders of CNBC between the Special Record Date and the Election Deadline (as defined below). CNBC and First Merchants shall also establish a deadline for receipt of such Election Forms (the "Election Deadline"), which deadline shall be the close of business on the first day on which the administrative offices of First Merchants are generally open for business after the special meeting at which the Merger will be submitted to a vote of CNBC's shareholders. The Election Forms shall be mailed to each record holder of CNBC's common shares as of the Special Record Date along with the proxy materials for the special shareholders' meeting at which the Merger will be submitted to a vote of CNBC's shareholders. The Election Form will permit each holder of record of CNBC's common shares as of the Special Record Date to elect, subject to Section 3.07, to have all of such holder's shares converted in the Merger into either Option 1, Option 2 or a combination of Option 1 and Option 2. The Election Form shall also permit direct deposit of cash in each holder's account in either the Bank or First Merchants Bank, National Association. An election shall be duly made by completing the Election Form and any other required documents in accordance with the instructions set forth therein and delivering them to the Election Agent (as defined below) or to such other person or persons mutually agreed upon by CNBC and First Merchants to receive elections, to receive outstanding CNBC shares, to deliver cash or cash and shares of First Merchants' common stock and to carry out the other procedures set forth herein.

      3.06. Election Agent. First Merchants and CNBC hereby appoint the Trust Department of First Merchants Bank, National Association to act as agent (the "Election Agent") of CNBC's shareholders for the purposes of mailing and receiving the Election Forms, tabulating the results and notifying First Merchants and CNBC of the results.

      3.07. All Cash Payments.

            (a) In the event the number of CNBC common shares covered by Option 2 elections would entitle CNBC's shareholders to receive less than $24,561,693 in cash, all Option 1 and Option 2 elections of the holders of CNBC's common shares shall be honored (each in its entirety). In the event that the amount of cash to be received by shareholders of CNBC pursuant to the terms of this Agreement would result in cash payments of $24,561,693 or more, the ten (10) Option 2 elections which cover the largest number of CNBC's common shares (the "Ten Largest Option 2 Elections") shall be converted into Option 1 elections on a pro rata basis based on the number of CNBC common shares covered by such Option 2 elections; provided that such Option 2 elections shall be converted into Option 1 elections only to the extent necessary so that the total remaining number of outstanding CNBC common shares covered by Option 2 elections is such that the Merger will (i) result in cash payments of no more than $24,561,693, and (ii) satisfy the "continuity of interest" requirement applicable to tax-free reorganizations under the Code. Option 2 elections which are not converted into Option 1 elections shall remain as Option 2 elections. Option 2 elections which are partially converted into Option 1 elections shall remain as Option 2 elections to the extent they are not so converted. In the event the conversion of the Ten Largest Option 2 Elections (in their entirety) to Option 1 elections does not result in the Merger satisfying the conditions of provisos (i) and (ii) above of this Section 3.07(a), the next ten (10) largest Option 2 elections shall also be converted into Option 1 elections on the same pro rata basis as applied to the Ten Largest Option 2 Elections described above, and such methodology shall continue to be applied to Option 2 elections until such time as the Merger satisfies the conditions of provisos (i) and (ii) above of this Section 3.07(a).

            (b) CNBC's common shares with respect to which no Election Form is timely received or ever received or which are the subject of otherwise invalid elections (the "Non-Electing Shares") will be treated as if the holders thereof elected Option 1 for all shares held of record. This
      Section 3.07(b) shall be given effect prior to the reallocation provided for in Section 3.07(a).

            (c) CNBC and First Merchants shall mutually determine the validity of elections submitted by CNBC's shareholders.

            (d) A holder of CNBC's shares that is a bank, trust company, security broker-dealer or other recognized nominee, may submit one or more Election Forms for the persons for whom it holds shares as nominee provided that such bank, trust company, security broker-dealer or nominee certifies to the satisfaction of CNBC and First Merchants the names of the persons for whom it is so holding shares (the "Beneficial Owners"). In such case, each Beneficial Owner for whom an Election Form is submitted shall be treated as a separate owner for purposes of the election procedure and allocation of shares set forth herein.

            (e) First Merchants and CNBC may, upon mutual agreement, apply the adjustments set forth in this Section 3.07 only to such extent and to such number of CNBC's shareholders as is necessary to accomplish the objectives of this Section 3.07.

      3.08. Distribution of First Merchants' Common Stock and Cash.

            (a) Each share of common stock of First Merchants outstanding immediately prior to the Effective Date shall remain outstanding unaffected by the Merger.

            (b) Following the Effective Date, First Merchants shall mail to each CNBC shareholder a letter of transmittal (the "Letter of Transmittal") providing instructions as to the transmittal to the conversion agent, First Merchants Bank, National Association (the "Conversion Agent"), of certificates representing CNBC's common shares and the issuance of shares of First Merchants' common stock and cash in exchange therefor pursuant to the terms of this Agreement. Distribution of stock certificates representing First Merchants' common stock and cash payments for CNBC's common shares and for fractional shares shall be made by First Merchants to each former shareholder of CNBC within fifteen (15) business days of the later of the Effective Date or the date of such shareholder's delivery to the Conversion Agent of such shareholder's certificates representing CNBC common shares, accompanied by a properly completed and executed Letter of Transmittal. Certificates surrendered for exchange by a person who is deemed to be an "affiliate" (as defined in Section 7.06 hereof) of CNBC shall not be exchanged until First Merchants has received a written agreement from such affiliate as required pursuant to Section 7.06 hereof. Interest shall not accrue or be payable with respect to any cash payments.

            (c) Following the Effective Date, stock certificates representing CNBC's common shares shall be deemed to evidence only the right to receive cash and/or ownership of First Merchants' common stock (for all corporate purposes other than the payment of dividends) and cash for fractional shares, as applicable. No dividends or other distributions otherwise payable subsequent to the Effective Date on stock of First Merchants shall be paid to any shareholder entitled to receive the same until such shareholder has surrendered such shareholder's certificates for CNBC's common shares to the Conversion Agent in exchange for certificates representing First Merchants' common stock and/or cash. Upon surrender or compliance with the provisions of Section 3.08(f), there shall be paid to the record holder of the new certificate(s) evidencing shares of First Merchants' common stock the amount of all dividends and other distributions, without interest thereon, withheld with respect to such common stock.

            (d) At or after the Effective Date, there shall be no transfers on the stock transfer books of CNBC of any CNBC common shares. If, after the Effective Date, certificates are presented for transfer to CNBC, such certificates shall be cancelled and exchanged for the consideration set forth in Section 3.01 hereof, as adjusted pursuant to the terms of this Agreement.

            (e) First Merchants shall be entitled to rely upon the stock transfer books of CNBC to establish the persons entitled to receive cash and shares of common stock of First Merchants, which books, in the absence of actual knowledge by First Merchants of any adverse claim thereto, shall be conclusive with respect to the ownership of such stock.

            (f) With respect to any certificate for CNBC's common shares which has been lost, stolen, or destroyed, First Merchants shall be authorized to issue common stock to the registered owner of such certificate upon receipt of an affidavit of lost stock certificate, in form and substance satisfactory to First Merchants, and upon compliance by the CNBC's shareholder with all procedures historically required by CNBC in connection with lost, stolen, or destroyed certificates.

                                    SECTION 4

                             Dissenting Shareholders

      Shareholders of CNBC shall have the rights accorded to dissenting shareholders under Ohio Revised Code ss. 1701.84 and ss. 1701.85, as amended.

                                    SECTION 5

                               Representations and
                               Warranties of CNBC

      CNBC represents and warrants to First Merchants with respect to itself and the Subsidiaries as follows: (For the purposes of this Section, a "Disclosure Letter" is defined as a letter referencing Section 5 of this Agreement which shall be prepared and executed by an authorized executive officer of CNBC and delivered to and executed by an authorized executive officer of First Merchants contemporaneous with the execution of this Agreement.)

      5.01. Standard. No representation or warranty of CNBC contained in Section 5 of this Agreement shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance (either individually or taken together with all other facts, events or circumstances inconsistent with such or with any representation or warranty contained in Section 5) has had, or is reasonably likely to have, a Material Adverse Effect (as defined in Section 13.10).

      5.02. Organization and Authority. CNBC is a corporation duly organized and validly existing under the laws of the State of Ohio. The Bank is a national bank duly organized and validly existing under the laws of the United States. CNBC Retirement Services is a corporation duly organized and validly existing under the laws of the State of Ohio. CNBC Trust is a statutory business trust duly organized and validly existing under the laws of the State of Connecticut. CNBC and each of the Subsidiaries have the power and authority (corporate and other) to conduct their respective businesses in the manner and by the means utilized as of the date hereof. Except as set forth in the Disclosure Letter, CNBC's only subsidiaries are the Subsidiaries, and the Bank has no subsidiaries. The Bank is subject to primary federal regulatory supervision and regulation by the Office of the Comptroller of the Currency.

      5.03. Authorization.

            (a) CNBC has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals and CNBC's shareholder approval. This Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of CNBC, enforceable in accordance with its terms except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

            (b) Except as set forth in the Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under CNBC's Articles of Incorporation or Code of Regulations; (ii) conflict with, result in a breach of, or constitute a default under any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order or decree, or any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment, to which CNBC or any of the Subsidiaries is subject or bound; (iii) result in the creation of or give any person, corporation or entity, the right to create any lien, charge, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of CNBC or any of the Subsidiaries; (iv) terminate or give any person, corporation or entity, the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment to which CNBC or any of the Subsidiaries is subject or bound; or (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, CNBC or any of the Subsidiaries is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment.

            (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws and applicable Indiana and Ohio banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by CNBC of the transactions contemplated by this Agreement.

            (d) Other than those filings, authorizations, consents and approvals referenced in Section 5.03(c) above and except as set forth in the Disclosure Letter, no notice to, filing with, authorization of, exemption by, or consent or approval of, any third party is necessary for the consummation by CNBC of the transactions contemplated by this Agreement.

      5.04. Capitalization.

            (a) The authorized capital stock of CNBC as of the date hereof consists, and on the Effective Date will consist, of 3,000,000 common shares, without par value. On the date of this Agreement, 1,991,572 common shares are issued and outstanding. Such issued and outstanding CNBC common shares have been duly and validly authorized by all necessary corporate action of CNBC, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders. CNBC has no capital stock authorized, issued or outstanding other than as described in this Section 5.04(a) and, except as set forth in the Disclosure Letter, has no intention or obligation to authorize or issue any other shares of capital stock.

            (b) All outstanding shares of capital stock of the Bank are owned directly by CNBC. Such issued and outstanding shares of Bank common stock have been duly and validly authorized by all necessary corporate action of the Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Bank shareholders. All the issued and outstanding Bank common stock is owned by CNBC, free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. The Bank has no capital stock authorized, issued or outstanding other than as described in this Section 5.04(b) and has no intention or obligation to authorize or issue any other shares of capital stock.

            (c) All outstanding shares of capital stock of CNBC Retirement Services and CNBC Trust are owned directly by CNBC. Such shares have been duly and validly authorized by all necessary corporate action, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights. Such shares are owned by CNBC, free and clear of any liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto. Neither CNBC Retirement Services nor CNBC Trust have any other shares of capital stock authorized, issued or outstanding except as set forth in the Disclosure Letter, and neither CNBC Retirement Services nor CNBC Trust have any intention or obligation to authorize or issue any other shares of capital stock.

            (d) Except as set forth in the Disclosure Letter, there are no options, commitments, calls, agreements, understandings, arrangements or subscription rights regarding the issuance, purchase or acquisition of capital stock, or any securities convertible into or representing the right to purchase or otherwise receive the capital stock or any debt securities, of CNBC nor any Subsidiary by which CNBC or any Subsidiary is or may become bound. Neither CNBC nor any Subsidiary has any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of its respective outstanding shares of capital stock.

            (e) Except as set forth in the Disclosure Letter, to the knowledge of CNBC, no person or entity beneficially owns 5% or more of CNBC's outstanding common shares.

      5.05. Organizational Documents. The respective Articles of Incorporation or Association, Code of Regulations or By-Laws, Certificate of Trust and Trust Agreement, as applicable, of CNBC and the Subsidiaries have been delivered to First Merchants and represent true, accurate and complete copies of such corporate documents of CNBC and the Subsidiaries in effect as of the date of this Agreement.

      5.06. Compliance with Law. Except as set forth in the Disclosure Letter, neither CNBC nor any Subsidiary has engaged in any activity nor taken or omitted to take any action which has resulted, or to the knowledge of CNBC could result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body. CNBC and each Subsidiary possess all licenses, franchises, permits and other authorizations necessary for the continued conduct of their respective businesses without interference or interruption and such licenses, franchises, permits and authorizations shall be transferred to First Merchants on the Effective Date without any restrictions or limitations thereon or the need to obtain any consents of third parties. All agreements and understandings with, and all orders and directives of, all regulatory agencies or government authorities with respect to the business or operations of CNBC or the Subsidiaries, including all correspondence related thereto, are set forth in the Disclosure Letter. Except as set forth in the Disclosure Letter, the Bank has received no inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder. Except as set forth in the Disclosure Letter, CNBC has received no inquiries from any regulatory agency or government authority relating to its compliance with any securities laws applicable to CNBC.

      5.07. Accuracy of Statements. The representations and warranties contained in this Section 5 do not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements contained in this
Section 5, in light of the circumstances in which they are made, not misleading.

      5.08. Litigation and Pending Proceedings. Except as set forth in the Disclosure Letter, there are no claims of any kind, nor any action, suits, proceedings, arbitrations or investigations pending, or to the knowledge of CNBC or any Subsidiary threatened, in any court or before any government agency or body, arbitration panel or otherwise (nor does CNBC or any Subsidiary have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) against or by CNBC or any Subsidiary. There are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to CNBC or the Bank as a result of an examination by any regulatory agency or body.

      5.09. Financial Statements.

            (a) CNBC's consolidated balance sheets as of the end of the two fiscal years ended December 31, 2001 and 2000 and for the six (6) month period ended June 30, 2002 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended (hereinafter collectively referred to as the "Financial Information") present fairly the consolidated financial condition or position of CNBC as of the respective dates thereof and the consolidated results of operations of CNBC for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The Financial Information as of and for the two (2) fiscal years ended 2001 and 2000 are audited financial statements.

            (b) All loans reflected in the Financial Information and which have been made, extended or acquired since June 30, 2002, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) to the extent that the Bank has a security interest in collateral or a mortgage securing such loans, are secured by perfected security interests or mortgages naming the Bank as the secured party or mortgagee.

      5.10. Absence of Certain Changes. Except for events and conditions relating to the business and interest rate environment in general, the accrual or payment of Merger-related expenses, or as set forth in the Disclosure Letter, since June 30 2002, no events have occurred, or to the knowledge of CNBC, can reasonably be expected to occur, which could reasonably be expected to have a Material Adverse Effect. Between the period from June 30, 2002 to the date of this Agreement, CNBC and each Subsidiary have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to CNBC's common shares (other than normal quarterly cash dividends) or any split, combination or reclassification of any stock of CNBC or any Subsidiary or any issuance or the authorization of any issuance of any securities in respect of, or in lieu of, or in substitution for CNBC's common shares.

      5.11. Absence of Undisclosed Liabilities. Neither CNBC nor any Subsidiary is a party to any agreement, contract, loan, obligation, commitment, arrangement, liability, lease or license which individually exceeds $50,000 per year or which may not be terminated within one year from the date of this Agreement, except as set forth in the Disclosure Letter and except for unfunded loan commitments made in the ordinary course of the Bank's business consistent with past practices, nor to the knowledge of CNBC does there exist any circumstances resulting from transactions effected or to be effected or events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in any such agreement, contract, loan, obligation, commitment, arrangement, liability, lease or license.

      5.12. Title to Assets.

            (a) Except as set forth in the Disclosure Letter, CNBC and the Subsidiaries have good and marketable title to all personal property reflected in the June 30, 2002 Financial Information, good and marketable title to all other properties and assets which CNBC or the Subsidiaries purport to own, good and marketable title to or right to use by terms of any lease or contract all other property used in CNBC's or any Subsidiary's business, and good and marketable title to all property and assets acquired since June 30, 2002, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges, claims or encumbrances of any nature.

            (b) All furniture, fixtures, machinery, equipment, computer software and hardware, and all other tangible personal property owned or used by CNBC or any Subsidiary, including any such items leased as a lessee, are in good working order and free of known defects, subject only to normal wear and tear. The operation by CNBC and the Subsidiaries of such properties and assets is in compliance with all applicable laws, ordinances, rules and regulations of any governmental authority or third party having jurisdiction over such use.

      5.13. Loans and Investments.

            (a) Except as set forth in the Disclosure Letter, there is no loan of the Bank in excess of $100,000 that has been classified by bank regulatory examiners as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss," nor is there any loan of the Bank in excess of $100,000 that has been identified by management, accountants or auditors (internal or external) as having a significant risk of uncollectibility. The Bank's loan watch list and all loans in excess of $100,000 that the Bank's management has determined to be ninety (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

            (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the Financial Information is, in the opinion of CNBC and the Bank, adequate under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such Financial Information.

            (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the Financial Information and none of the investments made by CNBC or any Subsidiary since June 30, 2002 is subject to any restrictions, whether contractual or statutory, which impairs the ability of CNBC or any Subsidiary to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither CNBC nor the Bank is a party to any repurchase agreements with respect to securities.

      5.14. Employee Benefit Plans.

            (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by CNBC or any Subsidiary and covers any employee, director or former employee or director of CNBC or any Subsidiary under which CNBC or any Subsidiary has any liability. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to First Merchants together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as an "Employee Plan" and collectively as the "Employee Plans." The Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2)(A) of ERISA are identified in the list referred to above.

            (b) The Employee Plans comply with and have been operated in compliance with all applicable laws, regulations, rulings and other requirements. Each Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each Employee Plan have been timely given.

            (c) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in Section 4043(b) of ERISA, for which a notice is required to be filed, has occurred with respect to any Employee Plan. Neither CNBC nor any Subsidiary has any outstanding liability to the Pension Benefit Guaranty Corporation ("PBGC"), or any liability to the Internal Revenue Service ("IRS"), to the Department of Labor ("DOL") or to an employee or Employee Plan beneficiary under Section 502 of ERISA.

            (d) To the knowledge of CNBC and the Subsidiaries, no "fiduciary," as defined in Section 3(21) of ERISA, of an Employee Plan has failed to comply with the requirements of Section 404 of ERISA.

            (e) Each of the Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the Retirement Protection Act of 1994 and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts, including operational compliance with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 (even though actual plan amendments do not have to be made until the last day of the 2001 plan year). Except as set forth in the Disclosure Letter, CNBC and/or the Subsidiaries, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and has furnished to First Merchants copies of the most recent IRS determination letters with respect to any such Employee Plan.

            (f) No Employee Plan owns any security of CNBC or any Subsidiary.

            (g) Except as set forth in the Disclosure Letter, no Employee Plan has incurred an "accumulated funding deficiency," as determined under Code
      Section 412 and ERISA Section 302.

            (h) Except as set forth in the Disclosure Letter, no Employee Plan has been terminated or incurred a partial termination (either voluntarily or involuntarily).

            (i) No claims against an Employee Plan, CNBC or any Subsidiary, with respect to an Employee Plan, (other than normal benefit claims) have been asserted or, to the knowledge of CNBC or any Subsidiary, threatened.

            (j) Except as set forth in the Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee, director or former employee or director of CNBC or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G or Section 162(a)(1) of the Code.

            (k) To the knowledge of CNBC and the Subsidiaries, no event has occurred that would cause the imposition of the tax described in Code
      Section 4980B. To the knowledge of CNBC and the Subsidiaries, all requirements of ERISA Section 601 have been met.

            (l) The Disclosure Letter contains a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) was entered into, maintained or contributed to, as the case may be, by CNBC or any Subsidiary, and (iii) covers any employee, director or former employee or director of CNBC or any Subsidiary. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to First Merchants, are hereinafter referred to collectively as the "Benefit Arrangements." Each of the Benefit Arrangements has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, which are applicable to such Benefit Arrangements.

            (m) Except as set forth in the Disclosure Letter, neither CNBC nor any Subsidiary has any present or future liability in respect of post-retirement health and medical benefits for former employees or directors of CNBC or any Subsidiary.

            (n) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by CNBC or any Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plans or Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2001.

            (o) For purposes of this Section 5.14, references to CNBC or the Subsidiaries are deemed to include (i) all predecessors of CNBC or the Subsidiaries, (ii) any subsidiary of CNBC or the Subsidiaries, (iii) all members of any controlled group (as determined under Code Section 414(b) or (c)) that includes CNBC or any Subsidiary, and (iv) all members of any affiliated service group (as determined under Code Section 414(m) or (n)) that includes CNBC or any Subsidiary.

      5.15. Obligations of Employees. Except as set forth in the Disclosure Letter, all accrued obligations and liabilities of CNBC and the Subsidiaries, whether arising by operation of law, by contract or by past custom, for payments to trust or other funds, to any government agency or body or to any individual director, officer, employee or agent (or his heirs, legatees or legal representative) with respect to unemployment compensation or social security benefits and all pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation rights or profit sharing plan, any employment, deferred compensation, consultant, bonus or collective bargaining agreement or group insurance contract or other incentive, welfare or employee benefit plan or agreement maintained by CNBC or the Subsidiaries for their current or former directors, officers, employees and agents have been and are being paid to the extent required by law or by the plan or contract, and adequate actuarial accruals and/or reserves for such payments have been and are being made by CNBC or the Subsidiaries in accordance with generally accepted accounting and actuarial principles. All obligations and liabilities of CNBC and the Subsidiaries, whether arising by operation of law, by contract, or by past custom, for all forms of compensation which are or may be payable to their current or former directors, officers, employees or agents have been and are being paid, and adequate accruals and/or reserves for payment therefor have been and are being made in accordance with generally accepted accounting principles. All accruals and reserves referred to in this Section 5.15 are correctly and accurately reflected and accounted for in the books, statements and records of CNBC and the Subsidiaries.

      5.16. Taxes, Returns and Reports. CNBC and the Subsidiaries have (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate; (b) paid all taxes, assessments and other governmental charges due and payable or claimed to be due and payable upon them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes on the Financial Information is adequate to cover all of CNBC's and the Subsidiaries' tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to June 30, 2002. Neither CNBC nor any Subsidiary has, or will have, any liability for taxes of any nature for or with respect to the operation of their business, including the assets of any subsidiary, from June 30, 2002, up to and including the Effective Date, except to the extent reflected on financial statements of CNBC or the Subsidiaries subsequent to such date. Neither CNBC nor any Subsidiary is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state nor local tax returns of CNBC or any Subsidiary have been audited by any taxing authority during the past five (5) years.

      5.17. Deposit Insurance. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and the Bank has paid all premiums and assessments with respect to such deposit insurance.

      5.18. Reports. Since January 1, 1997, each of CNBC and the Bank have timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (ii) the Office of the Comptroller of the Currency, and (iii) any federal, state, municipal or local government, securities, banking, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (collectively, the "Regulatory Authorities"), having jurisdiction over the affairs of either CNBC or the Bank. All such reports filed by CNBC and the Bank complied with all the rules and regulations promulgated by the applicable Regulatory Authorities and are true, accurate and complete and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis. Except as set forth in the Disclosure Letter, there is no unresolved violation with respect to any report or statement filed by, or any examinations of, CNBC or the Bank.

      5.19. Absence of Defaults. Neither CNBC nor any Subsidiary is in violation of its charter documents, Code of Regulations or By-Laws or in default under any material agreement, commitment, arrangement, loan, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

      5.20. Tax and Regulatory Matters. Neither CNBC nor any Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or
(ii) impede or delay receipt of any regulatory approval required for consummation of the transactions contemplated by this Agreement.

      5.21. Real Property.

            (a) Neither CNBC nor any Subsidiary owns any real property (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by CNBC or the Bank for disposition as required by law). A list of the locations of each parcel of real property leased by CNBC or any Subsidiary is set forth in the Disclosure Letter under the heading of "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). CNBC shall update the Disclosure Letter within ten (10) days after acquiring or leasing any real property after the date hereof.

            (b) There is no pending action involving CNBC or any Subsidiary as to the leasehold title of or the right to use any of the Leased Real Property.

            (c) Neither CNBC nor any Subsidiary has any interest in any other real property except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

            (d) None of the buildings, structures or other improvements located on the Leased Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

            (e) None of the buildings, structures or improvements located on the Leased Real Property are the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the knowledge of CNBC, threatened, with respect to any such building, structure or improvement. The Leased Real Property is in good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities. The Leased Real Property has been used and operated in compliance with all applicable laws, statutes, rules, regulations and ordinances applicable thereto.

            (f) Neither CNBC nor any Subsidiary has caused or allowed the generation, treatment, storage, disposal or release at any Leased Real Property of any Toxic Substance, except in compliance with all applicable federal, state and local laws and regulations. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals, liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup.

            (g) Neither CNBC nor any Subsidiary owns or operates any underground storage tank at any Leased Real Property and no such Leased Real Property has previously contained an underground storage tank. No Leased Real Property is or has been listed on the CERCLIS.

            (h) No Toxic Substance has been released, spilled, discharged or disposed at, in, on or under any Leased Real Property nor are there any other conditions or circumstances affecting any Leased Real Property, in each case, that would require remediation, corrective action or clean-up under applicable laws or regulations.

            (i) Except as set forth in the Disclosure Letter, there are no mechanic's or materialman's liens against the Leased Real Property, and no unpaid claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing the Leased Real Property in respect of which liens may or could be filed against the Leased Real Property.

      5.22. Securities Law Compliance. CNBC's common shares are traded on the NASDAQ Small Cap market under the symbol of "CNBD." CNBC has complied with all state, federal or foreign securities laws, statutes, rules, regulations or orders, injunctions or decrees of any government agency relating thereto. CNBC has complied with all rules, regulations, orders, injunctions or decrees of the National Association of Securities Dealers, Inc. and all entities related or affiliated therewith and has filed all reports and documents required to be filed with such entities. CNBC has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including CNBC's Annual Report on Form 10 KSB for the year ended December 31, 2001, and Quarterly Report on Form 10 QSB for the quarter ended June 30, 2002, copies of which have previously been delivered to First Merchants. All such Securities and Exchange Commission filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

      5.23. Broker's or Finder's Fees. Except for Stifel, Nicolaus & Company, Incorporated, no agent, broker or other person acting on behalf of CNBC or any Subsidiary or under any authority of CNBC or any Subsidiary is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto, other than attorneys' or accountants' fees, in connection with any of the transactions contemplated by this Agreement.

      5.24. Shareholder Rights Plan. Except as otherwise provided in CNBC's Articles of Incorporation and Code of Regulations, CNBC has no shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of CNBC or which may be considered an anti-takeover mechanism.

      5.25. Indemnification Agreements. Except as set forth in the Disclosure Letter, neither CNBC nor any Subsidiary is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against any liability or hold the same harmless from liability other than as expressly provided in the charter documents of CNBC or the Subsidiary.

      5.26. Bring Down of Representations and Warranties. Subject to Section
5.01 hereof, all representations and warranties of CNBC and the Subsidiaries contained in this Section 5 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

      5.27. Nonsurvival of Representations and Warranties. The representations and warranties contained in this Section 5 shall expire on the Effective Date or the earlier termination of this Agreement, and thereafter CNBC and the Subsidiaries and all directors and officers of CNBC and the Subsidiaries shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally made or is deemed to be fraudulent.

                                    SECTION 6

                               Representations and
                          Warranties of First Merchants

      First Merchants hereby represents and warrants to CNBC as follows: (For the purposes of this Section, a "Disclosure Letter" is defined as a letter referencing Section 6 of this Agreement which shall be prepared and executed by an authorized executive officer of First Merchants and delivered to and executed by an authorized executive officer of CNBC contemporaneous with the execution of this Agreement.)

      6.01. Standard. No representation or warranty of First Merchants contained in Section 6 of this Agreement shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance (either individually or taken together with all other facts, events or circumstances inconsistent with such or with any representation or warranty contained in Section 6) has had, or is reasonably likely to have, a Material Adverse Effect (as defined in Section 13.10).

      6.02. Organization and Qualification. First Merchants is a corporation duly organized and validly existing under the laws of the State of Indiana and has the corporate power and authority to conduct its business in the manner and by the means utilized as of the date hereof.

      6.03. Authorization.

            (a) First Merchants has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of First Merchants, enforceable in accordance with its terms, except to the extent limited by insolvency, reorganization, liquidation, readjustment of debt, or other laws of general application relating to or affecting the enforcement of creditor's rights.

            (b) Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i) conflict with, result in a breach of, or constitute a default under First Merchants' Articles of Incorporation or By-laws; (ii) conflict with, result in a breach of, or constitute a default under any federal, foreign, state or local law, statute, ordinance, rule, regulation, or court or administrative order or decree, or any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment, to which First Merchants is subject or bound; (iii) result in the creation of or give any person, corporation or entity, the right to create any lien, charge, claim, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of First Merchants; (iv) terminate or give any person, corporation or entity the right to terminate, amend, abandon, or refuse to perform any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment to which First Merchants is a party or by which First Merchants is subject or bound; or (v) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, First Merchants is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, mortgage, security agreement, contract, arrangement, or commitment.

            (c) Other than in connection or in compliance with the provisions of the Bank Holding Company Act of 1956, federal and state securities laws, and applicable Indiana banking and corporate statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by First Merchants of the transactions contemplated by this Agreement.

            (d) Other than those filings, authorizations, consents and approvals referenced in Section 6.03(c) above and filings and approvals relating to the listing of the shares of First Merchants common stock to be issued in the Merger on the National Market System of NASDAQ and certain other filings and approvals with NASDAQ relating to the change in the number of shares of First Merchants outstanding as a result of the Merger, no notice to, filing with, authorization of, execution by, or consent or approval of, any third party is necessary for the consummation by First Merchants of the transactions contemplated by this Agreement.

      6.04. Capitalization.

            (a) As of August 20, 2002, First Merchants had 50,000,000 shares of common stock authorized, no par value, of which 15,495,804 shares were issued and outstanding. Such issued and outstanding shares of First Merchants' common stock have been duly and validly authorized by all necessary corporate action of First Merchants, are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholders.

            (b) First Merchants has 500,000 shares of Preferred Stock authorized, no par value, no shares of which have been issued and no commitments exist to issue any of such shares.

            (c) The shares of First Merchants' common stock to be issued pursuant to the Merger will be duly authorized, fully paid, validly issued and nonassessable and subject to no preemptive rights.

      6.05. Organizational Documents. The Articles of Incorporation and By-laws of First Merchants in force as of the date hereof have been delivered to CNBC. The documents delivered by it represent true, accurate and complete copies of the corporate documents of First Merchants in effect as of the date of this Agreement.

      6.06. Litigation and Pending Proceedings. Except as set forth in the Disclosure Letter, there are no claims of any kind, nor any action, suits, proceedings, arbitrations or investigations pending, or to the knowledge of First Merchants, threatened, in any court or before any government agency or body, arbitration panel or otherwise (nor does First Merchants have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) against First Merchants or any of its subsidiaries. There are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to First Merchants or its subsidiary, First Merchants Bank, National Association, as a result of an examination by any regulatory agency or body.

      6.07. Financial Statements.

            (a) First Merchants' consolidated balance sheets as of the end of the two fiscal years ended December 31, 2001 and 2000 and the six (6) months ended June 30, 2002 and the related consolidated statements of income, shareholders' equity and cash flows for the years or period then ended ("First Merchants Financial Information") present fairly the consolidated financial condition or position of First Merchants as of the respective dates thereof and the consolidated results of operations of First Merchants for the respective periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The First Merchants financial statements as of and for the two (2) fiscal years ended December 31, 2001 and 2000 are audited financial statements.

            (b) All loans reflected in the First Merchants Financial Information and which have been made, extended or acquired since June 30, 2002, (i) have been made for good, valuable and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iv) to the extent that a banking subsidiary of First Merchants has a security interest in collateral or a mortgage securing such loans, are secured by perfected security interests or mortgages naming the banking subsidiary as the secured party or mortgagee.

      6.08. Loans and Investments.

            (a) Except as set forth in the Disclosure Letter, as of June 30, 2002, there was no loan of First Merchants Bank, National Association in excess of $100,000 that had been classified by bank regulatory examiners as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss." All loans of First Merchants Bank, National Association as of June 30, 2002, in excess of $100,000 that management has determined to be ninety
      (90) days or more past due with respect to principal or interest or has placed on nonaccrual status are set forth in the Disclosure Letter.

            (b) Each of the reserves and allowances for possible loan losses and the carrying value for real estate owned which are shown on the First Merchants Financial Information is, in the opinion of First Merchants, adequate under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such First Merchants Financial Information.

            (c) Except as set forth in the Disclosure Letter, none of the investments reflected in the First Merchants Financial Information and none of the investments made by First Merchants or its subsidiary since June 30, 2002 is subject to any restrictions, whether contractual or statutory, which impairs the ability of First Merchants or its subsidiary, First Merchants Bank, National Association, to dispose freely of such investment at any time. Except as set forth in the Disclosure Letter, neither First Merchants nor its subsidiary, First Merchants Bank, National Association, is a party to any repurchase agreements with respect to securities.

      6.09. Employee Benefit Plans.

            (a) The Disclosure Letter contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which (i) is subject to any provision of ERISA, and (ii) is maintained, administered or contributed to by First Merchants or its subsidiaries and covers any employee, director or former employee or director of First Merchants or its subsidiaries under which First Merchants or any of its subsidiaries has any liability. Copies of such plans (and, if applicable, related trust agreements or insurance contracts) and all amendments thereto and written interpretations thereof have been furnished to CNBC together with the three most recent annual reports prepared in connection with any such plan and the current summary plan descriptions. Such plans are hereinafter referred to individually as a "First Merchants Employee Plan" and collectively as the "First Merchants Employee Plans." The First Merchants Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2)(A) of ERISA are identified in the list referred to above.

            (b) The First Merchants Employee Plans comply with and have been operated in compliance with all applicable laws, regulations, rulings and other requirements. Each First Merchants Employee Plan has been administered in substantial conformance with such requirements and all reports and information required with respect to each First Merchants Employee Plan have been timely given.

            (c) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, for which no statutory or administrative exemption exists, and no "reportable event," as defined in Section 4043(b) of ERISA, for which a notice is required to be filed, has occurred with respect to any First Merchants Employee Plan. Neither First Merchants nor any of its subsidiaries has any outstanding liability to the Pension Benefit Guaranty Corporation ("PBGC"), or any liability to the Internal Revenue Service ("IRS"), to the Department of Labor ("DOL") or to an employee or First Merchants Employee Plan beneficiary under Section 502 of ERISA.

            (d) To the knowledge of First Merchants, no "fiduciary," as defined in Section 3(21) of ERISA, of a First Merchants Employee Plan has failed to comply with the requirements of Section 404 of ERISA.

            (e) Each of the First Merchants Employee Plans which is intended to be qualified under Code Section 401(a) has been amended to comply with the applicable requirements of the Code, including the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Tax Extension Act of 1991, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and the Retirement Protection Act of 1994 and any rules, regulations or other requirements promulgated thereunder (the "Acts"). In addition, each such First Merchants Employee Plan has been and is being operated in substantial conformance with the applicable provisions of ERISA and the Code, as amended by the Acts, including operational compliance with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 (even though actual plan amendments do not have to be made until the last day of the 2001 plan year). Except as set forth in the Disclosure Letter, First Merchants and/or its subsidiaries, as applicable, sought and received favorable determination letters from the IRS within the applicable remedial amendment periods under Code Section 401(b), and have furnished to CNBC copies of the most recent IRS determination letters with respect to any such First Merchants Employee Plan.

            (f) No First Merchants Employee Plan has incurred an "accumulated funding deficiency," as determined under Code Section 412 and ERISA
      Section 302.

            (g) No First Merchants Employee Plan has been terminated or incurred a partial termination (either voluntarily or involuntarily).

            (h) No claims against a First Merchants Employee Plan, First Merchants, or any of its subsidiaries, with respect to a First Merchants Employee Plan (other than normal benefit claims), have been asserted or, to the knowledge of First Merchants, threatened.

            (i) To the knowledge of First Merchants, no event has occurred that would cause the imposition of the tax described in Code Section 4980B. To the knowledge of First Merchants, all requirements of ERISA Section 601 have been met.

            (j) Except as set forth in the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by First Merchants or any of its subsidiaries relating to, or change in employee participation or coverage under, any First Merchants Employee Plan which would increase the expense of maintaining such First Merchants Employee Plans above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2001.

            (k) For purposes of this Section 6.09, references to First Merchants or its subsidiaries are deemed to include (i) all predecessors of First Merchants or its subsidiaries, (ii) all members of any controlled group (as determined under Code Section 414(b) or (c)) that includes First Merchants or any of its subsidiaries, and (iii) all members of any affiliated service group (as determined under Code Section 414(m) or (n)) that includes First Merchants or any of its subsidiaries.

      6.10. Taxes, Returns and Reports. First Merchants and its subsidiaries have (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed as of the date hereof, and each return is true, complete and accurate; (b) paid all taxes, assessments and other governmental charges due and payable or claimed to be due and payable upon them or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Except for taxes not yet due and payable, the reserve for taxes on the First Merchants Financial Information is adequate to cover all of First Merchants' and its subsidiaries' tax liabilities (including, without limitation, income taxes and franchise fees) that may become payable in future years with respect to any transactions consummated prior to June 30, 2002. Neither First Merchants nor any of its subsidiaries has, or will have, any liability for taxes of any nature for or with respect to the operation of their business, including the assets of any subsidiary, from June 30, 2002, up to and including the Effective Date, except to the extent reflected on financial statements of First Merchants subsequent to such date. Neither First Merchants nor any of its subsidiaries is currently under audit by any state or federal taxing authority. Except as set forth in the Disclosure Letter, neither the federal, state, or local tax returns of First Merchants or its subsidiaries have been audited by any taxing authority during the past five (5) years.

      6.11. Reports. Since January 1, 1997, First Merchants and its subsidiaries have timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Regulatory Authorities having jurisdiction over the affairs of either First Merchants or its subsidiaries. All such reports filed by First Merchants and its subsidiaries complied with all the rules and regulations promulgated by the applicable Regulatory Authorities and are true, accurate and complete and were prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis. Except as set forth in the Disclosure Letter, there is no unresolved violation, criticism or exception by any of the Regulatory Authorities with respect to any report or statement filed by, or any examinations of, First Merchants or its subsidiary, First Merchants Bank, National Association.

      6.12. Absence of Defaults. First Merchants is not in violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, loan, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

      6.13. Accuracy of Statements. The representations and warranties contained in this Section 6 do not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained in this
Section 6, in light of the circumstances in which they are made, not misleading.

      6.14. Compliance With Law. First Merchants has not engaged in any activity nor taken or omitted to take any action which has resulted, or to the knowledge of First Merchants, could result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body. First Merchants possesses all licenses, franchises, permits and other authorizations necessary for the continued conduct of its business without interference or interruption. There are no agreements or understandings with, nor any orders or directives of, any regulatory agencies or government authorities, which would have a Material Adverse Effect. First Merchants has received no written inquiries from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act or the Community Reinvestment Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder. First Merchants has received no inquiries from any regulatory agency or government authority relating to its compliance with any securities laws applicable to First Merchants.

      6.15. Absence of Certain Changes. Except for events and conditions relating to the business and interest rate environment in general and the accrual or payment of Merger-related expenses, since June 30, 2002, no events have occurred, or, to the knowledge of First Merchants, can reasonably be expected to occur, which could reasonably be expected to have a Material Adverse Effect.

      6.16. First Merchants Securities and Exchange Commission Filings. First Merchants has complied with all state, federal or foreign securities laws, statutes, rules, regulations or orders, injunctions or decrees of any government agency relating thereto. First Merchants has filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934 and the Securities Act of 1933, including First Merchants' Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, copies of which have previously been delivered to CNBC. All such Securities and Exchange Commission ("SEC") filings were true, accurate and complete in all material respects as of the dates of the filings, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

      6.17. Environmental Matters.

            (a) Neither First Merchants nor any of its subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at any real property owned or leased by them of any Toxic Substance, except in accordance with all applicable federal, state and local laws and regulations.

            (b) Except as disclosed in the Disclosure Letter, there are no underground storage tanks located on, in or under any real property owned by First Merchants or any of its subsidiaries and no such owned real property has previously contained an underground storage tank. Neither First Merchants nor any of its subsidiaries own or operate any underground storage tank at any real property leased by them and no such leased real property has previously contained an underground storage tank. No such owned or leased real property is or has been listed on the CERCLIS.

            (c) No Toxic Substance has been released, spilled, discharged or disposed at, in, on or under any real property owned or leased by First Merchants or any of its subsidiaries nor are there any other conditions or circumstances affecting any real property owned or leased by First Merchants or any of its subsidiaries, in each case, that would require remediation, corrective action or clean-up under applicable laws or regulations.

      6.18. Absence of Undisclosed Liabilities. First Merchants has no liabilities or obligations of any type (whether accrued, contingent, absolute, fixed or otherwise) that are required by generally accepted accounting principles to be reflected or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles or the notes thereto that were not (i) fully reflected against or otherwise disclosed in the First Merchants Financial Information or (ii) incurred in the ordinary course of business since December 31, 2001.

      6.19. Deposit Insurance. The deposits of First Merchants' bank subsidiaries are insured by the FDIC in accordance with the Federal Deposit Insurance Act, and its bank subsidiaries have paid all premiums and assessments with respect to such deposit insurance.

      6.20. Broker's or Finder's Fees. No agent, broker or other person acting on behalf of First Merchants or under any authority of First Merchants is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto, other than attorneys' or accountants' fees or fees payable to third parties in connection with the financing of the cash portion of the consideration to be paid in connection with the Merger, in connection with any of the transactions contemplated by this Agreement.

      6.21. Bring Down of Representations and Warranties. Subject to Section
6.01 hereof, all representations and warranties of First Merchants contained in this Section 6 shall be true, accurate and correct on and as of the Effective Date except as affected by the transactions contemplated by and specified within the terms of this Agreement.

      6.22. Nonsurvival of Representations and Warranties. The representations and warranties contained in this Section 6 shall expire on the Effective Date or the earlier termination of this Agreement, and thereafter First Merchants and all directors and officers of First Merchants shall have no further liability with respect thereto unless a court of competent jurisdiction should determine that any misrepresentation or breach of a warranty was willfully or intentionally made or is deemed to be fraudulent.

                                    SECTION 7

                                Covenants of CNBC

      CNBC covenants and agrees with First Merchants, and covenants and agrees to cause the Subsidiaries to act, as follows:

      7.01. Shareholder Approval. CNBC shall submit this Agreement to its shareholders for approval at a meeting to be called and held in accordance with applicable law and the Articles of Incorporation and Code of Regulations of CNBC at the earliest possible reasonable date, and, subject to Section 7.05 hereof, the Board of Directors of CNBC shall recommend to the shareholders of CNBC that such shareholders approve this Agreement and shall not thereafter withdraw or modify its recommendation. The Board of Directors of CNBC shall use its reasonable best efforts to obtain any vote of its shareholders necessary for the approval of this Agreement.

      7.02. Other Approvals. CNBC and the Subsidiaries shall cooperate fully and use their reasonable best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

      7.03. Conduct of Business.

            (a) On and after the date of this Agreement and until the Effective Date or until this Agreement shall be terminated as herein provided, neither CNBC nor any Subsidiary shall, without the prior written consent of First Merchants, (i) make any changes in their capital structure including, but not limited to, the redemption of any CNBC common shares;
      (ii) authorize a class of stock or, except for the issuance of common shares upon the exercise of stock options as described in Section 7.12 hereof, issue, or authorize the issuance of, stock other than or in addition to the outstanding stock as set forth in Section 5.04 hereof;
      (iii) declare, distribute or pay any dividends on their common shares, or authorize a stock split, or make any other distribution to their shareholders, except for (a) the payment by CNBC prior to the Effective Date of quarterly cash dividends on its common shares in the amount of $0.10 per share (provided the declaration of the last dividend by CNBC prior to the Effective Date and the payment thereof shall be coordinated with First Merchants so that the holders of CNBC common shares do not receive dividends on both CNBC common shares and First Merchants common stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the CNBC common shares or First Merchants common stock received in the Merger in respect of such quarter), and (b) the payment by the Subsidiaries to CNBC of dividends to pay CNBC's expenses of operations and its business and payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement; (iv) except as set forth in the Disclosure Letter, merge, combine or consolidate with or sell their assets or any of their securities to any other person, corporation or entity, effect a share exchange or enter into any other transaction not in the ordinary course of business; (v) except as set forth in the Disclosure Letter, incur any liability or obligation, make any commitment, payment or disbursement, enter into any contract, agreement, understanding or arrangement or engage in any transaction, or acquire or dispose of any property or asset having a fair market value in excess of $50,000.00 (except for personal or real property acquired or disposed of in connection with foreclosures on mortgages, enforcement of security interests and loans made or sold by the Bank in the ordinary course of business or acceptance of deposits and borrowings in the ordinary course of business); (vi) subject any of their properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance; (vii) promote or increase or decrease the rate of compensation or enter into any agreement to promote or increase or decrease the rate of compensation of any director, officer or employee of CNBC or any Subsidiary (except for promotions and increases in the ordinary course of business and in accordance with past practices); (viii) except as set forth in the Disclosure Letter or otherwise specifically authorized by this Agreement, execute, create, institute, modify or amend any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation right or profit sharing plans, any employment, deferred compensation, consultant, bonus or collective bargaining agreement, group insurance contract or other incentive, welfare or employee benefit plan or agreement for current or former directors, officers or employees of CNBC or any Subsidiary, change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or specifically provided for in this Agreement; (ix) amend their Articles of Incorporation or Association, Code of Regulations, By-Laws, Certificate of Trust or Trust Agreement, as applicable, from those in effect on the date of this Agreement; (x) except as set forth in the Disclosure Letter or otherwise specifically authorized by this Agreement, modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment or severance agreements with respect to any present or former CNBC or Subsidiary directors, officers or employees; (xi) give, dispose, sell, convey, assign, hypothecate, pledge, encumber or otherwise transfer or grant a security interest in any capital stock of any Subsidiary; (xii) fail to make additions to the Bank's reserve for loan losses, or any other reserve account, in the ordinary course of business and in accordance with past practices; (xiii) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; and (xiv) agree in writing or otherwise to take any of the foregoing actions.

            (b) CNBC and the Subsidiaries shall maintain, or cause to be maintained, in full force and effect insurance on its properties and operations and on the Leased Real Property and fidelity coverage on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as currently in effect and in accordance with past practices.

            (c) CNBC and the Subsidiaries shall continue to give to First Merchants and its employees, accountants, attorneys and other authorized representatives reasonable access during regular business hours and other reasonable times to all their premises, properties, statements, books and records.

      7.04. Preservation of Business. On and after the date of this Agreement and until the Effective Date or until this Agreement is terminated as herein provided, CNBC and the Subsidiaries each shall (a) carry on their business substantially in the same manner as heretofore conducted; (b) use their reasonable best efforts to preserve their business organizations intact, to keep their present officers and employees and to preserve their present relationship with customers and others having business dealings with them; and (c) not do or fail to do anything which will cause a material breach of, or material default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which they are a party or by which they are or may be subject or bound.

      7.05. Other Negotiations. On and after the date of this Agreement and until the Effective Date, CNBC and the Subsidiaries shall not, and shall not permit or authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit, encourage, or engage in discussions or negotiations with, or provide information to, any corporation, association, partnership, person or other entity or group concerning any proposal by such corporation, association, partnership, person or other entity or group for a merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock), tender offer, acquisition of control of CNBC or any Subsidiary or similar transaction involving CNBC or any Subsidiary (all such transactions hereinafter referred to as an "Acquisition Transaction"). CNBC and the Subsidiaries shall promptly communicate to First Merchants the terms of any written proposal or offer which any of them may receive with respect to an Acquisition Transaction and any written indication of interest or letter of intent on the part of any third party with respect to initiation of any Acquisition Transaction. The above provisions of this Section 7.05 notwithstanding, nothing contained in this Agreement shall prohibit (i) CNBC from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that (a) the Board of Directors of CNBC, after consultation with legal counsel and its investment banker, determines in good faith that such action is required for the directors of CNBC to fulfill their fiduciary duties and obligations to CNBC's shareholders and other constituencies under Ohio law, and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, CNBC provides prompt written notice to First Merchants to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, or (ii) notwithstanding the provisions of Section 7.01, the Board of Directors of CNBC from failing to make, withdrawing or modifying its recommendation to shareholders regarding the Merger following receipt of a proposal for an Acquisition Transaction if the Board of Directors of CNBC, after consultation with and based upon the advice of legal counsel and its investment banker, determines in good faith that such action is required for the directors of CNBC to fulfill their fiduciary duties and obligations to CNBC's shareholders and other constituencies under Ohio law.

      7.06. Restrictions Regarding Affiliates. CNBC shall, within thirty (30) days after the date of this Agreement and promptly thereafter until the Effective Date to reflect any changes or upon the reasonable request of First Merchants, provide First Merchants with a list identifying each person who may reasonably be deemed to be an "affiliate" of CNBC within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "1933 Act"). Each director, executive officer and other person who is an "affiliate" of CNBC for purposes of the 1933 Act shall deliver to First Merchants, at least thirty-one (31) days prior to the Effective Date, a written agreement, in form and substance satisfactory to counsel to First Merchants, regarding compliance by each such person with the provisions of such Rule 145.

      7.07. Press Release. Except as required by law, neither CNBC nor any Subsidiary shall issue any press releases or make any other public announcements or disclosures relating to the Merger without the prior approval of First Merchants, which approval will not be unreasonably withheld.

      7.08. Disclosure Letter. CNBC shall supplement, amend and update as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising which if in existence or having occurred as of the date of this Agreement would have been required to be set forth or described in the Disclosure Letter.

      7.09. Confidentiality. CNBC and the Subsidiaries shall use their best efforts to cause their respective officers, employees, and authorized representatives to, hold in strict confidence all confidential data and information obtained by them from First Merchants, unless such information (i) was already known to CNBC and the Subsidiaries, (ii) becomes available to CNBC and the Subsidiaries from other sources, (iii) is independently developed by CNBC and the Subsidiaries, (iv) is disclosed outside of CNBC and the Subsidiaries with and in accordance with the terms of prior written approval of First Merchants, or (v) is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law or requested by a court or other governmental agency, commission, or regulatory body. CNBC and the Subsidiaries further agree that in the event this Agreement is terminated, it will return to First Merchants all information obtained by CNBC and the Subsidiaries regarding First Merchants, including all copies made of such information by CNBC and the Subsidiaries. This provision shall survive the Effective Date or the earlier termination of this Agreement.

      7.10. Cooperation. CNBC shall generally cooperate with First Merchants and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, (i) CNBC shall cooperate and assist First Merchants in preparation of and/or filing of all regulatory applications, the registration statement for registration of First Merchants' shares, and all other documentation required to be prepared for consummation of the Merger and obtaining all necessary approvals, and (ii) CNBC shall furnish First Merchants with all information concerning itself and the Subsidiaries that First Merchants may request in connection with the preparation of the documentation referenced above. Prior to the Closing (as defined in Section 12 hereof), CNBC agrees to disclose to First Merchants in writing any fact or matter that comes to the attention of CNBC that might indicate that any of the representations or warranties of CNBC may be untrue, incorrect, or misleading in any material respect and such disclosure shall be made by CNBC promptly upon discovery of such fact or matter.

      7.11. Letter to CNBC's Shareholders. Within five (5) business days after execution of this Agreement by CNBC and First Merchants, CNBC shall deposit in the United States mail a letter to each of the shareholders of record of CNBC as of the date of execution of this Agreement informing each shareholder about the execution of this Agreement and the proposed Merger. The terms of such letter to the shareholders of CNBC shall be in a form mutually agreed to by First Merchants and CNBC.

      7.12. Exercise of Options. CNBC shall use its best efforts to cause the stock options disclosed pursuant to Section 5.04(d) hereof to be exercised on or immediately before the Effective Date. CNBC shall use its best efforts to cause each exercised non-qualified stock option to be exchanged for a cash payment to each holder thereof to be paid on or before the Effective Date by CNBC in an amount equal to $29.57 minus the applicable exercise price per CNBC common share issuable upon exercise of such non-qualified stock option, multiplied by the number of CNBC common shares issuable upon exercise of such non-qualified option. In respect of incentive stock options, each holder thereof shall have the option to surrender for cash on or prior to the Effective Date, as specified above, or surrender the option on a net issuance basis exercise and receive CNBC common shares issuable upon such exercise on or prior to the Effective Date. Immediately prior to the Effective Date, CNBC shall have no more than 2,076,572 common shares outstanding. On or prior to the Effective Date, CNBC shall take all action necessary to terminate all stock option plans of CNBC and shall use its best efforts, including using its best efforts to obtain necessary consents from optionees, to permit termination of any outstanding CNBC stock options at the Effective Date. From and after the date hereof, CNBC covenants that no additional stock options or stock appreciation rights shall be granted by CNBC under any stock option plans of CNBC or otherwise.

      7.13. SEC and Other Reports.

            (a) Promptly upon its becoming available, CNBC shall furnish to First Merchants one (1) copy of each financial statement, report, notice, or proxy statement sent by CNBC to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by CNBC with NASDAQ or the SEC or any successor agency, of any order issued by any Governmental Authority in any proceeding to which CNBC is a party, and of any notice or communication received by CNBC from NASDAQ or the SEC. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over CNBC or any of its respective businesses, operations or properties.

            (b) None of the information supplied or to be supplied by CNBC for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 8.01 hereof) will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and (ii) the Proxy Statement (as defined in Section 8.01 hereof) and any amendment or supplement thereto will, at the date of mailing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

      7.14. Adverse Actions. CNBC shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Date, (ii) any of the conditions to the Merger set forth in Section 9 not being satisfied, (iii) a material violation of any provision of this Agreement, or (iv) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

                                    SECTION 8

                          Covenants of First Merchants

      First Merchants covenants and agrees with CNBC as follows:

      8.01. Approvals. First Merchants shall proceed expeditiously, cooperate fully and use its best efforts to procure upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date. First Merchants agrees to use its best efforts to raise any additional capital which might be required to obtain any required regulatory approvals of the Merger. First Merchants shall provide CNBC with copies of proposed regulatory filings in connection with the Merger and afford CNBC the opportunity to offer comment on the filings before filing. Not in limitation of the foregoing, First Merchants agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by First Merchants with the SEC in connection with the issuance of First Merchants common stock in the Merger (including the proxy statements and prospectus and other proxy solicitation materials of CNBC constituting a part thereof (the "Proxy Statement") and all related documents). The Proxy Statement shall fully disclose that CNBC's shareholders have dissenters' rights under Ohio Revised Code ss. 1701.84 and ss. 1701.85. First Merchants agrees to advise CNBC, promptly after First Merchants receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Merchants common stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. First Merchants agrees to use its reasonable best efforts to list, prior to the Effective Date, on the National Market System of NASDAQ (subject to official notice of issuance), the shares of First Merchants common stock to be issued to the holders of CNBC common shares in the Merger.

      8.02. Employee Benefit Plans.

            (a) Coverage Under First Merchants' Plans. No later than January 1, 2004, First Merchants will cover the Subsidiaries' employees under any tax-qualified retirement plan First Merchants maintains for its employees, provided that such an employee meets the applicable participation requirements, in lieu of the Subsidiaries' current tax-qualified retirement plan. Until that time, the Subsidiaries' current tax-qualified retirement plan will be maintained at the same level, with respect to benefit accruals, provided for on the Effective Date. Following the Effective Date, the Subsidiaries' employees will otherwise receive employee benefits that in the aggregate are substantially similar to the employee benefits provided to those employees by CNBC or the Subsidiaries on the Effective Date. For purposes of determining a CNBC or Subsidiaries' employee's service under a First Merchants' employee benefit plan that the employee is permitted to enter, service with CNBC or the Subsidiaries will be treated as service with First Merchants; provided, however, that except as set forth in the next sentence, service with CNBC or the Subsidiaries shall not be treated as service with First Merchants for purposes of benefit accrual under any employee pension benefit plan (as defined in ERISA
      Section 3(2)) of First Merchants. For purposes of such employee pension benefit plan benefit accrual, service with the Subsidiaries on or after the Effective Date will be treated as service with First Merchants. Once the Subsidiaries' employees are covered under First Merchants' tax-qualified retirement plans, First Merchants, in its sole discretion, shall determine whether CNBC's and the Subsidiaries' tax-qualified retirement plan(s) are terminated or merged into First Merchants' plan(s).

            (b) Coverage Under First Merchants' Health Plan. With respect to First Merchant's health plans under which employees of the Subsidiaries become participants under the provisions of Section 8.02(a) above, First Merchants agrees to waive all restrictions and limitations for pre-existing conditions.

            (c) COBRA. First Merchants shall be responsible for providing COBRA continuation coverage to any qualified employee or former employee of CNBC or the Subsidiaries and to their respective qualified beneficiaries, on and after the Effective Date, regardless of when the qualifying event occurred.

            (d) Severance. First Merchants does not intend to terminate any employees of CNBC or its Subsidiaries in connection with the Merger. However, should it decide to do so, it shall consult with the President and Chief Executive Officer of the Bank about appropriate severance benefits payable in connection with any such termination. Nothing in this
      Section 8.02(d) shall be deemed to limit or modify First Merchants at-will employment policy.

      8.03. Press Release. Except as required by law, First Merchants shall not issue any press releases or make any other public announcements or disclosures relating to the Merger without the prior approval of CNBC, which approval will not be unreasonably withheld.

      8.04. Confidentiality. First Merchants shall, and shall use its best efforts to cause its officers, employees, and authorized representatives to, hold in strict confidence all confidential data and information obtained by it from CNBC or the Subsidiaries, unless such information (i) was already known to First Merchants, (ii) becomes available to First Merchants from other sources,
(iii) is independently developed by First Merchants, (iv) is disclosed outside of First Merchants with and in accordance with the terms of prior written approval of CNBC or the Subsidiaries, or (v) is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law or requested by a court or other governmental agency, commission, or regulatory body. First Merchants further agrees that in the event this Agreement is terminated, it will return to CNBC all information obtained by First Merchants regarding CNBC or the Subsidiaries, including all copies made of such information by First Merchants. This provision shall survive the Effective Date or the earlier termination of this Agreement.

      8.05. Covenants Regarding the Bank. Upon consummation of the Merger, the Bank shall be a national bank organized under the laws of the United States and the officers and directors of the Bank in office immediately prior to the consummation of the Merger shall be the officers and directors of the Bank at the Effective Date subject to the Bank's Articles of

Association and By-Laws. Thereafter, the Bank directors who desire to continue to serve in that capacity shall do so for at least the remainder of the one (1) year terms to which they have been elected. The Bank directors will be subject to First Merchants' policy of mandatory retirement at age seventy (70); provided, however, the policy of mandatory retirement will not apply to any of the Bank's current directors until twenty-four (24) months after the Effective Date. First Merchants shall continue to operate the Bank as an operating subsidiary of First Merchants under the name "Commerce National Bank" or a name substantially similar thereto for a period of at least five (5) years following the Effective Date.

      8.06. Board of Directors of First Merchants. First Merchants shall cause all necessary action to be taken to cause Thomas D. McAuliffe, or such other person as shall be agreed to by First Merchants and CNBC, to either (i) be nominated for election as a member of the First Merchants' Board of Directors for a three (3) year term at the first annual meeting of the shareholders of First Merchants following the Effective Date; or (ii) to be appointed as a member of the First Merchants' Board of Directors at the next meeting of the First Merchants' Board of Directors following the Effective Date to serve until the first annual meeting of the shareholders of First Merchants following the Effective Date and then to be nominated for election as a member of the First Merchants' Board of Directors for a three (3) year term at the first annual meeting of the shareholders of First Merchants following the Effective Date, whichever can be effected first depending on the timing of the occurrence of the Effective Date.

      8.07. Directors and Officers Insurance.

            (a) Prior to the Closing, CNBC shall purchase and pay for tail coverage on its director's and officer's liability insurance policy for a period of at least three years from the Effective Date to cover the present and former officers and directors of CNBC and the Subsidiaries (as determined immediately prior to the Closing) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Date, which tail coverage shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by CNBC and the Subsidiaries; provided, however, that in no event shall CNBC expend for such tail coverage more than two (2) times the current annual amount spent by CNBC and the Subsidiaries to maintain or procure its current directors' and officers' insurance coverage.

            In the event CNBC is unable to obtain such tail coverage, First Merchants shall use its reasonable best efforts to obtain an endorsement to its directors and officers liability insurance policy to cover the present and former officers and directors of CNBC and the Subsidiaries (as determined immediately prior to the Closing) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Date, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by CNBC and the Subsidiaries; provided, however, that in no event shall First Merchants expend for such insurance more than two (2) times the current annual amount spent by CNBC and the Subsidiaries to maintain or procure such insurance; provided, further, that if First Merchants is unable to maintain or obtain the insurance called for by this Section 8.07, First Merchants shall use its reasonable best efforts to obtain as much comparable insurance as is available for two (2) times the current annual amount spent by CNBC and the Subsidiaries; provided, further, that officers and directors of CNBC and the Subsidiaries may be required to make application and provide customary representations and warranties to First Merchants' insurance carrier for the purpose of obtaining such insurance.

            (b) For six years after the Effective Date, the Continuing Company shall indemnify, defend and hold harmless the present and former officers and directors of CNBC and the Subsidiaries against all losses, expenses (including attorneys' fees), claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the Ohio General Corporate Law and by First Merchants' or CNBC's and the Subsidiaries' Articles of Incorporation or Code of Regulations or By-Laws as in effect on the date hereof (whichever is more favorable to the officers and directors of CNBC and the Subsidiaries), including provisions relating to advances of expenses incurred in the defense of any action or suit.

            (c) Following the Effective Date, First Merchants will provide any CNBC and the Subsidiaries' officers, directors and employees who become officers, directors and employees of the Continuing Company or its subsidiaries with the same directors and officers liability insurance coverage and indemnification protections that First Merchants provides to other officers, directors and employees of First Merchants or its subsidiaries.

            (d) If First Merchants shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of First Merchants shall assume the obligations set forth in this Section 8.07.

      8.08. SEC and Other Reports.

            (a) Promptly upon its becoming available, First Merchants shall furnish to CNBC one (1) copy of each financial statement, report, notice, or proxy statement sent by First Merchants to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by First Merchants with the SEC or any successor agency, of any order issued by any Governmental Authority in any proceeding to which First Merchants is a party, and of any notice or communication received by First Merchants from the SEC. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over First Merchants or any of its respective businesses, operations or properties.

            (b) None of the information supplied or to be supplied by First Merchants for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 8.01 hereof) will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and
      (ii) the Proxy Statement (as defined in Section 8.01 hereof) and any amendment or supplement thereto will, at the date of mailing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

      8.09. Disclosure Letter. First Merchants shall supplement, amend and update as of the Effective Date the Disclosure Letter with respect to any matters hereafter arising, which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter.

      8.10. Adverse Actions. First Merchants shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Date, (ii) any of the conditions to the Merger set forth in Section 9 not being satisfied, (iii) a material violation of any provision of this Agreement, or (iv) a material delay in the consummation of the Merger except, in each case, as may be required by applicable law or regulation.

      8.11. Access. First Merchants shall continue to give to CNBC and its employees, accountants, attorneys and other authorized representatives reasonable access during regular business hours and other reasonable times to all their premises, properties, statements, books and records.

      8.12. Cooperation. First Merchants shall generally cooperate with CNBC and its officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby. Prior to the Closing (as defined in Section 12 hereof), First Merchants agrees to disclose to CNBC in writing any fact or matter that comes to the attention of First Merchants that might indicate that any of the representations or warranties of First Merchants may be untrue, incorrect, or misleading in any material respect and such disclosure shall be made by First Merchants promptly upon discovery of such fact or circumstance.

                                    SECTION 9

                       Conditions Precedent To The Merger

      The obligation of each of the parties hereto to consummate the transactions contemplated by this Agreement is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective
Date:

      9.01. Shareholder Approval. The shareholders of CNBC shall have approved, ratified and confirmed this Agreement as required by applicable law.

      9.02. Registration Statement Effective. First Merchants shall have registered its shares of common stock to be issued to shareholders of CNBC in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and "blue sky" approvals and authorizations required to offer and sell such shares shall have been received by First Merchants. The registration statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened. The shares of First Merchants common stock shall have been listed for trading on the NASDAQ National Market System (subject to official notice of issuance).

      9.03. Tax Opinions.

            (a) CNBC shall have obtained an opinion of Squire, Sanders & Dempsey L.L.P. dated on or about the Effective Date to the effect that the Merger effected pursuant to this Agreement shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by shareholders of CNBC to the extent they receive shares of First Merchants common stock in the Merger in exchange for their CNBC common shares, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests and cash received in exchange for CNBC common shares. Such opinions shall be based upon factual representations received by counsel from CNBC and First Merchants, which representations may take the form of written certifications.

            (b) First Merchants shall have obtained an opinion of Bingham McHale LLP dated on or about the Effective Date to the effect that the Merger effected pursuant to this Agreement shall constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions shall be based upon factual representations received by counsel from CNBC and First Merchants, which representations may take the form of written certifications.

      9.04. Affiliate Agreements. First Merchants shall have obtained (a) from CNBC, a list identifying each affiliate of CNBC and (b) from each affiliate of CNBC, the agreements contemplated by Section 7.06 hereof.

      9.05. Regulatory Approvals. The Federal Reserve Board and the Indiana Department of Financial Institutions shall have authorized and approved the Merger and the transactions related thereto. In addition, all appropriate orders, consents, approvals and clearances from all other regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the transactions contemplated by this Agreement shall have been obtained.

      9.06. Officer's Certificate. First Merchants and CNBC shall have delivered to each other a certificate signed by their Chairman or President and their Secretary, dated the Effective Date, certifying that (a) all the representations and warranties of their respective corporations are true, accurate and correct (subject to Section 5.01 and Section 6.01) on and as of the Effective Date; (b) all the covenants of their respective corporations have been complied with in all material respects from the date of this Agreement through and as of the Effective Date; and (c) their respective corporations have satisfied and fully complied with all conditions necessary to make this Agreement effective as to them.

      9.07. Fairness Opinion. CNBC shall have obtained an opinion from Stifel, Nicolaus & Company, Incorporated, to the effect that the consideration paid in the Merger is fair to the shareholders of CNBC from a financial viewpoint. Such opinion shall be (a) in form and substance reasonably satisfactory to CNBC, (b) dated as of a date not later than the mailing date of the Proxy Statement relating to the Merger and (c) included in the Proxy Statement.

      9.08. No Judicial Prohibition. Neither CNBC, any Subsidiary nor First Merchants shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

      9.09. Other Consents and Approvals. All consents and other approvals required for the transfer of any contracts, agreements, leases, loans, etc. as a result of the Merger shall have been obtained.

      9.10. Options. All of the options disclosed in Section 5.04(d) of the Disclosure Letter shall have been exercised pursuant to Section 7.12 hereof and CNBC shall have no more than 2,076,572 shares of common stock issued and outstanding. CNBC shall have no commitment to issue any additional shares of common stock. All stock option plans of CNBC shall have been terminated.

      9.11. Executive Employment Agreements. First Merchants shall have entered into Executive Employment Agreements and change in control agreements with Thomas D. McAuliffe and John Romelfanger immediately prior to the Effective Date that supersede their current employment agreements upon terms and conditions satisfactory to Mr. McAuliffe, Mr. Romelfanger and First Merchants, respectively.

      9.12. Opinions. The parties shall have received the respective opinions of counsel described in Section 12.03 of this Agreement.

                                   SECTION 10

                              Termination of Merger

      10.01. Manner of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Date by written notice delivered by First Merchants to CNBC or by CNBC to First Merchants only for the following reasons:

            (a) By the mutual consent of First Merchants and CNBC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

            (b) By First Merchants or CNBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section
      5.01 and Section 6.01), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect; or
      (iii) any event, fact or circumstance shall have occurred that has had or may have a Material Adverse Effect;

            (c) By CNBC or First Merchants, if it shall determine in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of commencement of material litigation or proceedings against any of the parties;

            (d) By CNBC or First Merchants, if the transaction contemplated herein has not been consummated by April 30, 2003 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

            (e) By First Merchants or CNBC, pursuant to their respective termination rights set forth in Section 3.04 hereof;

            (f) By CNBC, if the appropriate discharge of the fiduciary duties of the Board of Directors of CNBC consistent with Section 7.05 requires that CNBC terminate this Agreement;

            (g) By First Merchants, if CNBC's Board of Directors fails to make, withdraws or modifies its recommendation to CNBC's shareholders to vote in favor of the Merger following receipt of a written proposal for an Acquisition Transaction;

            (h) By First Merchants, if CNBC fails to give any written notice as required by Section 7.05 or if within twenty (20) days after giving First Merchants written notice pursuant to Section 7.05 of its intent to furnish information to or enter into discussions or negotiations with another person or entity, CNBC does not terminate all discussions, negotiations and information exchanges related to such Acquisition Transaction and provide First Merchants with written notice of such termination;

            (i) By either party (provided that the terminating party is not then in material breach of any representation or warranty contained in this Agreement or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(d) of this Agreement; or

            (j) By CNBC, if First Merchants enters into a definitive agreement in which it is the target company or the company to be acquired which would result in a change of control of First Merchants or require approval pursuant to the Bank Holding Company Act of 1956, as amended.

      10.02. Effect of Termination. Except as provided below, in the event that this Agreement is terminated pursuant to the provisions of Section 10.01 hereof, no party shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 10.01(b) hereof on account of a willful breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party, including, without limitation, reimbursement to the non-breaching party of its costs, fees and expenses (including attorneys', accountants' and advisors' fees and expenses) incident to the negotiation, preparation and execution of this Agreement and related documentation; provided, however, that nothing in this proviso shall be deemed to constitute liquidated damages for the willful breach by a party of the terms of this Agreement or otherwise limit the rights of the non-breaching party. Notwithstanding the foregoing, in the event of termination by CNBC in accordance with Section 10.01(f) or by First Merchants in accordance with Section 10.01(g) or 10.01(h), CNBC shall pay First Merchants the sum of $1,200,000 as liquidated damages. Such liquidated damages shall be in lieu of costs, expenses and damages otherwise recoverable under the first sentence of this Section 10.02. Such payment shall be made within ten (10) days of the date of notice of termination. CNBC acknowledges the reasonableness of such amount in light of the considerable time and expense invested and to be invested by First Merchants and its representatives in furtherance of the Merger. Such amount was agreed upon by First Merchants and CNBC as compensation to First Merchants for its time and expense and not as a penalty to CNBC, it being impossible to ascertain the exact value of the time and expense to be invested. First Merchants shall also be entitled to recover from CNBC its reasonable attorneys' fees incurred in the enforcement of this provision.

                                   SECTION 11

                            Effective Date Of Merger

      Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective at the close of business on the day specified in the Articles of Merger of CNBC with and into First Merchants as filed with the Secretary of State of the States of Indiana and Ohio (the "Effective Date"). The Effective Date shall occur no later than the last business day of the month in which any waiting period following the last approval of the Merger by a state or federal regulatory agency or governmental authority expires, unless otherwise agreed to by First Merchants and CNBC.

                                   SECTION 12

                                     Closing

      12.01. Closing Date and Place. The closing of the Merger (the "Closing") shall take place at the main office of First Merchants on the Effective Date or at such other place as mutually agreed to by First Merchants and CNBC.

      12.02. Articles of Merger. Subject to the provisions of this Agreement, on or prior to the Effective Date, the Articles of Merger and Certificate of Merger shall be duly filed with the

Secretary of State of the States of Indiana and Ohio specifying that the Merger shall be effective as of the Effective Date.

      12.03. Opinions of Counsel. At the Closing, CNBC shall deliver an opinion of its counsel, Squire, Sanders & Dempsey L.L.P., to First Merchants, and First Merchants shall deliver an opinion of its counsel, Bingham McHale LLP, to CNBC, dated as of the date of the Closing. The form of such opinions shall be as mutually agreed to by the parties hereto and their respective counsel.

                                   SECTION 13

                                  Miscellaneous

      13.01. Effective Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but none of the provisions thereof shall inure to the benefit of any other person, firm, or corporation whomsoever. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or transferred by either party hereto without the prior written consent of the other party.

      13.02. Waiver; Amendment.

            (a) First Merchants and CNBC may, by an instrument in writing executed in the same manner as this Agreement: (i) extend the time for the performance of any of the covenants or agreements of the other party under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to terminate this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

            (b) Notwithstanding the prior approval by the shareholders of CNBC, this Agreement may be amended, modified or supplemented by the written agreement of CNBC and First Merchants without further approval of such shareholders, except that no such amendment, modification or supplement shall result in a decrease in the consideration specified in Section 3 hereof, except in accordance with the terms of Section 3 hereof, or shall materially adversely affect the rights of the shareholders of CNBC without the further approval of such shareholders.

      13.03. Notices. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to be given (i) when delivered in person, or (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission, or (iii) on the fifth (5th) day after sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

      If to First Merchants:             With a copy to:

      200 E. Jackson Street, Box 792     Bingham McHale LLP
      Muncie, IN  47305                  2700 Market Tower
      Attn:  Larry L. Helms,             10 West Market Street
      Senior Vice President and          Indianapolis, Indiana  46204-2982
      General Counsel                    Attn:  David R. Prechtel, Esq.
      (765) 741-7283                     (317) 236-9907

      If to CNBC:                        With a copy to:

      100 East Wilson Bridge Road        Squire, Sanders & Dempsey L.L.P.
      Worthington, Ohio  43085           127 Public Square
      Attn:  Thomas D. McAuliffe         Cleveland, Ohio 44114
      Chairman, President and CEO        Attn:  M. Patricia Oliver, Esq.
      (614) 848-8700                     (216) 479-8717

or to such substituted address as any of them have given to the other in writing. Notwithstanding the foregoing, all notices required to be given pursuant to Sections 3.04(b) and 3.04(c) hereof shall be given in the time periods specified in such sections by either hand delivery or facsimile transmission to the specified parties.

      13.04. Headings. The headings in this Agreement have been inserted solely for the ease of reference and should not be considered in the interpretation or construction of this Agreement.

      13.05. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

      13.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. In addition, this Agreement and the documents to be delivered hereunder may be executed by the parties hereto either manually or by facsimile signatures, each of which shall constitute an original signature.

      13.07. Governing Law. This Agreement is executed in and shall be construed in accordance with the laws of the State of Indiana, without regard to choice of law principles.

      13.08. Entire Agreement. This Agreement supersedes any other agreement, whether oral or written, between First Merchants and CNBC relating to the matters contemplated hereby, and constitutes the entire agreement between the parties hereto.

      13.09. Expenses. First Merchants and CNBC shall each pay their own expenses incidental to the transactions contemplated hereby. It is understood that the fees of Stifel, Nicolaus & Company, Incorporated and the cost of the fairness opinion referenced in Section 9.07, shall be borne by CNBC whether or not the Merger is consummated. This provision shall survive the Effective Date or the earlier termination of this Agreement.

      13.10. Material Adverse Effect. The phrase "Material Adverse Effect" means, with respect to First Merchants or CNBC, any effect that (i) is material and adverse to the financial position, results of operations or business of First Merchants and its subsidiaries taken as a whole, or CNBC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either First Merchants or CNBC to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party that have been waived in accordance with Section 13.02 hereof.

      13.11. Survival of Contents. The provisions of Sections 7.09, 8.04, 10.02,
13.09 and this Section 13.11 shall survive beyond the termination of this Agreement. The provisions of Sections 7.09, 8.02, 8.04, 8.05, 8.06, 8.07, 13.09
and this Section 13.11 shall survive beyond the Effective Date.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, First Merchants and CNBC have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed and attested by their duly authorized officers.

                                       FIRST MERCHANTS CORPORATION
ATTEST:


/s/ Larry R. Helms                      By: /s/ Michael L. Cox
----------------------------               ------------------------------------
Larry R. Helms, Secretary               Michael L. Cox, President and Chief
                                        Executive Officer

                                       CNBC BANCORP
ATTEST:


/s/ John A. Romelfanger                 By: /s/ Thomas D. McAuliffe
---------------------------                ------------------------------------
John A. Romelfanger,                       Thomas D. McAuliffe, Chairman,
Secretary                                  President and Chief Executive Officer

                                   APPENDIX B

                                OHIO REVISED CODE

                          SECTIONS 1701.84 AND 1701.85

ss. 1701.84 PERSONS ENTITLED TO RELIEF AS DISSENTING SHAREHOLDERS.

      The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

      (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

      (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

      (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

      (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

      (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.

ss. 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

      (A) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

            (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

            (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A) (2) of this section.

            (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

            (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

      (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

            (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

      (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

            (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

            (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

            (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

            (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

            (2) For purposes of division (D) (1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

      (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX C

                                Fairness Opinion

[Stifel's opinion was delivered to the Board of Directors of CNBC on August 27, 2002. On August 16th, First Merchants declared a 5% stock dividend to its shareholders of record payable on August 30, 2002. Stifel's analysis and related opinion were delivered after the declaration of the dividend, but prior to issuance, and were based on the pre-dividend exchange ratio of 0.96. Stifel's analysis considered that the Merger Agreement describes the adjustment of the exchange ratio from 0.96 to 1.01 due to this stock dividend.]

August 27, 2002

Board of Directors
CNBC Bancorp
100 East Wilson Bridge Road
Suite 100
Worthington, OH  43085

Members of the Board:

You have requested our opinion as to the fairness from a financial point of view to the shareholders of CNBC Bancorp ("CNBC") of the consideration to be received by such shareholders pursuant to the Agreement of Reorganization and Merger (the "Agreement"), dated as of August 28, 2002, between CNBC Bancorp and First Merchants Corporation ("First Merchants"). The Agreement provides for the merger (the "Merger") of CNBC with and into First Merchants Corporation, with First Merchants Corporation as the surviving corporation (sometimes referred to herein as the "Surviving Corporation").

Subject to the terms of the Agreement, at the effective time of the Merger, each share of common stock, without par value per share, of CNBC (collectively, the "CNBC Common Stock"), will be converted into one of the following: (a) the right to receive an amount in cash equal to $29.57 (the "Cash Distribution"); or (b) the right to receive 0.96 shares of common stock, no par value per share, of the Surviving Corporation (the "Surviving Corporation Common Stock") (the "Stock Distribution"); or (c) the right to receive a combination of the Cash Distribution and Stock Distribution (the "Combined Distribution"), in each case as the holder thereof may elect or be deemed to have elected pursuant to the Agreement (the aggregate of the Cash Distributions, Stock Distributions and the Combined Distributions, payable and/or issuable upon conversion of the CNBC Common Stock pursuant to the Agreement at the effective time of the Merger is referred to as the "CNBC Merger Consideration").

For the purposes of our opinion, we have assumed that the Merger will be consummated as provided in the Agreement and will constitute a tax-free reorganization to the extent contemplated by the Agreement.

Stifel, Nicolaus & Company, Incorporated ("Stifel"), as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with CNBC and First Merchants and have completed our financial analysis of this transaction. In the past year, Stifel has traded equity securities of CNBC and First Merchants for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

In rendering our opinion, we have reviewed, among other things: the form of the Agreement as executed on August 28, 2002; the financial statements of CNBC and First Merchants included in their respective 10-Ks for the 5 years ended December 31, 2001, and their respective 10-Qs for the quarter ended June 30, 2002; and certain internal financial analyses and forecasts for CNBC and First Merchants prepared by their respective management. We have conducted conversations with CNBC's and First Merchants' senior management regarding recent developments and management's financial forecasts for CNBC and First Merchants. In addition, we have spoken to members of CNBC's and First Merchants' senior management regarding factors which affect each entity's business. We have also compared certain financial and securities data of CNBC and First Merchants with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of CNBC and First Merchants, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the commercial banking industry generally.

In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us (including without limitation, projected cost savings and operating synergies resulting from the Merger), we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of CNBC and First Merchants as to the future operating and financial performance of CNBC and First Merchants, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which we could form our opinion. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either CNBC or First Merchants since the date of the last financial statements made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of CNBC and First Merchants are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of CNBC's or First Merchants' assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of CNBC or First Merchants. We relied on advice of CNBC's counsel as to certain legal matters with respect to CNBC, the Agreement and the transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived.

Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion is directed to the Board of Directors of CNBC for its information and assistance in connection with its consideration of the financial terms of the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of CNBC or First Merchants might trade in the future. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent.

Based upon the foregoing and such other factors as we deem relevant, we are of the opinion, as of the date hereof, that the CNBC Merger Consideration to be received by the shareholders of CNBC pursuant to the Agreement is fair to such shareholders from a financial point of view.

Very truly yours,

STIFEL, NICOLAUS  &  COMPANY, INCORPORATED

                                   APPENDIX D

                                  CNBC Bancorp

                       2001 Annual Report to Shareholders

                                  CNBC BANCORP
                       2001 ANNUAL REPORT TO SHAREHOLDERS

                                      INDEX

                        CONSOLIDATED FINANCIAL STATEMENTS
                    AND MANAGEMENT'S DISCUSSION AND ANALYSIS

Selected Financial Data......................................................  2

Description of Business......................................................  3

Average Balance Sheet and Rate Volume Analysis...............................  4

Management's Discussion and Analysis of Financial Condition
            and Results of Operations........................................  6

Market for Common Equity and Related Shareholder Matters..................... 12

Report of Independent Auditors............................................... 13

Consolidated Financial Statements............................................ 14

Directors and Executive Officers of CNBC Bancorp............................. 35

                             Selected Financial Data

                                                                          Year Ended December 31,

                                                      2001           2000           1999           1998           1997
                                                   ----------------------------------------------------------------------
                                                              (dollars in thousands, except per share amounts)
Selected Operating Data:

Interest income ................................   $   20,713     $   18,904     $   15,152     $   12,727     $    9,730
Interest expense ...............................        9,819          9,474          7,065          6,221          4,624
                                                   ----------     ----------     ----------     ----------     ----------
Net interest income ............................       10,894          9,430          8,087          6,506          5,106
Provision for loan losses ......................         (660)          (412)          (509)          (480)          (386)
Noninterest income .............................          798            542            361            248            189
Noninterest expenses ...........................       (5,918)        (4,960)        (4,250)        (3,481)        (2,769)
Income tax expense .............................       (1,778)        (1,590)        (1,291)          (969)          (745)
                                                   ----------     ----------     ----------     ----------     ----------
Net income .....................................   $    3,336     $    3,010     $    2,398     $    1,824     $    1,395
                                                   ==========     ==========     ==========     ==========     ==========

Selected Per Share Data: (1)

Basic earnings per common share ................   $     1.62     $     1.50     $     1.28     $     1.09     $      .87
Diluted earnings per common share ..............   $     1.57     $     1.42     $     1.17     $      .99     $      .81
Dividends declared per common
     share .....................................   $      .36     $      .32     $      .27     $      .23     $      .17
Book value per share ...........................   $    11.51     $    10.54     $     9.62     $     7.15     $     6.29
Shares outstanding .............................    2,022,135      2,040,087      1,986,798      1,675,458      1,667,670

Selected Operating Ratios:

Return on average assets .......................         1.22%          1.31%          1.21%          1.16%          1.20%
Return on average shareholders' equity .........        14.53%         14.70%         14.82%         16.12%         15.18%
Dividend payout (2) ............................        22.93%         22.64%         22.73%         22.97%         20.66%
Average equity to average assets ...............         8.39%          8.92%          8.16%          7.20%          7.83%

Selected Financial Condition Data:

Total assets ...................................   $  296,184     $  263,900     $  202,928     $  175,113     $  139,325
Loans, net .....................................      244,801        217,436        175,670        148,881        117,078
Securities available-for-sale ..................        7,336          7,100         11,010          5,218          4,051
Deposits .......................................      243,158        218,875        169,068        151,480        119,105
Borrowed funds .................................       27,922         22,170         13,573         10,685          8,860
Shareholders' equity ...........................       23,284         21,510         19,105         11,972         10,482

(1)   As adjusted for stock splits and dividends

(2)   Dividends per share divided by diluted earnings per share

                             Description of Business

CNBC Bancorp ("CNBC") was incorporated in Ohio on August 23, 1996. CNBC was formed for the purpose of reorganizing Commerce National Bank ("Commerce National"), a national bank established in 1991, to become its wholly-owned subsidiary and for CNBC to become a bank holding company under the Bank Holding Company Act of 1956, as amended. This reorganization was completed effective November 30, 1996. Effective in April 2000, CNBC became a financial holding company, as defined by the Gramm-Leach-Bliley Act. As a financial holding company, CNBC has the ability to expand the types of businesses it or its wholly-owned subsidiaries can engage in. As a condition of CNBC continuing to qualify as a financial holding company, Commerce National must remain a "well capitalized" bank and continue to achieve at least a satisfactory Community Reinvestment Act rating. Effective June 1, 2000, CNBC acquired The Puppel Companies, and formed CNBC Retirement Services, Inc. ("CRS, Inc."), a wholly-owned subsidiary of CNBC. Effective February 2001, CNBC formed CNBC Statutory Trust I, a special purpose subsidiary formed to complete the issuance of trust preferred securities. Services provided by CRS, Inc. include investment, administration and accounting services to business retirement plans and individuals.

Substantially all of CNBC's consolidated revenues and net income of CNBC are generated by the business activities of Commerce National. Commerce National is a full service national bank, primarily serving small- to medium-sized businesses located in the Columbus, Ohio metropolitan area. Commerce National has experienced steady growth in asset size, number of customers served and net income over the past five years.

Banking deposit products offered by Commerce National include checking accounts, NOW accounts, savings accounts and certificates of deposit for both businesses and individuals. Loan products include residential and commercial real estate loans, business lines of credit, business term loans and consumer home equity lines of credit. Commerce National participates in many government sponsored lending programs including the Small Business Administration and Columbus Countywide Development Corporation. Commerce National also offers business and consumer credit cards and business credit card processing services.

Commerce National's banking services include providing courier pickup of banking transactions, daily processing of deposit transactions through its wholesale lockbox department, telephone banking, PC banking, wire transfers and direct deposit payroll and electronic tax payments. Commerce National began offering Internet banking services to its existing customers in early 2001.

The market served by Commerce National is dominated by four large national bank holding companies which control over 75% of the deposits in the Columbus, Ohio metropolitan area. Total banking deposits approximate $23 billion, with Commerce National holding about a 1% market share. While its larger competitors have a significant influence on the pricing of loans and deposits, Commerce National believes that its history of delivering high quality service is its primary competitive advantage in obtaining new customers and retaining existing customers.

CNBC is a bank holding company and financial holding company subject to the supervision of and examination by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). CNBC is required to file periodic reports with the Federal Reserve.

Commerce National is a nationally chartered bank and is subject to the direct supervision and regulation and is regularly examined by the Office of the Comptroller of the Currency. Additionally,

Commerce National is a member of the Federal Reserve System and its deposits are insured by the FDIC to applicable limits.

Commerce National's only office is located at 100 East Wilson Bridge Road, Worthington, Ohio, which is located directly north of Columbus near the intersection of Rt. 23 and I-270. Commerce National and CRS, Inc. utilize approximately 22,000 square feet of this facility, which CNBC owns, with the remaining 2,500 square feet leased to an unrelated business.

  Distribution of Balance Sheet Items; Interest Rates and Interest Differential

The following tables set forth certain information relating to CNBC's average balance sheets and the statements of income for the years ended December 31, 2001, 2000, and 1999, and reflect the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Average balances are derived from average daily balances. The yields and costs include fees which are considered adjustments to yields.

                                                               For the Year Ended December 31,
                               ----------------------------------------------------------------------------------------------
                                              2001                           2000                            1999
                               -------------------------------  -----------------------------  ------------------------------
                               Average               Average    Average             Average    Average              Average
                               Balance  Interest    Yield/Cost  Balance  Interest  Yield/Cost  Balance   Interest  Yield/Cost
                               -------  --------    ----------  -------  --------  ----------  -------   --------  ----------
                                                                   (dollars in thousands)
Assets:

Interest-earning assets:
   Money market funds,
   federal funds sold
   and interest-earning
   deposits................    $ 20,820  $   771       3.70%    $ 14,251  $   865      6.07%    $ 16,451  $   805     4.89%
Securities available
for sale, net (2)..........       7,665      434       5.69        8,549      558      6.51        7,689      426     5.53
Loans, net (1).............     233,965   19,508       8.34      196,482   17,481      8.90      165,444   13,921     8.41
                               --------  -------       ----     --------  -------      ----     --------  -------     ----

       Total interest-earning
              assets.......     262,450   20,713       7.89      219,282   18,904      8.62      189,584   15,152     7.99

Noninterest-earning
  assets...................      11,373                           10,149                           8,779
                               --------                         --------                        --------

Total assets...............    $273,823                         $229,431                        $198,363
                               ========                         ========                        ========

Liabilities and
Shareholders' Equity:

Interest-bearing liabilities:
     NOW deposits..........    $ 13,355      152       1.14     $ 10,997      204      1.86     $ 10,365      148     1.43
     Savings deposits......      76,210    2,206       2.89       69,755    3,245      4.65       68,076    2,530     3.72
     Certificates of deposit    105,010    5,779       5.50       84,189    5,026      5.97       65,725    3,558     5.41
                               --------  -------      -----     --------  -------     -----     --------  -------    -----

         Total deposits....     194,575    8,137       4.18      164,941    8,475      5.14      144,166    6,236     4.33
Trust Preferred Securities.       3,428      349      10.18           --       --        --           --       --       --
Borrowed Funds.............      22,216    1,333       6.00       16,634      999      6.01       13,868      829     5.98
                               --------  -------      -----     --------  -------     -----     --------  -------    -----

       Total interest-bearing
              liabilities..     220,219    9,819       4.46      181,575    9,474      5.22      158,034    7,065     4.47
                                         -------      -----               -------     -----               -------    -----

Noninterest-bearing
   liabilities.............      30,643                           27,384                          24,150
                                -------                          -------                         -------

         Total liabilities.     250,862                          208,959                         182,184
Shareholders' equity.......      22,961                           20,472                          16,179
                                -------                          -------                         -------
       Total liabilities
         and shareholders'
         equity............    $273,823                        $ 229,431                        $198,363
                               ========                        =========                        ========

Net interest income/interest
   rate spread(3)..........              $10,894       3.43%             $  9,430      3.40%              $ 8,087     3.52%
                                         =======      =====              ========     =====               =======    =====

Net interest margin(4).....                            4.15%                           4.30%                          4.27%
                                                      =====                           =====                          =====
Ratio of interest-earning
   assets to interest-bearing
   liabilities.............                           119.2%                          120.8%                         120.0%
                                                      =====                           =====                          =====

---------

(1)   Amount is net of deferred loan fees and includes nonperforming loans.

(2) Average balance is shown using the carrying value of securities. The average yield has been computed using the historical amortized cost average balance.
(3) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.

                              Rate/Volume Analysis

The following table represents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected CNBC's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (change in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume) and (iii) the net change. Changes attributable to the combined impact of volume and rate have been allocated proportionately to separately reflect the changes due to volume and the changes due to rate.

                                                        Year Ended                          Year Ended
                                                     December 31, 2001                   December 31, 2000
                                                        Compared to                         Compared to
                                                         Year Ended                          Year Ended
                                                      December 31, 2000                   December 31, 1999
                                               --------------------------------    --------------------------------
                                                     Increase/(Decrease)                 Increase/(Decrease)
                                                            Due to                              Due to
                                               --------------------------------    --------------------------------
                                                Volume       Rate         Net       Volume       Rate         Net
                                               --------    --------    --------    --------    --------    --------
                                                                      (dollars in thousands)
Interest-Earning Assets:
  Money market funds, federal funds
        sold and interest-earning deposits .   $    314    $   (408)   $    (94)   $   (117)   $    177    $     60
  Securities available for sale, net .......        (54)        (70)       (124)         51          81         132
  Loans receivable, net(1) .................      3,177      (1,150)      2,027       2,726         834       3,560
                                               --------    --------    --------    --------    --------    --------
        Total interest-earning assets ......      3,437      (1,628)      1,809       2,660       1,092       3,752

Interest-Bearing Liabilities:
   Deposits:
   NOW deposits ............................         38         (90)        (52)          9          47          56
   Savings deposits ........................        278      (1,317)     (1,039)         64         651         715
   Certificates of deposit .................      1,169        (416)        753       1,075         393       1,468
                                               --------    --------    --------    --------    --------    --------
      Total deposits .......................      1,485      (1,823)       (338)      1,148       1,091       2,239
   Trust Preferred Securities ..............        349          --         349          --          --          --
   Borrowed funds ..........................        335          (1)        334         166           4         170
                                               --------    --------    --------    --------    --------    --------
      Total interest-bearing
        liabilities ........................      2,169      (1,824)        345       1,314       1,095       2,409
                                               --------    --------    --------    --------    --------    --------
Net Interest Income ........................   $  1,268    $    196    $  1,464    $  1,346    $     (3)   $  1,343
                                               ========    ========    ========    ========    ========    ========

--------

(1)   Amount is net of deferred loan fees and includes nonperforming loans.

Management's Discussion and Analysis of Financial Condition and Results of Operation

The following discussion presents an analysis of CNBC's financial condition and results of operations as of and for the year ended December 31, 2001 compared to December 31, 2000. This discussion is designed to provide the reader with a more comprehensive review of the operating results and financial position than could be obtained from reading the financial statements alone. This analysis should be read in conjunction with the financial statements and related footnotes and the selected financial data included elsewhere in this document.

When used in this discussion or future filings by CNBC with the Securities and Exchange Commission or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. CNBC wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could affect CNBC's financial performance and could cause CNBC's actual results for future periods to differ materially from those anticipated or projected. CNBC does not undertake, and specifically disclaims, any obligation to publicly release any revisions which may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CNBC is not aware of any trends, events or uncertainties that will have or are reasonably likely to have a material effect on its liquidity, capital resources or operations except as discussed herein. In addition, CNBC is not aware of any current recommendations by regulatory authorities that would have such effect if implemented.

Comparison of Financial Condition at December 31, 2001 and December 31, 2000

Total assets increased $32 million, or 12.2%, to $296 million at December 31, 2001. The two largest components of this increase were an increase in cash and cash equivalents of $5 million and an increase of $27 million in net loans outstanding.

The increase in cash and cash equivalents at December 31, 2001 was due to increased liquidity from strong deposit growth at the end of the year. The average growth in interest-bearing liabilities also exceeded average loan growth by approximately 2.2% in 2001 over 2000. The cash and cash equivalents balance is consistent with historical levels at 13.1% and 12.9% of total assets at December 31, 2001 and 2000.

The $27 million increase in net loans outstanding was comprised primarily of an $11 million increase in commercial investment and owner-occupied real estate loans and an $11 million increase in investment residential and multi-family real estate loans. With the historic low rate environment that occurred during 2001, the local investment real estate market for refinancing and purchases remained strong. The increase in net loans outstanding in 2001 was down from the $42 million increase that occurred in 2000. However, the percentage increase in average loans outstanding was greater in 2001, at 19.1%, than in 2000, at 18.8%, due to strong growth in the fourth quarter of 2000.

Management believes opportunities are good for continued growth due to CNBC's small business focus, commitment to service, and a diversified local economy. This growth, however, may be at a slower pace due to the current recessionary environment.

At December 31, 2001, the allowance for loan losses was $3.3 million, or 1.33% of total loans outstanding, compared to an allowance at December 31, 2000 of $2.8 million, or 1.25% of total loans outstanding. This increase in the allowance was due to the growth in the loan portfolio from year-end December 31, 2000 to 2001 and the current economic recessionary environment. CNBC maintains an allowance for loan losses at a level adequate to absorb management's estimate of probable losses inherent in the loan portfolio. Management performs an analysis of the loan portfolio on a quarterly basis to assess the adequacy of the allowance for loan losses. The allowance balance and the provision charged to expense are determined by management based upon past loan loss experience, economic conditions, and various other circumstances that are subject to change over time. The analysis also takes into account the fact that CNBC's average loan size and level of large aggregate borrowing relationships is much higher than other similarly sized financial companies due to CNBC's small business focus. The collectibility of certain specific loans is evaluated based upon factors including the financial position of the borrower, the estimated market value of the collateral at the current time of evaluation, the existence of guarantees, and CNBC's collateral position versus other creditors. Historical loss information of CNBC and its peer banks and local economic conditions are considered in establishing allowances on the remaining portfolio. The allowance is reduced by charging off loans deemed uncollectible by management and increased by provisions charged to expense and recoveries of previous charge-offs. Collection efforts continue for loans which have been charged-off. Net charge-offs for the past two years were $124,666, or .05%, of loans for December 31, 2001, compared to $202,050, or .09%, for December 31, 2000. While management of CNBC places a strong emphasis on loan underwriting and loan review procedures and CNBC has, to date, experienced low levels of loan charge-offs, management has continued to increase the balance in its allowance for loan losses due to its loan growth.

The primary funding source for the asset growth during 2001 was a $24 million increase in deposit accounts. Savings and interest-bearing demand balances grew $11 million as a result of Commerce National's small business focus and available cash management products for its customers. As interest rates decreased during 2001, some customers transferred deposit balances from certificates of deposit to savings in order to enhance their liquidity. As a result, Commerce National's local customer base of certificates of deposit decreased $6 million. Certificates of deposit grew $9 million, however, due to $15 million of growth that was achieved through solicitation of deposits on the national rate-listing network to which Commerce National subscribes. These out-of-area deposits are utilized to support CNBC's growth and are generally offered at similar rates paid on new certificates of deposit issued to local customers with balances greater than $100,000 and terms generally ranging from 12 months to 4 years.

In February 2001, CNBC participated in a pooled transaction involving the issuance of Trust Preferred Securities. These securities carry a tax-deductible interest rate of 10.2% and qualify for inclusion in Tier 1 capital. A total of $4 million in securities was issued, resulting in $3.85 million in net proceeds to CNBC. CNBC immediately contributed $2.0 million of the proceeds to Commerce National through the purchase of subordinated debentures. Remaining proceeds were used to repay CNBC debt from another financial institution and to purchase CNBC stock in accordance with a stock repurchase program, which was approved by CNBC's directors in January, 2001. The repurchase of up to 75,000 shares was approved under the plan, with 62,894 shares being repurchased throughout the year at a cost of $1,359,000.

Results of Operations for the Year Ended December 31, 2001, Compared to the Year Ended December 31, 2000

Net income for the year ended December 31, 2001 was $3,335,816, a 10.8% increase over the $3,009,735 reported in 2000. The increase in net income was driven by a $1,464,000 increase in net interest income and a $255,000 increase in noninterest income, offset by a $958,000 increase in noninterest expenses, a $248,000 increase in provision for loan losses and a $187,000 increase in federal income tax expense.

The 15.5% increase in net interest income was primarily the result of an increase in average loans outstanding of 19.1% for 2001, compared to an increase in average interest-bearing deposits of 18.0%. Loan growth was most significant in the commercial real estate and residential investment and multi-family investment loan categories. Management attributes loan growth to a number of factors, including Commerce National's small business focus and personal service, a relatively strong local economy, and the historic low interest rates of 2001. The net interest spread improved slightly from 3.40% in 2000 to 3.43% in 2001 as the yield on earning assets declined at a slightly slower pace than funding costs as interest rates declined during the year. Total interest income for 2001 increased 9.6% over 2000, compared to a 3.6% increase for the same period in interest expense. The net interest margin was 4.15% for 2001, compared with 4.30% for the previous year. The margin decline in 2001 was the result of several factors, including a decrease in the percent of average loans to average earning assets for 2001 compared to 2000, a higher percentage in 2001 compared to 2000 of CNBC's funding sources in certificates of deposit and borrowings, which carry higher interest rates, greater reliance on certificates of deposit generated through a national rate listing network, and the issuance of $4 million in trust preferred securities in February of 2001. Total average earning assets as a percentage of total assets improved from 95.6% in 2000 to 95.9% in 2001.

Noninterest income for the year ended December 31, 2001 increased $255,000, or 47.13%, over 2000. This increase was the result of a $63,000 increase in service charges on deposits, mainly as a result of declining earnings credit throughout the year, a $26,000 increase in fees on credit cards and merchant processing due to growth in the number of accounts and volume of transactions processed, an increase in money fund service fees of $45,000 due to an increase in average balances maintained and an increase of $116,000 in fee income from CRS, Inc. Effective June 1, 2000, CNBC acquired The Puppel Companies, (renamed CNBC Retirement Services, Inc.) which is a wholly-owned subsidiary of CNBC. In 2001, CNBC received twelve months of fee income from CRS, Inc., versus seven months in 2000. In 2001, there were also gains of $18,000 due to calls of available for sale investment securities.

Noninterest expense increased $958,000, or 19.3%, in 2001 over 2000. Increases in salaries and benefits of $602,000 accounted for 62.8% of the total increase in operating expenses and was an 18.8% increase over 2000. In addition to normal salary increases and staff additions to support CNBC's growth, the acquisition of CRS, Inc. in June 2000 added four additional employees. Thus, 2001 contained a full year of salary expense for these employees while 2000 was only a partial year. CNBC's full time equivalent employees increased from 62 at December 31, 2000 to 69 at December 31, 2001.

Occupancy expense increased $39,000, or 10.8%, in 2001 due to a drop in rent income received from leasing a portion of Commerce National's main office facility during the first half of 2000. CNBC now occupies approximately 90% of its office building.

Professional services increased $45,000, or 23.2%, in 2001 due to investment service fees paid by CRS, Inc. for the entire year in 2001 versus seven months in 2000 and increased legal fees. The increase in legal fees was mainly the result of fees related to loan collections and consultation related to general corporate matters.

State franchise taxes increased $45,000, or 26.5%, in 2001 due to the increase in undistributed earnings of Commerce National.

The $209,000, or 24.0%, increase in other expenses in 2001 was widespread among various items, including increases in expenditures on employee education and training costs and customer check fraud losses. The remaining increases in expenses were due to Commerce National's continued growth. CNBC's efficiency ratio, computed by dividing noninterest expenses by net interest income plus noninterest income, was 50.6% for 2001 as compared to 49.7% for 2000.

Federal income tax expense was up $187,000, or 11.8%, for the year ended December 31, 2001. The increase in federal income tax expense was the result of CNBC's increased profitability. The effective tax rate increased slightly from 34.6% for 2000 to 34.8% for 2001.

Liquidity

CNBC's objective in managing liquidity is to maintain the ability to continue to meet the cash flow needs of its customers, such as new loans or deposit withdrawals, as well as its own financial commitments. The principal sources of liquidity are new deposit accounts, loan principal payments, money market mutual funds, securities available for sale, federal funds sold and cash and deposits with banks. Along with its liquid assets, CNBC has additional sources of liquidity available to ensure that adequate funds are available as needed which include, but are not limited to, the sale of loan participations to other financial institutions, the purchase of federal funds and borrowing from the Federal Home Loan Bank and Federal Reserve Bank. Management believes that it has the capital adequacy, profitability and reputation to meet its current and foreseeable liquidity needs.

The two primary liquidity needs of Commerce National are funding loans and net withdrawals from deposit accounts. Net increases in loans totaled $27.4 million and $41.8 million in 2001 and 2000, respectively. These loan growth totals represented 97% and 109%, respectively, of net cash flows used in investing activities. Loans are primarily funded through deposit growth, supplemented by long-term borrowings. While loan growth from year-end to year-end can fluctuate, average loans outstanding to average assets has remained fairly stable, ranging from 83% to 86% during the last five years. Commerce National's commitments, as further detailed in Note 13 to the financial statements, are primarily commitments to fund loans. Monthly new loan commitments for 2001 totaled between $13 million and $23 million. Net loans grew by a smaller amount due to normal principal repayments and unscheduled loan payoffs. Although Commerce National has approved but not yet advanced lines of credit aggregating $54,389,000, management does not believe this to be a significant liquidity risk. Management has tracked the utilization percentage on its lines of credit which have ranged between 36% and 46% of the total committed lines. At December 31, 2001 and 2000, utilization was 38% and 46%, respectively. The reduction in utilization in 2001 is believed to be the result of a slowdown in the economy and customers' ability to fund reduced operations internally.

Listed below is a summary of the primary net cash flows from financing activities which have funded loan growth. Deposits are broken down between those generated from Commerce National's customers located in its primary market area ("Primary") and those generated through the national rate listing network ("Brokered").

                                                   2001            2000
                                               ------------    ------------
   Deposits, Primary .......................   $  8,872,000    $ 39,346,000
   Deposits, Brokered ......................     15,411,000      10,460,000
   Net Borrowings ..........................      1,752,000       8,597,000
   Proceeds from Issuance of Trust Preferred
   Securities ..............................      3,873,000              --
   Proceeds from Common Stock Issuance .....        514,000         427,000
   Purchase of Treasury Stock ..............     (1,359,000)       (423,000)
   Dividends Paid ..........................       (699,000)       (585,000)
                                               ------------    ------------

   Total Funds Provided ....................   $ 28,364,000    $ 57,822,000
                                               ============    ============

Although Commerce National has experienced net deposit growth since its inception, deposit balances fluctuate during the month and seasonally in the first quarter of the year. At December 31, 2001, Commerce National had $68 million in available short-term funding sources to mitigate any risks from changes in deposit account balances, which represented 51% of checking and savings deposits which can be immediately withdrawn. These sources are detailed as follows:

          Cash and short-term investments ..............   $30,229,000
          Unused borrowing capacity with the
              Federal Home Loan Bank ...................    26,930,000
          Federal funds lines of credit with other banks     8,400,000
          Unpledged investment securities ..............     2,008,000
                                                           -----------
          Total ........................................   $67,567,000
                                                           ===========

Commerce National also has collateral pledged to the Federal Reserve Bank that would allow borrowings at the discount window of $51,587,000. No borrowings were outstanding at December 31, 2001. Commerce National has never had any outstanding discount window borrowings from the Federal Reserve.

Additionally, Commerce National could accept approximately $20 million in additional brokered certificates of deposit before it would reach its internally set maximum of 30% of total deposits and borrowings.

Management of Interest Rate Risk

The principal objective of Commerce National's asset/liability management ("A/L Mgt") is to provide for a stable net interest margin which is the primary component of Commerce National's revenues. The objective of A/L Mgt is to monitor the amount of assets with variable and fixed rates and fund them with similar liabilities. This process affects loan pricing and prepayment decisions as well as deposit and borrowing interest rates. Guidelines for A/L Mgt have been established by the Funds Management Committee of the Board of Directors and a review is completed on a quarterly basis.

The following gap table summarizes Commerce National's dollar amount of interest-earning assets and interest-bearing liabilities, in thousands, which either mature or have an interest rate which will adjust within the timeframes noted. At December 31, 2001, total interest-earning assets exceeded interest-bearing liabilities by $43.3 million. These assets are funded by noninterest-bearing checking account balances and Commerce National's capital.

                                   Within          91 Days      Over 1 Year   Over 3 Years
Category                           90 Days        to 1 Year     to 3 Years     to 5 Years    Over 5 Years
--------                           -------        ---------     ----------     ----------    ------------
Interest-Earning Assets
Loans ......................      $  79,098       $  46,787      $  68,998      $  46,566      $   6,647
Investments ................         31,834             758          3,054            990            331
                                  ---------       ---------      ---------      ---------      ---------
Totals .....................      $ 110,932       $  47,545      $  72,052      $  47,556      $   6,978

Interest-bearing Liabilities
Deposits ...................      $ 135,799       $  33,188      $  36,429      $   7,082      $       0
Borrowings .................             72           3,216          8,576          1,577         15,861
                                  ---------       ---------      ---------      ---------      ---------
Total ......................      $ 135,871       $  36,404      $  45,005      $   8,659      $  15,861
                                  ---------       ---------      ---------      ---------      ---------
Net Position ...............      $ (24,939)      $  11,141      $  27,047      $  38,897      $  (8,883)
                                  =========       =========      =========      =========      =========

At December 31, 2001, 85% of Commerce National's loans had interest rates that will contractually adjust at least once within a five-year time period. Approximately 53% of these variable rate loans will re-price within one year or less. Variable rate loans primarily use prime rate, U.S. Treasury rates or FHLB advance rates as the index which dictates changes in the loan interest rate. Deposits and borrowings interest rates are primarily influenced by changes in U.S. Treasury rates and U.S. Government agency rates.

Commerce National uses an interest rate risk projection model which calculates the potential change in its net interest income over the succeeding one-year period which would result from an instantaneous and sustained interest rate change of plus or minus 1.00% and 2.00%. Different assumptions are made regarding anticipated loan prepayments depending on the direction and magnitude of the interest rate change. At December 31, 2001, management's projection model estimated that Commerce National's net interest income over the succeeding one-year period would be affected as follows:

                                               Potential Change in
                                           Budgeted Net Interest Income
                                                  (in thousands)
Change               Changes in Interest Rates     Dollar Change      Percentage Change
------               -------------------------     -------------      -----------------
                               Up 2.00%                $ (265)             (2.56)%
                               Up 1.00%                $ (129)             (1.25)%
                             Down 1.00%                $   94               0.90%
                             Down 2.00%                $   59               0.57%

Capital Resources

CNBC and Commerce National are both subject to regulatory capital requirements. These requirements measure capital levels utilizing three different calculations. Based on these calculations, CNBC and Commerce National are assigned to a capital category which, among other things, dictates certain business practices of the organization, the level of Commerce National's FDIC insurance premiums and the process that is followed in obtaining regulatory approvals necessary for branch applications, mergers and similar transactions. CNBC's capital requirements are measured on a combined basis with Commerce National, using consolidated totals. Commerce National is measured independently. As of December 31, 2001, both CNBC and Commerce National were classified in the "well capitalized" category. It is management's policy to manage the growth of Commerce National and provide for the appropriate capital resources that will result in Commerce National maintaining its classification as a "well capitalized" institution. Similarly, it is management's policy to maintain the classification of CNBC as either "adequately capitalized" or "well capitalized." For further information on capital requirements, see Note 15 to the Consolidated Financial Statements.

CNBC received additional capital of $512,000 in 2001 and $425,000 in 2000 from the exercise of stock options and warrants.

In 2000 and 2001, CNBC approved common stock repurchase programs. Stock repurchased pursuant to these programs may be used for general corporate purposes and may be reissued from time to time. The shares will be purchased from time to time in the open market or through private transactions at market price. CNBC repurchased 62,894 shares in 2001 and 14,000 shares in 2000 under this authorization.

In February 2001, CNBC issued $4.0 million of Obligated Mandatorily Redeemable Capital Securities through a special purpose subsidiary in a private offering. These securities are included in CNBC Bancorp's Tier 1 regulatory capital calculation; however, the interest paid is deductible for tax purposes. CNBC contributed $2.0 million of the net proceeds into Commerce National through the purchase of subordinated debentures.

On April 24, 2001, CNBC's shareholders approved an increase in its authorized shares from two million to three million, which provided the necessary shares for its Board of Directors to approve a three-for-two stock split effected in the form of a 50% stock dividend paid on May 10, 2001. All shares and per share amounts have been restated to reflect the three-for-two stock split.

In September 2001, Commerce National paid-off $2.9 million of Subordinated Notes held by CNBC. CNBC then injected $2.0 million of the proceeds into Commerce National as capital and used the remaining proceeds to pay-off borrowings from another financial institution. This capital injection effectively increased Tier One capital of Commerce National by $2.0 million, and decreased its total capital by $900,000.

Inflation

Substantially all of CNBC's assets and liabilities relate to banking activities and are monetary in nature. The consolidated financial statements and related financial data are presented in accordance with Generally Accepted Accounting Principles ("GAAP"). GAAP currently requires CNBC to measure several of CNBC's assets and liabilities in terms of historical dollars. Changes in the value of money due to rising inflation can cause purchasing power loss.

Management's opinion is that a movement in interest rates affects the financial condition and results of operations to a greater degree than changes in the rate of inflation. It should be noted that interest rates and inflation do affect each other, but do not always move in correlation with each other. CNBC's ability to match the interest sensitivity of its financial assets to the interest sensitivity of its liabilities in its asset/liability management may tend to minimize the effect of changes in interest rates on performance.

New Accounting Pronouncements

A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible and intangible assets and liabilities of the acquired company must be recorded at fair value as of date of acquisition, and the excess of cost over fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, will cease being amortized starting in 2002. Annual impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value. Adoption of this standard on January 1, 2002 will not materially impact CNBC's financial statements.

      Market for Registrant's Common Equity and Related Shareholder Matters

The common stock of CNBC began trading in July 2001 on the NASDAQ SmallCap market under the symbol CNBD. Prior to this date, the stock was listed on the Over-The-Counter Bulletin Board (OTCBB). Prior to trading on the NASDAQ SmallCap market, three brokers offered a bid price for CNBC's stock: Stifel, Nicolaus & Company, Sweney Cartwright & Co. and Monroe Securities.

Information below for 2001 is the range of high and low stock prices.

Information below for 2000 is the range of high and low transaction prices as reported by Sweney, Cartwright & Co.. These transactions are without retail mark-up, mark-down or commission. Actual volume reported by Sweney, Cartwright & Co. was 26,871 in 2000.

                                       2001                       2000
                                       ----                       ----

      1st Qtr.                    $17.50 to $20.17          $19.50 to $22.00
      2nd Qtr.                    $18.00 to $22.00          $19.67 to $20.67
      3rd Qtr.                    $18.75 to $20.85          $20.00 to $22.00
      4th Qtr.                    $18.00 to $21.00          $18.83 to $20.83

For 2000, management does not have knowledge of the prices paid in all transactions and has not verified the accuracy of those prices that have been reported.

CNBC has 3,000,000 authorized and 2,022,135 outstanding shares of common stock held by approximately 399 shareholders at December 31, 2001. At year-end, CNBC has 183,147 options outstanding to purchase shares of its common stock. CNBC declared cash dividends of $0.18 per share in June and December of 2001 and $0.16 per share in June and December of 2000, resulting in total dividends declared of $0.36 and $0.32 per share in 2001 and 2000.

                         REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND THE SHAREHOLDERS OF CNBC BANCORP:

We have audited the accompanying consolidated balance sheets of CNBC Bancorp as of December 31, 2001 and 2000 and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of CNBC Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CNBC Bancorp as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


CROWE, CHIZEK AND COMPANY LLP

Columbus, Ohio
February 6, 2002

                                  CNBC BANCORP
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 and 2000

                                     ASSETS

                                                                        2001                2000
                                                                        ----                ----
Cash and Noninterest-bearing Balances ...................      $   9,103,065       $   9,107,952
Interest-bearing Balances ...............................            193,670             651,350
Federal Funds Sold ......................................         10,000,000           7,000,000
Money Market Funds ......................................         19,437,871          17,380,994
                                                               -------------       -------------
                 Total Cash and Cash Equivalents ........         38,734,606          34,140,296

Securities Available for Sale ...........................          7,335,626           7,100,324
Loans, Net ..............................................        244,800,650         217,435,649
Premises and Equipment ..................................          2,304,231           2,432,078
Accrued Interest Receivable .............................          1,080,106           1,229,957
Deferred Federal Income Taxes ...........................            949,000             820,000
Other Assets ............................................            980,200             741,468
                                                               -------------       -------------

Total Assets ............................................      $ 296,184,419       $ 263,899,772
                                                               =============       =============

LIABILITIES

Deposits:
         Noninterest-bearing ............................      $  31,124,719       $  26,856,234
         Interest-bearing ...............................        212,033,098         192,018,536
                                                               -------------       -------------
                               Total Deposits ...........        243,157,817         218,874,770

Borrowings ..............................................         23,921,730          22,169,773
Obligated Mandatorily Redeemable Capital
     Securities of Subsidiary Trust .....................          4,000,000                  --
Other Liabilities .......................................          1,821,271           1,345,457
                                                               -------------       -------------

Total Liabilities .......................................        272,900,818         242,390,000

SHAREHOLDERS' EQUITY

Common Stock, No Par Value:
         Authorized Shares - 3,000,000 in 2001 and
         2,000,000 in 2000
         Issued - 2,084,559 in 2001 and 1,362,058 in 2000         14,488,619          14,030,897
Retained Earnings .......................................         10,001,724           7,521,199
Treasury Stock at Cost, 62,424 Shares in 2001 and
     2,000 Shares in 2000 ...............................         (1,243,692)            (60,000)
Accumulated Other Comprehensive Income ..................             36,950              17,676
                                                               -------------       -------------

Total Shareholders' Equity ..............................         23,283,601          21,509,772
                                                               -------------       -------------

Total Liabilities and Shareholders' Equity ..............      $ 296,184,419       $ 263,899,772
                                                               =============       =============

           See Accompanying Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                         CONSOLIDATED INCOME STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                  2001             2000
                                                                  ----             ----
INTEREST INCOME

     Loans, including Fees ..........................      $19,508,136      $17,480,817
     Taxable Securities .............................          434,382          557,555
     Money Market Funds .............................          513,672          589,379
     Federal Funds Sold .............................          203,603          151,907
     Deposits with Banks ............................           53,193          124,093
                                                           -----------      -----------

Total Interest Income ...............................       20,712,986       18,903,751

INTEREST EXPENSE

     Deposits .......................................        8,136,678        8,474,384
     Borrowings .....................................        1,682,187          999,278
                                                           -----------      -----------

Total Interest Expense ..............................        9,818,865        9,473,662
                                                           -----------      -----------

     Net Interest Income ............................       10,894,121        9,430,089

Provision for Loan Losses ...........................          659,666          412,050
                                                           -----------      -----------

Net Interest Income after Provision for Loan Losses .       10,234,455        9,018,039

NONINTEREST INCOME

     Service Charges on Deposits ....................          218,651          155,795
     Retirement Plan Investment and
         Administrative Fees ........................          273,451          157,501
     Net Gains on Calls of Securities ...............           17,706               --
     Other Income ...................................          287,629          228,701
                                                           -----------      -----------

Total Noninterest Income ............................          797,437          541,997

NONINTEREST EXPENSES

     Salaries and Benefits ..........................        3,804,787        3,202,975
     Occupancy and Equipment, Net ...................          400,771          361,867
     Data Processing ................................          178,526          160,267
     Professional Services ..........................          241,178          195,826
     State Franchise Tax ............................          214,705          169,708
     Other Expenses .................................        1,078,284          869,358
                                                           -----------      -----------

Total Noninterest Expenses ..........................        5,918,251        4,960,001
                                                           -----------      -----------

Income Before Income Taxes ..........................        5,113,641        4,600,035

Income Tax Expense ..................................        1,777,825        1,590,300
                                                           -----------      -----------

     Net Income .....................................      $ 3,335,816      $ 3,009,735
                                                           ===========      ===========

                            EARNINGS PER COMMON SHARE

     Basic ..........................................      $      1.62      $      1.50
                                                           ===========      ===========

     Diluted ........................................      $      1.57      $      1.42
                                                           ===========      ===========

           See Accompanying Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                  CONSOLIDATED COMPREHENSIVE INCOME STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 and 2000

                                                   2001             2000
                                                   ----             ----

Net Income ...........................      $ 3,335,816       $3,009,735

Other Comprehensive Income:

Unrealized Holding Gains on
    Securities Available for Sale ....           46,909           58,244
Reclassification Adjustments for Gains
    Later Recognized in Net Income ...          (17,706)              --
                                            -----------       ----------
Net Unrealized Gains .................           29,203           58,244
Tax Expense ..........................            9,929           19,783
                                            -----------       ----------

     Total Other Comprehensive Income            19,274           38,461
                                            -----------       ----------

     Comprehensive Income ............      $ 3,355,090       $3,048,196
                                            ===========       ==========

           See Accompanying Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                             CONSOLIDATED STATEMENTS
                       OF CHANGES IN SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2001 and 2000

                                                                                                         Accumulated
                                                    Number                                                     Other
                                                        of        Common     Retained       Treasury    Comprehensive
                                                    Shares         Stock     Earnings          Stock    Income (Loss)         Total
                                                ----------   -----------  -----------    -----------     ------------   -----------
Balances at January 1, 2000 ................     1,324,532   $13,672,131  $ 5,453,333    $        --     $   (20,785)   $19,104,679

Treasury Shares Purchased ..................       (14,000)                                 (423,000)                      (423,000)

Proceeds from Exercise of Warrants .........        33,702       147,350     (192,284)       236,360                        191,426

Proceeds and Tax Benefit from Exercise
      of Stock Options .....................        15,774       209,916     (102,511)       126,640                        234,045

Net Income .................................                                3,009,735                                     3,009,735

Cash Dividends Declared ($.32 per Share) ...                                 (647,074)                                     (647,074)

Other Comprehensive Income .................                                                                  38,461         38,461

Stocks Issued as Employee Compensation .....            50         1,500                                                      1,500
                                                ----------   -----------  -----------    -----------     -----------    -----------
Balances at December 31, 2000 ..............     1,360,058    14,030,897    7,521,199        (60,000)         17,676     21,509,772

Treasury Shares Purchased ..................       (62,894)                               (1,358,715)                    (1,358,715)

Proceeds and Tax Benefit from Exercise
      of Stock Options .....................        34,831       456,057     (119,099)       175,023                        511,981

Net Income .................................                                3,335,816                                     3,335,816

Cash Dividends Declared ($.36 per share) ...                                 (735,656)                                     (735,656)

Other Comprehensive Income .................                                                                  19,274         19,274

Three-for-Two Stock Split Effected in the
      Form of a 50% Stock Dividend, Net of
      Cash Paid in Lieu of Fractional Shares       690,080                       (536)                                         (536)

Stocks Issued as Employee Compensation .....            60         1,665                                                      1,665
                                                ----------   -----------  -----------    -----------     -----------    -----------
Balances at December 31, 2001 ..............    $2,022,135   $14,488,619  $10,001,724    $(1,243,692)    $    36,950    $23,283,601
                                                ==========   ===========  ===========    ===========     ===========    ===========

           See Accompanying Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                        2001             2000
                                                                        ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income .................................................    $  3,335,816     $  3,009,735
Adjustments to Reconcile Net Income to Net Cash
         Provided by Operating Activities:
                  Provision for Loan Losses ................         659,666          412,050
                  Depreciation .............................         331,919          309,178
                  Net Gain Realized from Calls of Securities
                       Available for Sale ..................         (17,706)              --
                  Deferred Income Taxes ....................        (139,000)         (60,000)
                  Net Amortization/Accretion on Securities .           8,858          (21,822)
                  Federal Home Loan Bank Stock Dividend ....         (94,700)         (96,200)
                  Goodwill Amortization ....................           6,400            6,620
                  Changes in:
                           Interest Receivable .............         149,851         (231,478)
                           Other Assets ....................        (118,347)        (332,551)
                           Other Liabilities ...............         438,244          102,136
                                                                ------------     ------------

         Net Cash Provided by Operating Activities .........       4,561,001        3,097,668
                                                                ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of Securities Available for Sale .................     (13,937,551)      (3,463,950)
Maturities of Securities Available for Sale ................       1,500,000        7,550,000
Calls of Securities Available for Sale .....................      12,335,000               --
Capitalization of CNBC Retirement Services, Inc. ...........              --         (150,000)
Net Increase in Loans ......................................     (28,024,667)     (42,178,162)
Purchase of Premises and Equipment .........................        (204,071)        (353,797)
                                                                ------------     ------------

         Net Cash Flows Used in Investing Activities .......     (28,331,289)     (38,595,909)
                                                                ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES

Net Increase in Deposits ...................................      24,283,047       49,806,488
Purchase of Treasury Shares ................................      (1,358,715)        (423,000)
Net Proceeds from Issuance of Common Stock .................         513,646          426,971
Cash Paid in Lieu of Fractional Shares in Stock Split ......            (536)              --
Maturities of Federal Home Loan Bank Advances ..............      (3,000,000)        (750,000)
Advances from Federal Home Loan Bank .......................       7,000,000       10,000,000
Principal Payments on Federal Home Loan Bank Advances ......        (561,563)        (451,489)
Proceeds from Issuance of Trust Preferred Securities .......       3,873,284               --
Repayment of Loans Payable .................................      (1,686,479)        (201,726)
Dividends Paid .............................................        (698,086)        (585,566)
                                                                ------------     ------------

         Net Cash Flows Provided by Financing Activities ...      28,364,598       57,821,678
                                                                ------------     ------------

         Net Change in Cash and Cash Equivalents ...........       4,594,310       22,323,437
Cash and Cash Equivalents at Beginning of Year .............      34,140,296       11,816,859
                                                                ------------     ------------
Cash and Cash Equivalents at End of Year ...................    $ 38,734,606     $ 34,140,296
                                                                ============     ============

Cash Paid During the Year for
         Interest ..........................................    $  9,761,891     $  9,361,031
         Income Taxes ......................................       1,640,000        1,600,000

           See Accompanying Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies followed in the preparation of the financial statements.

Basis of Presentation: The consolidated financial statements include the accounts of CNBC Bancorp ("CNBC") and its wholly-owned subsidiaries, Commerce National Bank ("Commerce National"), CNBC Retirement Services, Inc. ("CRS, Inc.") and CNBC Statutory Trust I, together referred to as the "Corporation." All significant intercompany balances and transactions have been eliminated in consolidation.

CNBC acquired CRS, Inc. effective June 1, 2000. The acquisition was accounted for as a purchase.

CNBC Statutory Trust I was formed in February 2001. The trust is a special purpose subsidiary trust of CNBC and holds the trust preferred securities.

Nature of Operations: Revenues and assets are primarily derived from the banking industry, serving small business customers in the central Ohio region. Banking deposit products include checking and savings accounts and certificates of deposit. Business loans are secured by real estate, accounts receivable, inventory, equipment and other types of collateral and are expected to be repaid from cash flows from operations of businesses. Personal loans are secured by real estate, stocks and other collateral. A small portion of loans are unsecured. Management considers the Corporation to operate primarily in one business segment--banking.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes certain estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided. Future results could differ from these estimates. The allowance for loan losses, fair values of financial instruments and status of contingencies are more susceptible to change.

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold prior to maturity. Available for sale securities are reported at fair value, with unrealized holding gains and losses reported in other comprehensive income or loss. Other securities such as Federal Home Loan Bank and Federal Reserve Bank stock are carried at cost. Trading securities are reported at fair value with unrealized gains or losses included in earnings.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan origination fees and costs and the allowance for loan losses. Loans held for sale are reported at the lower of cost or market, on an aggregate basis.

Interest income on loans is reported on the interest method and includes amortization of net deferred loan origination fees and costs over the loan term. The accrual of interest on loans will be suspended when a loan is 90 days or more past due, unless the loan is well collateralized or in the process of collection. When a loan is placed on nonaccrual status, accrued and unpaid interest at risk is charged against income. Payments received on nonaccrual loans will be applied against principal until recovery of the remaining balance is reasonably assured.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses increased by the provision for loan losses and decreased by charge-offs, less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the loan portfolio, information about specific borrower situations and estimated collateral values, current economic conditions, and other factors. Many of these factors are subjective and may change over time. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller balance loans of similar nature such as residential mortgage, consumer and credit card loans, and on an individual basis for other loans. Loans considered to be impaired are reduced to the present value of expected future cash flows, or to the fair value of collateral securing the loan if repayment is expected solely from the collateral, by allocating a portion of the allowance for loan losses to such loans. Loans are evaluated for impaired status when payments are past due 90 days or more or when management's grading system indicates a doubtful classification. Interest received on impaired loans that are not on nonaccrual status is recorded as interest income.

Premises and Equipment: Asset cost is reported net of accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful life of the asset. Maintenance and repairs are charged to expense as incurred, and major improvements are capitalized. Assets are reviewed for impairment when events indicate the carrying amount may not be recoverable.

Employee Benefits: A trusteed 401(k) savings plan covers all employees who have attained the age of 20 1/2 and work a minimum of 1,000 hours per calendar year. An employer contribution for each participant equal to three percent of the participant's compensation is made annually. The plan also allows employee contributions, with contributions up to six percent of the participant's compensation matched 50 percent by the employer. Expense related to the plan was $132,000 and $92,400 in 2001 and 2000. The 401(k) plan is the only post-retirement benefit provided to employees, with the exception of those to executive officers as discussed in Note 12.

Stock Compensation: Employee compensation expense under stock options is reported only if options are granted below the market value of the stock on the grant date. Pro forma disclosures of net income and earnings per share are shown using the fair value method of SFAS No. 123 to measure expense for options granted after 1994, using an option pricing model to estimate fair value.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings per Common Share: Basic Earnings per Share ("EPS") is net income divided by the weighted-average number of common shares outstanding. Diluted EPS is the weighted-average number of common shares outstanding during the year and the assumed exercise of dilutive stock options and warrants less the number of treasury shares assumed to be purchased from the proceeds using the average market price of CNBC's common stock. Earnings and dividends per share are restated for all stock splits and dividends through the date of issue of the financial statements. The calculation for weighted average shares is as follows:

                                                 2001         2000
                                                 ----         ----

Weighted average shares for basic EPS .. 2,052,939 2,010,929 Add dilutive effect of:
   Exercise of warrants ................           --       22,023
   Exercise of stock options ...........       65,911       93,054
                                            ---------    ---------

Weighted averages shares for diluted EPS    2,118,850    2,126,006
                                            =========    =========

In 2001 and 2000, 10,345 and 10,580 weighted shares of common stock under option were excluded from the diluted earnings per common share calculation, as they were antidilutive.

On April 24, 2001, the CNBC Board of Directors declared a three-for-two stock split effected in the form of a 50% stock dividend payable on May 10, 2001. All shares and per share amounts have been restated to reflect the three-for-two stock split.

Statements of Cash Flows: Cash and cash equivalents include cash and noninterest-bearing and interest-bearing balances with other financial institutions, federal funds sold and money market funds. Money market funds consist of investments in money market mutual funds that buy and sell at a constant $1 per share value; therefore, cost and fair value are the same. Cash flows are reported net for customer loan and deposit transactions.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income or loss. Other comprehensive income or loss includes unrealized gains and losses on securities available for sale, net of tax, which are also recognized as a separate component of shareholders' equity.

New Accounting Pronouncements: A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible and intangible assets and liabilities of the acquired company must be recorded at fair value at date of acquisition, and the excess of cost over fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, will cease being amortized starting in 2002. Annual impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value. Adoption of this standard on January 1, 2002 will not materially impact CNBC's financial statements.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restrictions on Cash: The Bank was required to have $1,384,000 and $1,264,000 of cash on hand or on deposit with the Federal Reserve Bank to meet regulatory reserve and clearing requirements at year-end 2001 and 2000. These balances do not earn interest.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by Commerce National to CNBC or by CNBC to its shareholders.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Reclassifications: Certain items in the financial statements have been reclassified to conform with the current presentation.

NOTE 2 - MONEY MARKET FUNDS

Balances in money market funds were as follows:

                                                           2001             2000
                                                           ----             ----

Liquid Cash Trust (LCT) ......................      $        --      $ 8,102,164
Automated Government Money Trust (AGMT) ......        1,385,670        8,905,032
Government Obligations Fund ..................       10,576,061               --
Treasury Obligations Fund ....................        6,933,459               --
Money Market Flex Fund .......................          542,681          373,798
                                                    -----------      -----------

Total ........................................      $19,437,871      $17,380,994
                                                    ===========      ===========

LCT has approximately $449 million in assets which consist of federal funds sold to banks and repurchase agreements secured by U.S. Treasury securities which are held in safekeeping by a third-party custodian.

AGMT has approximately $1.8 billion in assets which consist of short term U.S. Treasury obligations and repurchase agreements secured by U.S. Treasury securities which are held in safekeeping by a third-party custodian.

Government Obligations Fund has approximately $10.6 billion in assets which consist of short-term U.S. government agency securities and repurchase agreements secured by U.S. agency securities.

Treasury Obligation Fund has approximately $12.3 billion in assets which consist of short-term U.S. Treasury obligations and repurchase agreements secured by U.S. Treasury securities.

The Flex Fund has approximately $221 million in assets which consist of commercial paper, corporate bonds, and U.S. Government Agency securities.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 3 - SECURITIES AVAILABLE FOR SALE

Securities available for sale were as follows:

                                  Amortized     Unrealized     Unrealized            Fair
                                       Cost    Gross Gains   Gross Losses           Value
                                -----------    -----------    -----------     -----------
December 31, 2001

U.S. Agency Securities .....    $ 5,481,641    $    56,220    $      (235)    $ 5,537,626
Federal Reserve Bank Stock .        331,200             --             --         331,200
Federal Home Loan Bank Stock      1,466,800             --             --       1,466,800
                                -----------    -----------    -----------     -----------

Total ......................    $ 7,279,641    $    56,220    $      (235)    $ 7,335,626
                                ===========    ===========    ===========     ===========

December 31, 2000

U.S. Agency Securities .....    $ 5,429,642    $    28,380    $    (1,598)    $ 5,456,424
Federal Reserve Bank Stock .        271,800             --             --         271,800
Federal Home Loan Bank Stock      1,372,100             --             --       1,372,100
                                -----------    -----------    -----------     -----------

Total ......................    $ 7,073,542    $    28,380    $    (1,598)    $ 7,100,324
                                ===========    ===========    ===========     ===========

Contractual maturities of debt securities were as follows:

                                                          December 31, 2001
                                                          -----------------

                                                      Amortized             Fair
                                                           Cost            Value
                                                    -----------      -----------

Due Within One Year ..........................      $ 1,503,865      $ 1,513,159
Due in One to Five Years .....................        3,977,776        4,024,467
                                                    -----------      -----------
Total Debt Securities ........................      $ 5,481,641      $ 5,537,626
                                                    ===========      ===========

No sales of securities occurred in 2001 or in 2000.

At December 31, 2001 and 2000, there were no holdings of securities of any one issuer, other than the U.S. Government or U.S. Government agencies, in an amount greater than 10 percent of shareholders' equity.

Securities pledged at December 31, 2001 and 2000 had a carrying amount of $3,530,000 and $5,001,000, and were pledged to secure public funds or other obligations.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 4 - LOANS

Loans at year-end were as follows:
                                                         2001              2000
                                                         ----              ----

Residential Real Estate Loans ...............   $  22,125,862     $  25,591,579
Real Estate Construction Loans ..............      11,157,283         6,712,955
Commercial Real Estate Loans ................      67,143,434        55,700,774
Investment Residential Real Estate Loans ....      47,909,549        39,486,711
Investment Multi-Family Real Estate Loans ...      17,701,665        15,361,448
Business Loans ..............................      68,961,721        64,487,080
Personal Loans ..............................      13,629,043        13,257,976
                                                -------------     -------------
         Subtotal ...........................     248,628,557       220,598,523
Allowance for Loan Losses ...................      (3,295,000)       (2,760,000)
Net Deferred Loan Origination Fees and Costs         (532,907)         (402,874)
                                                -------------     -------------

Net Loans ...................................   $ 244,800,650     $ 217,435,649
                                                =============     =============

Activity in the allowance for loan losses for the year was as follows:

                                                         2001              2000
                                                         ----              ----

Beginning Balance ...........................   $   2,760,000     $   2,550,000
Loan Loss Provision .........................         659,666           412,050
Loans Charged-Off ...........................        (172,200)         (313,062)
Recoveries on Loans Previously Charged-Off ..          47,534           111,012
                                                -------------     -------------
Ending Balance ..............................   $   3,295,000     $   2,760,000
                                                =============     =============

Impaired loans were as follows:

                                                         2001              2000
                                                -------------     -------------
Impaired Loans with No Allowance
for Losses Allocated ........................   $      30,168     $     297,307
Impaired Loans with Allowance
for Loan Losses Allocated ...................         644,762           921,027
                                                -------------     -------------
Total .......................................   $     674,930     $   1,218,334
                                                =============     =============

Amount of Allowance for Loan Losses
Allocated to Impaired Loan Balance ..........   $     250,000     $     177,000

Average Investment in
Impaired Loans ..............................       1,287,124           707,886

Interest Income Recognized
During Impairment ...........................         108,657            65,344
Cash Basis Interest Income
Recognized on Impaired Loans ................         104,500            57,309

Nonperforming loans were as follows:

                                                         2001              2000
                                                         ----              ----
Loans Past Due Over 90 Days
and Accruing Interest .......................   $      21,450     $          --
Nonaccrual Loans ............................          30,168           162,699

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 5 - RELATED PARTY TRANSACTIONS

Deposits from principal officers, directors and their affiliates at year-end 2001 and 2000 were $7,516,000 and $11,617,000. Loans to principal officers, directors and their affiliates in 2001 were as follows:

Beginning of Year................................             $   4,675,000
New Loans........................................                 2,897,000
Repayments.......................................                (2,296,000)
                                                              -------------
End of Year......................................             $   5,276,000
                                                              =============

At December 31, 2001, there were unadvanced lines of credit of $5,066,000 and letters of credit of $348,000 outstanding to principal officers, directors and their affiliates. These commitments are included in Note 13, Commitments and Contingencies.

NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment was as follows:

                                                                       2001                2000
                                                                       ----                ----
Land and Building................................             $   2,037,543       $   1,989,947
Equipment, Software and Furniture................                 1,642,708           1,486,233
                                                              -------------       -------------
                                                                  3,680,251           3,476,180
Less Accumulated Depreciation....................                (1,376,020)         (1,044,102)
                                                              -------------       -------------
Premises and Equipment, Net......................             $   2,304,231       $   2,432,078
                                                              =============       =============

At December 31, 2001, the Bank occupies approximately 90 percent of the building it owns, with a portion of the remaining space leased to other businesses. Rental income received during the years ended December 31, 2001 and 2000 totaled $35,262 and $63,459.

NOTE 7 - DEPOSITS

Interest-bearing deposits were as follows:

                                                                       2001                2000
                                                                       ----                ----
Interest-bearing Demand..........................           $    20,718,714      $   17,726,364
Savings..........................................                80,150,595          71,955,397
Time, Balances Under $100,000....................                42,976,781          41,909,195
Time, Balances $100,000 and Over.................                68,187,008          60,427,580
                                                             --------------      --------------

Total Interest-bearing Deposits..................            $  212,033,098      $  192,018,536
                                                             ==============      ==============

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 7 - DEPOSITS (Continued)

Total deposit accounts with balances of $100,000 and over, including noninterest-bearing demand accounts, totaled $160,910,000 and $140,775,000 at December 31, 2001 and 2000. The Bank accepts time deposits from customers outside its primary market area, which are primarily solicited through a national rate-listing network. The total balances of these time deposits were $65,983,000 and $50,572,000 at December 31, 2001 and 2000. At December 31, 2001
and 2000, the average weighted remaining maturity of these deposits was 16.9 months and 13.9 months, and the weighted average interest rate paid was 5.09 percent and 6.12 percent.

Stated maturities of time deposits were as follows:

         2002                   $ 67,652,000
         2003                     25,476,000
         2004                     10,953,000
         2005                      5,087,000
         2006                      1,996,000
                                ------------
         Total                  $111,164,000
                                ============

NOTE 8 - BORROWINGS

Borrowings were as follows:
                                                        2001                2000
                                                        ----                ----

FHLB Term Advances..........................   $  12,500,000        $  9,500,000
FHLB Mortgage Matched Advances..............       3,421,730           2,983,294
FHLB Convertible Fixed Rate Advances........       8,000,000           8,000,000
Loan Payable................................              --           1,686,479
                                               -------------        ------------

Total.......................................   $  23,921,730        $ 22,169,773
                                               =============        ============

Term advances, mortgage-matched advances and convertible fixed rate advances from The Federal Home Loan Bank ("FHLB") are used as a longer term funding source. Mortgage-matched advances with original maturities ranging from 10 to 20 years are utilized to fund specific fixed rate loans with certain prepayment of principal permitted without penalty. Interest rates on mortgage-matched advances ranged from 5.31 percent to 7.70 percent at December 31, 2001 and amortize through September 2017. Term advances cannot be prepaid without penalty. Interest rates on term advances ranged from 3.49 percent to 6.70 percent at December 31, 2001 and mature between September 2002 and January 2008. Interest rates on the convertible fixed-rate advances are fixed for a specified number of years, then are convertible at the option of the FHLB. If the convertible option is exercised, the advance may be prepaid without penalty. Interest rates on the convertible advances ranged from 4.68 percent to 6.84 percent at December 31, 2001, are convertible between January 2002 and June 2005 and mature January 2009 and June 2010.

Additionally, a $13 million cash management advance revolving line of credit was approved with the FHLB. At December 31, 2001 and 2000, no advances were outstanding on the line. Minimum collateral for FHLB advances outstanding at December 31, 2001 and 2000 totaled $32,346,228 and $27,652,447 and consists of a blanket pledge of all first mortgage loans secured by 1-4 family residential properties and all FHLB stock.

At December 31, 2001 and 2000, $64,484,000 and $60,133,000 of business and commercial real estate loans are pledged to the Federal Reserve Bank ("FRB") as collateral for advances from the FRB. At December 31, 2001 and 2000, no borrowings were outstanding with the FRB.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 8 - BORROWINGS (Continued)

At December 31, 2001, required principal payments on all borrowings were as follows:

                                   Principal                    Average
                                    Payments              Interest Rate
                                    --------              -------------

         2002                    $ 3,437,846                      6.24%
         2003                      4,423,135                      5.63%
         2004                      4,524,980                      4.13%
         2005                        372,165                      6.22%
         2006                      1,368,479                      5.19%
         2007 & thereafter         9,795,125                      5.31%
                                 -----------
         Total                   $23,921,730
                                 ===========

NOTE 9 - OBLIGATED MANDATORILY REDEEMABLE CAPITAL SECURITIES OF SUBSIDIARY TRUST

In February 2001, CNBC issued $4.0 million of 10.20% Obligated Mandatorily Redeemable Capital Securities through a special purpose subsidiary as part of a pooled transaction. CNBC's capital securities may be redeemed by CNBC, in whole or in part, at CNBC's option commencing February 22, 2011 at a redemption price of 105.10% of the outstanding principal amount and, thereafter, at a premium which declines annually. On or after February 22, 2021, the securities may be redeemed at face value. These securities are included in CNBC's regulatory capital calculations as Tier 1 capital.

NOTE 10 - INCOME TAXES

Income tax expense was as follows:
                                                        2001             2000
                                                        ----             ----

Current ......................................   $ 1,916,825      $ 1,650,300
Deferred .....................................      (139,000)         (60,000)
                                                 -----------      -----------
Total Income Tax Expense .....................   $ 1,777,825      $ 1,590,300
                                                 ===========      ===========

The income tax benefit from the exercise of non-qualified stock options was recognized for financial reporting purposes by crediting common stock for $223,230 in 2001 and $122,646 in 2000.

Effective tax rates differ from federal statutory rates applied to financial statement income due to the following:

                                                                   2001             2000
                                                                   ----             ----
Tax Expense at Statutory Rate of 34%.............            $1,738,638       $1,564,012
         Increase in Taxes Resulting from
            Nondeductible Expenses...............                39,187           26,288
                                                             ----------       ----------
                Income Tax Expense...............            $1,777,825       $1,590,300
                                                             ==========       ==========

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 10 - INCOME TAXES (Continued)

Deferred tax assets and liabilities at year-end were as follows:

                                                         2001             2000
                                                         ----             ----
Deferred Tax Assets
         Allowance for Loan Losses ...........    $ 1,085,000      $   909,000
         Deferred Compensation Expense .......        161,000          143,000
         Deferred Loan Origination Fees ......          6,000            8,000
         Other ...............................         18,000           11,000
                                                  -----------      -----------
                Total ........................      1,270,000        1,071,000

Deferred Tax Liabilities
         Nontaxable Stock Dividend ...........       (193,000)        (160,000)
         Accumulated Depreciation ............        (36,000)         (34,000)
         Other ...............................        (92,000)         (57,000)
                                                  -----------      -----------
                Total ........................       (321,000)        (251,000)
                                                  -----------      -----------
                Total, Net ...................    $   949,000      $   820,000
                                                  ===========      ===========

There was no deferred tax asset valuation allowance at December 31, 2001 or 2000.

NOTE 11 - COMMON STOCK WARRANTS

In connection with the initial stock offering in 1991, warrants were issued to all shareholders. Each warrant was freely transferable and entitled the holder to purchase a share of common stock at $5.68 per share. The warrants expired on October 11, 2000. In 2000, 33,702 warrants were exercised.

NOTE 12 - BENEFIT PLANS

CNBC's Stock Option plans provide non-qualified and incentive stock options to reward employees and directors and to provide them with an additional equity interest in CNBC. Options granted prior to 1996 have a 20-year expiration and were 100 percent vested on the grant date. Options granted in 1996 and later were issued with a 10-year expiration with vesting occurring over either a 3- or 5-year period, depending on the employee's years of service. In the event of a change in control, options become immediately exercisable in full. At December 31, 2001 and 2000, 9,904 and 28,167 shares were authorized for future grants. Information about option grants follows.

                                      Number             Weighted-Average
                                    of Options            Exercise Price
                                    ----------           ----------------

Outstanding, Beginning of 2000         229,532             $   7.01
Granted                                 17,265                19.53
Exercised                              (23,661)                4.81
Forfeited                               (4,349)               18.29
                                      --------
Outstanding, End of 2000               218,787                 8.01
Granted                                 19,200                19.07
Exercised                              (50,622)                5.70
Forfeited                               (4,218)               19.46
                                      --------
Outstanding, End of 2001               183,147                 9.54
                                      ========

Options exercisable totaled 148,745 and 189,786 at December 31, 2001 and 2000 at weighted average exercise prices of $7.28 and $6.28, respectively.

                                            CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 12 - BENEFIT PLANS (Continued)

The following pro forma information presents net income and earnings per share, had Statement of Financial Accounting Standards No. 123's fair value method been used to measure compensation cost for stock option plans. No compensation cost was recognized for stock option plans for 2001 or 2000.

                                                           2001             2000
                                                           ----             ----

Net Income as Reported .......................      $ 3,335,816      $ 3,009,735
Pro Forma Net Income .........................      $ 3,246,301      $ 2,974,534

Basic Earnings per Share as Reported .........      $      1.62      $      1.50
Pro Forma Basic Earnings Per Share ...........      $      1.58      $      1.48

Diluted Earnings per Share as Reported .......      $      1.57      $      1.42
Pro Forma Diluted Earnings per Share .........      $      1.53      $      1.40

All options are granted at the market price of the stock on the date of grant. For options granted during 2001 and 2000, the weighted-average fair values at grant date were calculated to be $4.87 and $6.10.

The fair value of options granted during 2001 and 2000 is estimated using the following weighted-average information: risk-free interest rate of 5.03% and 5.25%, expected life of 10 years, 13.28% and 17.04% volatility of stock price and an expected dividend yield of 1.90% and 1.66%.

The following table summarizes information about stock options outstanding at December 31, 2001:

                                                 Weighted-Average           Outstanding
           Range of                                  Remaining            Weighted-Average
    Exercise Prices            Outstanding       Contractual Life          Exercise Price          Exercisable
    ---------------            -----------       ----------------          --------------          -----------
    $ 3.79 - $ 4.85              62,620              10.5 Years                 $ 4.58                62,620
    $ 5.45 - $ 7.17              55,890              12.6 Years                 $ 5.81                55,890
    $10.25 - $13.33              16,242               5.4 Years                 $11.53                15,450
    $18.33 - $19.33              31,461               7.8 Years                 $19.01                 9,932
    $19.55 - $21.67              16,934               8.0 Years                 $20.72                 4,853

A new stock option plan for 2002 was approved in February 2002 by CNBC's Board of Directors. The plan authorizes up to 75,000 shares available for grant and is subject to shareholder approval. All other provisions of the 2002 plan are similar to the existing plan.

CNBC maintains supplemental post-retirement plans for the benefit of executive officers. The plan is designed to provide post-retirement benefits to supplement other sources of retirement income such as social security and 401(k) benefits. CNBC has either funded contributions to a deferred compensation plan or purchased insurance contracts on the lives of certain participants in the supplemental post-retirement benefit plan. The cash surrender value, net of premiums paid, or the balance in deferred compensation accounts will be paid-out over a number of years upon retirement. Additionally, CNBC's Board of Directors may defer up to 100% of director's fees under a deferred compensation plan. Amounts contributed to deferred compensation plans are deposited by CNBC to specified mutual fund and savings accounts and earn the rate of return equal to the return of the chosen funds. Deferred compensation expense related to the above plans totaled $53,000 in 2001.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met. Usually, the agreements have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral, if deemed appropriate at exercise of the commitment.

A summary of the notional or contractual amounts of financial instruments with off-balance-sheet risk was as follows:

                                                           2001             2000
                                                           ----             ----

Approved, Unadvanced Lines of  Credit ........      $54,389,000      $40,587,000
Unadvanced Draw Notes ........................        6,303,000       13,572,000
New Loan Commitments:
         Secured by Real Estate ..............       17,847,000       14,129,000
         Other ...............................        1,920,000        5,825,000
Letters of Credit ............................        1,462,000        3,684,000
Available Lines for Credit Cards .............        2,645,000        2,037,000

At year-end 2001 and 2000, and included above, commitments to make fixed-rate loans at current market rates totaled $3,418,000 and $820,000, with rates ranging from 6.25% to 8.50% and 8.50% to 10.00%, respectively. Also included above are $5,154,000 and $4,404,000 of three and five-year adjustable rate loans with fixed starting rates ranging from 6.11% to 7.88% and 8.00% to 9.50%, respectively.

Employment agreements exist for certain officers of CNBC, Commerce National and CRS, Inc. The agreements provide for a term of employment for up to ten years and a salary and performance review not less often than annually, as well as inclusion of the employee in any formally established employee benefit plan for which such personnel are eligible. The employment agreements also contain certain provisions with respect to a change in control.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 14 - FAIR VALUES OF FINANCIAL INSTRUMENTS

Estimated fair values of financial instruments and the related carrying values were as follows at year-end.

                                                    2001                       2000
                                                    ----                       ----
                                           Carrying        Fair        Carrying        Fair
                                            Value          Value         Value         Value
                                            -----          -----         -----         -----
Financial Assets                                             (In Thousands)
Cash and Cash Equivalents .............    $  38,735     $  38,735     $  34,140     $  34,140
Securities Available for Sale .........        7,336         7,336         7,100         7,100
Loans, Net of Allowance for Loan Losses      244,801       247,914       217,436       214,887
Accrued Interest Receivable ...........        1,080         1,080         1,230         1,230

Financial Liabilities

Demand and Savings Deposits ...........    $(131,994)    $(131,994)    $(116,538)    $(116,538)
Time Deposits .........................     (111,164)     (112,287)     (102,337)     (102,978)
Borrowings ............................      (23,922)      (24,773)      (22,170)      (21,746)
Trust Preferred Securities ............       (4,000)       (3,981)           --            --
Accrued Interest Payable ..............         (491)         (491)         (434)         (434)

For purposes of the above disclosures of estimated fair value, the following assumptions were used. The estimated fair value for cash and cash equivalents is considered to approximate cost. The estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. Carrying value is considered to approximate fair value for accrued interest receivable, for deposit liabilities subject to immediate withdrawal, and for accrued interest payable. The fair values of loans, time deposits, and borrowings are approximated by calculating the sum of the carrying value for amounts that contractually reprice at intervals less than six months and the present value of cash flows using an estimated market discount interest rate for amounts that reprice less frequently than every six months. The fair value of trust preferred securities is approximated by calculating the present value of cash flows using an estimated market discount interest rate. The fair value of off-balance-sheet items is based on the current fees or costs that would be charged to enter into or terminate such arrangements. These amounts are not material at December 31, 2001 or 2000.

While these estimates are based on management's judgment of the appropriate evaluation factors, there is no assurance that were such items liquidated the estimated fair values would necessarily have been realized. The estimated fair values should not be considered to apply at subsequent dates.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 15 - REGULATORY MATTERS

Commerce National and CNBC are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

The prompt corrective action regulations provide five regulatory capital classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. These terms are not intended to represent overall financial condition. Commerce National and CNBC met the requirements of a well capitalized institution as defined above, at December 31, 2001 and 2000. If the Bank's capital classification were to change to adequately capitalized, it would need to obtain regulatory approval to continue to accept brokered deposits.

Actual and required capital amounts and ratios are presented below at year-end.

                                                                                                         To Be Well
                                                                                                      Capitalized Under
                                                                                  For Capital         Prompt Corrective
                                                          Actual              Adequacy Purposes       Action Provisions
                                                          ------              -----------------       -----------------
                                                    Amount      Ratio         Amount       Ratio       Amount      Ratio
                                                    ------      -----         ------       -----       ------      -----
                                                                             (Dollars in Millions)
2001
Total Capital to Risk Weighted Assets
     CNBC......................................      $30.1      13.0%          $18.5        8.0%        $23.2       10.0%
     Commerce National.........................      $29.3      12.7%          $18.5        8.0%        $23.1       10.0%
Tier 1 (Core) Capital to Risk Weighted Assets
     CNBC......................................      $27.2      11.8%           $9.3        4.0%        $13.9        6.0%
     Commerce National.........................      $21.0       9.1%           $9.3        4.0%        $13.9        6.0%
Tier 1 (Core) Capital to Average Assets
     CNBC......................................      $27.2       9.6%          $11.4        4.0%        $14.3        5.0%
     Commerce National.........................      $21.0       7.4%          $11.4        4.0%        $14.2        5.0%

2000
Total Capital to Risk Weighted Assets
     CNBC......................................      $24.2      10.9%          $17.8        8.0%        $22.3       10.0%
     Commerce National.........................      $25.1      11.3%          $17.8        8.0%        $22.2       10.0%
Tier 1 (Core) Capital to Risk Weighted Assets
     CNBC......................................      $21.5       9.6%           $8.9        4.0%        $13.4        6.0%
     Commerce National.........................      $16.0       7.2%           $8.9        4.0%        $13.3        6.0%
Tier 1 (Core) Capital to Average Assets
     CNBC......................................      $21.5       8.5%          $10.1        4.0%        $12.6        5.0%
     Commerce National.........................      $16.0       6.4%          $10.0        4.0%        $12.5        5.0%

The Office of the Comptroller of the Currency ("OCC") must approve the declaration of any dividends for Commerce National in excess of available retained earnings and in excess of the sum of profits for the year combined with Commerce National's retained earnings from the two preceding years, less any required transfer to surplus. In addition, dividends may not reduce capital levels below the minimum regulatory requirements disclosed above. Under the most restrictive of these requirements, CNBC estimates retained earnings available for payment of dividends by Commerce National to CNBC approximates $6,200,000 in order to maintain the well capitalized status at year-end 2001.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

The following are condensed parent company only financial statements for CNBC Bancorp.

CONDENSED BALANCE SHEETS

                                                           2001             2000
                                                           ----             ----
ASSETS
Cash and Cash Equivalents ....................      $   538,540      $   507,820
Investment in Bank Subsidiary:
     Equity ..................................       21,023,264       16,048,216
     Subordinated Notes ......................        5,380,000        6,300,000
Investment in Nonbank Subsidiaries ...........          219,372          105,708
Dividend Receivable from Bank Subsidiary .....          400,000          325,000
Loan Receivable From Nonbank Subsidiary ......           15,000           25,000
Other Assets .................................          698,945          538,332
                                                    -----------      -----------

         Total Assets ........................      $28,275,121      $23,850,076
                                                    ===========      ===========

LIABILITIES
Loan Payable .................................      $        --      $ 1,686,479
Other Liabilities ............................          867,520          653,825
Subordinated Note Payable to CNBC
     Statutory Trust I .......................        4,124,000               --
                                                                     -----------

         Total Liabilities ...................        4,991,520        2,340,304

TOTAL SHAREHOLDERS' EQUITY ...................       23,283,601       21,509,772
                                                    -----------      -----------

         Total Liabilities and
         Shareholders' Equity ................      $28,275,121      $23,850,076
                                                    ===========      ===========

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

CONDENSED INCOME STATEMENTS

                                                          2001             2000
                                                          ----             ----
Income
     Dividends from Bank Subsidiary ..........     $   400,000      $   675,000
     Interest Income .........................         542,546          451,854
     Other Income ............................          20,896            4,296
                                                   -----------      -----------
         Total Income ........................         963,442        1,131,150
Expenses
     Interest Expense ........................         442,786          134,889
     Other Expense ...........................          89,405           43,384
                                                   -----------      -----------
         Total Expenses ......................         532,191          178,273
                                                   -----------      -----------
Income Before Income Taxes and Equity in
Undistributed Net Income of Subsidiaries .....         431,251          952,877
Income Tax Expense ...........................          10,875           89,500
                                                   -----------      -----------
Income Before Equity in Undistributed Net
Income of Subsidiaries .......................         420,376          863,377
Undistributed Net Income of Bank Subsidiary ..       2,975,774        2,190,651
Undistributed Net (Loss) of Nonbank Subsidiary         (60,334)         (44,293)
                                                   -----------      -----------
Net Income ...................................     $ 3,335,816      $ 3,009,735
                                                   ===========      ===========

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

CONDENSED STATEMENT OF CASH FLOWS

                                                             2001            2000
                                                             ----            ----
Cash Flows from Operating Activities
     Net Income ..................................    $ 3,335,816     $ 3,009,735
     Adjustments to Reconcile Net Income to
       Net Cash from Operating Activities
        Undistributed Net Income of Subsidiaries .     (2,915,440)     (2,146,358)
        Amortization .............................          6,400           6,400
        Change in Other Assets and Liabilities ...        (55,886)       (259,093)
                                                      -----------     -----------
         Net Cash from Operating Activities ......        370,890         610,684

Cash Flows from Investing Activities
     Purchase of Subordinated Notes ..............     (2,000,000)             --
     Repayment of Subordinated Notes .............      2,920,000              --
     Investment in Bank Subsidiary ...............     (1,980,000)             --
     Investment in CNBC Statutory Trust I ........       (124,000)             --
     Investment in CNBC Retirement Services, Inc.         (50,000)       (150,000)
                                                      -----------     -----------
         Net Cash from Investing Activities ......     (1,234,000)       (150,000)

Cash Flows from Financing Activities
     Cash Dividends Paid to Shareholders .........       (698,086)       (585,566)
     Cash Paid in Lieu of Fractional
        Shares in Stock Split ....................           (536)             --
     Repayment of Loans Payable ..................     (1,686,479)       (201,726)
     Issuance of Subordinated Debt to CNBC
        Statutory Trust I ........................      4,124,000              --
     Proceeds from Stock Issuance ................        513,646         426,971
       Purchase of Treasury Shares ...............     (1,358,715)       (423,000)
                                                      -----------     -----------
         Net Cash from Financing Activities ......        893,830        (783,321)
                                                      -----------     -----------

Net Change in Cash and Cash Equivalents ..........         30,720        (322,637)

Cash and Cash Equivalents
     Beginning of Year ...........................        507,820         830,457
                                                      -----------     -----------
     End of Year .................................    $   538,540     $   507,820
                                                      ===========     ===========

                Directors and Executive Officers of CNBC Bancorp

The following information is furnished with respect to directors and executive officers of CNBC and Commerce National as of December 31, 2001. Unless noted otherwise, all serve as directors of both organizations.

Directors
---------

Name                                   Position
----                                   --------
Thomas D. McAuliffe                    Chairman of the Board and President, CNBC Bancorp;
                                            Chairman of the Board, President and Chief Executive
                                            Officer, Commerce National Bank

Loreto (Larry ) V. Canini              President, Canini and Pellecchia, Inc.
                                           (Residential construction and development company)

Mark S. Corna                          President, Corna/Kokosing Construction Company
                                           (Commercial construction company)

Jameson Crane, Jr.                     Vice President, Fairwood Investment Co.
                                           (Thermo plastic extrusions manufacturer)

Judith A. DeVillers                    President, Indec, Inc.
                                           (Interior Design)

George A. Gummer                       Owner, G. A. Gummer & Assoc., Inc.
                                           (Investment advisory services)

William L. Hoy                         Chief Executive Officer, Columbus Sign Company
                                           (Sign manufacturing and design company)

Clark Kellogg                          Sports Broadcaster, CBS Sports
                                           (Entertainment)

Donald R. Kenney                       President, Triangle Real Estate Services, Inc.
                                           (Real estate development)

Samuel E. McDaniel                     President, McDaniel's Painting and Construction, Inc.
                                           (General contractor)

Kent K. Rinker (2)                     Independent Investor

John A. Romelfanger                    Secretary, Treasurer and Vice President, CNBC Bancorp;
                                           Chief Operating Officer, Commerce National Bank

Richard F. Ruhl                        Retired, Dick Ruhl Ford Sales, Inc.
                                           (Automotive sales)

David J. Ryan                          Retired, Rimrock Corporation
                                           (Industrial automation equipment manufacturer)

Peter C. Taub (1)                      President, Atlas Industrial Holdings, LLC
                                           (Industrial construction company)

John A. Tonti                          President, West Penn Foods, Inc.
                                           (Restaurant franchisee operating company)

Alan R. Weiler                         Chairman, Archer-Meek-Weiler Agency, Inc.
                                           (Insurance agency)

Michael Wren                           Retired, M-E Engineering, Inc.
                                           (Engineering consulting firm)

(1)   Serves as CNBC director only.

(2)   Serves only as a non-elected advisory director of CNBC.

                                             Executive Officers

Name                                 Position at CNBC Bancorp
----                                 ------------------------
Thomas D. McAuliffe                  Chairman of the Board and President
John A. Romelfanger                  Secretary, Treasurer and Vice President
Pamela S. Miller                     Assistant Treasurer and Vice President
Mark J. Sbrochi                      Vice President

Name                                 Position at Commerce National Bank
----                                 ----------------------------------
Thomas D. McAuliffe                  Chairman of the Board, President and
                                     Chief Executive Officer
John A. Romelfanger                  Chief Operating Officer
Pamela S. Miller                     Chief Financial Officer
Mark J. Sbrochi                      Chief Credit Officer

Name                                 Position at CNBC Retirement Services, Inc.
----                                 ------------------------------------------
Dennis D. Puppel                     President

                                   Form 10-KSB

A copy of CNBC's 2001 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission is available upon written request to shareholders without charge. To obtain a copy, direct your written request to Pamela S. Miller, Assistant Treasurer, 100 E. Wilson Bridge Rd., Worthington, Ohio 43085.

                                   APPENDIX E

                                  CNBC Bancorp
    Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark One)

|X| QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2002

|_| TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____ to _____.

Commission file number:  000-28203

                                  CNBC BANCORP
        (Exact name of small business issuer as specified in its charter)

            Ohio                                        31-1478140
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                 3650 Olentangy River Road, Columbus, Ohio 43214
                    (Address of principal executive offices)

                                 (614) 583-2200
                           (Issuer's telephone number)

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

Common stock, without par value         1,992,345 common shares
                                        outstanding at October 31, 2002

Transitional Small Business Disclosure Format (check one):
Yes |_| No |X|

                                  CNBC BANCORP
                                   FORM 10-QSB
                        QUARTER ENDED SEPTEMBER 30, 2002

                                                                            Page
PART I - FINANCIAL INFORMATION

Item 1. Financial Statements (Unaudited)

       Condensed Consolidated Balance Sheets ..............................    3

       Condensed Consolidated Income and Comprehensive Income Statements...    4

       Condensed Consolidated Statements of Cash Flows ....................    5

       Notes to the Consolidated Financial Statements .....................    6

Item 2. Management's Discussion and Analysis of Financial Condition
             and Results of Operations.....................................   11

Item 3. Controls and Procedures............................................   17

PART II - OTHER INFORMATION

Item 1. Legal Proceedings..................................................   18

Item 2. Changes in Securities and Use of Proceeds..........................   18

Item 3. Defaults Upon Senior Securities....................................   18

Item 4. Submission of Matters to a Vote of Security Holders................   18

Item 5. Other Information..................................................   18

Item 6. Exhibits and Reports on Form 8-K...................................   18

SIGNATURES.................................................................   19

                                  CNBC BANCORP
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                         September 30       December 31
                                                             2002              2001
                                                             ----              ----
                                       ASSETS
Cash and Noninterest-bearing Balances ...............    $  15,469,804     $   9,103,065
Interest-bearing Balances ...........................          293,726           193,670
Federal Funds Sold ..................................       12,000,000        10,000,000
Money Market Funds ..................................       11,028,432        19,437,871
                                                         -------------     -------------
     Total Cash and Cash Equivalents ................       38,791,962        38,734,606

Securities Available for Sale .......................        6,982,976         7,335,626
Loans, Net ..........................................      273,607,312       244,800,650
Premises and Equipment ..............................        1,183,086         2,304,231
Accrued Interest Receivable .........................        1,105,398         1,080,106
Other Assets ........................................        2,247,507         1,929,200
                                                         -------------     -------------

Total Assets ........................................    $ 323,918,241     $ 296,184,419
                                                         =============     =============

LIABILITIES

Deposits ............................................    $ 258,269,781     $ 243,157,817
Borrowings ..........................................       36,007,134        23,921,730
Obligated Mandatorily Redeemable Capital Securities
     of Subsidiary Trust ............................        4,000,000         4,000,000
Other Liabilities ...................................        1,239,363         1,821,271
                                                         -------------     -------------

Total Liabilities ...................................      299,516,278       272,900,818

SHAREHOLDERS' EQUITY

Common Stock No Par Value;
     Authorized Shares - 3,000,000
     Issued - 2,084,559 in 2002 and 2001 ............       14,505,618        14,488,619
Retained Earnings ...................................       11,742,633        10,001,724
Treasury Stock, 92,214 shares at cost in
     2002 and 62,424 shares at cost in 2001 .........       (1,883,648)       (1,243,692)
Accumulated Other Comprehensive Income ..............           37,360            36,950
                                                         -------------     -------------

Total Shareholders' Equity ..........................       24,401,963        23,283,601
                                                         -------------     -------------

Total Liabilities and Shareholders' Equity ..........    $ 323,918,241     $ 296,184,419
                                                         =============     =============

                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP
        CONDENSED CONSOLIDATED INCOME AND COMPREHENSIVE INCOME STATEMENTS
                                  (Unaudited)

                                                            Three Months Ended           Nine Months Ended
                                                               September 30                 September 30
                                                            2002          2001           2002           2001
                                                            ----          ----           ----           ----
INTEREST INCOME
         Loans, including Fees ......................    $4,757,949    $4,898,211    $13,889,934    $14,804,726
         Taxable Securities .........................        72,080       111,039        230,815        345,613
         Other Interest Income ......................        75,785       148,166        208,649        649,998
                                                         ----------    ----------    -----------    -----------
Total Interest Income ...............................     4,905,814     5,157,416     14,329,398     15,800,337

INTEREST EXPENSE
         Deposits ...................................     1,524,853     2,000,021      4,556,204      6,483,059
         Borrowings .................................       565,210       440,653      1,518,806      1,258,597
                                                         ----------    ----------    -----------    -----------
Total Interest Expense ..............................     2,090,063     2,440,674      6,075,010      7,741,656
                                                         ----------    ----------    -----------    -----------

         Net Interest Income ........................     2,815,751     2,716,742      8,254,388      8,058,681

Provision for Loan Losses ...........................       164,500       130,100        398,500        468,900
                                                         ----------    ----------    -----------    -----------

Net Interest Income after Provision for Loan Losses .     2,651,251     2,586,642      7,855,888      7,589,781

NONINTEREST INCOME
         Service Charges on Deposits ................        85,858        61,247        207,775        157,652
         Retirement Plan Investment and
             Administrative Fees ...................        71,382        61,924        216,600        194,558
         Net Gains on Sales of Assets ...............            --           810          6,995         17,707
         Other Income ...............................        32,756        40,206        153,354        170,586
                                                         ----------    ----------    -----------    -----------
Total Noninterest Income ............................       189,996       164,187        584,724        540,503

NONINTEREST EXPENSES
         Salaries and Benefits ......................     1,001,695       953,081      3,024,114      2,805,619
         Occupancy and Equipment, Net ...............       160,680        98,291        370,325        287,639
         Data Processing ............................        48,464        43,582        146,139        131,391
         Professional Services ......................        57,587        59,409        169,694        183,201
         State Franchise Tax ........................        65,515        65,524        181,994        165,352
         Merger Related Expenses ...................       172,086            --        172,086             --
         Other Expenses .............................       247,284       254,938        750,014        788,468
                                                         ----------    ----------    -----------    -----------
Total Noninterest Expenses ..........................     1,753,311     1,474,825      4,814,366      4,361,670
                                                         ----------    ----------    -----------    -----------

Income Before Taxes .................................     1,087,936     1,276,004      3,626,246      3,768,614
Income Tax Expense ..................................       375,100       443,366      1,252,600      1,310,395
                                                         ----------    ----------    -----------    -----------

Net Income ..........................................       712,836       832,638      2,373,646      2,458,219

Other Comprehensive Income ..........................           797        19,548            410         26,802
                                                         ----------    ----------    -----------    -----------
Comprehensive Income ................................    $  713,633    $  852,186    $ 2,374,056    $ 2,485,021
                                                         ==========    ==========    ===========    ===========

                  EARNINGS PER COMMON SHARE

Basic ...............................................    $     0.36    $     0.40    $      1.19    $      1.19
                                                         ==========    ==========    ===========    ===========

Diluted .............................................    $     0.35    $     0.39    $      1.15    $      1.16
                                                         ==========    ==========    ===========    ===========

                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                 Nine Months Ended
                                                                    September 30
                                                                2002             2001
                                                                ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES

         Net Cash Provided by Operating Activities .....    $  1,820,760      $$3,041,296

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of Securities Available for Sale .............      (3,316,062)     (12,613,463)
Maturities of Securities Available for Sale ............         750,000        1,500,000
Calls of Securities Available for Sale .................       3,480,000       10,935,000
Purchases of FHLB Stock ................................        (540,100)              --
Net Increase in Loans ..................................     (28,806,662)     (22,094,127)
Net Proceeds from Sale of Building .....................       1,673,443               --
Purchase of Premises and Equipment .....................        (780,947)        (195,311)
                                                            ------------     ------------

         Net Cash Flows Used in Investing Activities ...     (27,540,328)     (22,467,901)

CASH FLOWS FROM FINANCING ACTIVITIES

Net Increase in Deposits ...............................      15,111,964       10,773,363
Net Proceeds from Issuance of Common Stock .............          42,851          504,748
Cash Paid in Lieu of Fractional Shares in Stock Split ..              --             (536)
Purchase of Treasury Shares ............................        (700,354)      (1,010,923)
Principal Payments on Federal Home Loan Bank Advances ..     (12,164,596)      (1,439,245)
Advances from Federal Home Loan Bank ...................      24,250,000        4,000,000
Proceeds from Issuance of Trust Preferred Securities ...              --        3,873,283
Repayment of Loans Payable .............................              --       (1,686,480)
Dividends Paid .........................................        (762,941)        (697,606)
                                                            ------------     ------------

         Net Cash Flows Provided by Financing Activities      25,776,924       14,316,604
                                                            ------------     ------------

         Net Change in Cash and Cash Equivalents .......          57,356       (5,110,001)
Cash and Cash Equivalents at Beginning of Year .........      38,734,606       34,140,296
                                                            ------------     ------------
Cash and Cash Equivalents at End of Period .............    $ 38,791,962     $ 29,030,295
                                                            ============     ============

                 See Notes to Consolidated Financial Statements

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of CNBC Bancorp ("CNBC") at September 30, 2002 and its results of operations and cash flows for the periods presented. All such adjustments are normal and recurring in nature. The accompanying consolidated financial statements have been prepared in accordance with the instructions of Form 10-QSB and, therefore, do not purport to contain all necessary financial disclosures required by accounting principles generally accepted in the United States of America that might otherwise be necessary in the circumstances, and should be read in conjunction with the consolidated financial statements and notes thereto of CNBC Bancorp for the year ended December 31, 2001, included in its 2001 Annual Report. Reference is made to the accounting policies of CNBC Bancorp described in the notes to the consolidated financial statements contained in its 2001 Annual Report. CNBC has consistently followed these policies in preparing this Form 10-QSB.

The accompanying consolidated financial statements include the accounts of CNBC and its wholly-owned subsidiaries, Commerce National Bank ("Commerce National"), CNBC Retirement Services, Inc. ("CRS, Inc.") and CNBC Statutory Trust I. All significant intercompany transactions and balances have been eliminated.

Revenues and assets are derived primarily from the banking industry, serving small business customers in the central Ohio region. Banking deposit products include checking and savings accounts and certificates of deposit. Business loans are secured by real estate, accounts receivable, inventory, equipment and other types of collateral and are expected to be repaid from cash flows from operations of businesses. Personal loans are secured by real estate, stocks and other collateral. A small portion of loans are unsecured. Management considers CNBC to operate in one business segment, banking.

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments and the status of contingencies are particularly subject to change.

Basic Earnings Per Share ("EPS") is net income divided by the weighted-average number of common shares outstanding. Diluted EPS is net income divided by weighted-average number of common shares outstanding during the year and the assumed exercise of dilutive stock options less the number of treasury shares assumed to be purchased from the proceeds using the average market price of CNBC's common stock. The calculation for weighted average shares is as follows:

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                               Three Months Ended             Nine Months Ended
                                                  September 30                   September 30
                                               2002            2001           2002         2001
                                               ----            ----           ----         ----
Weighted averages shares for basic EPS.....   1,991,810     2,056,609      2,000,068     2,061,374
Add dilutive effect of
   Exercise of Stock Options...............      73,833        64,840         71,332        65,829
                                              ---------     ---------      ---------     ---------
Weighted averages shares for diluted EPS...   2,065,643     2,121,449      2,071,400     2,127,203
                                              =========     =========      =========     =========
Stock options excluded from computation of
   diluted earnings per common share
   because they were antidilutive..........          --         9,908             --        10,283

On April 24, 2001, the CNBC Board of Directors declared a three-for-two stock split effected in the form of a 50% stock dividend payable on May 10, 2001. All shares and per share amounts have been restated to reflect the three-for-two stock split.

Income tax expense is based on the effective tax rate expected to be applicable for the entire year. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A new accounting standard requires identifiable intangible assets to be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, will cease being amortized. Annual impairment testing is required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value. Adoption of this standard on January 1, 2002 did not materially impact CNBC's financial statements. Amortization expense for all prior periods is considered immaterial to CNBC's financial statements.

The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No.143, "Asset Retirement Obligations." The provisions of this standard apply to asset retirement obligations beginning in 2003. CNBC does not believe this standard will have a material effect on its financial position or results of operation.

Effective January 1, 2002, CNBC adopted SFAS No. 144, "Impairment or Disposal of Long-Lived Assets." The effect of this standard on the financial position and results of operations of CNBC is not expected to be material.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses the timing of recognition of a liability for exit

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

and disposal cost at the time a liability is incurred, rather than at a plan commitment date, as previously required. Exit or disposal costs will be measured at fair value, and the recorded liability will be subsequently adjusted for changes in estimated cash flows. This Statement is required to be effective for exit or disposal activities entered after December 31, 2002, and early adoption is encouraged. CNBC does not believe this statement will have a material effect on its financial position or results of operations.

SFAS No. 147, "Acquisitions of Certain Financial Institutions" became effective October 1, 2002. This standard requires any unidentifiable intangible assets previously recorded as the result of a business combination to be reclassified as goodwill and the amortization of this asset will cease. The effect of this standard on the financial position and results of operations of CNBC was not material, as CNBC does not have any unidentified intangible assets.

Certain items in the financial statements have been reclassified to conform with the current presentation.

NOTE 2 - PENDING MERGER

On August 28, 2002, CNBC Bancorp signed a definitive agreement with First Merchants Corporation, located in Muncie, Indiana, to merge with First Merchants Corporation. Upon closing of this transaction, Commerce National Bank will become a wholly-owned subsidiary of First Merchants Corporation. Under the terms of the agreement, subject to certain conditions being met, CNBC shareholders will receive 1.01 shares of stock in First Merchants Corporation for each share of CNBC Bancorp or $29.57 in cash. The conversion ratio may be subject to adjustment as more fully described in the merger agreement. The transaction is subject to shareholder and regulatory approval and is expected to be effective in the first quarter of 2003.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 3 - LOANS

Loans were comprised of the following:

                                             September 30, 2002         December 31, 2001
                                             ------------------         -----------------
Residential Real Estate Loans..............       $  25,809,615             $  22,099,153
Business Real Estate Loans.................         162,302,563               143,911,931
Business Loans.............................          74,362,793                68,452,393
Personal Loans.............................          14,877,037                13,632,173
                                                  -------------             -------------
         Subtotal..........................         277,352,008               248,095,650
Allowance for Loan Losses..................          (3,744,696)               (3,295,000)
                                                  -------------             -------------

Net Loans..................................       $ 273,607,312             $ 244,800,650
                                                  =============             =============

Activity in the allowance for loan losses was as follows:

                                                 Three Months Ended           Nine Months Ended
                                                    September 30                 September 30
                                                 2002          2001           2002            2001
                                                 ----          ----           ----            ----
Beginning Balance ........................    $3,565,979    $2,944,779    $ 3,295,000     $ 2,760,000
Loan Loss Provision ......................       164,500       130,100        398,500         468,900
Loans Charged-Off ........................            --            --           (540)       (164,637)
Recoveries on Loans Previously Charged-Off        14,217         5,602         51,736          16,218
                                              ----------    ----------    -----------     -----------

Ending Balance ...........................    $3,744,696    $3,080,481    $ 3,744,696     $ 3,080,481
                                              ==========    ==========    ===========     ===========

Information regarding nonperforming and impaired loans was as follows:

                                                       September 30, 2002       December 31, 2001
                                                       ------------------       -----------------
Loans Past Due Over 90 Days
          And Accruing Interest ..............             $    42,731             $    21,450
Nonaccrual Loans .............................                 205,424                  30,168

Impaired Loans with No Allowance
          for Loan Losses Allocated ..........             $   924,270             $    30,168
Impaired Loans with Allowance
          for Loan Losses Allocated ..........               1,240,655                 644,762
                                                           -----------             -----------
Total ........................................             $ 2,164,925             $   674,930
                                                           ===========             ===========
Amount of Allowance for Loan Losses
Allocated to Impaired Loan Balance ...........             $   385,000             $   250,000

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 4 - DEPOSITS

Total deposits were classified as follows:

                                                         September 30, 2002         December 31, 2001
                                                         ------------------         -----------------
Noninterest-bearing demand deposits..............            $   36,584,925            $   31,124,719

Interest-bearing Demand..........................                20,123,929                20,718,714
Savings..........................................                84,781,972                80,150,595
Time, Balances Under $100,000....................                45,427,563                42,976,781
Time, Balances $100,000 and Over.................                71,351,392                68,187,008
                                                             --------------            --------------
Total Interest Bearing Deposits..................               221,684,856               212,033,098
                                                             --------------            --------------

Total Deposits...................................            $  258,269,781            $  243,157,817
                                                             ==============            ==============

Total deposit accounts with balances of $100,000 and over, including noninterest-bearing demand accounts, totaled $172,165,000 at September 30, 2002 and $160,910,000 at December 31, 2001. Commerce National accepts time deposits from customers outside its primary market area, which are primarily solicited through brokers and national rate-listing networks. The total balances of these time deposits were $78,960,000 at September 30, 2002 and $65,983,000 at December 31, 2001.

NOTE 5 - BORROWINGS

Borrowings were as follows:

                                                           September 30, 2002        December 31, 2001
                                                           ------------------        -----------------
FHLB Cash Management Advances....................             $   2,000,000             $         --
FHLB Term Advances...............................                18,000,000               12,500,000
FHLB Mortgage Matched Advances...................                 8,007,134                3,421,730
FHLB Convertible Fixed Rate Advances.............                 8,000,000                8,000,000
                                                              -------------             ------------

Total............................................             $  36,007,134             $ 23,921,730
                                                              =============             ============

Term advances, mortgage-matched advances and convertible fixed rate advances from The Federal Home Loan Bank ("FHLB") are used as a longer term funding source. Mortgage-matched advances with original maturities ranging from 5 to 20 years are utilized to fund fixed rate loans with certain prepayment of principal permitted without penalty. Interest rates on mortgage-matched advances ranged from 4.23 percent to 7.70 percent at September 30, 2002 and have maturity dates through September 2017. Term advances cannot be prepaid without penalty. Interest rates on term advances ranged from 2.56 percent to 6.70 percent at September 30, 2002 and mature between October 2002 and January 2008. Interest rates on the convertible fixed-rate advances are fixed for a specified number of years, then are convertible at the option of the FHLB. If the convertible option is exercised, the advance may be prepaid without penalty. Interest rates on the convertible advances ranged from 4.68 percent to

6.84 percent at September 30, 2002, are convertible between October 2002 and June 2005 and mature January 2009 and June 2010.

                                  CNBC BANCORP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Commerce National has entered into a ten-year agreement to lease 38,711 square feet of an office building as its main office facility. The lease commenced September 1, 2002 and requires minimum annual lease payments including tenant's share of estimated operating expenses of $503,000 beginning in year one and increasing over the lease term to $677,000 in year ten. On June 17, 2002, Commerce National sold its existing office building, resulting in a gain of $6,995. Upon the sale, Commerce National entered into a short-term lease with the buyer which terminates on November 4, 2002, and calls for total lease payments over the lease term of $118,000.

                                  CNBC BANCORP
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

INTRODUCTION

The following discussion focuses on the consolidated financial condition of CNBC Bancorp ("CNBC") at September 30, 2002, compared to December 31, 2001, and the consolidated results of operations for the three and nine months ended September 30, 2002 compared to the same periods in 2001. The purpose of this discussion is to provide the reader with a more thorough understanding of the consolidated financial statements. This discussion should be read in conjunction with the interim consolidated financial statements and related footnotes.

When used in this Form 10-QSB or future filings by CNBC with the Securities and Exchange Commission, in CNBC's press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. CNBC wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could affect CNBC's financial performance and could cause CNBC's actual results for future periods to differ materially from those anticipated or projected. CNBC does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CNBC is not aware of any trends, events or uncertainties that will have or are reasonably likely to have a material effect on the liquidity, capital resources or operations except as discussed herein. In addition, CNBC is not aware of any current recommendations by regulatory authorities that would have such effect if implemented.

FINANCIAL CONDITION

Total assets increased $27.7 million, or 9.4%, to $323.9 million at September 30, 2002. The two largest components of this increase were an increase of $28.8 million in net loans outstanding, offset by a decrease in premises and equipment of $1.1 million.

Cash and cash equivalents at September 30, 2002 remained relatively unchanged from December 31, 2001. Cash and cash equivalents declined from 13.1% of total assets at December 31, 2001 to 12.0% of total assets at September 30, 2002.

The increase in loans was comprised primarily of an $18.4 million increase in business real estate loans and a $5.9 million increase in other business loans. With the low interest rate environment continuing through the first nine months of 2002, the local real estate market for refinancing and purchases remained active, offering opportunities to close new loans but also increasing the prepayment speeds of our existing portfolio. Average loans outstanding for the nine months ended September 30, 2002 were $264.7 million versus $230.8 million for 2001, an increase of 14.6%. Management believes our pending merger with First Merchants Corporation will allow us to continue to grow with our customer base and develop larger relationships that we may not have been able to service before.

                                  CNBC BANCORP
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

Premises and equipment decreased by $1.1 million due to the sale of Commerce National's office building in June 2002, offset by leasehold improvements completed in the new facility leased by Commerce National.

Total deposit accounts increased $15.1 million during the first nine months of 2002. Both noninterest-bearing demand and savings accounts increased over the nine months by $5.5 million and $4.6 million, respectively. Commerce National's local customer base of certificates of deposit decreased $7.4 million, however total certificates of deposit increased $5.6 million. This increase was driven by the $13.0 million of growth achieved through solicitation of deposits through brokers and national rate-listing networks to which Commerce National subscribes. These out-of-area deposits are utilized to support CNBC's growth and are generally offered at similar rates paid on new certificates of deposit issued to local customers with balances greater than $100,000. Terms on these deposits generally range from 3 months to 5 years with a weighted average remaining maturity of 17.0 months and 16.9 months at September 30, 2002 and December 31, 2001, respectively.

Borrowings increased $12.1 million for the nine months ended September 30, 2002. $2.0 million of the increase was a short-term borrowing at the end of September 2002. The remaining $10.1 million increase was long-term FHLB borrowings. These borrowings were advanced to fund loans generated in the first nine months of 2002.

In February 2001, CNBC participated in a pooled transaction involving the issuance of Trust Preferred Securities. These securities carry a tax-deductible interest rate of 10.2% and qualify for inclusion in Tier 1 capital for regulatory capital purposes. A total of $4.0 million in securities was issued, resulting in $3.9 million in net proceeds to CNBC. CNBC immediately injected $2.0 million of the proceeds into Commerce National as subordinated debentures. Remaining proceeds were used to repay CNBC debt from another financial institution and to purchase CNBC stock in accordance with a stock repurchase program, which was approved by CNBC's directors in 2001 and 2002.

On August 28, 2002, CNBC Bancorp signed a definitive agreement with First Merchants Corporation, located in Muncie, Indiana, to merge with First Merchants Corporation. Under the terms of the agreement, upon closing of this transaction, Commerce National Bank will become a wholly-owned subsidiary of First Merchants Corporation. The transaction is subject to shareholder and regulatory approval and is expected to be effective in the first quarter of 2003.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2001

Net income for the nine-month period ended September 30, 2002 was $2,373,646, a 3.4% decrease, compared to $2,458,219 during the same period in 2001. The decrease in earnings was primarily driven by an increase in noninterest expenses of $453,000, offset by a $196,000 increase in net interest income, by a decrease in the provision for loan losses of $70,000, by an increase in noninterest income of $44,000 and by a decrease in federal income tax expense of $58,000.

NET INTEREST INCOME

Net interest income is the largest component of CNBC's income and is affected by the interest rate environment and the volume and composition of interest-earning assets, such as loans and securities, and interest-bearing liabilities, such as deposits and borrowings. Net interest income increased by $196,000 for the nine-month period ended September 30, 2002, compared to the same period in 2001. This

                                  CNBC BANCORP
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

increase in net interest income was due to the growth in average interest-bearing assets and liabilities reduced by the effects of lower market interest rates and compressed interest spreads. Total interest income for the nine months ended September 30, 2002 declined $1,471,000, or 9.3%, compared to the nine months ended September 30, 2001, while interest expense decreased $1,667,000, or 21.5%, for the same period. The net interest margin for the nine months ended September 30, 2002 was 3.81%, compared to 4.17% for the same period in 2001. The margin decline in 2002 was the result of the continuing compression of interest rates, a higher percentage of CNBC's funding sources in borrowings, and the inability to lower deposit rates to the level needed to offset declining asset yields. Offsetting these factors was an increase in the percent of average assets that earn interest and an increase in the percent of earning assets that are loans.

PROVISION FOR LOAN LOSSES

The decrease in the provision for loan losses of $70,000 for the nine months ended September 30, 2002 over the same period in the prior year was due to net loan recoveries of $51,000 received during the first nine months of 2002 versus net loan charge-offs of $148,000 incurred during the first nine months of 2001. Impaired loans increased from $674,900 at December 31, 2001 to $2,164,925 at September 30, 2002. The allowance allocated for such loans increased from $250,000 to $385,000. Impaired loans are still low as a percentage of loans, totaling 0.78% at September 30, 2002. The allowance for loan losses was 1.35% of total loans outstanding, compared to 1.33% of total loans outstanding at December 31, 2001.

NONINTEREST INCOME

Noninterest income for the nine months ended September 30, 2002 increased $44,000, representing an 8.2% increase over the same period in the prior year. The increase was the result of a $50,000 increase in service charges on deposits as a result of a declining earnings credit rate and an increase of $22,000 in fee income from CNBC Retirement Services.

On June 17, 2002, Commerce National sold its office building at a gross sales price of $1,750,000, resulting in a gain on the sale of the building in the amount of $6,995. Gains on sales of assets in 2001 of $17,707 related to investment securities that were called.

NONINTEREST EXPENSE

Noninterest expense increased $453,000, or 10.4% for the nine months ended September 30, 2002 versus the nine months ended September 30, 2001. Increases in salaries and benefits of $218,000 accounted for 48.3% of this increase. This increase is the result of normal salary increases and staff additions to support CNBC's growth.

In March 2002, Commerce National signed a ten-year lease agreement to lease two floors of a four-story office building commencing September 1, 2002. Commerce National has leased 38,700 square feet of space, which is approximately 75% more space than its previous building utilization. Management anticipates that Commerce National will sublease approximately 4,500 square feet of the new space at a future date. On October 14, 2002, the move to our new office at 3650 Olentangy River Road was successfully completed. Management believes that the new office facility will better accommodate CNBC's future growth and will provide an excellent opportunity to expand our customer base and serve the needs of the medical, university and new business communities of which CNBC will be a part. Commerce National entered into a short-term lease with the buyer of our old office building, which terminates on November 4, 2002. This lease calls for total lease payments over the lease term of

                                  CNBC BANCORP
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

$118,000. As a result of these new lease agreements, occupancy costs increased $83,000, or 28.7%, for the nine months ended September 30, 2002 as compared to the same period in the prior year.

On August 28, 2002, CNBC Bancorp signed a definitive agreement with First Merchants Corporation, located in Muncie, Indiana, to merge with First Merchants Corporation. Merger related expenses of $172,000 accounted for 38.0% of the increase in noninterest expense for the nine month period.

Federal income tax expense decreased $58,000 for the nine months ended September 30, 2002 versus the nine months ended September 2001. The decrease in federal income tax expense was the result of CNBC's decreased profitability. CNBC's effective tax rate was 34.5% for the nine months ended September 30, 2002 compared to 34.8% for the nine months ended September 30, 2001.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2001

Third quarter income in 2002 was $712,836, a 14.4% decrease over the $832,638 for the same period in 2001. The decrease in earnings was due to an increase in the provision for loan losses of $34,000 and an increase in noninterest expense of $278,000, offset by improved net interest income of $99,000, an increase in noninterest income of $26,000, and decreased income tax expense of $68,000.

NET INTEREST INCOME

Interest income for the third quarter 2002 was $4,906,000, a decrease of $252,000, or 4.9% over the same period in 2001. Interest expense for the third quarter 2002 was $2,090,000, a decrease of $351,000, or 14.4%, over the same period in 2001. Interest expense on savings balances declined $265,000 as the result of a sharp decline in short-term interest rates. Interest expense on time deposits declined $206,000 as higher rate time deposits are being renewed or replaced at lower current rates. Interest expense on borrowings increased $125,000 as quarterly average borrowings increased $13.6 million at September 30, 2002 as compared to September 30, 2001. The net interest margin for the three months ended September 30, 2002, was 3.70% compared to 4.08% for the same period in 2001.

NONINTEREST EXPENSE

Noninterest expense increased $278,000 for the three months ended September 30, 2002 versus the three months ended September 30, 2001. Increases in salaries and benefits of $49,000 accounted for 17.6% of the increase in total noninterest expense for the three months ended September 30, 2002 as compared to the same period in the prior year. This increase is the result of normal salary increases and staff additions to support CNBC's growth.

In March 2002, Commerce National signed a ten-year lease agreement to lease two floors of a four-story office building commencing September 1, 2002. Commerce National also entered into a short-term lease with the buyer of our old office building which terminates on November 4, 2002, with a 30 day renewal option, and calls for lease payments totaling $118,000. As a result of these new lease agreements, occupancy costs increased $62,000, or 63.5%, for the three months ended September 30, 2002 as compared to the same period in the prior year. This increase accounted for 22.3% of the increase in noninterest expense in 2002 as compared to 2001.

On August 28, 2002, CNBC Bancorp signed a definitive agreement with First Merchants Corporation, located in Muncie, Indiana, to merge with First Merchants Corporation. As previously stated, merger

                                  CNBC BANCORP
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

related expenses accounted for $172,000, or 61.8%, of the increase in noninterest expense for the three month period.

LIQUIDITY

CNBC's objective in managing liquidity is to maintain the ability to meet the cash flow needs of its customers, such as new loan requests or deposit withdrawals, as well as its own financial commitments. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan prepayments are more influenced by interest rates, general economic conditions and competition. The principal sources of liquidity are deposits, loan principal payments, money market mutual funds, securities available for sale, federal funds sold and cash and deposits with banks. Along with its liquid assets, CNBC has additional sources of liquidity available to ensure that adequate funds are available as needed. These sources include, but are not limited to, the sale of loan participations to other financial institutions, the purchase of federal funds and borrowing from the Federal Home Loan Bank or Federal Reserve Bank. Management believes that it has the capital adequacy, profitability and reputation to meet its current and foreseeable liquidity needs.

At September 30, 2002, Commerce National had $54.7 million in available short-term funding sources to mitigate risks from changes in deposit account balances or other liquidity needs. These sources include cash and short-term investments of $24.0 million and unpledged investment securities of $1.5 million. Other funding sources include $12.8 million available under a line of credit with the Federal Home Loan Bank ("FHLB") and federal fund lines of $16.4 million with other banks. Commerce National has a blanket pledge on its 1-4 family real estate loans that would allow borrowings with the FHLB of an additional $7.9 million.

In addition to the FHLB line of credit, Commerce National also has collateral pledged to the Federal Reserve Bank that would allow borrowings at the discount window of $66,799,000. No borrowings with the Federal Reserve were outstanding at September 30, 2002.

As summarized in the Consolidated Statements of Cash Flows, the most significant transactions which affected CNBC's level of cash and cash equivalents, cash flows and liquidity during the first nine months of 2002 were net increases of loans of $28.8 million, net increases in deposits of $15.1 million, principal payments on Federal Home Loan Bank advances of $12.2 million and advances from Federal Home Loan Bank of $24.3 million.

                                CAPITAL RESOURCES

Total shareholders' equity increased $1,118,000 between December 31, 2001 and September 30, 2002. The increase was primarily due to earnings retained net of $700,000 in treasury stock purchases and $598,000 of dividends declared. In 2002, CNBC began paying its dividend quarterly versus semi-annually as in the past.

CNBC and Commerce National are both subject to regulatory capital requirements. These requirements measure capital levels utilizing three different calculations. Based on these calculations, CNBC and Commerce National are assigned to a capital category which, among other things, dictates certain

                                  CNBC BANCORP
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

business practices of the organization, the level of Commerce National's FDIC insurance premiums and which process is followed in obtaining regulatory approvals necessary for branch applications, mergers and similar transactions. CNBC's capital requirements are measured on a combined basis with Commerce National, CRS, Inc. and CNBC Statutory Trust I, using consolidated totals. Commerce National is measured independently. As of September 30, 2002 and December 31, 2001, CNBC and Commerce National were classified in the "well capitalized" category. It is management's policy to manage the growth of Commerce National and provide for the appropriate capital resources that will result in Commerce National maintaining its classification as a "well capitalized" institution. Similarly, it is management's policy to maintain the classification of CNBC as either "adequately capitalized" or "well capitalized."

Actual capital ratios are as follows as of September 30, 2002:

                                                                        Total Risk-based
                                          Leverage    Tier 1 Capital             Capital
                                          --------           -------             -------
Regulatory Capital Requirements:
  Adequately Capitalized                      4.0%              4.0%                8.0%
  Well Capitalized                            5.0%              6.0%               10.0%
  CNBC                                        9.1%             11.1%               12.3%
  Commerce National                           7.2%              8.8%               12.1%

In 2002 and 2001, CNBC approved common stock repurchase programs. Stock repurchased pursuant to these programs may be used for general corporate purposes and may be reissued. The shares will be purchased from time to time in the open market or through private transactions at market price. CNBC purchased 33,085 shares in the first nine months of 2002 and 62,894 shares during the year ended December 31, 2001. In accordance with the merger agreement, CNBC must obtain the consent of First Merchants Corporation prior to any future repurchase of shares.

In February 2001, CNBC issued $4.0 million of Obligated Mandatorily Redeemable Capital Securities through a special purpose subsidiary in a private offering. These securities are included in Tier 1 Capital for CNBC Bancorp's regulatory capital calculation, however the interest paid is deductible for tax purposes. CNBC injected $2.0 million of the net proceeds into Commerce National in the form of subordinated notes.

On April 24, 2001, CNBC's shareholders approved an increase in its authorized shares from two million to three million which provided the necessary shares for its Board of Directors to approve a three-for-two stock split effected in the form of a 50% stock dividend payable on May 10, 2001. All shares and per share amounts have been restated to reflect the three-for-two stock split.

Cash dividends declared by CNBC totaled $598,000, or $0.30 per share, during the first nine months of 2002. This compares to dividends of $372,000, or $0.18 per share, for the same period in 2001. In 2002, CNBC began paying its dividend quarterly versus semi-annually in the past. CNBC is restricted by its merger agreement from paying any quarterly dividend greater than $0.10 cents per share.

                                  CNBC BANCORP

                                   FORM 10-QSB
                        Quarter ended September 30, 2002
                                 PART I - Item 3

CONTROLS AND PROCEDURES

Within the 90-day period prior to the filing date of this report, an evaluation was carried out under the supervision and with the participation of CNBC Bancorp's management, including our President and Treasurer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-14(c) and 15d-14(c)). Based on their evaluation, our President and Treasurer have concluded that CNBC Bancorp's disclosure controls and procedures are, to the best of their knowledge, effective to ensure that information required to be disclosed by CNBC Bancorp in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. Subsequent to the date of their evaluation, our President and Treasurer have concluded that there were no significant changes in CNBC's internal controls or in other factors that could significantly affect its internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                  CNBC BANCORP

                                   FORM 10-QSB
                        Quarter ended September 30, 2002
                           PART II - OTHER INFORMATION

Item 1 - Legal Proceedings:

         There are no matters required to be reported under this item.

Item 2 - Changes in Securities and Use of Proceeds:

         There are no matters required to be reported under this item.

Item 3 - Defaults Upon Senior Securities:

         There are no matters required to be reported under this item.

Item 4 - Submission of Matters to a Vote of Security Holders:

         There are no matters required to be reported under this item.

Item 5 - Other Information:

         There are no matters required to be reported under this item.

Item 6 - Exhibits and Reports on Form 8-K:

            (a)(1) Exhibit 2 - Agreement of Reorganization and Merger between
                   First Merchants Corporation and CNBC Bancorp dated August 28, 2002. Reference is made to CNBC Bancorp's Current Report on Form 8-K filed August 28, 2002.

            (2) Exhibit 10.1 - CNBC Bancorp 2002 Stock Option Plan. Reference is made to Exhibit 10.7 to Form 10-QSB dated March 31, 2002.

            (3) Exhibit 10.2 - Employment Agreement dated as of April 1, 2002, by and between and among Commerce National Bank, CNBC Bancorp and Pamela S. Miller. Reference is made to Exhibit
                   10.8 to Form 10-QSB dated March 31, 2002.

            (4) Exhibit 10.3 - Employment Agreement dated as of April 1, 2002, by and between and among Commerce National Bank, CNBC Bancorp and Mark Sbrochi. Reference is made to Exhibit 10.3 to Form 10-QSB dated June 30, 2002.

            (5) Exhibit 11 - Computation of Earnings per Share. Reference is made to CNBC Bancorp Form 10-QSB dated September 30, 2002,
                   Note 1, page 6, which is incorporated herein by reference.

            (6) Exhibit 99.1 - Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
                   Section 906 of the Sarbanes-Oxley Act of 2002.

                                  CNBC BANCORP

            (7) Exhibit 99.2 - Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002.

      (b) A report on Form 8-K was filed August 28, 2002 regarding CNBC Bancorp's definitive agreement with First Merchants Corporation, located in Muncie, Indiana, to merge with First Merchants Corporation.

                                  CNBC BANCORP

                                   SIGNATURES

--------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CNBC BANCORP
                                  ----------------------------------------------
                                  (Registrant)


Date: November 13, 2002           /s/ Thomas D. McAuliffe
     ---------------------        ----------------------------------------------
                                  (Signature)
                                  Thomas D. McAuliffe
                                  Chairman and President, CNBC Bancorp
                                  Chief Executive Officer, Commerce
                                  National Bank


Date: November 13, 2002           /s/ Pamela S. Miller
     ---------------------        ----------------------------------------------
                                  (Signature)
                                  Pamela S. Miller
                                  Treasurer, CNBC Bancorp
                                  Chief Financial Officer, Commerce
                                  National Bank

--------------------------------------------------------------------------------

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
               CERTIFICATIONS FOR QUARTERLY REPORT ON FORM 10-QSB

I, Thomas D. McAuliffe, certify that:

1)    I have reviewed this quarterly report on Form 10-QSB of CNBC Bancorp;

2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4) The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

      a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

      b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

      c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5) The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

      a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6) The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 13, 2002
     ------------------

/s/ Thomas D. McAuliffe
-------------------------------------

Thomas D. McAuliffe, Chairman and President, CNBC Bancorp
Chief Executive Officer, Commerce National Bank

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
               CERTIFICATIONS FOR QUARTERLY REPORT ON FORM 10-QSB

I, Pamela S. Miller, certify that:

1)    I have reviewed this quarterly report on Form 10-QSB of CNBC Bancorp;

2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4) The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

      a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

      b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

      c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5) The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

      a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6) The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 13, 2002
     -------------------


/s/ Pamela S. Miller
------------------------------

Pamela S. Miller, Treasurer, CNBC Bancorp
Chief Financial Officer, Commerce National Bank

                                Index to Exhibits

EXHIBIT NUMBER                        DESCRIPTION                                  PAGE NUMBER
--------------                        -----------                                  -----------
       2              Agreement of Reorganization and Merger between          Reference is made to CNBC
                      First Merchant's Corporation and CNBC Bancorp           Bancorp's Current Report on
                      dated August 28, 2002.                                  Form 8-K filed August 28, 2002,
                                                                              which is incorporated herein by
                                                                              reference.

      10.1            CNBC Bancorp 2002 Stock Option Plan                     Reference is made to Exhibit 10.7 to
                                                                              Form 10-QSB dated March 31,
                                                                              2002, which exhibit is incorporated
                                                                              herein by reference.

      10.2            Employment Agreement dated as of April 1, 2002          Reference is made to Exhibit 10.8 to
                      by and between and among Commerce National Bank,        Form 10-QSB dated March 31,
                      CNBC Bancorp and Pamela S. Miller                       2002, which exhibit is incorporated
                                                                              herein by reference.

      10.3            Employment Agreement dated as of April 1, 2002          Reference is made to Exhibit 10.3 to
                      by and between and among Commerce National Bank         CNBC's Form 10-QSB dated June
                      CNBC Bancorp and Mark Sbrochi                           30, 2002.

      11              Computation of Earnings per Share                       Reference is made to CNBC's
                                                                              Form 10-QSB dated September 30,
                                                                              2002, Note 1, page 6, which exhibit
                                                                              is incorporated herein by reference.

      99.1            Certification of Principal Executive Officer pursuant   Reference is made to Exhibit 99.1 to
                      to 18 U.S.C. Section 1350, As Adopted Pursuant to       CNBC's Form 10-QSB dated
                      Section  906 of the Sarbanes-Oxley Act of 2002.         September 30, 2002.

      99.2            Certification of Principal Financial Officer pursuant   Reference is made to Exhibit 99.2 to
                      to 18 U.S.C. Section 1350, As Adopted Pursuant to       CNBC's Form 10-QSB dated
                      Section  906 of the Sarbanes-Oxley Act of 2002.         September 30, 2002.

                                                                    Exhibit 99.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS
       ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CNBC Bancorp ("CNBC") on Form 10-QSB for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Principal Executive Officer of CNBC hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934: and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CNBC.


/s/ Thomas D. McAuliffe
---------------------------------------------
Thomas D. McAuliffe, Chairman and President, CNBC Bancorp
Chief Executive Officer, Commerce National Bank

November 13, 2002

                                                                    Exhibit 99.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS
       ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CNBC Bancorp ("CNBC") on Form 10-QSB for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Principal Financial Officer of CNBC hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934: and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CNBC.


/s/ Pamela S. Miller
-------------------------------------
Pamela S. Miller, Treasurer, CNBC Bancorp
Chief Financial Officer, Commerce National Bank

November 13, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers of First Merchants
Corporation

      First Merchants Corporation (First Merchants) is an Indiana corporation.
Section 23-1-37-1 et seq. of the Indiana Business Corporation Law contains detailed provisions on indemnification of directors and officers of an Indiana corporation against expenses, judgments, settlements, penalties and fines incurred with respect to certain proceedings.

      First Merchants' Articles of Incorporation, as amended, and By-Laws, as amended, provide that First Merchants will indemnify any person who is or was a director, officer or employee of First Merchants or of any other corporation for which he is or was serving in any capacity at the request of First Merchants against all liability and expense that may be incurred in connection with, resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of First Merchants or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of First Merchants is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of First Merchants (acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such action) or independent legal counsel finds that he has met the standards of conduct set forth above.

      The directors and officers of First Merchants are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 21. Exhibits and Financial Statement Schedules.

(a) The following Exhibits are being filed as part of this Registration Statement except those which are incorporated by reference:

Exhibit No.                    Description of Exhibit              Form S-4 Page
-----------                    ----------------------              -------------

1. None

2. Agreement of Reorganization and Merger....................................(A)

3. a. First Merchants Corporation Articles of Incorporation and the
      Articles of Amendment thereto..........................................(B)

   b. First Merchants Corporation By-Laws and amendments thereto.............(C)

4. None

5. Opinion of Bingham McHale LLP (legality)..................................269

6-7. None

8.  a. Opinion of Bingham McHale LLP (tax matters)...........................271
    b. Opinion of Squire, Sanders & Dempsey L.L.P. (tax matters)...............*

9.  None

10. a. First Merchants Corporation and First Merchants Bank,
       National Association Management Incentive Plan........................(D)
    b. First Merchants Bank, National Association Unfunded
       Deferred Compensation Plan, as Amended................................(D)
    c. First Merchants Corporation 1994 Stock Option Plan....................(E)
    d. First Merchants Corporation Change of Control
       Agreements..................................................(B), (C), (I)
    e. First Merchants Corporation Unfunded Deferred Compensation
       Plan..................................................................(D)
    f. First Merchants Corporation Supplemental Executive
       Retirement Plan and amendments thereto................................(F)
    g. First Merchants Corporation 1999 Long-term Equity
       Incentive Plan........................................................(G)
    h. First Merchants Corporation Senior Management Incentive
       Compensation Program..................................................(H)

11-20. None

21. Subsidiaries of
    Registrant...............................................................273

22. None

23. a. Consent of BKD, LLP...................................................275
    b. Consent of Crowe, Chizek and Company LLP..............................276
    c. Consent of Crowe, Chizek and Company LLP..............................277
    d. Consent of Bingham McHale LLP, LLP (legality).........................(L)
    e. Consent of Bingham McHale LLP, LLP (tax matters)......................(L)
    f. Consent of Squire, Sanders & Dempsey L.L.P. (tax matters).............(L)
    g. Consent of Stifel, Nicholaus & Company, Incorporated..................278

24.   Power of Attorney included in "Signatures" section.....................262

25-98. None

99. a. Form of Proxy for CNBC Bancorp Shareholders Meeting...................279
    b. CNBC Bancorp's Annual Report to Shareholders for its fiscal year ended December 31, 2001...............................................(J)

    c. CNBC Bancorp's Quarterly Report on Form 10-QSB for the
       quarter ended September 30, 2002......................................(K)
    d. Consent of Director Nominee ..........................................280
    e. Election Form for CNBC Bancorp Shareholders...........................281
    f. Voting Agreement......................................................289

(b) All schedules are omitted because they are not applicable or not required or because the required information is included in the consolidated financial statements or related notes.

(c)   Fairness opinion furnished as part of prospectus.

*     To be filed by amendment.

(A)   Included as Appendix A to the Prospectus.

(B) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for quarter ended June 30, 1999.

(C) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for quarter ended June 30, 2002.

(D) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1996.

(E) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1993.

(F) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1997.

(G) Incorporated by reference to Registrant's Registration Statement on Form S-8 (SEC File No. 333-80117) effective on June 7, 1999.

(H) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 2000.

(I) Incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

(J)   Included as Appendix D to the Prospectus.

(K)   Included as Appendix E to the Prospectus.

(L)   Included in opinion.

Item 22. Undertakings.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (e) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on the 30th day of November, 2002.

                             FIRST MERCHANTS CORPORATION


                             By: /s/ Michael L. Cox
                                -----------------------------------------
                                Michael L. Cox, Chief Executive Officer
                                and President

      Each person whose signature appears below constitutes and appoints Michael
L. Cox and Larry R. Helms and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by First Merchants Corporation pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 30th day of November, 2002, by the following persons in the capacities indicated.

/s/ Michael L. Cox
--------------------------------------------
Michael L. Cox                                       Chief Executive Officer, President and
                                                     Director (Principal Executive Officer)

/s/ Mark K. Hardwick
--------------------------------------------
Mark K. Hardwick                                     Senior Vice President and Chief
                                                     Financial Officer (Principal Financial
                                                     and Accounting Officer)
/s/ Stefan S. Anderson
--------------------------------------------
Stefan S. Anderson                                   Chairman of the Board and Director

/s/ Roger M. Arwood
--------------------------------------------
Roger M. Arwood                                      Director

/s/ James F. Ault
--------------------------------------------
James F. Ault                                        Director

/s/ Jerry M. Ault
--------------------------------------------
Jerry M. Ault                                        Director

/s/ Dennis A. Bieberich
--------------------------------------------
Dennis A. Bieberich                                  Director

/s/ Richard A. Boehning
--------------------------------------------
Richard A. Boehning                                  Director

/s/ Frank A. Bracken
--------------------------------------------
Frank A. Bracken                                     Director

/s/ Blaine A. Brownell
--------------------------------------------
Blaine A. Brownell                                   Director

/s/ Thomas B. Clark
--------------------------------------------
Thomas B. Clark                                      Director

/s/ Barry J. Hudson
--------------------------------------------
Barry J. Hudson                                      Director

/s/ Robert T. Jeffares
--------------------------------------------
Robert T. Jeffares                                   Director

/s/ Norman M. Johnson
--------------------------------------------
Norman M. Johnson                                    Director

/s/ George A. Sissel
--------------------------------------------
George A. Sissel                                     Director

/s/ Robert M. Smitson
--------------------------------------------
Robert M. Smitson                                    Director

/s/ John E. Worthen
--------------------------------------------
John E. Worthen                                      Director

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    EXHIBITS

                                       To

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                           FIRST MERCHANTS CORPORATION
                                  EXHIBIT INDEX

(a) The following Exhibits are being filed as part of this Registration Statement except those that are incorporated by reference:

Exhibit No.                       Description of Exhibit                           Form S-4 Page
-----------                       ----------------------                           -------------
1. None

2. Agreement of Reorganization and Merger....................................................(A)

3.  a. First Merchants Corporation Articles of Incorporation and the
       Articles of Amendment thereto.........................................................(B)

    b. First Merchants Corporation By-Laws and amendments thereto............................(C)

4. None

5. Opinion of Bingham McHale LLP (legality)..................................................269

6.-7. None

8.  a. Opinion of Bingham McHale LLP (tax matters)...........................................271
    b. Opinion of Squire, Sanders & Dempsey L.L.P. (tax matters)...............................*

9. None

10. a. First Merchants Corporation and First Merchants Bank,
       National Association Management Incentive Plan........................................(D)
    b. First Merchants Bank, National Association Unfunded Deferred
       Compensation Plan, as Amended.........................................................(D)
    c. First Merchants Corporation 1994 Stock Option Plan....................................(E)
    d. First Merchants Corporation Change of Control Agreements....................(B), (C), (I)
    e. First Merchants Corporation Unfunded Deferred Compensation Plan.......................(D)
    f. First Merchants Corporation Supplemental Executive Retirement
       Plan and amendments thereto...........................................................(F)
    g. First Merchants Corporation 1999 Long-term Equity Incentive Plan......................(G)
    h. First Merchants Corporation Senior Management Incentive Compensation
       Program...............................................................................(H)

11-20. None

21. Subsidiaries of Registrant...............................................................273

22. None

23. a. Consent of BKD, LLP...................................................................275
    b. Consent of Crowe, Chizek and Company LLP..............................................276
    c. Consent of Crowe, Chizek and Company LLP..............................................277
    d. Consent of Bingham McHale LLP, LLP (legality).........................................(L)
    e. Consent of Bingham McHale LLP, LLP (tax matters)......................................(L)
    f. Consent of Squire, Sanders & Dempsey L.L.P. (tax matters).............................(L)
    g. Consent of Stifel, Nicholaus & Company, Incorporated..................................278

24.    Power of Attorney included in "Signatures" section....................................262

25-99. None

99. a. Form of Proxy for CNBC Bancorp Shareholders Meeting...................................279
    b. CNBC Bancorp's Annual Report to Shareholders for its fiscal year ended December 31, 2001..........................................................(J)
    c. CNBC Bancorp's Quarterly Report on Form 10-QSB for the
       quarter ended September 30, 2002......................................................(K)
    d. Consent of Director Nominee ..........................................................280
    e. Election Form for CNBC Bancorp Shareholders...........................................281
    f. Voting Agreement......................................................................289

(b) All schedules are omitted because they are not applicable or not required or because the required information is included in the consolidated financial statements or related notes.

(c)   Fairness opinion furnished as part of prospectus.

*     To be filed by amendment.

(A)   Included as Appendix A to the Prospectus.

(B) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for quarter ended June 30, 1999.

(C) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for quarter ended June 30, 2002.

(D) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1996.

(E) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 1993.

(F)   Incorporated by reference to Registrant's Annual Report on

      Form 10-K for year ended December 31, 1997.

(G) Incorporated by reference to Registrant's Registration Statement on Form S-8 (SEC File No. 333-80117) effective on June 7, 1999.

(H) Incorporated by reference to Registrant's Annual Report on Form 10-K for year ended December 31, 2000.

(I) Incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

(J)   Included as Appendix D to the Prospectus.

(K)   Included as Appendix E to the Prospectus.

(L)   Included in opinion.